     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 12, 1996

                                                      REGISTRATION NO. 333-4115
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                                AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                       MFS COMMUNICATIONS COMPANY, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                      4813                    47-0714388
    (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
    JURISDICTION OF      CLASSIFICATION CODE NUMBER)     IDENTIFICATION NO.)
    INCORPORATION)

                           11808 MIRACLE HILLS DRIVE
                             OMAHA, NEBRASKA 68154
                                (402) 231-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          TERRENCE J. FERGUSON, ESQ.
             SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       MFS COMMUNICATIONS COMPANY, INC.
                           11808 MIRACLE HILLS DRIVE
                             OMAHA, NEBRASKA 68154
                                (402) 231-3000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ---------------

                                WITH COPIES TO:

     JOHN S. D'ALIMONTE, ESQ.                AUGUST J. MORETTI, ESQ.
      STEVEN J. GARTNER, ESQ.                RICHARD FRIEDMAN, ESQ.
     WILLKIE FARR & GALLAGHER            HELLER EHRMAN WHITE & MCAULIFFE
        ONE CITICORP CENTER                   525 UNIVERSITY AVENUE
       153 EAST 53RD STREET                PALO ALTO, CALIFORNIA 94301
     NEW YORK, NEW YORK 10022                    (415) 324-7000
          (212) 821-8000


  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

  Pursuant to Item 501 of Registration S-K showing the location in the Joint Proxy Statement-Prospectus of the responses to the Items of Part 1 of Form S-4.

                                              JOINT PROXY STATEMENT-PROSPECTUS
   REGISTRATION STATEMENT ITEM AND CAPTION                CAPTION
   ---------------------------------------    --------------------------------
  1. Forepart of Registration Statement and
     Outside Front Cover Page of
     Prospectus............................. Facing Page; Cross-Reference
                                              Sheet; Outside Front Cover of
                                              Prospectus

  2. Inside Front and Outside Back Cover
     Pages of Prospectus.................... Inside Front Cover of Prospectus;
                                              Table of Contents

  3. Risk Factors, Ratio of Earnings to
     Fixed Charges and Other Information.... Summary; Summary Historical and
                                              Unaudited Pro Forma Combined
                                              Condensed Information; and
                                              Comparative Per Share Prices

  4. Terms of the Transaction............... Summary; The Merger; The Merger
                                              Agreement; The Stock Option
                                              Agreement; MFS Voting Agreement;
                                              Description of MFS Capital
                                              Stock; Comparison of
                                              Stockholders Rights

  5. Pro Forma Financial Information........ Summary Historical and Unaudited
                                              Pro Forma Combined Condensed
                                              Financial Information; Unaudited
                                              Pro Forma Consolidated Financial
                                              Statements--The Merger;
                                              Unaudited Pro Forma Combined
                                              Financial Statements--Exercise
                                              of Option

  6. Material Contracts with the Company
     Being Acquired......................... The Merger Agreement

  7. Additional Information Required for
     Reoffering by Persons and Parties
     Deemed to be Underwriters.............. Not Applicable

  8. Interests of Named Experts and
     Counsel................................ Not Applicable

  9. Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities............................ Not Applicable

 10. Information with Respect to S-3
     Registrants............................ Available Information;
                                              Incorporation of Documents by
                                              Reference; Summary; Business of
                                              MFS; Description of MFS Capital
                                              Stock

 11. Incorporation of Certain Information by
     Reference.............................. Available Information;
                                              Incorporation of Documents by
                                              Reference

 12. Information with Respect to S-2 or S-3
     Registrants............................ Not Applicable

 13. Incorporation of Certain Information by
     Reference.............................. Not Applicable

 14. Information with Respect to Registrants
     Other Than S-2 or S-3 Registrants...... Not Applicable

 15. Information with Respect to S-3
     Companies.............................. Not Applicable

                                              JOINT PROXY STATEMENT-PROSPECTUS
   REGISTRATION STATEMENT ITEM AND CAPTION                CAPTION
   ---------------------------------------    --------------------------------
 16. Information with Respect to S-2 or S-3
     Companies.............................. Not Applicable
 17. Information with Respect to Companies
     Other Than S-2 or S-3 Companies........ Summary; Business of UUNET;
                                              Selected Consolidated Financial
                                              Data of UUNET; UUNET
                                              Management's Discussion and
                                              Analysis of Financial Condition
                                              and Results of Operations; UUNET
                                              Technologies, Inc. Consolidated
                                              Financial Statements
 18. Information if Proxies, Consents or
     Authorizations Are to Be Solicited..... Summary; The UUNET Special
                                              Meeting; The MFS Annual Meeting;
                                              The Merger; Management of UUNET;
                                              Security Ownership of MFS;
                                              Security Ownership of UUNet
 19. Information if Proxies, Consents or
     Authorizations are Not to Be Solicited
     or in an Exchange Offer................ Not Applicable

                       MFS COMMUNICATIONS COMPANY, INC.
                           11808 MIRACLE HILLS DRIVE
                             OMAHA, NEBRASKA 68154

[LOGO OF MFS COMMUNICATIONS COMPANY, INC. APPEARS HERE]

                                                             July 12, 1996

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of MFS Communications Company, Inc. ("MFS") to be held at 9:00 a.m. on Saturday, August 10, 1996, at The Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska.

  At this important meeting, you will be asked to approve the issuance of MFS common stock, par value $.01 per share (the "MFS Common Stock") in connection with the Agreement and Plan of Merger, dated as of April 29, 1996 (the "Merger Agreement"), among MFS, MFS Global Internet Services, Inc., a wholly owned subsidiary of MFS ("Sub"), and UUNET Technologies, Inc. ("UUNET"). Pursuant to the terms of the Merger Agreement, Sub will be merged with and into UUNET (the "Merger"), and UUNET will become a wholly owned subsidiary of MFS.

  Pursuant to the Merger, each outstanding share of UUNET common stock will be converted into and represent the right to receive 1.777776 shares of MFS Common Stock (the "Exchange Ratio"). The proposed Merger is described in the accompanying Joint Proxy Statement-Prospectus, the forepart of which includes a summary of the terms of the Merger and certain other information relating to the proposed transaction. In addition, pursuant to a Stockholder Option, Voting and Proxy Agreement, MFS has been granted an option (the "Option") by certain stockholders of UUNET to purchase all such stockholders' shares of UUNET common stock held on the date of exercise of the option (19,300,917 shares of UUNET common stock as of the MFS Record Date (as defined below)) for the Exchange Ratio. The Option may be exercised at any time following the occurrence of a Purchase Event (as defined in the Merger Agreement). Under Delaware law, the holders of MFS capital stock are not entitled to appraisal rights in connection with the issuance of shares of MFS Common Stock in the Merger or MFS' exercise of the Option.

  Gleacher NatWest Inc. ("Gleacher NatWest") was retained by MFS to act as its independent financial advisor in connection with the Merger. As discussed in the accompanying Joint Proxy Statement-Prospectus, Gleacher NatWest has delivered to the MFS Board of Directors its written opinion that, as of April 29, 1996 and based upon and subject to certain matters stated in its written opinion, the Exchange Ratio offered by MFS to the UUNET stockholders pursuant to the Merger is fair from a financial point of view to MFS and its stockholders.

  Certain stockholders of MFS who owned 15,305,777 shares of MFS Common Stock, or approximately 12.1% of the outstanding shares of MFS Common Stock and representing approximately 5.5% of the voting power of the MFS capital stock as of June 21, 1996, the Record Date for the Annual Meeting (the "MFS Record Date") have advised MFS that they have granted irrevocable proxies in favor of UUNET to vote all of such stockholders' shares of MFS Common Stock owned as of the MFS Record Date in favor of the issuance of MFS Common Stock pursuant to the Merger Agreement.

  ON APRIL 29, 1996, YOUR BOARD OF DIRECTORS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, MFS AND ITS STOCKHOLDERS. YOUR BOARD OF DIRECTORS HAS APPROVED THE TERMS OF THE MERGER BY THE UNANIMOUS VOTE OF THOSE DIRECTORS PRESENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE ISSUANCE OF MFS COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

  At the Annual Meeting you will also be asked to consider and act upon the following matters: (a) the reelection to the Board of Directors of MFS of the four Class I Directors for a three-year term until the 1999 Annual Meeting of Stockholders; (b) the adoption of amendments to the MFS 1993 Stock Plan; (c) the adoption of amendments to the MFS 1995 Deferred Stock Purchase Plan; (d) the ratification of the appointment by the MFS Board of Directors of Coopers & Lybrand L.L.P. as independent auditors of MFS for the 1996 fiscal year; and
(e) the transaction of such other business as may properly come before the Annual Meeting.

  The MFS Board of Directors recommends that its stockholders reelect the four Class I directors for a three-year term until the 1999 Annual Meeting of Stockholders, approve the proposed amendments to the MFS 1993 Stock Plan, approve the proposed amendments to the MFS 1995 Deferred Stock Purchase Plan and ratify the appointment by the MFS Board of Directors of Coopers & Lybrand L.L.P. as independent auditors of MFS for the 1996 fiscal year. See "MFS REELECTION OF CLASS I DIRECTORS PROPOSAL," "MFS AMENDMENT TO AMENDED AND RESTATED 1993 STOCK PLAN PROPOSAL," "MFS AMENDMENT TO 1995 DEFERRED STOCK PURCHASE PLAN (AMENDED AND RESTATED AUGUST 28, 1995) PROPOSAL" and "MFS RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS PROPOSAL," respectively. It is MFS' current intention to vote all proxies that contain instructions to vote in favor of the MFS Share Proposal and those proxies that contain no voting instructions for purposes of the MFS Share Proposal to adjourn the Annual Meeting in order to solicit additional votes in favor of the MFS Share Proposal, should such additional solicitation be necessary to approve the MFS Share Proposal.

  Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Joint Proxy Statement-Prospectus. It is important that your shares be represented at the Annual Meeting, regardless of the number you hold. Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend the Annual Meeting. This will not prevent you from voting your shares in person if you subsequently choose to attend the Annual Meeting.

                                          Sincerely,

                                          James Q. Crowe
                                          Chairman of the Board and Chief
                                          Executive Officer

                       MFS COMMUNICATIONS COMPANY, INC.
                           11808 MIRACLE HILLS DRIVE
                             OMAHA, NEBRASKA 68154

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD AUGUST 10, 1996

                               ----------------

To the Stockholders of MFS Communications Company, Inc.:

  The Annual Meeting of Stockholders of MFS Communications Company, Inc., a Delaware corporation ("MFS"), will be held at The Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska at 9:00 a.m. on Saturday, August 10, 1996 for the following purposes:

    1. To approve the issuance (the "MFS Share Proposal") of MFS common stock, par value $.01 per share ("MFS Common Stock") in connection with either (i) the Agreement and Plan of Merger, dated as of April 29, 1996 (the "Merger Agreement"), among MFS, MFS Global Internet Services, Inc., a wholly owned subsidiary of MFS ("Sub"), and UUNET Technologies, Inc. ("UUNET"), pursuant to which (a) Sub will be merged with and into UUNET (the "Merger") and UUNET will become a wholly owned subsidiary of MFS, and
  (b) each outstanding share of UUNET common stock, $.001 par value per share (other than shares owned by UUNET or its subsidiaries and MFS or its subsidiaries, all of which will be canceled), will be converted into and represent the right to receive 1.777776 shares of MFS Common Stock (the "Exchange Ratio") or (ii) a Stockholder Option, Voting and Proxy Agreement, dated as of April 29, 1996 (the "Stock Option Agreement") among MFS, Sub and certain stockholders of UUNET pursuant to which MFS may purchase all of such stockholders' shares of UUNET common stock held on the date of exercise of the option for the Exchange Ratio. A copy of the Merger Agreement is attached as Annex A to the Joint Proxy Statement-Prospectus accompanying this Notice and a copy of the Stock Option Agreement is attached as Annex B to the Joint Proxy Statement-Prospectus accompanying this Notice;

    2. To reelect the four Class I Directors to the Board of Directors of MFS for a three-year term until the 1999 Annual Meeting of Stockholders;

    3. To adopt amendments to the MFS 1993 Stock Plan;

    4. To adopt amendments to the MFS 1995 Deferred Stock Purchase Plan;

    5. To ratify the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as independent auditors of MFS for the 1996 fiscal year; and

    6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on June 21, 1996 as the record date for the determination of the holders of MFS Common Stock, Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share ("Series A Preferred") and Series B Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred" and together with the MFS Common Stock and Series A Preferred, the "MFS Capital Stock") entitled to notice of, and to vote at, the meeting. Accordingly, only holders of record of MFS Capital Stock at the close of business on such date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

  The affirmative vote of a majority of votes cast by the holders of the outstanding shares of MFS Capital Stock, at a meeting at which a quorum is present, is necessary for the approval of the issuance of the MFS Common Stock pursuant to the MFS Share Proposal. The four Class I Directors will be elected by a plurality of the votes cast by holders of MFS Capital Stock present in person or by proxy and entitled to vote at the Annual Meeting. The proposals to amend the MFS 1993 Stock Plan, to amend the MFS 1995 Deferred Stock Purchase

Plan and to ratify the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as independent auditors of MFS for the 1996 fiscal year each require the affirmative vote of the holders of a majority of the votes entitled to be cast in respect of all outstanding shares of MFS Capital Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon.

  The matters to be considered at the Annual Meeting are more fully described in the accompanying Joint Proxy Statement-Prospectus, and the annexes thereto, which form a part of this Notice.

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

                                          By Order of the Board of Directors

                                          James Q. Crowe
                                          Chairman of the Board

Dated: July 12, 1996

                           UUNET TECHNOLOGIES, INC.
                              3060 WILLIAMS DRIVE
                            FAIRFAX, VIRGINIA 22031

                                                             July 12, 1996

Dear Stockholder:

  You are cordially invited to attend a Special Meeting of Stockholders of UUNET Technologies, Inc. ("UUNET") to be held at 10:00 a.m. on Friday, August 9, 1996 at the Sheraton Premiere at Tysons Corner, 8661 Leesburg Pike, Vienna, Virginia.

  At the Special Meeting you will be asked to consider a single proposal to authorize and adopt the Agreement and Plan of Merger, dated as of April 29, 1996, (the "Merger Agreement"), providing for the merger (the "Merger") of a subsidiary of MFS Communications Company, Inc. ("MFS") with and into UUNET and to authorize the other transactions contemplated by the Merger Agreement. The consummation of the Merger will result in, among other things, UUNET becoming a wholly owned subsidiary of MFS and the issuance and exchange of the outstanding common stock, par value $.001 per share, of UUNET ("UUNET Common Stock") for 1.777776 newly issued shares of common stock, par value $.01 per share, of MFS (the "Exchange Ratio") all as more fully described in the accompanying Joint Proxy Statement-Prospectus. Under Delaware law, the holders of UUNET Common Stock are not entitled to appraisal rights in connection with the Merger.

  ADDITIONAL INFORMATION REGARDING THE MERGER AND THE MERGER AGREEMENT IS SET FORTH IN THE ACCOMPANYING JOINT PROXY STATEMENT-PROSPECTUS AND THE ANNEXES THERETO, WHICH YOU ARE URGED TO READ CAREFULLY IN THEIR ENTIRETY. PLEASE DO NOT SEND ANY SHARE CERTIFICATES AT THIS TIME.

  The Board of Directors of UUNET has received the opinion, dated as of April 29, 1996, of Goldman, Sachs & Co., which is annexed to the accompanying Joint Proxy Statement-Prospectus as Annex D, that, as of such date and based upon and subject to certain matters stated therein, the Exchange Ratio was fair to the holders of UUNET Common Stock.

  UUNET'S BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED THE TERMS AND CONDITIONS OF THE PROPOSED MERGER AND HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, UUNET AND ITS STOCKHOLDERS. ACCORDINGLY, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE AUTHORIZATION OF THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

  As of June 21, 1996, the Record Date for the Special Meeting (the "UUNET Record Date"), certain stockholders of UUNET owned 19,300,917 shares of UUNET Common Stock, or approximately 59.5% of the outstanding UUNET Common Stock. Such stockholders have sole voting and investment power with respect to all of the UUNET Common Stock held of record by them and have, therefore, sufficient voting power, without the vote of any other holder of UUNET Common Stock, to determine the outcome of the vote on the proposal to approve the Merger Agreement and any related transactions that may come before the Special Meeting. Such stockholders have advised UUNET that they have granted irrevocable proxies in favor of MFS to vote all of such stockholders' shares of UUNET Common Stock owned as of the UUNET Record Date in favor of approval of the Merger Agreement. ACCORDINGLY, BY VIRTUE OF SUCH STOCKHOLDERS' OWNERSHIP OF 59.5% OF THE OUTSTANDING UUNET COMMON STOCK, THE PROPOSAL TO ADOPT THE MERGER AGREEMENT WILL BE ADOPTED WITHOUT THE VOTE OF ANY OTHER STOCKHOLDERS OF UUNET.

  In view of the importance of the action to be taken at this Special Meeting of UUNET stockholders, we urge you to review carefully the accompanying Notice of Special Meeting of Stockholders and the Joint Proxy Statement-Prospectus, including the annexes thereto, which also include information on UUNET and MFS. Whether or not you expect to attend the Special Meeting, please complete, sign and date the enclosed proxy and return it to UUNET as promptly as possible.

                                          Very truly yours,

                                          Richard L. Adams, Jr.
                                          Chairman of the Board

                           UUNET TECHNOLOGIES, INC.
                              3060 WILLIAMS DRIVE
                            FAIRFAX, VIRGINIA 22031

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                    TO BE HELD FRIDAY, AUGUST 9, 1996

                               ----------------

To the Stockholders of UUNET Technologies, Inc.:

  The Special Meeting of Stockholders of UUNET Technologies, Inc., a Delaware corporation ("UUNET"), will be held at the Sheraton Premiere at Tysons Corner, 8661 Leesburg Pike, Vienna, Virginia, on Friday, August 9, 1996 at 10:00 a.m., for the following purposes:

    1. To consider and vote on a single proposal (the "Merger Proposal") to adopt the Agreement and Plan of Merger, dated as of April 29, 1996 (the "Merger Agreement"), by and among MFS Communications Company, Inc., a Delaware corporation ("MFS"), MFS Global Internet Services, Inc., a wholly owned subsidiary of MFS ("Sub"), and UUNET, providing for the merger (the "Merger") of Sub with and into UUNET, and to authorize the Merger and the other transactions contemplated thereby. The consummation of the Merger will result in, among other things, UUNET becoming a wholly owned subsidiary of MFS and the exchange of outstanding shares of common stock, par value $.001 per share, of UUNET (the "UUNET Common Stock") for newly issued shares of common stock, par value $.01 per share, of MFS, all as more fully described in the accompanying Joint Proxy Statement-Prospectus. A copy of the Merger Agreement is attached as Annex A to the accompanying Joint Proxy Statement-Prospectus;

    2. To vote to adjourn the Special Meeting of Stockholders to solicit additional proxies in the event that the number of proxies sufficient to approve the Merger Agreement has not been received by the date of the Special Meeting of Stockholders; and

    3. To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

  The Board of Directors of UUNET has fixed the close of business on June 21, 1996, as the record date for the determination of the holders of UUNET Common Stock entitled to notice of, and to vote at, the meeting and adjournments or postponements thereof. The Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of UUNET Common Stock entitled to vote at the meeting. The proposal to adjourn the Special Meeting of Stockholders to solicit additional proxies requires the affirmative vote of the holders of a majority of UUNET Common Stock present in person or by proxy at the Special Meeting of Stockholders.

  Information regarding the proposed Merger, the Merger Agreement and related matters is contained in the accompanying Joint Proxy Statement-Prospectus and the annexes thereto, which are incorporated by reference herein and form a part of this Notice.

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.
                                          Richard L. Adams, Jr.

                                          By Order of the Board of Directors
                                          Chairman of the Board

Dated: July 12, 1996

            PLEASE DO NOT SEND ANY SHARE CERTIFICATES AT THIS TIME.

MFS Communications Company, Inc.                       UUNET Technologies, Inc.
11808 Miracle Hills Drive                              3060 Williams Drive
Omaha, Nebraska 68154                                  Fairfax, Virginia 22031
(402) 231-3000                                         (703) 206-5600


                       MFS COMMUNICATIONS COMPANY, INC.
                          PROXY STATEMENT-PROSPECTUS
                               ----------------
                           UUNET TECHNOLOGIES, INC.
                                PROXY STATEMENT

  This Joint Proxy Statement-Prospectus (the "Joint Proxy Statement-Prospectus") is being furnished to the holders of common stock, par value $.001 per share (the "UUNET Common Stock"), of UUNET Technologies, Inc., a Delaware corporation ("UUNET"), in connection with the solicitation of proxies by the Board of Directors of UUNET (the "UUNET Board of Directors") for use at a Special Meeting of Stockholders of UUNET to be held at the Sheraton Premiere at Tysons Corner, 8661 Leesburg Pike, Vienna, Virginia, on Friday, August 9, 1996, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the "UUNET Special Meeting").

  This Joint Proxy Statement-Prospectus is also being furnished to the holders of common stock, par value $.01 per share (the "MFS Common Stock"), Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred") and Series B Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred" and together with the MFS Common Stock and the Series A Preferred, the "MFS Capital Stock"), of MFS Communications Company, Inc., a Delaware corporation ("MFS"), in connection with the solicitation of proxies by the Board of Directors of MFS (the "MFS Board of Directors") for use at the Annual Meeting of Stockholders of MFS to be held at The Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska, on Saturday, August 10, 1996, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof (the "MFS Annual Meeting").

  This Joint Proxy Statement-Prospectus relates to the proposed merger (the "Merger") into UUNET of MFS Global Internet Services, Inc., a wholly owned subsidiary of MFS ("Sub"), pursuant to the Agreement and Plan of Merger, dated as of April 29, 1996 (the "Merger Agreement"), among MFS, Sub and UUNET. Upon consummation of the Merger, UUNET will become a wholly owned subsidiary of MFS. In the Merger, each outstanding share of UUNET Common Stock (other than shares owned by UUNET as treasury stock or by its subsidiaries or by MFS or its subsidiaries, all of which will be canceled) will be converted into and represent the right to receive 1.777776 shares of MFS Common Stock (the "Exchange Ratio") and cash in lieu of fractional shares of MFS Common Stock. As provided for in the Rights Agreement dated as of September 30, 1995, between MFS and Continental Stock Transfer & Trust Company (the "MFS Rights Plan"), each share of MFS Common Stock issued in connection with the Merger will be accompanied by one MFS Right (a "MFS Right") to purchase one one-thousandth of a share of MFS Series C Junior Participating Preferred Stock, par value $.01 per share. Consummation of the Merger is subject to various conditions, including the approval of a majority of the outstanding shares of UUNET Common Stock at the UUNET Special Meeting and the approval by the affirmative vote of a majority of votes cast by the holders of the outstanding shares of MFS Capital Stock, at a meeting at which a quorum is present.

  Pursuant to a Stockholder Option, Voting and Proxy Agreement, dated as of April 29, 1996, among MFS, Sub and certain stockholders of UUNET (as amended, the "Stock Option Agreement"), MFS has been granted an option (the "Option") by certain stockholders of UUNET to purchase all of such stockholders' shares of UUNET Common Stock held on the date of exercise of the Option (19,300,917 shares of UUNET Common Stock as of the UUNET Record Date) for the Exchange Ratio as an alternative to the issuance of MFS Common Stock in the Merger. The Option may be exercised at any time following the occurrence of a Purchase Event (as defined in the Merger Agreement). In addition, pursuant to the Stock Option Agreement, the same stockholders of UUNET have granted irrevocable proxies in favor of MFS to vote all of such stockholders' shares of UUNET Common Stock held as of the UUNET Record Date in favor of the Merger (19,300,917 shares of UUNET Common Stock representing approximately 59.5% of the outstanding UUNET Common Stock as of the UUNET Record Date). Such stockholders have sole voting and investment power with respect to all of the UUNET Common Stock held of record by them and have, therefore, sufficient voting power, without the vote of any other holder of UUNET Common Stock, to determine the outcome of the vote on the proposal to approve the Merger Agreement and any related transactions that may come before the Special Meeting. ACCORDINGLY,

BY VIRTUE OF SUCH STOCKHOLDERS' OWNERSHIP OF 59.5% OF THE OUTSTANDING UUNET COMMON STOCK, THE PROPOSAL TO ADOPT THE MERGER AGREEMENT WILL BE ADOPTED WITHOUT THE VOTE OF ANY OTHER STOCKHOLDERS OF UUNET. THE APPROVAL BY THE HOLDERS OF MFS CAPITAL STOCK OF THE MFS SHARE PROPOSAL, HOWEVER, IS NOT ASSURED.

  At the MFS Annual Meeting, holders of the MFS Capital Stock will also be asked to consider and act upon the following matters: the reelection of four Class I Directors to the Board of Directors of MFS for a three-year term that will expire at the 1999 Annual Meeting; amendments to the MFS 1993 Stock Plan; amendments to the MFS 1995 Deferred Stock Purchase Plan; and the ratification of the appointment by the MFS Board of Directors of Coopers & Lybrand L.L.P. as independent auditors of MFS for the 1996 fiscal year.

  This Joint Proxy Statement-Prospectus also constitutes the Prospectus of MFS with respect to an estimated (as of July 11, 1996) maximum of 58,084,651 shares of MFS Common Stock to be issued in connection with the Merger or, if the Option is exercised, up to 34,312,707 shares of MFS Common Stock in connection with such exercise. Each share of new MFS Common Stock issued in connection with the Merger will be accompanied by one MFS Right. MFS Common Stock is traded on the Nasdaq Stock Market's National Market ("Nasdaq") under the symbol "MFST." On July 11, 1996, the closing sales price for the MFS Common Stock as reported on Nasdaq was $35.50 per share. Holders of UUNET Common Stock are urged to obtain more recent market information relating to the closing sales price for the MFS Common Stock.

  The Boards of Directors of UUNET, MFS and Sub, and MFS as the holder of all the outstanding capital stock of Sub have approved the Merger Agreement. THE UUNET BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLDERS OF UUNET COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. THE MFS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLDERS OF MFS CAPITAL STOCK VOTE FOR THE ISSUANCE OF MFS COMMON STOCK PURSUANT TO THE MFS SHARE PROPOSAL. See "THE MERGER--Interests of Certain Persons in the Merger."

  The MFS Board of Directors also recommends that its stockholders reelect the four Class I directors for a three-year term until the 1999 Annual Meeting of Stockholders, approve the proposed amendments to the MFS 1993 Stock Plan, approve the proposed amendments to the MFS 1995 Deferred Stock Purchase Plan and ratify the appointment by the MFS Board of Directors of Coopers & Lybrand L.L.P. as independent auditors of MFS for the 1996 fiscal year.

  Proxies for the UUNET Special Meeting may be revoked, subject to the procedures described herein, at any time up to and including the date of the UUNET Special Meeting. See "THE UUNET SPECIAL MEETING--Record Date; Voting Rights; Proxies." Proxies for the MFS Annual Meeting may be revoked, subject to the procedures described herein, at any time up to and including the date of the MFS Annual Meeting. See "THE MFS ANNUAL MEETING--Record Date; Voting Rights; Proxies."

  SEE "RISK FACTORS" ON PAGES 18-31 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE EVALUATED IN CONNECTION WITH THE MERGER.

  All information contained in this Joint Proxy Statement-Prospectus with respect to UUNET has been provided by UUNET. All information contained in this Joint Proxy Statement-Prospectus with respect to MFS and Sub has been provided by MFS.

  This Joint Proxy Statement-Prospectus and the accompanying forms of proxy are first being mailed to stockholders of UUNET and MFS on or about July 12, 1996.

                               ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS IS JULY 12, 1996.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................   1
INCORPORATION OF DOCUMENTS BY REFERENCE...................................   1
SUMMARY...................................................................   3
RISK FACTORS..............................................................  18
  Integration of the Two Companies........................................  18
  Substantial Dilution of Ownership Interest of Current MFS Stockholders..  18
  The Effect of the Stock Price Fluctuations on the Consideration to be
   Received by the Holders of UUNET Common Stock in the Merger............  18
  Shares Eligible for Future Sale; Possible Volatility of Stock Price.....  18
  Acquisition Strategy....................................................  19
  Operating Losses........................................................  19
  Significant Capital Requirements........................................  20
  Competition.............................................................  20
  Regulation..............................................................  23
  Risks of Expansion and Implementation...................................  24
  Rapid Technological Changes; Dependence Upon Product Development........  25
  Dependence on Key Personnel.............................................  26
  Dependence upon Network Infrastructure; Risk of System Failure; Security
   Risks..................................................................  26
  Variability of Quarterly Operating Results..............................  27
  UUNET's Reliance on Strategic Relationship with Microsoft...............  28
  UUNET's Dependence upon Suppliers; Sole and Limited Sources of Supply...  29
  UUNET's Dependence upon New and Uncertain Market........................  30
  Tax Net Operating Loss Carryforwards....................................  30
  Anti-Takeover Provisions in MFS' Charter and By-laws....................  31
THE UUNET SPECIAL MEETING.................................................  32
  Purpose of the UUNET Special Meeting....................................  32
  Record Date; Voting Rights; Proxies.....................................  32
  Solicitation of Proxies.................................................  32
  Required Vote...........................................................  33
THE MFS ANNUAL MEETING....................................................  34
  Purposes of the MFS Annual Meeting......................................  34
  Record Date; Voting Rights; Proxies.....................................  34
  Solicitation of Proxies.................................................  35
  Quorum..................................................................  35
  Required Vote...........................................................  35
THE MERGER................................................................  37
  General.................................................................  37
  Effective Date..........................................................  37
  Conversion of Shares; Procedures for Exchange of Certificates...........  37
  Background to the Merger................................................  38
  Recommendation of the Board of Directors of UUNET; Reasons for the
   Merger.................................................................  40
  Interests of Certain Persons in the Merger..............................  42
  Recommendation of MFS Board of Directors of the Merger; Reasons for the
   Merger.................................................................  44
  Opinion of UUNET's Financial Advisor....................................  44
  Opinion of MFS' Financial Advisor.......................................  48
  Certain Federal Income Tax Consequences.................................  51
  Accounting Treatment....................................................  52
  Certain Legal Matters...................................................  52
  Federal Securities Law Consequences.....................................  52
  Listing.................................................................  53

                                                                          PAGE
                                                                          ----
  Appraisal Rights.......................................................  53
  Certain Effects of the Stock Option Agreement and Termination Fee......  53
THE MERGER AGREEMENT.....................................................  54
  The Merger.............................................................  54
  Effective Date.........................................................  54
  Terms of the Merger....................................................  54
  Fractional Shares......................................................  55
  Surrender and Payment..................................................  55
  Stock Options and Stock Purchase Plan..................................  56
  Conditions to Consummation of the Merger...............................  56
  Representations and Warranties.........................................  57
  Conduct of Business Pending the Merger.................................  57
  Covenants..............................................................  59
  Effect on Employee Benefit Plans.......................................  60
  No Solicitation........................................................  60
  Indemnification........................................................  61
  Termination; Fees and Expenses.........................................  61
  Amendment; Waiver......................................................  62
THE STOCK OPTION AGREEMENT...............................................  63
  Number of Shares; Exercise Price.......................................  63
  Exercise of the Option.................................................  63
  Adjustment of Number of Shares Subject to Option.......................  64
  Agreement to Vote......................................................  64
  Grant of Proxy.........................................................  64
  Restrictions on Transfer...............................................  65
  Certain Federal Income Tax Consequences................................  65
MFS VOTING AGREEMENT.....................................................  65
  Voting Agreement.......................................................  65
  No Disposition or Encumbrance of Shares and Options....................  65
  Termination............................................................  65
BUSINESS OF UUNET........................................................  66
SELECTED CONSOLIDATED FINANCIAL DATA OF UUNET............................  80
UUNET MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...................................................  82
BUSINESS OF MFS..........................................................  92
GLOSSARY.................................................................  94
COMPARATIVE PER SHARE PRICES.............................................  98
  MFS....................................................................  98
  UUNET..................................................................  98
  Equivalent Per Share Data..............................................  98
  Historical.............................................................  99
  MFS--Pro Forma.........................................................  99
  UUNET--Pro Forma Equivalents...........................................  99
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS--THE MERGER........ 100
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS--EXERCISE OF OPTION.... 104
DESCRIPTION OF MFS CAPITAL STOCK......................................... 109
  General................................................................ 109
  Common Stock........................................................... 109

                                                                          PAGE
                                                                          ----
  Preferred Stock........................................................ 109
  Preferred Stock Purchase Rights........................................ 111
COMPARISON OF STOCKHOLDER RIGHTS......................................... 112
MANAGEMENT OF UUNET...................................................... 113
  Directors.............................................................. 113
  Officers............................................................... 115
  Employment Arrangements................................................ 117
SECURITY OWNERSHIP OF MFS................................................ 118
  Prior to the Merger.................................................... 118
  After the Merger....................................................... 119
SECURITY OWNERSHIP OF UUNET.............................................. 122
MFS REELECTION OF CLASS I DIRECTORS PROPOSAL............................. 124
  Information as to Nominees for Election as Class I Directors........... 124
  Board of Directors' Meetings........................................... 125
  Executive Committee.................................................... 125
  Audit Committee........................................................ 125
  Compensation Committee................................................. 125
  Compensation Committee Interlocks and Insider Participation............ 125
  Compliance with Section 16(a) of the Securities Exchange Act........... 125
  Compensation Committee Report.......................................... 125
  Determination of the Chief Executive Officer's Compensation............ 126
  Equity Compensation.................................................... 126
  Executive Compensation................................................. 127
  Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value
   Table................................................................. 128
  Directors' Compensation................................................ 128
  Certain Relationships and Related Transactions......................... 128
  Performance Graph...................................................... 129
MFS AMENDMENT TO AMENDED AND RESTATED 1993 STOCK PLAN PROPOSAL........... 130
  Summary of the MFS 1993 Plan........................................... 130
  Summary of Amendments to the MFS 1993 Plan............................. 134
  Federal Income Tax Consequences........................................ 136
  New Plan Benefits...................................................... 137
MFS AMENDMENT OF 1995 DEFERRED STOCK PURCHASE PLAN (AMENDED AND RESTATED
 AUGUST 28, 1995) PROPOSAL............................................... 138
  Summary of the Match Plan ............................................. 138
  Summary of Amendments to the Match Plan................................ 140
MFS RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS PROPOSAL.... 140
OTHER MATTERS............................................................ 141
LEGAL MATTERS............................................................ 141
EXPERTS.................................................................. 141
MFS STOCKHOLDER PROPOSALS................................................ 141
CONSOLIDATED FINANCIAL STATEMENTS OF UUNET............................... F-1

Annex A--Merger Agreement
Annex B--Stock Option Agreement
Annex C--MFS Voting Agreement
Annex D--Opinion of Goldman, Sachs & Co.
Annex E--Opinion of Gleacher NatWest Inc.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT-PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT-PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE HEREOF OR INCORPORATED BY REFERENCE HEREIN SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

  UUNET and MFS are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may be available at the following Regional Offices of the Commission: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis, and Retrieval system. This Web site can be accessed at http://www.sec.gov. In addition, material filed by each of UUNET and MFS can be inspected at the offices of the National Association of Securities Dealers, Inc., at 1735 K Street, N.W., Washington, D.C. 20006.

  This Joint Proxy Statement-Prospectus does not contain all the information set forth in the Registration Statement on Form S-4 and exhibits relating thereto, including any amendments (the "Registration Statement"), of which this Joint Proxy Statement-Prospectus is a part, and which MFS has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to such Registration Statement for further information with respect to MFS and the securities of MFS offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission or attached as an annex hereto. The information in this Joint Proxy Statement-Prospectus concerning UUNET and MFS has been furnished by UUNET and MFS, respectively.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  MFS hereby incorporates by reference into this Joint Proxy Statement-Prospectus the following documents previously filed with the Commission pursuant to the Exchange Act:

    1. MFS' Annual Report on Form 10-K for the year ended December 31, 1995 as amended by MFS' Form 10-K/A;

    2. The description of MFS Common Stock contained in MFS' Registration Statement on Form 8-A (File No. 0-21594) filed with the Commission pursuant to Section 12(g) of the Exchange Act on April 21, 1993, as amended by Amendment No. 1 filed with the Commission on a Form 8 on May 10, 1993, and any amendment or report filed for the purpose of updating any such description;

    3. MFS' Reports on Form 8-K dated January 23, 1996, April 30, 1996 and May 10, 1996; and

    4. MFS' Quarterly Report on Form 10-Q for the quarter ended March 31,
  1996.

  In addition, all reports and other documents filed by MFS pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the MFS Annual Meeting or the UUNET Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement- Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement-Prospectus.

  THIS JOINT PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE FILED BY MFS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST FROM ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT-PROSPECTUS IS DELIVERED, FROM MFS COMMUNICATIONS COMPANY, INC., 11808 MIRACLE HILLS DRIVE, OMAHA, NEBRASKA 68154, ATTENTION: SECRETARY (TEL. (402) 231-3000). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JULY 26, 1996.

                                    SUMMARY

  The following summary is intended only to highlight certain information contained elsewhere in this Joint Proxy Statement-Prospectus and the Annexes hereto. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere or incorporated by reference in this Joint Proxy Statement-Prospectus. Stockholders of UUNET and MFS should read carefully this Joint Proxy Statement-Prospectus in its entirety. Certain capitalized terms used in this summary are defined elsewhere in this Joint Proxy Statement-Prospectus, including the Glossary.

THE COMPANIES

  UUNET. UUNET Technologies, Inc. ("UUNET") is a leading worldwide provider of a comprehensive range of Internet access options, applications, and consulting services to businesses, professionals and on-line services providers. UUNET provides both dedicated and dial-up Internet access, and other applications and services which include Web server hosting and integration services, client software and security products, training, and network integration and consulting services. UUNET estimates that its current customer base includes over 22,000 business and professional accounts.

  UUNET makes available to customers a variety of products and services, including Web server hosting and content development services, client software and security products and training, all of which can be integrated by UUNET through its network integration and consulting services, through a single source. UUNET's products and services are supported by a technical staff that is highly experienced in Internet operations and services. UUNET's network operations center monitors traffic across UUNET's network 24 hours per day, seven days a week.

  UUNET's network infrastructure, following the acquisition of Unipalm Group plc (doing business as "UUNET PIPEX")("UUNET PIPEX"), of a 40 percent interest in EUnet Deutschland GmbH ("EUnet Germany") and of an additional 31 percent interest (a total interest of 51 percent after the acquisition) in UUNET Canada, Inc. ("UUNET Canada"), allowed local access to users in 543 POPs, including 288 outside of the United States as of April 1, 1996. UUNET plans to continue to expand its network to allow local access to users in numerous additional cities worldwide. UUNET's network infrastructure includes a high capacity frame relay-based network backbone comprised primarily of 45 Mbps, DS-3 leased lines in the United States and fractional DS-3 leased lines internationally. UUNET is expanding and enhancing its network infrastructure which is designed to be scaleable to meet increased user demand.

  UUNET's network infrastructure is based on its own 45 Mbps, DS-3 leased line, frame relay-based network of Cascade switches supporting Cisco 7000 routers. This network infrastructure enables customers to access the Internet through dedicated lines or by placing a local telephone call (dial-up) through a modem to the nearest UUNET POP. Once connected, the customer's traffic is routed though UUNET's network infrastructure to the desired Internet location, whether on UUNET's network or elsewhere on the Internet.

  UUNET continues to upgrade its network infrastructure in response to the increase in the number of customers purchasing UUNET's Internet access services, particularly UUNET's high speed T-1 and T-3 access options. UUNET believes that this network infrastructure provides the higher bandwidth, increased throughput and reliability, capacity and a geographic coverage UUNET believes is required by businesses and professionals using the Internet at a lower per unit cost than its previous infrastructure.

  UUNET has a strategic relationship with Microsoft Corporation ("Microsoft") in which UUNET is developing, operating and maintaining a large-scale, high speed, dial-up and ISDN TCP/IP access network as part of its overall network infrastructure. This network is the primary Internet dial-up network and infrastructure for Microsoft, including The Microsoft Network. The Microsoft relationship provides UUNET with the opportunity to accelerate the expansion of the capacity and geographic coverage of its network infrastructure both domestically and internationally.

  UUNET initiated a major international expansion in 1995, which included establishing international gateway hubs in 13 countries and building facilities to allow local access to users in nine cities in Europe, seven cities in Canada, two cities in Asia, and one city in Australia. In addition, UUNET acquired UUNET PIPEX, the largest Internet access provider in the United Kingdom. In December 1995, UUNET agreed to acquire 40 percent of the equity of EUnet Germany, a leading Internet services provider in Germany; the acquisition closed in February 1996. In addition, in January 1996, UUNET agreed to increase its equity ownership of UUNET Canada to 51 percent, which acquisition closed in April 1996. This expansion plan capitalizes on the opportunity to build network infrastructure for The Microsoft Network, while providing significant capacity for UUNET to utilize for its other customers.

  UUNET intends to continue the international expansion begun in 1995 by pursuing several avenues, including acquiring other Internet service providers and complementary businesses and technologies in various target countries and obtaining international telecommunications facilities, including significant undersea and European terrestrial fiber optic cable capacity.

  As used in this Joint Proxy Statement-Prospectus, the term "UUNET" refers to UUNET Technologies, Inc. and its subsidiaries, unless the context otherwise requires. The principal executive offices of UUNET are located at 3060 Williams Drive, Fairfax, Virginia 22031; its telephone number is (703) 206-5600. Its Internet address is investor-relations @uu.net or www.uu.net.

  MFS. MFS Communications Company, Inc. ("MFS") provides facilities-based telecommunications services and systems to business and government. MFS believes business and government users have distinct telecommunications service requirements, including maximum reliability, consistent high quality, capacity for high-speed data transmission, responsive customer service and continuous attention to service enhancement and new service development. MFS believes it has significant advantages over its competitors as a result of MFS': (i) focus on business and government end users; (ii) expertise in developing highly reliable, advanced digital fiber optic networks which offer substantial transmission capacity; (iii) centralized, real-time network monitoring and control provided by MFS' advanced network operations control centers; (iv) emphasis on providing comprehensive and responsive customer service; (v) economic benefits derived from being a national and international multi-service provider; (vi) ongoing development of new services, such as integrated local and long distance switched services and data transmission services which improve the quality of, enhance the performance of, or reduce the cost of, telecommunications services for business and government end users; (vii) deployment of its networks in key domestic and international business markets to take advantage of regulatory changes that permit greater competition in the local market; and (viii) international network platform that serves customers with multiple offices in key business centers.

  MFS is organized as a holding company and operates through its subsidiaries in two business segments: (i) telecommunications services; and (ii) network systems integration. MFS provides telecommunications services domestically and internationally in the form of: (i) dedicated special access and private line circuits, local switched service and high speed data communications to large business customers; (ii) single source integrated local and long distance switched services, high speed data communications services and facilities management to medium and small businesses; (iii) local access to long distance companies; and (iv) local access, ATM-based backbone service and interconnection via Network Access Points ("NAPs") to Internet service providers.

  MFS provides telecommunications services by utilizing its international network platform, which consists of MFS owned transmission and switching facilities and network capacity leased from other carriers primarily in the United States and Western Europe. The MFS owned portion of the international network platform consists of metropolitan area networks of fiber optic cables, integrated local and long distance switches, advanced electronics, ATM switching equipment, transmission equipment and associated wiring and equipment. In addition, MFS has ownership interests in several international submarine cables. The metropolitan area networks are generally linked to each other with leased high capacity fiber optic lines. MFS provides international service through several means, including leasing submarine cable capacity from international carriers as well as taking ownership interests and obtaining indefeasible rights of use capacity on other submarine cables. On May 7, 1996, MFS announced that it intends to build or acquire its own U.S. and international inter-metropolitan area and transoceanic fiber optic networks, to be deployed over a four year period to connect its metropolitan networks.

  The fiber optic cable utilized in MFS' networks typically contain from 12 to 144 fiber strands, each of which is capable of providing multiple telecommunications channels or "circuits." Depending on transmission electronics, a single pair of glass fibers on MFS' networks currently can transmit 32,256 or more simultaneous voice conversations, whereas a typical pair of copper wires generally can carry a maximum of 24 simultaneous voice conversations. Although local exchange carriers (the "LECs") and foreign telecommunications carriers have historically used copper wire in their networks, they currently are deploying fiber optic cable to supplement or upgrade portions of their copper-based networks, particularly in areas served by MFS. MFS expects that continuing developments in telecommunications equipment will increase the capacity of each optical fiber, thereby providing even greater capacity at relatively low incremental cost.

  MFS has moved quickly to capitalize on the anticipated benefits of the Telecommunications Act of 1996 (the "Telecom Act"). MFS has contacted 21 LECs to initiate the process of implementing the "co-carrier" provisions of the Telecom Act as quickly as possible and has established a co-carrier task force consisting of approximately 100 personnel dedicated to facilitate the negotiation and implementation of co-carrier arrangements with the LECs. On May 22, 1996, MFS announced that it and Ameritech Corp. ("Ameritech") had entered into a comprehensive co-carrier agreement which involves the networks of the respective companies in the entire Ameritech marketing region, including Illinois, Indiana, Michigan, Ohio and Wisconsin. Included in the agreement with Ameritech are provisions relating to: interconnection at any technically feasible point within Ameritech's network; interim number portability; access to poles, ducts, conduits and rights-of-way controlled by Ameritech; exchange of all local traffic at a fully reciprocal per minute rate; receipt by MFS of terminating access charges for long distance calls made to its customers; and nondiscriminatory access to 911 and emergency 911 services, directory assistance services, operator call completion services and white pages directory listings for MFS' customers.

  MFS' subsidiary, MFS Global Network Services, Inc. ("Global Network Services") manages the operation and development of MFS' networks. MFS Global Network Services contracts with another MFS subsidiary, MFS Network Technologies, Inc. ("MFS Network Technologies") which engineers and manages the construction of the fiber optic network. As each portion of the network is completed, MFS Global Network Services manages the operation of the network. Over time, MFS' network evolved from "islands" of advanced fiber optic networks within individual metropolitan areas, to an integrated international network platform consisting of fiber optic cables either owned or leased by MFS, integrated local and long distance switches, advanced electronics, ATM switching equipment, transmission equipment and associated wiring and equipment.

  MFS also plays a major role in making the Internet available to users internationally through sales of dedicated circuits for local access and high bandwidth-based backbone service to Internet service providers. MFS is also one of several companies that manage the operation of NAPs, through which significant amounts of traffic on the Internet pass. MFS developed and manages NAPs that are in operation and known as MAE East in Washington, D.C., MAE West in San Jose, California and MAE Chicago in Chicago, Illinois. Additional NAPs are under development.

  Initially created to design and build MFS' networks in a high quality and cost-effective manner, MFS Network Technologies provides network systems integration for MFS and third parties which desire to deploy sophisticated networks, including intelligent transportation systems, voice and data networks, interactive distance learning networks, security systems and combined cable television-telephone networks.

  As used in this Joint Proxy Statement-Prospectus, the term "MFS" refers to MFS Communications Company, Inc. and its subsidiaries, unless the context otherwise requires. The principal executive offices of MFS are located at 11808 Miracle Hills Drive, Omaha, Nebraska 68154; its telephone number is (402) 231-3000.

THE MEETINGS

 Times, Places and Dates

  A Special Meeting of the stockholders of UUNET will be held at the Sheraton Premiere at Tysons Corner, 8661 Leesburg Pike, Vienna, Virginia, on Friday, August 9, 1996, at 10:00 a.m., local time (including any and all adjournments or postponements thereof, the "UUNET Special Meeting").

  The Annual Meeting of the stockholders of MFS will be held at the The Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska, on Saturday, August 10, 1996 at 9:00 a.m., local time (including any and all adjournments or postponements thereof, the "MFS Annual Meeting").

 Purposes of the Meetings

  At the UUNET Special Meeting, holders of UUNET Common Stock will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of April 29, 1996, among UUNET, MFS and Sub, a copy of which is attached as Annex A to this Joint Proxy Statement-Prospectus, providing for the Merger of Sub with and into UUNET. As a result of the Merger, UUNET will become a wholly owned subsidiary of MFS. In the Merger, each outstanding share of UUNET Common Stock will be converted into and represent the right to receive
1.777776 shares of MFS Common Stock. Each share of MFS Common Stock issued in connection with the Merger will be accompanied by one MFS Right. Stockholders of UUNET will also consider and vote upon any other matter that may properly come before the meeting.

  At the MFS Annual Meeting, holders of MFS Capital Stock, will consider and vote upon the issuance of shares of MFS Common Stock pursuant to either the Merger Agreement or the Stock Option Agreement (the "MFS Share Proposal"). At the MFS Annual Meeting, holders of MFS Capital Stock will also be asked to consider and act upon the following matters: the reelection of four Class I Directors to the Board of Directors of MFS for a three-year term until the 1999 Annual Meeting; amendments to the Amended and Restated 1993 Stock Plan (the "MFS 1993 Stock Plan"); amendments to the MFS 1995 Deferred Stock Purchase Plan; and the ratification of the appointment by the MFS Board of Directors of Coopers & Lybrand L.L.P. as independent auditors of MFS for the 1996 fiscal year. See "MFS REELECTION OF CLASS I DIRECTORS PROPOSAL," "MFS AMENDMENT TO AMENDED AND RESTATED 1993 STOCK PLAN PROPOSAL," "MFS AMENDMENT TO 1995 DEFERRED STOCK PURCHASE PLAN (AMENDED AND RESTATED AUGUST 28, 1995) PROPOSAL" and "MFS RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS PROPOSAL," respectively. Holders of MFS Capital Stock will also consider and vote upon any other matter that may properly come before the meeting.

 Votes Required; Record Dates

  Approval and adoption of the Merger Agreement require the affirmative vote of the holders of a majority of the outstanding shares of UUNET Common Stock entitled to vote thereon. Holders of UUNET Common Stock are entitled to one vote per share. Only holders of UUNET Common Stock at the close of business on June 21, 1996 (the "UUNET Record Date") will be entitled to notice of and to vote at the UUNET Special Meeting. On June 21, 1996 there were 32,462,956 shares of UUNET Common Stock outstanding and entitled to vote. Pursuant to the Stock Option Agreement certain stockholders of UUNET have granted irrevocable proxies in favor of MFS to vote all of such stockholders' shares of UUNET Common Stock as of the UUNET Record Date in favor of the Merger (19,300,917 shares of UUNET Common Stock representing approximately 59.5% of the outstanding UUNET Common Stock as of the UUNET Record Date). See "THE UUNET SPECIAL MEETING" and "THE STOCK OPTION AGREEMENT."

  The MFS Share Proposal will require approval by the affirmative vote of a majority of votes cast by the holders of the outstanding shares of MFS Capital Stock, at a meeting at which a quorum is present. As of the Record Date, there were 126,664,076 shares of MFS Common Stock outstanding, 94,992 shares of the Series A Preferred outstanding and 15,000,000 shares of Series B Preferred outstanding. Each share of MFS Common Stock is entitled to one vote, each share of Series A Preferred is entitled to ten votes, and each share of Series B

Preferred is entitled to ten votes on each matter to be voted upon at the MFS' Annual Meeting. The shares of Series B Preferred are held by certain stockholders of Peter Kiewit Sons', Inc., MFS' former controlling stockholder. The shares of Series B Preferred, however, are held subject to an irrevocable proxy that has been granted to the Secretary and Assistant Secretary of MFS to vote all shares of Series B Preferred on all matters, other than the election of MFS directors and matters as to which the holders of the Series B Preferred vote as a separate class, in proportion to the vote of the holders of the MFS Common Stock. The MFS Share Proposal, the amendments to the MFS 1993 Stock Plan, the amendments to the MFS 1995 Deferred Stock Purchase Plan and the ratification of Coopers & Lybrand L.L.P. as independent auditors of MFS for the 1996 fiscal year do not require a separate class vote by the holders of the Series B Preferred. Only holders of MFS Capital Stock at the close of business on June 21, 1996 (the "MFS Record Date") will be entitled to notice of and to vote at the MFS Annual Meeting. Pursuant to the MFS Voting Agreement (defined below), certain MFS stockholders, all of whom are Directors of MFS, have granted irrevocable proxies in favor of UUNET to vote all of such stockholders' shares of MFS Common Stock as of the MFS Record Date in favor of the MFS Share Proposal (15,305,777 shares of MFS Common Stock representing approximately 12.1% of the outstanding MFS Common Stock and representing approximately 5.5% of the voting power of the MFS Capital Stock as of the MFS Record Date). See "THE MFS ANNUAL MEETING" and the "MFS VOTING AGREEMENT."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

  The Boards of Directors of UUNET and MFS believe that the terms of the Merger are fair to and in the best interests of their respective stockholders and have by the unanimous vote of all directors present approved the Merger Agreement and the related transactions. The UUNET Board of Directors unanimously recommends that its stockholders approve and adopt the Merger Agreement, and the MFS Board of Directors unanimously recommends that its stockholders approve the MFS Share Proposal. See "THE MERGER--Background of the Merger," "-- Recommendation of the Board of Directors of UUNET; Reasons for the Merger," "-- Recommendation of the Board of Directors of MFS; Reasons for the Merger" and "--Interests of Certain Persons in the Merger."

  The MFS Board of Directors also unanimously recommends that its stockholders reelect the four Class I Directors to the MFS Board of Directors for a three-year term until the 1999 Annual Meeting of Stockholders, approve the proposed amendments to the MFS 1993 Stock Plan, approve the proposed amendments to the MFS 1995 Deferred Stock Purchase Plan and ratify the appointment by the MFS Board of Directors of Coopers & Lybrand L.L.P. as independent auditors of MFS for the 1996 fiscal year. See "MFS REELECTION OF CLASS I DIRECTORS PROPOSAL," "MFS AMENDMENT TO AMENDED AND RESTATED 1993 STOCK PLAN PROPOSAL," "MFS AMENDMENT TO 1995 DEFERRED STOCK PURCHASE PLAN (AMENDED AND RESTATED AUGUST 28,
1995) PROPOSAL," and "MFS RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS PROPOSAL," respectively.

THE MERGER

 Merger Consideration

  On the effective date of the Merger (the "Effective Date"), each outstanding share of UUNET Common Stock (other than shares owned by UUNET or its subsidiaries and MFS or its subsidiaries, all of which will be canceled) will be automatically converted (subject to certain provisions described herein with respect to fractional shares) into and represent the right to receive 1.777776 shares of MFS Common Stock. Each share of MFS Common Stock issued in connection with the Merger will be accompanied by one MFS Right. No fractional shares will be issued. Upon consummation of the Merger, Sub will be merged with and into UUNET and UUNET, as the surviving corporation in the Merger, will become a wholly owned subsidiary of MFS. See "THE MERGER AGREEMENT--Terms of the Merger."

 Conditions to the Merger; Termination

  The obligations of UUNET and MFS to consummate the Merger are subject to various conditions, including, but not limited to: (i) obtaining requisite stockholder and governmental approvals (which have been obtained); (ii) the absence of any preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger; (iii) approval for listing on Nasdaq, subject to official notice of issuance, of the MFS Common Stock to be issued in connection with Merger (which has been obtained); (iv) receipt of opinions of counsel at the closing of the Merger in respect of certain federal income tax consequences of the Merger; and (v) the receipt of any required third party consents. See "THE MERGER AGREEMENT--Conditions to Consummation of the Merger."

  The Merger Agreement may be terminated at any time prior to the Effective Date, whether before or after approval of the matters presented in connection with the Merger by the stockholders of UUNET: (i) by mutual consent of the Boards of Directors of UUNET and MFS; (ii) by either MFS or UUNET if the Merger has not been consummated on or before November 30, 1996; (iii) by UUNET if any of the conditions to its obligation to consummate the Merger have not been met or waived by UUNET at such time as such condition is no longer capable of satisfaction; (iv) by MFS if any of the conditions to its obligation to consummate the Merger have not been met or waived by MFS at such time as such condition is no longer capable of satisfaction; (v) by MFS in the event of a Purchase Event (defined in this Joint Proxy Statement-Prospectus under the caption "THE STOCK OPTION AGREEMENT--Exercise of the Option"), (vi) by either MFS or UUNET, if the approval of UUNET's stockholders of the Merger is not obtained at the UUNET Special Meeting; or (vii) by either MFS or UUNET if the approval of MFS' stockholders to the MFS Share Proposal is not obtained at the MFS Annual Meeting.

  If the Merger Agreement is terminated by MFS because of a failure by the UUNET stockholders to approve the Merger, the failure of UUNET to perform in all material respects its agreements contained in the Merger Agreement on or prior to the Effective Date or the failure of the representations and warranties of UUNET contained in the Merger Agreement to be true in all material respects when made and on and as of the Effective Date as if made on and as of such date, except to the extent they relate to a particular date, and within 18 months after the date of such termination, UUNET accepts or recommends to its stockholders for approval an Acquisition Proposal (as defined in the Merger Agreement) that MFS believes would result in a transaction more favorable to UUNET's stockholders than the Merger and such Acquisition Proposal is consummated, UUNET is obligated to pay MFS a fee of $60 million. If the Merger Agreement is terminated by UUNET because of a failure by the MFS stockholders to approve the MFS Share Proposal, the failure of MFS or Sub to perform in all material respects their agreements contained in the Merger Agreement on or prior to the Effective Date or the failure of the representations and warranties of MFS or Sub contained in the Merger Agreement to be true in all material respects when made and on and as of the Effective Date as if made on and as of such date, except to the extent they relate to a particular date, MFS is obligated to pay UUNET a fee of $60 million and, at UUNET's option, to purchase 1,551,724 shares of newly issued UUNET Common Stock for $90 million, and, at UUNET's option, to provide a maximum of $100 million of certain data communications services to UUNET at MFS' cost over five years. Certain aspects of these termination fees could have the effect of discouraging a third party from pursuing an acquisition transaction involving UUNET. See "THE MERGER AGREEMENT--Certain Effects of the Stock Option Agreement," "--No Solicitation" and "--Termination Fee."

 Listing

  It is a condition to the Merger that the shares of MFS Common Stock to be issued in the Merger be authorized for listing on Nasdaq, subject to official notice of issuance, which condition has been satisfied.

 Governmental Approvals Required

  Certain aspects of the Merger required notifications to, and/or approvals from, certain federal authorities, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, all of which have been obtained. See "THE MERGER--Certain Legal Matters."

 Accounting Treatment

  The Merger will be accounted for as a purchase for accounting and financial reporting purposes. See "THE MERGER--Accounting Treatment."

 Appraisal Rights

  Under Delaware law, the holders of UUNET Common Stock and MFS Capital Stock are not entitled to any appraisal rights in connection with the Merger. See "THE MERGER--Appraisal Rights."

 Stock Option Agreement

  As a condition to entering into the Merger Agreement, MFS required certain stockholders of UUNET to enter into the Stock Option Agreement pursuant to which such stockholders (i) agreed to vote their shares of UUNET Common Stock in favor of the approval of the Merger Agreement and against any proposal for any recapitalization, merger (other than the Merger), sale of assets or other business combination between UUNET and any person or entity (other than MFS or Sub) or any other action or agreement that would result in a breach of the Merger Agreement or result in any conditions of the Merger Agreement not being fulfilled, (ii) granted irrevocable proxies in favor of MFS and Sub to so vote their shares, and (iii) issued to MFS the Option to purchase, all of such stockholders' shares of UUNET Common Stock held on the UUNET Record Date and the date of exercise of the Option (equal to approximately 59.5% or 19,300,917 shares, of the issued and outstanding shares of UUNET Common Stock as of the UUNET Record Date) for the Exchange Ratio. The Option may only be exercised upon the occurrence of certain events, which generally relate to, or are designed to culminate in, the acquisition of control of, or a significant equity interest in or significant assets of, UUNET by a third party. Certain aspects of the Stock Option Agreement could have the effect of discouraging a third party from pursuing an acquisition transaction involving UUNET. A copy of the Stock Option Agreement is attached to this Joint Proxy Statement-Prospectus as Annex B. See "THE MERGER--Certain Effects of the Stock Option Agreement and Termination Fee" and "THE STOCK OPTION AGREEMENT."

 MFS Voting Agreement

  As a condition to entering into the Merger Agreement, UUNET required certain MFS stockholders, all of whom are Directors of MFS, to enter into the Parent Voting and Proxy Agreement, dated as of April 29, 1996 (the "MFS Voting Agreement"), pursuant to which such MFS stockholders granted irrevocable proxies in favor of UUNET to vote all of such stockholders' shares of MFS Common Stock held as of the MFS Record Date in favor of the MFS Share Proposal. As of the MFS Record Date, the number of shares of MFS Common Stock subject to the irrevocable proxies equals approximately 12.1% of the issued and outstanding shares of MFS Common Stock and representing approximately 5.5% of the voting power of the MFS Capital Stock. A copy of the MFS Voting Agreement is attached to this Joint Proxy Statement-Prospectus as Annex C. See "MFS VOTING AGREEMENT."

OPINIONS OF FINANCIAL ADVISORS

 UUNET

  Goldman, Sachs & Co. ("Goldman Sachs") delivered its written opinion to the UUNET Board of Directors to the effect that as of April 29, 1996, the Exchange Ratio pursuant to the Merger Agreement was fair to holders of the UUNET Common Stock.

  The full text of the written opinion of Goldman Sachs, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex D and is incorporated herein by reference. HOLDERS OF UUNET COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See "THE MERGER--Opinion of UUNET's Financial Advisor."

 MFS

  Gleacher NatWest Inc. ("Gleacher NatWest") delivered its written opinion to the MFS Board of Directors that as of April 29, 1996, and based upon and subject to certain matters stated in its opinion, the Exchange Ratio offered by MFS to the UUNET stockholders pursuant to the Merger is fair from a financial point of view to MFS and its stockholders.

  The full text of the written opinion of Gleacher NatWest, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex E and is incorporated herein by reference. HOLDERS OF MFS CAPITAL STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See "THE MERGER--Opinion of MFS' Financial Advisor."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the UUNET Board of Directors with respect to the Merger Agreement and the transactions contemplated thereby, UUNET stockholders should be aware that certain members of UUNET's management and the UUNET Board of Directors have certain interests in the Merger that are in addition to the interests of stockholders of UUNET generally. These interests arise from, among other things, certain employee benefit plans, indemnification and insurance arrangements and other matters which MFS will assume or has agreed to provide after the Merger. In addition, subject to the consummation of the Merger, MFS has agreed to appoint to the MFS Board of Directors John W. Sidgmore, President, Chief Executive Officer and a director of UUNET, Richard L. Adams, Jr., Chairman of the Board of UUNET, and a third individual designated by UUNET and approved by MFS. See "THE MERGER--Interests of Certain Persons in the Merger."

RISK FACTORS

  Holders of UUNET Common Stock, in voting on the Merger, and holders of MFS Capital Stock, in voting on the MFS Share Proposal, should consider among other factors the following: (i) the difficulty of integration of the two companies;
(ii) substantial dilution of ownership interest of current MFS stockholders;
(iii) the effect of stock price fluctuations on consideration paid to UUNET stockholders (iv) the potential effect of shares eligible for future sales; (v) the risks of the combined company's acquisition strategy; (vi) operating losses; (vii) significant capital requirements; (viii) competition; (ix) regulation; (x) risks of expansion and implementation; (xi) rapid technological changes; (xii) dependence on key personnel; (xiii) dependence upon network infrastructure; (xiv) variability of quarterly operating results; (xv) UUNET's reliance upon its relationship with Microsoft; (xvi) UUNET's dependence upon sole and limited sources of supply; (xvii) UUNET's dependence upon a new and uncertain market; (xviii) tax net operating loss carryforwards; and (xix) MFS' charter and by-laws anti-takeover provisions. See "RISK FACTORS."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Consummation of the Merger is conditioned upon the delivery of opinions of counsel dated as of the closing date of the Merger to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). See "THE MERGER-- Certain Federal Income Tax Consequences." Accordingly, except as more fully described under "THE MERGER--Certain Federal Income Tax Consequences," no gain or loss will be recognized by UUNET stockholders as a result of the Merger, except with respect to cash received in lieu of fractional shares, and no gain or loss will be recognized by MFS, UUNET or Sub as a result of the Merger.

THE MFS COMMON STOCK

  There are 400,000,000 shares of MFS Common Stock authorized, of which, as of the MFS Record Date, 1996, there were 126,664,076 shares outstanding, an additional 19,258,997 shares issuable upon exercise of outstanding options and an additional 24,499,200 shares issuable upon conversion of the outstanding shares of both the Series A Preferred and the Series B Preferred. It is anticipated that on the Effective Date, approximately 58,084,651 shares of MFS Common Stock will be issued to the holders of UUNET Common Stock, and an additional 637,267 shares of MFS Common Stock will be issuable upon the exercise of options which were previously exercisable for shares of UUNET Common Stock. Such 58,084,651 shares will represent approximately 26.4% of the outstanding MFS Common Stock after such issuance. The MFS Common Stock trades on Nasdaq under the symbol "MFST." See "DESCRIPTION OF MFS CAPITAL STOCK."

COMPARATIVE RIGHTS OF STOCKHOLDERS

  The rights of UUNET stockholders currently are governed by Delaware law, UUNET's Certificate of Incorporation and UUNET's By-laws. Upon consummation of the Merger, stockholders of UUNET will become stockholders of MFS, which is also a Delaware corporation, and their rights as stockholders of MFS will be governed by Delaware law, MFS' Restated Certificate of Incorporation, as amended, and MFS' By-laws. For a comparison of the rights of UUNET stockholders and the rights of MFS stockholders, see "COMPARISON OF STOCKHOLDER RIGHTS."

COMPARATIVE PER SHARE PRICES

 MFS

  The MFS Common Stock trades on Nasdaq under the symbol "MFST." The following table sets forth the high and low sale prices of the MFS Common Stock as reported by Nasdaq for each of the quarters in the two year period ended December 31, 1995 and for the first, second and third quarters of 1996, which prices give effect to a 2-for-1 stock split which was payable on April 26, 1996.

   1994                                                          HIGH     LOW
   ----                                                         ------- -------
   First Quarter............................................... $20.625 $14.000
   Second Quarter..............................................  17.000  10.250
   Third Quarter...............................................  18.375  12.250
   Fourth Quarter..............................................  20.750  16.250
   1995
   ----
   First Quarter............................................... $19.500 $15.375
   Second Quarter..............................................  18.625  14.375
   Third Quarter...............................................  24.500  15.875
   Fourth Quarter..............................................  26.875  19.125
   1996
   ----
   First Quarter............................................... $34.000 $28.875
   Second Quarter..............................................  38.375  31.250
   Third Quarter (through July 11, 1996).......................  37.625  35.000

  On April 29, 1996, the last sales price of the MFS Common Stock on Nasdaq was $34.625. The public announcement of the Merger Agreement occurred prior to the opening of trading on April 30, 1996.

 UUNET

  Since May 25, 1995, the UUNET Common Stock has traded on Nasdaq under the symbol "UUNT." The following table sets forth the high and low sale prices of the UUNET Common Stock as reported by Nasdaq for each of the quarters in the period ended December 31, 1995 and for the first, second and third quarters of 1996.

   1995                                                          HIGH     LOW
   ----                                                         ------- -------
   Second Quarter.............................................. $28.500 $21.750
   Third Quarter...............................................  51.750  27.250
   Fourth Quarter..............................................  98.750  38.750
   1996
   ----
   First Quarter............................................... $62.500 $25.000
   Second Quarter..............................................  67.500  25.500
   Third Quarter (through July 11, 1996).......................  66.250  62.000

  On April 29, 1996, the last sales price of the UUNET Common Stock on Nasdaq was $48.250. The public announcement of the Merger Agreement occurred prior to the opening of trading on April 30, 1996.

EQUIVALENT PER SHARE DATA

  The following tables set forth certain data concerning the historical book value per share, cash dividends declared per share and income (loss) per share from continuing operations for MFS and UUNET, respectively, on a pro forma basis after giving effect to the Merger and on a pro forma basis after giving effect to the exercise of the Option. The pro forma combined data are presented for comparative purposes only and are not necessarily indicative of what the actual financial position and results of operations would have been as of and for the periods ended December 31, 1995 and March 31, 1996 had the Merger or exercise of the Option been consummated nor does such data purport to represent results for future periods. The information should be read in conjunction with the unaudited Pro Forma Consolidated Condensed Financial Statements of MFS contained elsewhere in this Joint Proxy Statement-Prospectus, the historical financial statements of MFS incorporated herein by reference and the historical financial statements of UUNET contained elsewhere herein. The unaudited pro forma equivalent per share data shows for each share of MFS Common Stock and UUNET Common Stock before the Merger and the exercise of the Option, its equivalent position after giving effect to the Merger and the exercise of the Option. UUNET stockholders will receive 1.777776 shares of MFS Common Stock for each share of UUNET Common Stock outstanding.

 Historical
                                     THREE MONTHS ENDED       YEAR ENDED
                                       MARCH 31, 1996      DECEMBER 31, 1995
                                     --------------------  ------------------
                                        MFS       UUNET      MFS      UUNET
                                     ---------  ---------  --------  --------
Book value per share................ $    6.01  $    2.55  $   6.67  $   2.52
Cash dividends per share............       --         --        --        --
Income (loss) per share from
 continuing operations..............     (0.75)      0.01     (2.21)    (0.63)
 MFS--Pro Forma
                                     THREE MONTHS ENDED       YEAR ENDED
                                       MARCH 31, 1996      DECEMBER 31, 1995
                                     --------------------  ------------------
                                      MERGER     OPTION     MERGER    OPTION
                                     ---------  ---------  --------  --------
Book value per share................ $   15.62  $   12.33  $  16.13  $  12.88
Cash dividends per share............       --         --        --        --
Income (loss) per share from
 continuing operations..............     (1.09)     (0.97)    (3.92)    (3.33)
 UUNET--Pro Forma Equivalents
                                     THREE MONTHS ENDED       YEAR ENDED
                                       MARCH 31, 1996      DECEMBER 31, 1995
                                     --------------------  ------------------
                                      MERGER     OPTION     MERGER    OPTION
                                     ---------  ---------  --------  --------
Book value per share................ $   27.77  $   21.91  $  28.67  $  22.90
Cash dividends per share............       --         --        --        --
Income (loss) per share from
 continuing operations..............     (1.94)     (1.72)    (6.97)    (5.92)

SURRENDER OF STOCK CERTIFICATES

  On the Effective Date, MFS will instruct Continental Stock Transfer & Trust Company, in its capacity as exchange agent for the Merger (the "Exchange Agent"), to mail to each holder of record of UUNET Common Stock a transmittal letter within three business days. The transmittal letter will contain instructions with respect to the surrender of certificates representing UUNET Common Stock to be exchanged for MFS Common Stock. See "THE MERGER--Conversion of Shares; Procedures for Exchange of Certificates."

                   SUMMARY HISTORICAL AND UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

UUNET HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

  The following table sets forth summary historical consolidated financial information of UUNET and has been derived from and should be read in conjunction with UUNET's audited consolidated financial statements and unaudited interim consolidated financial statements, including the notes thereto, which are included in this Joint Proxy Statement-Prospectus. Unaudited interim data reflect, in the opinion of UUNET's management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of results for such interim periods. Results of operations for unaudited interim periods are not necessarily indicative of results which may be expected for any other interim or annual period.

                          THREE MONTHS ENDED
                               MARCH 31,               YEARS ENDED DECEMBER 31,
                          -------------------  ----------------------------------------------
                            1996      1995       1995        1994     1993     1992    1991
                          --------- ---------  --------     -------  -------  ------- -------
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA(1):
Revenues................  $  43,013   $15,020  $ 94,461     $33,138  $24,019  $20,396 $14,180
Income (loss) from
 operations.............        371      (391)  (20,543)(2)  (8,226)  (1,329)   1,602   1,826
Net income (loss).......        233      (280)  (18,257)(2)  (7,988)  (2,026)   1,074   1,298
Pro forma net income
 (loss) per common and
 equivalent share(3)....       0.01     (0.01)    (0.63)(2)   (0.35)
Shares used in computing
 pro forma net income
 (loss) per share
 amounts(3).............     33,436    25,774    28,987      22,946

                                                   DECEMBER 31,
                              MARCH 31, ----------------------------------------
                               1996       1995    1994    1993     1992    1991
                             --------   -------- ------- -------  ------  ------
CONSOLIDATED BALANCE SHEET
 DATA(1):
Cash and cash equivalents..  $ 45,413   $ 60,424 $10,493 $   857  $  280  $  776
Working capital............    17,789     38,335   4,270  (1,499)   (584)   (874)
Total assets...............   156,278    137,610  29,625  10,585   8,285   6,499
Notes payable, net of
 current portion...........    18,045     13,686   1,196     634     774     696
Redeemable convertible
 preferred stock...........       --         --   14,073   2,676     200     --
Total stockholders'
 equity(4).................    82,084     80,667     279     425   2,567   1,191

                     THREE MONTHS ENDED
                          MARCH 31,           YEARS ENDED DECEMBER 31,
                     ----------------------------------------------------------
                        1996      1995    1995     1994    1993    1992   1991
                     ---------- ----------------  -------  -----  ------ ------
OTHER FINANCIAL
 DATA:
EBITDA(5)........... $    4,319 $    634 $(1,154) $(6,075) $(120) $2,509 $2,376

- --------
(1) UUNET acquired UUNET PIPEX in November 1995 in a transaction that was accounted for as a pooling of interests and, as such, all financial amounts contained in this table and the accompanying UUNET Consolidated Financial Statements have been restated to include the financial results and data of UUNET PIPEX for all periods presented. UUNET PIPEX previously had an April 30 fiscal year-end. In order to conform the fiscal year-end of UUNET PIPEX to UUNET's calendar year-end, the statement of operations data for the years ended December 31, 1991, 1992 and 1993 reflect the statement of operations of UUNET PIPEX for the fiscal years ended April 30, 1992, 1993 and 1994, respectively. The consolidated statement of operations data for the year ended December 31, 1993 includes the four month period ended April 30,

    1994 which is also included in the consolidated statement of operations data for the year ended December 31, 1994. The consolidated balance sheet data as of December 31, 1991, 1992 and 1993, includes the balance sheet data of UUNET PIPEX as of April 30, 1992, 1993 and 1994, respectively. See
    Note 1 of Notes to UUNET Consolidated Financial Statements for amounts included in more than one period.
(2) Reflects the incurrence of acquisition-related costs of $11.1 million during the fourth quarter of 1995 in connection with the acquisition of UUNET PIPEX.
(3) See Note 1 of Notes to UUNET Consolidated Financial Statements for an explanation of the determination of the number of shares and share equivalents used in computing pro forma per share amounts.
(4) UUNET was an S corporation for federal and state income tax purposes through September 1992. UUNET paid cash dividends to its stockholders in 1991 and 1992 sufficient for its stockholders to pay income taxes on UUNET's taxable income. UUNET, on a consolidated basis, has not declared any dividends since 1994. Dividends declared and paid by UUNET on a consolidated basis were $33,000 ($0.01 per share) in 1991, $587,000 ($0.08 per share) in 1992, and $129,000 ($0.01 per share) in 1994.
(5) Represents earnings (loss) before depreciation and amortization, interest, income tax (expense) benefit and other non-operating income or expenses. UUNET has included information concerning EBITDA because it understands that such information is used by certain investors as one measure of an issuer's operating performance. EBITDA is not determined in accordance with generally accepted accounting principles ("GAAP"), is not indicative of cash used by operating activities and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. For the year ended December 31, 1995, EBITDA excludes acquisition-related costs of approximately $11.1 million incurred in connection with the acquisition of UUNET PIPEX.

MFS HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

  The following selected consolidated data should be read in conjunction with the MFS Consolidated Financial Statements and the notes thereto incorporated by reference herein.

  The selected consolidated financial data for each of the years in the period 1991 to 1995 have been derived from audited historical consolidated financial statements. The selected consolidated financial data presented below as of and for the three months ended March 31, 1995 and 1996, have been derived from unaudited consolidated financial statements of MFS. In the opinion of MFS' management, the unaudited financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the full year.

  The development and acquisition by MFS of its networks and services during the periods reflected in the MFS Historical Consolidated Financial Information materially affect the comparability of that data from one period to another.

                            THREE MONTHS ENDED
                                 MARCH 31,                                  DECEMBER 31,
                         --------------------------  ---------------------------------------------------------------
                             1996          1995          1995        1994(1)         1993         1992        1991
                         ------------  ------------  ------------  ------------  ------------  -----------  --------
                                             (DOLLARS IN THOUSAND, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
Revenue:
 Telecommunications
  services.............. $    165,590  $    103,788  $    498,225  $    228,707  $     70,048  $    47,585  $ 23,158
 Network systems
  integration...........       20,726        14,552        84,969        58,040        71,063       61,122    14,065
                         ------------  ------------  ------------  ------------  ------------  -----------  --------
   Total................      186,316       118,340       583,194       286,747       141,111      108,707    37,223
Costs and expenses:
 Operating expenses.....      174,173       119,882       562,300       273,431       102,905       76,667    33,963
 Depreciation and
  amortization..........       44,609        29,073       142,496        73,869        34,670       20,544    11,761
 General and
  administrative
  expense...............       34,892        25,941       117,703        75,576        34,989       23,267    18,429
                         ------------  ------------  ------------  ------------  ------------  -----------  --------
   Total................      253,674       174,896       822,499       422,876       172,564      120,478    64,153
                         ------------  ------------  ------------  ------------  ------------  -----------  --------
Loss from operations....      (67,358)      (56,556)     (239,305)     (136,129)      (31,453)     (11,771)  (26,930)
Other income (expense)
 net....................      (18,766)       (7,252)      (27,993)      (17,175)        8,464         (792)   (1,314)
                         ------------  ------------  ------------  ------------  ------------  -----------  --------
Loss before income
 taxes..................      (86,124)      (63,808)     (267,298)     (153,304)      (22,989)     (12,563)  (28,244)
Income tax benefit
 (expense)..............         (100)         (100)         (600)        2,103         7,220         (566)      --
                         ------------  ------------  ------------  ------------  ------------  -----------  --------
Net loss................      (86,224)      (63,908)     (267,898)     (151,201)      (15,769)     (13,129)  (28,244)
Dividends on preferred
 stock..................       (7,072)          --        (15,064)          --            --           --        --
                         ------------  ------------  ------------  ------------  ------------  -----------  --------
Net loss applicable to
 common stockholders.... $    (93,296) $    (63,908) $   (282,962) $   (151,201) $    (15,769) $  (13,129)  $(28,244)
                         ============  ============  ============  ============  ============  ===========  ========
Loss per share
 applicable to common
 stockholders(2),(4).... $      (0.75) $      (0.50) $      (2.21) $      (1.21) $      (0.15) $     (0.15)
                         ============  ============  ============  ============  ============  ===========
Number of
 shares(2),(4)..........  125,017,000   128,729,000   127,786,000   124,874,000   105,764,000   88,170,000
                         ============  ============  ============  ============  ============  ===========
BALANCE SHEET AND OTHER
 DATA:
EBITDA(3)............... $    (19,408) $    (27,483) $    (96,809) $    (62,260) $      3,217  $     8,773  $(15,169)
Capital expenditures,
 including acquisitions
 of businesses, net of
 cash acquired..........      148,440       109,973       523,727       576,711       128,651      110,171    92,411
Networks and equipment,
 gross..................    1,466,254       897,920     1,315,952       787,453       370,334      243,243   159,751
Total assets............    2,347,211     1,554,945     1,867,134     1,584,546       906,937      363,299   204,819
Long-term obligations,
 less current
 maturities.............    1,286,354       560,688       723,471       548,333           143          169     7,659
Stockholders' equity....      754,582       719,610       830,332       770,103       811,105      298,516   162,538

                                           (Footnotes appear on following page.)

- --------
(1) Reflects the acquisition of Centex Telemanagement, Inc. as of May 18, 1994, Cylix Communications Corporation as of November 1, 1994 and RealCom Office Communications, Inc. as of November 14, 1994.
(2) See Note 2 to the MFS Consolidated Financial Statements, incorporated herein by reference, which describes the calculation of loss per share.
(3) EBITDA consists of earnings (loss) before interest, income taxes, depreciation, amortization, non cash stock-based compensation and other non-operating income or expenses. EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance. EBITDA is not intended to represent cash flows for the periods. See the MFS Consolidated Statements of Cash Flows incorporated by reference in this Joint Proxy Statement-Prospectus.
(4) Reflects the 2-for-1 stock split that was effected on April 26, 1996.

MFS PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  The following unaudited pro forma consolidated condensed financial data under the columns captioned "Merger" give effect to the Merger pursuant to the Merger Agreement. The pro forma balance sheet data under the columns captioned "Merger" assume that the Merger occurred on March 31, 1996. The pro forma statement of operations data under the columns captioned "Merger" assume that the Merger occurred as of January 1, 1995. The following unaudited pro forma consolidated condensed financial data under the columns captioned "Option" give effect to the exercise of the Option to purchase 19,300,917 shares of UUNET Common Stock (representing approximately 59.5% of the outstanding shares of UUNET Common Stock outstanding at the UUNET Record Date) by MFS pursuant to the Stock Option Agreement. The pro forma balance sheet data under the columns captioned "Option" assume that the exercise of the Option occurred on March 31, 1996. The pro forma statement of operations data under the columns captioned "Option" assume that the exercise of the Option occurred as of January 1, 1995. The pro forma consolidated condensed financial information is not necessarily indicative of the results that actually would have been attained if the Merger or the exercise of the Option had been in effect on the dates indicated or which may be attained in the future. Such statements should be read in conjunction with the MFS and UUNET historical consolidated financial statements and notes thereto that are either incorporated by reference or included herein.

                                       MERGER                           OPTION
                          -------------------------------- --------------------------------
                           THREE MONTHS                     THREE MONTHS
                              ENDED         YEAR ENDED         ENDED         YEAR ENDED
                          MARCH 31, 1996 DECEMBER 31, 1995 MARCH 31, 1996 DECEMBER 31, 1995
                          -------------- ----------------- -------------- -----------------
                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
Revenue.................   $    228,007    $    671,810     $    228,007    $    671,810
Costs and expenses:
  Operating expenses....        208,419         639,361          208,419         639,361
  Depreciation and
   amortization.........        154,464         574,446          110,905         400,211
  General and
   administrative
   expenses.............         38,018         130,412           38,018         130,412
  Other.................            --           11,067              --           11,067
                           ------------    ------------     ------------    ------------
                                400,901       1,355,286          357,342       1,181,051
                           ------------    ------------     ------------    ------------
Loss from operations....       (172,894)       (683,476)        (129,335)       (509,241)
Other income (expense):
  Interest income.......          6,221          15,935            6,221          15,935
  Interest expense......        (23,955)        (39,414)         (23,955)        (39,414)
  Other.................         (1,170)         (2,702)          (1,259)          4,236
                           ------------    ------------     ------------    ------------
    Total other income
     (expense)..........        (18,904)        (26,181)         (18,993)        (19,243)
                           ------------    ------------     ------------    ------------
Loss before income
 taxes..................       (191,798)       (709,657)        (148,328)       (528,484)
Income tax expense......           (100)           (600)            (100)           (600)
                           ------------    ------------     ------------    ------------
Net loss................       (191,898)       (710,257)        (148,428)       (529,084)
Dividends on preferred
 stock..................         (7,072)        (15,064)          (7,072)        (15,064)
                           ------------    ------------     ------------    ------------
Loss applicable to
 common stockholders....   $   (198,970)   $   (725,321)    $   (155,500)   $   (544,148)
                           ============    ============     ============    ============
Weighted average number
 of shares outstanding..    182,265,000     185,034,000      160,511,000     163,280,000
                           ============    ============     ============    ============
Pro forma net loss per
 share applicable to
 common stockholders....   $      (1.09)   $      (3.92)    $      (0.97)   $      (3.33)
                           ============    ============     ============    ============

                                                      MERGER         OPTION
                                                  -------------- --------------
                                                  MARCH 31, 1996 MARCH 31, 1996
                                                  -------------- --------------
                                                     (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Total assets.....................................   $4,537,298     $3,698,168
Long-term obligations less current maturities....    1,304,399      1,304,399
Stockholders' equity.............................    2,856,075      1,985,753

                                 RISK FACTORS
  Holders of UUNET Common Stock and holders of MFS Capital Stock should consider carefully all of the information contained in this Joint Proxy Statement-Prospectus, including the following factors:

RISKS RELATED TO THE MERGER


 Integration of the Two Companies

  UUNET and MFS have entered into the Merger Agreement with the expectation that the Merger will result in certain benefits. Achieving the benefits of the Merger will depend in part upon the integration of the businesses of UUNET and MFS in an efficient manner, and there can be no assurance that this will occur. The transition to a combined company will require substantial attention from management. Neither company's management has experience in integrating operations on the scale represented by the Merger. The diversion of management attention and any difficulties encountered in the transition process could have an adverse effect on the revenues and operating results of the combined company. In addition, the process of combining the two organizations could cause the interruption of, or a disruption in, the activities of either or both of the companies' businesses, which could have a material adverse effect on their combined operations. There can be no assurance that the combined company will realize any of the anticipated benefits of the Merger.
 Substantial Dilution of Ownership Interest of Current MFS Stockholders

  Following the Merger, the current stockholders of MFS will own approximately 73.6% of the outstanding shares of MFS Common Stock. This represents substantial dilution of the ownership interest in MFS of the current MFS stockholders.
 The Effect of Stock Price Fluctuations on the Consideration to be Received by the Holders of UUNET Common Stock in the Merger


  The relative stock prices of the UUNET Common Stock and the MFS Common Stock at the Effective Date may vary significantly from the prices as of the date of execution of the Merger Agreement or the date hereof or the date on which stockholders vote on the Merger or the MFS Share Proposal. These variances may be due to changes in the business, operations and prospects of UUNET or MFS, market assessments of the likelihood that the Merger will be consummated and the timing thereof, the effect of any conditions or restrictions imposed on or proposed with respect to the combined companies by regulatory agencies in connection with or following consummation of the Merger, general market and economic conditions, and other factors. For example, between April 30, 1996 and June 21, 1996, the closing sales price of the MFS Common Stock has ranged from a high of 38 3/8 to a low of 33 5/16 and the closing sales price of the UUNET Common Stock during the same period has ranged from a high of 66 3/4 to a low of 56 3/4. The Exchange Ratio is fixed and will not be adjusted based on changes in the relative stock prices of the UUNET Common Stock and the MFS Common Stock. Thus, the dollar value of the MFS Common Stock to be received by the holders of UUNET Common Stock will not be determined until the Effective Date, and may be substantially more or less than the value of the MFS Common Stock as of the date of execution of the Merger Agreement, the date hereof or the date on which stockholders vote on the Merger or the MFS Share Proposal.
 Shares Eligible for Future Sale; Possible Volatility of Stock Price


  After the Merger and assuming the conversion of the 32,462,956 shares of UUNET Common Stock outstanding on the UUNET Record Date to shares of MFS Common Stock, approximately 23,396,313 of the shares of MFS Common Stock issued to UUNET stockholders will be freely tradeable and an additional 34,315,551 shares of MFS Common Stock will be tradeable under Rule 145 under the Securities Act. As a result, substantial sales of MFS Common Stock could occur after the Merger. Sales of a substantial number of such shares of MFS Common Stock could adversely affect or cause substantial fluctuations in the market price of MFS Common Stock and impair MFS' ability to raise additional capital through the sale of its equity securities. As of the MFS Record Date, MFS had outstanding under the MFS 1992 Stock Plan and the MFS 1993 Stock Plan options to purchase approximately 19,258,997 shares of MFS Common Stock. In addition, as of the MFS Record Date, warrants to purchase 1,500,000 shares of MFS Common Stock were outstanding. As of the UUNET Record Date, UUNET had outstanding 358,463 vested options, which, if outstanding upon consummation of the Merger, will convert to options to purchase 637,267 shares of MFS Common Stock.

  The market price for the MFS Common Stock is subject to significant fluctuations in response to a number of factors, including variations in MFS' quarterly operating results, changes in estimates of MFS' results of operations, perceptions about market conditions in the telecommunications industry and the effect of general economic conditions, many of which are unrelated to MFS' operating performance. Since the announcement of the Merger Agreement, the market price of MFS Common Stock has been subject to significant fluctuation in response to factors affecting UUNET and the Internet industry. In addition, the stock market generally has experienced significant price and volume fluctuations. These market fluctuations could have a material adverse effect on the market price or liquidity of the MFS Common Stock.

RISKS RELATED TO MFS, UUNET AND THE COMBINED COMPANY

 Acquisition Strategy

  Both MFS and UUNET have acquired complementary businesses as part of their business strategies. UUNET is in the process of integrating certain of the operations, research and development, sales and marketing, finance and administrative functions of UUNET PIPEX and UUNET Canada. In addition, UUNET has recently acquired 40 percent of the equity ownership of EUnet Germany and has increased its ownership interest in UUNET Canada to 51 percent.

  After the Merger, it is likely that the combined company will continue to acquire complementary businesses, and any future acquisitions will be accompanied by the risks commonly associated with acquisitions. These risks include potential exposure to unknown liabilities of acquired companies or to acquisition costs and expenses, the difficulty and expense of integrating the operations and personnel of the companies, the potential disruption to the business of the combined company and potential diversion of management time and attention, the impairment of relationships with and the possible loss of key employees and customers as a result of changes in management, incurring amortization expenses if an acquisition is accounted for as a purchase and dilution to the stockholders of the combined company if the acquisition is made for stock of the combined company. There can be no assurance that products, technologies or businesses of acquired companies will be effectively assimilated into the business or product offerings of the combined company. In addition, the combined company may incur significant expense to complete acquisitions and to support the acquired products and businesses. There can be no assurance that any acquired products, technologies or businesses will contribute to the combined company's revenues or earnings to any material extent. Further, the challenge of managing the integration of future acquisitions may distract management and may interfere with the successful integration of MFS and UUNET.

 Operating Losses

  A substantial portion of the expenditures relating to the development of MFS' businesses, the installation and expansion of its domestic and international networks and the recently proposed linking of these networks through the acquisition or construction of facilities will be incurred before the realization of revenues. These expenditures, together with the associated up front operating expenses, result in negative cash flow until an adequate customer base is established. MFS reported losses from operations of approximately $31.5 million, $136.1 million and $239.3 million for the three years ended December 31, 1993, 1994 and 1995, respectively, and $67.4 million for the three months ended March 31, 1996. In addition, at March 31, 1996, MFS had an accumulated deficit of approximately $727.3 million. Although its revenues have increased substantially in each of the last three years and for the three months ended March 31, 1996, MFS has incurred significant increases in expenses associated with the development and expansion of its fiber optic networks, services and customer base, which expenses are expected to continue for the foreseeable future.

  At March 31, 1996, UUNET had an accumulated deficit on a consolidated basis of approximately $27.3 million. UUNET reported net losses on a consolidated basis of approximately $2.0 million, $8.0 million and $18.3 million for the years ended December 31, 1993, 1994 and 1995, respectively, and net income on a consolidated basis of approximately $0.2 million for the quarter ended March 31, 1996. There can be no assurance that UUNET will be able to maintain profitability. UUNET is expanding the network and organizational infrastructure and increasing the marketing and advertising efforts and expense necessary to expand its Internet access services domestically and internationally, and there can be no assurance that UUNET will report operating profits in the future. There can be no assurance that the combined company will achieve or sustain profitability in the future.

 Significant Capital Requirements

  The development of MFS' businesses, the installation and expansion of its domestic and international networks and the recently proposed linking of these networks through the acquisition or construction of facilities require significant capital expenditures. During the first quarter of 1996, MFS' capital expenditures, which are primarily for the construction of networks and the purchase of related equipment, were $153 million, including acquisitions and deferred costs. On May 7, 1996, MFS announced that it intends to undertake certain initiatives designed to take advantage of opportunities created by changes in telecommunications laws and the rapid development of Internet technology-based communications networks. These initiatives involve increasing the number of metropolitan areas served, expanding its networks in existing metropolitan areas, constructing or acquiring its own intercity high capacity network, accelerating central office interconnection, deploying additional switches, and providing high-speed local Internet access. Expenditures for the initiatives are subject to MFS' review of a number of factors including cost of any additional capital required, technological developments and market conditions. In addition, each initiative may be implemented in whole or in part, and independently of any other initiative, ensuring that MFS retains maximum financial and operating flexibility. MFS anticipates that implementation of these initiatives will, together with currently anticipated expenditures, result in total average annual capital expenditures of approximately $1.0 billion to $1.3 billion over the period of implementation which MFS estimates to be four years. Since a significant portion of MFS' capital expenditures are success-based (that is, related directly to revenue growth), actual capital expenditures may vary significantly from the above range depending on the level of incremental sales. This range is also subject to a number of factors, including pace and extent of network development, levels of incremental sales, as well as regulatory actions by state, federal and international authorities, which, individually or in the aggregate, could cause material changes in capital expenditure requirements.

  UUNET will also require additional financing to continue with its plan to accelerate international expansion (including obtaining significant undersea and European terrestrial fiber optic cable capacity), make strategic acquisitions of other Internet service providers or complementary businesses, technologies or products to develop new products or otherwise respond to unanticipated competitive pressures. The combined company expects to fund additional capital requirements through additional debt or equity financing, existing resources and internally generated funds as appropriate. There can be no assurance, however, that the combined company will be successful in producing sufficient cash flow or raising sufficient debt or equity capital on terms that it will consider acceptable. Failure to generate or raise sufficient funds may require the combined company to delay or abandon some of its future expansion or expenditures of MFS or UUNET, which could have a material adverse effect on the growth of the combined company.

COMPETITION

 MFS

  Virtually all markets for telecommunications services, including Internet access and on-line services, are extremely competitive, and UUNET and MFS expect that competition will intensify in the future. In each of the markets in which it offers telecommunications services, MFS faces significant competition from larger, better financed incumbent providers. MFS competes, both domestically and internationally, with incumbent LECs, which have historically dominated their local telecommunications markets, and long distance carriers, for the provision of long distance services. In certain markets, especially international markets, the incumbent provider offers both local and long distance services. The LECs presently have numerous advantages as a result of their historic monopoly control of the local exchange market. A continuing trend toward business combinations and alliances in the telecommunications industry may create significant new larger competitors to MFS. Many of MFS' existing and potential competitors have financial, personnel and other resources significantly greater than those of MFS. MFS also faces competition in most markets in which it operates from one or more competitors, including competitive access providers ("CAPs") operating fiber optic networks, in some cases in conjunction with the local cable television operator. Each of AT&T Corp. ("AT&T"), MCI Communications Corporation ("MCI") and Sprint Corporation ("Sprint") has indicated its intention to offer local telecommunications services in major U.S. markets using its own facilities or by resale of the LECs' or others' services. Other potential competitors include cable television companies, wireless telephone companies, electric utilities, microwave carriers and private networks of large end users. In addition, MFS competes with equipment vendors and installers and telecommunications management companies with respect to certain portions of its business.

  Under the Telecommunications Act of 1996 (the "Telecom Act") and ensuing federal and state regulatory initiatives, barriers to local exchange competition are being removed. The introduction of such competition, however, also establishes the predicate for the Bell Operating Companies (the "BOCs") to provide in-region interexchange long distance services. The BOCs are currently allowed to offer certain "incidental" long distance service in-region and to offer out-of-region long distance services. Once the BOCs are allowed to offer in-region long distance services, both they and the three largest long distance carriers (AT&T, MCI and Sprint) will be in a position to offer single source local and long distance service similar to that being offered by MFS.

  MFS competes in three international markets: international services from the United States; international services from certain countries in continental Europe and Hong Kong; and domestic services within, and international services from, the United Kingdom and Sweden. MFS offers private line, high-speed LAN interconnect data and voice services in each of these markets, subject to varying governmental authorizations. MFS faces competition in international service originating in the United States from, among others, AT&T, MCI, Sprint and WorldCom, Inc., which conducts business under the name "LDDS WorldCom" ("WorldCom"). These companies own significant international transmission capacity and have established operating agreements with governmental and private telecommunications providers in Europe, Asia and elsewhere, which greatly reduce their cost of providing service. In international markets, MFS competes with the incumbent telecommunications carrier, which generally offers both local and long distance services and benefits from its history as an incumbent provider.

  MFS Network Technologies' primary network systems integration competitors are the BOCs, long distance carriers, equipment manufacturers and major independent telephone companies. In certain circumstances, MFS Network Technologies may also compete with regional and local systems integration and construction firms for integration and installation projects. In the automatic vehicle identification market, MFS Network Technologies competes with specific manufacturers and several of the aerospace defense contractors that have indicated an intention to shift to commercial markets.

 UUNET

  The market for data communications services, including Internet access and on-line services, is extremely competitive. There are no substantial barriers to entry, and UUNET expects that competition will intensify in the future. UUNET believes that its ability to compete successfully depends on a number of factors, including: market presence; the ability to execute a strategy of rapid expansion; the capacity, reliability and security of its network infrastructure; ease of access to and navigation of the Internet; the pricing policies of its competitors and suppliers; the timing of the introduction of new products and services by UUNET and its competitors; UUNET's ability to support industry standards; and industry and general economic trends. UUNET's success in this market will depend heavily upon its ability to provide high quality Internet connectivity and value-added Internet services at competitive prices.

  UUNET's current and potential competitors headquartered in the United States generally may be divided into the following three groups: (1) telecommunications companies, such as AT&T, MCI, Sprint, WorldCom, BOCs and @Home (a joint venture between Tele-Communications, Inc. and a venture capital firm) and various other cable companies; (2) other Internet access providers, such as BBN Corporation ("BBN"), NETCOM On-Line Communication Services, Inc. ("NETCOM"), PSINet Inc. ("PSI"), and other national and regional providers; and (3) on-line services providers, such as America Online, Inc. ("America Online"), CompuServe Corporation ("CompuServe"), Intuit Inc., Microsoft, and Prodigy. Many of these competitors have greater market presence, engineering and marketing capabilities, and financial, technological and personnel resources than those available to UUNET. As a result, they may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their services than can UUNET.

  UUNET expects that all of the major on-line services providers and telecommunications companies will expand their current services to compete fully in the Internet access market. UUNET believes that new competitors, including large computer hardware, software, media and other technology and telecommunications companies will enter the Internet access market, resulting in even greater competition for UUNET. Certain companies, including America Online, AT&T, BBN and PSI, have obtained or expanded their Internet access products and services as a result of acquisitions and strategic investments. Such acquisitions may permit UUNET's competitors to devote greater resources to the development and marketing of new competitive products and services and the marketing of existing competitive products and services. MFS and UUNET expect these acquisitions and strategic investments to increase, thus creating significant new larger competitors to MFS and UUNET. In addition, the ability of some of UUNET's competitors to bundle other services and products with Internet access services, such as the Internet service offerings recently announced by AT&T and MCI, could place UUNET at a competitive disadvantage.

  As UUNET continues to expand its operations outside of the United States, it will encounter competition from companies whose operating styles are substantially different from those that it usually experiences. UUNET will be forced to compete with and buy services from government owned or subsidized telecommunications providers, some of which may enjoy an absolute monopoly on telecommunications services essential to UUNET's business. For example, in the United Kingdom, UUNET PIPEX competes directly with: (1) telecommunications companies, such as British Telecommunications plc ("BT"), Cable and Wireless plc ("Cable and Wireless"), Mercury Communications Limited ("Mercury") and others; (2) other Internet access providers, such as Demon Internet Limited ("Demon") and EUnet GB Limited ("EUnet GB"); and (3) on-line services providers, such as CompuServe, America Online/Bertelsmann, Microsoft and AT&T. In addition to the risks ascribed to UUNET's previously described competitors, these foreign competitors may possess a better understanding of their local markets and may have better working relationships with local telecommunications companies. There can be no assurance that UUNET can obtain similar levels of local knowledge and failure to obtain that knowledge could place UUNET at a serious competitive disadvantage.

  As a result of increased competition in the industry, UUNET expects to continue to encounter significant pricing pressure, which in turn could result in significant reductions in the average selling price of UUNET's services. For example, certain of UUNET's competitors which are telecommunications companies, including AT&T and MCI, provide customers with low priced or free Internet access services in connection with the purchase of telephone or other communications services, significantly increasing price pressures on UUNET. UUNET has in the past reduced prices on certain of its Internet access options and may do so in the future. There can be no assurance that UUNET will be able to offset the effects of any such price reductions with an increase in the number of its customers, higher revenue from enhanced services, cost reductions or otherwise. In addition, UUNET believes that the data communications business, and in particular the Internet access and on-line services businesses, are likely to encounter consolidation in the near future, which could result in increased price and other competition in the industry. Increased price or other competition could result in erosion of UUNET's market share and could have a material adverse effect on UUNET's business, financial condition and results of operations. There can be no assurance that UUNET will have the financial resources, technical expertise, marketing and support capabilities or expansion and acquisition possibilities to continue to compete successfully.

REGULATION

 MFS

  MFS is subject to varying degrees of federal, state, local and international regulation. In the United States, MFS is most heavily regulated by the states, especially for the provision of local exchange services. MFS must be separately certified in each state to offer local exchange services. No state, however, subjects MFS to price cap or rate of return regulation, nor is MFS currently required to obtain FCC authorization for installation or operation of its network facilities used for domestic services. FCC approval is required, however, for the installation and operation of its international facilities and services. Both the states and the FCC have determined that nondominant carriers, such as MFS, are required to file interstate tariffs on an ongoing basis, setting forth MFS' rates and operating procedures. Challenges to these tariffs by third parties may cause MFS to incur substantial legal and administrative expenses. The FCC has initiated a rulemaking to eliminate this requirement for all nondominant carriers. In addition, MFS is subject to varying degrees of regulation in the foreign jurisdictions in which it conducts operations including authorization for the installation and operation of its network facilities. Although the trend in federal, state and international regulation appears to favor increased competition, no assurance can be given that changes in current or future regulations adopted by the FCC, state or foreign regulators or legislative initiatives in the United States and abroad would not have a material adverse effect on MFS.

 UUNET

  UUNET is not currently subject to direct regulation by the FCC or any other U.S. agency, other than regulation applicable to businesses generally. The FCC recently requested comments on a petition filed by the America's Carriers Telecommunication Association which requests that the FCC regulate certain voice transmissions over the Internet as telecommunications services. Changes in the regulatory environment relating to the telecommunications or Internet access industry, could have an adverse effect on UUNET's business. The Telecom Act may permit telecommunications companies, BOCs or others to increase the scope or reduce the cost of their Internet access services. UUNET cannot predict the effect that the Telecom Act or any future legislation, regulation or regulatory changes may have on its business.

  The law in the United States relating to the liability of on-line services providers and Internet access providers for information carried on, disseminated through or hosted on their systems is currently unsettled. Several private lawsuits seeking to impose such liability are currently pending. In one case brought against an Internet access provider, Religious Technology Center v. Netcom On-Line Communication Services, Inc., the United States District Court for the Northern District of California ruled in a preliminary phase that under certain circumstances Internet access providers could be held liable for copyright infringement. The case has not reached final judgment. The Telecom Act prohibits and imposes liability for using an interactive computer service for transmitting certain types of information and content. On June 12, 1996, however, a panel of three federal judges granted a preliminary injunction barring enforcement of this portion of the Telecom Act to the extent that enforcement is based upon allegations other than obscenity or child pornography as an impermissible restriction on the First Amendment's right of free speech. In addition, numerous states have adopted or are currently considering similar types of legislation. The imposition upon UUNET and other Internet access providers or Web hosting sites of potential liability for materials carried on or disseminated through their systems could require UUNET to implement measures to reduce its exposure to such liability, which may require the expenditure of substantial resources or the discontinuation of certain product or service offerings. UUNET believes that it is currently unsettled whether the Telecom Act prohibits and imposes liability for any services provided by UUNET should the content or information transmitted be subject to the statute. The increased attention focused upon liability issues as a result of these lawsuits, legislation and legislative proposals could impact the growth of Internet use. While UUNET carries insurance, it may not be adequate to compensate UUNET in the event UUNET becomes liable for information carried on or disseminated through its systems. Any costs not covered by insurance incurred as a result of such liability or asserted liability could have a material adverse effect on UUNET's business, financial condition and results of operations.

  The law relating to the liability of on-line services providers and Internet access providers in relation to information carried, disseminated or hosted also is being developed in the United Kingdom and other jurisdictions. The scope of authority of various regulatory bodies in relation to on-line services is at present uncertain. The Office of Telecommunications in the United Kingdom has recently published a consultative document setting out a number of issues for discussion, including the roles of traditional telecommunications and broadcasting regulators with respect to on-line services. The Securities Investment Board is investigating the status of on-line services and the transmission of investment information over networks controlled by access providers. Such transmissions may make the access provider concerned liable for any infringement of securities and other financial services legislation and regulations. Decisions regarding regulation, enforcement, content liability and the availability of Internet access in other countries may significantly affect the ability to offer certain services worldwide and the development and profitability of companies offering Internet and on-line services in the future. For example, CompuServe recently removed certain content from its services worldwide in reaction to law enforcement activities in Germany, and it has been reported that an Internet access provider in Germany has been advised by prosecutors that it may have liability for disseminating neo-Nazi writings by providing access to the Internet where these materials are available.

RISKS OF EXPANSION AND IMPLEMENTATION

 MFS

  MFS is engaged in the expansion and development of its networks and services. The expansion and development of its networks will depend on, among other things, its ability to assess markets, design fiber optic network backbone routes, install facilities and obtain rights-of-way, building access and any required government authorizations and/or permits, all in a timely manner, at reasonable costs and on satisfactory terms and conditions. As a result, there can be no assurance that MFS will be able to expand its existing networks or install new networks. If MFS is not able to expand its networks or install or acquire new networks, there will be a material adverse effect on its growth.

  Foreign operations or investment may be adversely affected by local political and economic developments, exchange controls, currency fluctuations, royalty and tax increases, retroactive tax claims, expropriation, import and export regulations and other foreign laws or policies as well as by laws and policies of the United States affecting foreign trade, taxation and investment. In addition, in the event of a dispute arising from foreign operations, MFS may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States. MFS may also be hindered or prevented from enforcing its rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity.

 UUNET

  The growth and expansion domestically and internationally of UUNET's business and its product and service offerings have placed, and are expected to continue to place, a significant strain on UUNET's management, operational and financial resources. To manage its growth, UUNET must continue to implement and improve its operational, financial and management information systems, including its billing, accounts receivable and payable tracking, fixed assets and other financial management systems; must continue to hire and train additional qualified management and technical personnel; and must continue to expand and upgrade its network infrastructure and operations. Demands on UUNET's network infrastructure and technical support resources have grown rapidly with UUNET's expanding customer base, and UUNET from time to time experiences difficulties meeting the demand for its access services and technical support. UUNET expects to experience even greater strain on its operational and management resources and systems as it continues to develop, operate and maintain the portion of its network infrastructure which is the primary Internet dial-up network and infrastructure for Microsoft, including The Microsoft Network, continues to expand its own operations internationally and makes acquisitions domestically and internationally. Although UUNET is taking steps, including hiring and training additional personnel, to help ensure that its technical support resources can manage increased use of its network infrastructure, there can be no assurance that UUNET's technical support or other resources will be sufficient to facilitate UUNET's growth. Any failure of UUNET to manage its growth effectively could have a material adverse effect on UUNET's business, financial condition and results of operations.

  Risks of Foreign Operations. A key component of UUNET's strategy is its continued expansion into international markets. To date, UUNET has limited experience in providing international Internet services. There can be no assurance that UUNET will be able to obtain the capital required to finance its continued expansion into these markets. In addition, there can be no assurance that UUNET will be able to obtain the permits and operating licenses required for it to operate, to hire and train employees or to market, sell and deliver services in these countries. In certain countries, UUNET has needed to, and will continue to need to, enter into joint ventures or other strategic relationships with one or more third parties in order to conduct operations. In addition to the uncertainty as to UUNET's ability to expand its international presence, there are certain risks inherent in foreign operations, including management of a large operation spread over various countries, longer accounts receivable payment cycles in certain countries, general economic conditions in each country, currency fluctuations, seasonal reductions in business activity during the summer months in Europe and certain other parts of the world, loss of revenue, property and equipment from expropriation, nationalization, war, insurrection, terrorism and other political risks, the overlap of different tax structures, risks of increases in taxes and other government fees and involuntary renegotiation of contracts with foreign governments and telecommunications carriers. UUNET is also at risk from changes in foreign and domestic laws, regulations and policies governing foreign operations.

  Currency Risks. Exchange rates of foreign currency may fluctuate in relation to the U.S. dollar. Any such fluctuation may have a material adverse effect on UUNET's earnings or assets when translated into U.S. dollars. UUNET may receive a substantial portion of its revenues in foreign currency. Any increase in value of the U.S. dollar relative to certain foreign currency could result in lower revenues and earnings when translated into U.S. dollars. UUNET may enter into foreign exchange contracts to hedge intercompany foreign exchange transactions, but there can be no assurance that exchange rate fluctuations will not have an adverse effect on UUNET's business, financial condition and results of operations. There may exist various foreign exchange controls which may delay or prevent repatriation of foreign profits. There can be no assurance that additional foreign exchange restrictions will not be imposed or that existing restrictions will not be strengthened in the future.

  Risks Associated with Foreign Tax Liabilities. UUNET or its affiliates generally will be subject to various taxes in foreign countries where UUNET operates. UUNET's ability to claim a foreign tax credit against its U.S. federal income taxes is subject to various limitations. These limitations could result in a high effective tax rate on UUNET's earnings.

  Technology Export Considerations. UUNET relies heavily on equipment incorporating technology that is developed primarily, or in some cases exclusively, in the United States. UUNET's current international expansion plans are dependent upon using this U.S.-developed technology in foreign countries. Export of technology from the United States or import into a foreign country may be prohibited or may be subject to duties or other charges of possibly punitive scale, delays from customs brokers or government agencies, and regulatory or similar issues. Export from the United States of encryption technology suitable for commercial transactions is currently severely restricted and in some countries use of such technology is illegal. Problems with technology export could have a material adverse effect on UUNET's business, financial condition and results of operations.

  There can be no assurance that laws or administrative practice relating to taxation, foreign exchange or other matters of countries within which UUNET operates or will operate will not change. Any such change could have a material adverse effect on UUNET's business, financial condition and results of operations.

RAPID TECHNOLOGICAL CHANGES; DEPENDENCE UPON PRODUCT DEVELOPMENT

 MFS

  The telecommunications industry is subject to rapid and significant changes in technology. While MFS believes that, for the foreseeable future, these changes will neither materially and adversely affect the continued use of fiber optic cable nor materially hinder its ability to acquire necessary technologies, the effect of technological changes, including changes relating to emerging wireline and wireless transmission and switching technologies, on the businesses of MFS cannot be predicted.

 UUNET

  UUNET's success will depend upon its ability to develop new products and provide new services that meet changing customer requirements. The market for UUNET's products and services is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new product and service introductions. There can be no assurance that UUNET will successfully identify new product and service opportunities and develop and bring new products and services to market in a timely manner. UUNET is also at risk from fundamental changes in the way Internet access services are marketed and delivered. For example, cable modems have been developed by third parties which are intended to permit connection to the Internet through the cable network used for cable television transmission. UUNET's pursuit of necessary technological advances may require substantial time and expense, and there can be no assurance that UUNET will succeed in adapting its Internet services business to alternate access devices and conduits. Failure of UUNET, for technological or other reasons, to develop and introduce new products and product enhancements and new services that are compatible with industry standards and that satisfy customer requirements would have a material adverse effect on UUNET's business, financial condition and results of operations.

  In addition, UUNET or its competitors may announce enhancements to existing products or services, or new products or services embodying new technologies, industry standards or customer requirements that have the potential to replace or to provide lower cost alternatives to UUNET's existing products and services. The introduction of such enhancements or new products and services could render UUNET's existing products and services obsolete and unmarketable. Specifically, UUNET's services rely on the continued widespread commercial use of Transmission Control Protocol/Internetwork Protocol ("TCP/IP"). Alternative open protocol and proprietary protocol standards have been or are being developed. If any of these alternative protocols becomes widely adopted, there may be a reduction in the use of TCP/IP. There can be no assurance that the announcement or introduction of new products or services by UUNET or its competitors or any change in industry standards will not cause customers to defer or cancel purchases of existing products or services, which could have a material adverse effect on UUNET's business, financial condition and results of operations.

  Furthermore, introduction by UUNET of products or services with reliability, quality or compatibility problems could result in reduced orders, delays in collecting accounts receivable and additional service costs. The failure to introduce a new product, service or product enhancement on a timely basis could delay or hinder market acceptance. Products and services as complex as those offered by UUNET may contain undetected errors or defects when first introduced or as new versions are released. There can be no assurance that, despite testing by UUNET or its customers, errors will not be found in new products after commencement of commercial deployment, resulting in product redevelopment costs and loss of, or delay in, market acceptance. Any such event could have a material adverse effect on UUNET's business, financial condition and results of operations.

DEPENDENCE ON KEY PERSONNEL

  MFS' and UUNET's businesses are managed by a small number of key executive officers, the loss of certain of whom could have a material adverse effect on MFS and UUNET. MFS and UUNET believe that their future success will depend in large part on their continued ability to attract and retain highly skilled and qualified personnel. MFS does not have employment agreements with any of its key executive officers.

DEPENDENCE UPON NETWORK INFRASTRUCTURE; RISK OF SYSTEM FAILURE; SECURITY RISKS

  UUNET's success will depend upon the capacity, reliability and security of its network infrastructure. UUNET derives a substantial portion of its revenue by charging fees to connect customers to the Internet. UUNET must continue to expand and adapt its network infrastructure domestically and internationally as the number of users and the amount of information they wish to transfer increases, and to meet changing customer requirements. The expansion and adaptation of UUNET's network infrastructure requires, and will continue to require, substantial financial, operational and management resources. UUNET has, from time to time, been unable to meet additional demand and customer requirements. For example, customers from time to time are unable to obtain Internet access during hours of peak use. In addition, delays in providing Internet access are often caused by delays in receiving telecommunication services from suppliers. There can be no assurance that UUNET will be able to expand or adapt its network infrastructure to meet additional demand or its customers' changing requirements on a timely basis, at a commercially reasonable cost, or at all, or that UUNET will be able to deploy successfully the planned data communications networks. Any failure of UUNET to expand its network infrastructure on a timely basis or adapt it either to changing customer requirements or to evolving industry standards could have a material adverse effect on UUNET's business, financial condition and results of operations.

  In addition, the operations of UUNET are dependent upon its ability to protect its network infrastructure against damage from fire, earthquakes, floods, mudslides, power loss, telecommunications failures and similar events. A significant portion of its computer equipment, including critical equipment dedicated to its Internet access services, is located at facilities in Fairfax, Virginia and Cambridge, England. In addition, UUNET's modems and routers that serve large areas of the U.S. and a large portion of the United Kingdom are concentrated in several cities. Despite precautions taken, the occurrence of a natural disaster or other unanticipated problem at a network operations center, hubs (sites at which routers, switches and other computer equipment which make up the backbone of the network infrastructure are located) or at a number of POPs (points-of-presence, geographic areas in which UUNET allows local access) has caused, and in the future could cause, interruptions in network access by customers. In addition, failure of UUNET's telecommunications providers to provide data communications capacity as a result of a natural disaster, operational disruption or for any other reason could cause interruptions in network access by customers. Any damage or failure that causes interruptions in operations could have a material adverse effect on UUNET's business, financial condition and results of operations.

  Despite the implementation of security measures, the core of UUNET's network infrastructure is vulnerable to computer viruses, break-ins and other disruptive problems. UUNET and other Internet access providers have in the past experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. Unauthorized use could also potentially jeopardize the security of confidential information stored in the computer systems of UUNET and its customers, which may result in liability of UUNET to its customers and also may deter potential subscribers. Although UUNET intends to continue to implement industry-standard security measures, such measures have been circumvented in the past, and there can be no assurance that measures implemented by UUNET will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to UUNET's customers which could have a material adverse effect on UUNET's business, financial condition and results of operations.

VARIABILITY OF QUARTERLY OPERATING RESULTS

 MFS

  As a result of the significant expenses associated with the expansion and development of its networks and services, MFS anticipates that its operating results could vary significantly from period to period and such variability could adversely affect MFS' results of operations. In addition, MFS' network systems integration revenues are and generally will continue to be dependent upon a small number of large projects. Accordingly, these revenues are likely to vary significantly from period to period, and such variability could adversely affect MFS' results of operations.

 UUNET

  UUNET's quarterly operating results have in the past varied and are expected in the future to vary significantly depending upon factors such as the timing and installation of significant orders, which in the past have been, and will in the future be, delayed from time to time by delays in the installation of lines and equipment by UUNET's telecommunications subcontractors. Additional factors contributing to variability of operating results include the pricing and mix of services and products sold by UUNET, customer terminations of service, new product introductions by UUNET and its competitors, market acceptance of new and enhanced versions of UUNET's products and services, competitive factors such as quality of service by UUNET and its competitors and changes in pricing policies by its competitors, UUNET's ability to obtain sufficient supplies of sole or limited source components and to integrate successfully such components into its products and network infrastructure, the timing of the expansion of UUNET's network infrastructure domestically and internationally, the timing and costs of marketing and advertising efforts, and the timing and costs of any acquisitions of businesses, products or technologies. In response to competitive pressures, UUNET may take certain pricing or marketing actions that could have a material adverse effect on UUNET's business, financial condition and results of operations. As a result, variations in the timing and amounts of revenues could have a material adverse effect on UUNET's quarterly operating results.

  In addition, each of MFS and UUNET expects competition in its business to increase and that competitors will offer new and existing products and services at prices necessary to gain or retain market share and customers. This competition and continuing price erosion for basic Internet access and telephone services could adversely affect the results of operations of the combined company in any given quarter. In addition, the combined company's operating results may also be subject to significant quarterly fluctuations as a result of other factors, including product mix, variations in product cost and pricing, delays in product development and introduction, increased competition and the general level of economic activity in the markets served by the combined company.

UUNET'S RELIANCE ON STRATEGIC RELATIONSHIP WITH MICROSOFT

  In December 1994, UUNET and Microsoft entered into a strategic relationship for the development, operation and maintenance of a large-scale high speed dial-up and ISDN TCP/IP access network which is the primary Internet dial-up network and infrastructure for Microsoft, including The Microsoft Network. The parties entered into a TCP/IP Local Access Network Agreement (the "Microsoft Agreement") and a loan agreement under which Microsoft agreed to lend to UUNET up to $26.0 million to cover the anticipated capital cost of the network equipment, which amount was increased subsequent to March 31, 1996, by $22.2 million to a total of $48.2 million. Revenues from Microsoft totaled approximately 20% and 37% of consolidated revenues during the year ended December 31, 1995 and the quarter ended March 31, 1996, respectively. UUNET expects that it will continue to derive a significant portion of its revenues from Microsoft for at least the next several years, and the Microsoft Agreement limits UUNET's ability to enter into similar agreements for the development of other large-scale dial-up networks prior to March 1997. Although UUNET has met Microsoft's needs through March 31, 1996, there can be no assurance that UUNET will be able to meet all future deployment commitments to Microsoft. After September 1996, Microsoft may terminate the Microsoft Agreement if UUNET breaches certain material terms of the Microsoft Agreement and is unable to cure, thereby causing a sustained operational failure of the dial-up network. In addition, Microsoft may terminate the Microsoft Agreement if, prior to March 2000, certain competitors of Microsoft acquire majority ownership of UUNET, and Microsoft has the right to impose performance penalties in certain other situations. Termination of the Microsoft Agreement by Microsoft for any reason could, at Microsoft's option, result in the loss of all future revenues from Microsoft and the acceleration of UUNET's obligation to pay to Microsoft amounts due under the loan agreement. Any such termination, loss or acceleration or imposition of penalties would have a material adverse effect on UUNET's business, financial condition and results of operations. In addition, any regulatory or private party legal challenges to The Microsoft Network, including those in the United States and Europe which have been threatened to date, could result in termination or restructuring of UUNET's strategic relationship with Microsoft, which would have a material adverse effect on UUNET. The terms of construction, maintenance and operation (including the allocation of costs and payment of fees) of international gateway hubs beyond the initial 14 such hubs are subject to future agreement between Microsoft and UUNET. UUNET expects that the terms of any funding or revenues from Microsoft relating to additional international hubs, if any, will be different from those of the Microsoft Agreement. In addition, UUNET and Microsoft have an understanding that providers of Internet access services

(such as the PTTs) will begin to bear certain of the costs of the 14 international gateway hubs. As this begins, Microsoft's share of such costs will decrease, and UUNET will become more dependent upon such providers and other customers for revenues to support such costs. Microsoft continues to evolve its international strategy for The Microsoft Network, and its final strategy may differ materially from that originally anticipated. Although UUNET is Microsoft's primary Internet access provider, there can be no assurance that Microsoft will obtain additional Internet network infrastructure or capacity it may require from UUNET, other than that specified in the Microsoft Agreement. Microsoft has announced a relationship with MCI under which MCI will resell The Microsoft Network, Microsoft's Internet Explorer Web browser software, and other Microsoft Internet-related software. Although the terms of the relationship have not been fully disclosed, this relationship with MCI may allow access to The Microsoft Network through MCI's dial-up network. Further, Microsoft is developing relationships with other Internet service providers to resell The Microsoft Network and the Internet Explorer. As originally planned, Microsoft is developing relationships with foreign and domestic telecommunications companies and Internet access providers to resell access to The Microsoft Network. If Microsoft fully develops these resale relationships, UUNET's revenues may not increase beyond Microsoft's guaranteed minimum payments. Any failure of such revenues to increase could have a material adverse effect on UUNET's business, financial condition and results of operations.

UUNET'S DEPENDENCE UPON SUPPLIERS; SOLE AND LIMITED SOURCES OF SUPPLY

  UUNET relies on other companies to supply certain key components of its network infrastructure, including telecommunications services and networking equipment, which, in the quantities and quality demanded by UUNET, are available only from sole or limited sources. WorldCom, MFS, Cable and Wireless and GEIS are the primary providers to UUNET of data communications facilities and capacity and lease physical space to UUNET for switches, modems and other equipment. If UUNET were required to vacate any such facilities because of a termination of the agreement by the lessor or for any other reason, UUNET would be required to expend a significant amount of money and effort in obtaining and equipping another facility to service the affected locale. There can be no assurance that UUNET could obtain or equip another facility if necessary. UUNET is also dependent upon LECs to provide telecommunications services to UUNET and its customers. UUNET has from time to time experienced delays in receiving telecommunications services, and there can be no assurance that UUNET will be able to obtain such services on the scale and within the time frames required by UUNET at an affordable cost, or at all. Any failure to obtain such services or additional capacity on a timely basis at an affordable cost, or at all, would have a material adverse effect on UUNET's business, financial condition and results of operations.

  The routers used in UUNET's network infrastructure are supplied solely by Cisco. In addition, the switches, modems and bandwidth managers primarily used in UUNET's network infrastructure are supplied solely by Cascade Communications Corporation ("Cascade"), Ascend Communications, Inc. ("Ascend") and OnStream Networks ("OnStream," formerly T3plus Networking), respectively. UUNET purchases these components pursuant to purchase orders placed from time to time, does not carry significant inventories of these components and has no guaranteed supply arrangements. UUNET's suppliers also sell products to UUNET's competitors and may in the future become competitors of UUNET. There can be no assurance that UUNET's suppliers will not enter into exclusive arrangements with UUNET's competitors or stop selling their products or components to UUNET at commercially reasonable prices or at all. UUNET from time to time experiences delays in receiving components. Expansion of network infrastructures by UUNET and others is placing, and will continue to place, a significant demand on UUNET's suppliers, some of which have limited resources and production capacity. In addition, certain of UUNET's suppliers, in turn, rely on sole or limited sources of components included in their products. Failure of UUNET's suppliers to adjust to meet demand may prevent them from continuing to supply components and products in the quantities and quality and at the times required by UUNET, or at all. UUNET's inability to obtain sufficient quantities of sole or limited source components or to develop alternative sources if required could result in delays and increased costs in expanding, and overburdening of, UUNET's network infrastructure, which would have a material adverse effect on UUNET's business, financial condition and results of operations.

  UUNET also is dependent on its suppliers' ability to provide necessary products and components that comply with various Internet and telecommunications standards, interoperate with products and components from other vendors and function as intended when installed as part of the network infrastructure. Any failure of UUNET's sole or limited source suppliers to provide products or components that comply with Internet standards, interoperate with other products or components used by UUNET in its network infrastructure or by its customers or fulfill their intended function as a part of the network infrastructure could have a material adverse effect on UUNET's business, financial condition and results of operations.

  Certain of UUNET's suppliers, including the BOCs and other LECs, currently are subject to tariff controls and other price constraints which in the future may be changed. In addition, the Telecom Act will produce changes in the market for telecommunications services. These changes may affect the prices charged by the BOCs and other LECs to UUNET. Any such changes could result in increased prices of products and services which could have a material adverse effect on UUNET's business, financial condition and results of operations.

UUNET'S DEPENDENCE UPON NEW AND UNCERTAIN MARKET

  Substantially all of UUNET's consolidated revenues to date have been, and for the foreseeable future will be, derived from the sale of its Internet access options, applications and consulting services. UUNET's success will depend upon the development and expansion of the market domestically and internationally for Internet access services and products and the networks which comprise the Internet. The market for Internet access services began developing in the last few years in the United States and the United Kingdom and more recently in other countries. Certain critical issues concerning commercial use of the Internet, including security, reliability, capacity, ease and cost of access, quality of service and regulation remain unresolved and may impact the growth of Internet use. UUNET cannot predict the size of the market or the rate at which the market will grow. If the Internet access market fails to grow, grows more slowly than anticipated, or becomes saturated with competitors, UUNET's business, financial condition and results of operations would be materially adversely affected.

TAX NET OPERATING LOSS CARRYFORWARDS

  As of December 31, 1995, MFS and UUNET had net operating loss carryforwards ("NOLs") of approximately $420 million and $12 million, which expire in years through 2010, respectively.

  MFS believes that the Merger will cause an "ownership change" within the meaning of Section 382 of the Code with respect to both MFS and UUNET. Consequently, MFS' and UUNET's NOL and credit carryovers from periods prior to the Merger will be subject to annual limitations. Under Section 382, a corporation is only allowed to use a portion of its NOL and credit carryovers from periods prior to an ownership change to offset its income in periods subsequent to the ownership change. This yearly limitation (the "Section 382 limitation") is generally equal to the value of all of the outstanding stock of the corporation immediately prior to the ownership change multiplied by the "applicable long-term tax-exempt rate," which is the highest of the adjusted federal long-term rates in effect for any month in the three calendar month period ending with the calendar month in which the ownership change date occurs.

  In general, MFS will be required to pay federal income tax in any year in which MFS' and UUNET's taxable income exceeds the amount of each of MFS' and UUNET's Section 382 limitation plus any NOL and credit carryovers from years subsequent to the ownership change. To the extent that either MFS or UUNET does not use the full amount of its Section 382 limitation in any year, such unused portion can be used to increase the Section 382 limitation for subsequent years. Based on the value of MFS and UUNET prior to the Merger, the amount of the NOLs of each company prior to the Merger and the fact that MFS expects to have significant NOLs in 1996 and 1997, MFS believes that the
Section 382 limitations will not have a material effect on the amount of its federal income tax liability in future years.

ANTI-TAKEOVER PROVISIONS IN MFS' CHARTER AND BY-LAWS

  MFS' Restated Certificate of Incorporation and By-laws contain provisions that could delay, defer or prevent a change in control without the approval of its incumbent Board of Directors. These provisions, among other things, (i) divide the MFS Board of Directors into three classes, with members of each class to be elected in staggered three-year terms, (ii) prohibit stockholder action by written consent in lieu of a meeting, (iii) limit the right to call special meetings of stockholders and (iv) authorize the MFS Board of Directors to issue preferred stock in one or more classes or series without any action on the part of stockholders. Such provision could limit the price that investors might be willing to pay in the future for shares of MFS Common Stock and significantly impede the ability of the holders of MFS Common Stock to replace management. In addition, MFS has adopted the MFS Rights Plan, which has certain anti-takeover effects. The MFS Rights Plan will cause substantial dilution to a person or group that attempts to acquire MFS on terms not approved by MFS' Board of Directors. Provisions and agreements that inhibit or discourage takeover attempts could reduce the market value of the MFS Common Stock.

                           THE UUNET SPECIAL MEETING

PURPOSE OF THE UUNET SPECIAL MEETING

  At the UUNET Special Meeting, holders of UUNET Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement and such other matters as may properly be brought before the UUNET Special Meeting.

  THE BOARD OF DIRECTORS OF UUNET HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE; VOTING RIGHTS; PROXIES

  The UUNET Board of Directors has fixed the close of business on June 21, 1996 as the UUNET Record Date for determining holders entitled to notice of and to vote at the UUNET Special Meeting.

  As of the UUNET Record Date, there were 32,462,956 shares of UUNET Common Stock issued and outstanding, each of which entitles the holder thereof to one vote. All shares of UUNET Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF UUNET COMMON STOCK WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND FOR APPROVAL OF THE ADJOURNMENT OF THE UUNET SPECIAL MEETING.

  UUNET does not know of any matters other than as described in the Notice of Special Meeting that are to come before the UUNET Special Meeting. If any other matter or matters are properly presented for action at the UUNET Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of UUNET, by signing and returning a later dated proxy, or by voting in person at the UUNET Special Meeting; however, mere attendance at the UUNET Special Meeting will not in and of itself have the effect of revoking the proxy.

  The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of UUNET Common Stock entitled to vote is necessary to constitute a quorum at the UUNET Special Meeting. Votes cast by proxy or in person at the UUNET Special Meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether or not a quorum is present. Where, as to any matter submitted to the stockholders for a vote, proxies are marked as abstentions (or stockholders appear in person but abstain from voting), such abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

SOLICITATION OF PROXIES

  UUNET will bear its own cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by the directors and officers of UUNET by personal interview, telephone, telegram or e-mail. Such directors and officers will not receive additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of UUNET Common Stock held of record by such persons, in which case UUNET will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

REQUIRED VOTE

  The approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of UUNET Common Stock. The proposal to adjourn the UUNET Special Meeting to solicit additional proxies requires the affirmative vote of the holders of a majority of UUNET Common Stock present in person or by proxy at the UUNET Special Meeting. As of the UUNET Record Date, there were 32,462,956 shares of UUNET Common Stock outstanding and entitled to vote held by approximately 505 stockholders of record. As of the UUNET Record Date, directors and officers of UUNET and their affiliates as a group beneficially owned 17,036,826 shares of UUNET Common Stock, or approximately 52.48% of those shares of UUNET Common Stock outstanding as of such date. Pursuant to the Stock Option Agreement, certain stockholders of UUNET have granted irrevocable proxies in favor of MFS to vote all of such stockholders' shares of UUNET Common Stock held as of the UUNET Record Date in favor of the Merger Agreement and the Merger (19,300,917 shares of UUNET Common Stock or approximately 59.5% of the outstanding shares of UUNET Common Stock as of the UUNET Record Date). ACCORDINGLY, BY VIRTUE OF SUCH STOCKHOLDERS' OWNERSHIP OF 59.5% OF THE OUTSTANDING UUNET COMMON STOCK, THE PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT WILL BE ADOPTED WITHOUT THE VOTE OF ANY OTHER STOCKHOLDERS OF UUNET. SEE "STOCK OPTION AGREEMENT."

  Under applicable Delaware law, abstentions will be present and entitled to vote, and will, therefore, have the effect of a negative vote on the approval and adoption of the Merger Agreement. Since the affirmative vote of a majority of the outstanding shares of UUNET Common Stock is required to approve and adopt the Merger Agreement, a broker non-vote will have the effect of a vote against the approval and adoption of the Merger Agreement.

  THE MATTERS TO BE CONSIDERED AT THE UUNET SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF UUNET. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT-PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                            THE MFS ANNUAL MEETING

PURPOSES OF THE MFS ANNUAL MEETING

  At the MFS Annual Meeting, holders of MFS Capital Stock will consider and vote upon the MFS Share Proposal to approve the issuance of shares of MFS Common Stock pursuant to the Merger Agreement or the Stock Option Agreement. At the MFS Annual Meeting, holders of MFS Capital Stock will also be asked to consider and act upon the following matters: (a) the reelection to the MFS Board of Directors of four Class I Directors for a three-year term until the 1999 Annual Meeting; (b) the adoption of amendments to the MFS 1993 Stock Plan; (c) the adoption of amendments to the MFS 1995 Deferred Stock Purchase Plan; (d) the ratification of the appointment by the MFS Board of Directors of Coopers & Lybrand L.L.P. as independent auditors of MFS for the 1996 fiscal year; and (e) the transaction of such other business as may properly come before the MFS Annual Meeting. Although Delaware law and the Restated Certificate of Incorporation of MFS do not require MFS to obtain stockholder approval of the Merger because UUNET is merging with a subsidiary of MFS, rather than MFS itself, due to the number of shares of MFS Common Stock to be issued in either the Merger or the exercise of the Option, Nasdaq requires MFS to obtain stockholder approval of the issuance of such shares. Stockholder approval of the MFS Share Proposal will constitute the approval required by Nasdaq for the issuance of the MFS Common Stock in connection with the Merger or the exercise of the Option.

  THE BOARD OF DIRECTORS OF MFS HAS APPROVED BY THE UNANIMOUS VOTE OF THOSE DIRECTORS PRESENT THE MERGER AGREEMENT AND THE MFS SHARE PROPOSAL IN CONNECTION WITH THE MERGER AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE MFS SHARE PROPOSAL. THE MFS BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS REELECT THE FOUR CLASS I DIRECTORS FOR A THREE-YEAR TERM UNTIL THE 1999 ANNUAL MEETING OF STOCKHOLDERS, APPROVE THE PROPOSED AMENDMENTS TO THE MFS 1993 STOCK PLAN, APPROVE THE PROPOSED AMENDMENTS TO THE MFS 1995 DEFERRED STOCK PURCHASE PLAN AND RATIFY THE APPOINTMENT BY THE MFS BOARD OF DIRECTORS OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS OF MFS FOR THE 1996 FISCAL YEAR. SEE "MFS REELECTION OF CLASS I DIRECTORS PROPOSAL," "MFS AMENDMENT TO AMENDED AND RESTATED 1993 STOCK PLAN PROPOSAL," "MFS AMENDMENT TO 1995 DEFERRED STOCK PURCHASE PLAN (AMENDED AND RESTATED AS OF AUGUST 28, 1995) PROPOSAL," AND "MFS RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS PROPOSAL," RESPECTIVELY.

RECORD DATE; VOTING RIGHTS; PROXIES

  The MFS Board of Directors has fixed the close of business on June 21, 1996 as the MFS Record Date for determining holders of MFS Capital Stock entitled to notice of and to vote at the MFS Annual Meeting.

  As of the Record Date, there were 126,664,076 shares of MFS Common Stock outstanding, 94,992 shares of the Series A Preferred outstanding and 15,000,000 shares of Series B Preferred outstanding. Each share of MFS Common Stock is entitled to one vote, each share of Series A Preferred is entitled to ten votes, and each share of Series B Preferred is entitled to ten votes on each matter to be voted upon at the MFS Annual Meeting. All shares of MFS Capital Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF MFS CAPITAL STOCK WILL BE VOTED IN FAVOR OF THE MFS SHARE PROPOSAL, THE REELECTION OF THE CLASS I DIRECTORS, THE AMENDMENTS TO THE MFS 1993 STOCK PLAN, THE AMENDMENTS TO THE MFS 1995 DEFERRED STOCK PURCHASE PLAN, AND THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P.

  As stated above, each share of Series B Preferred is entitled to ten votes per share. The shares of Series B Preferred, however, are held subject to an irrevocable proxy that has been granted to the Secretary and Assistant

Secretary of MFS to vote all shares of Series B Preferred on all matters, other than the election of MFS directors and matters as to which the holders of the Series B Preferred vote as a separate class, in proportion to the vote of the holders of the MFS Common Stock. The MFS Share Proposal, the amendments to the MFS 1993 Stock Plan, the amendments to the MFS 1995 Deferred Stock Purchase Plan and the ratification of the appointment of Coopers & Lybrand L.L.P. as independent auditors of MFS for the 1996 fiscal year do not require a separate class vote by the holders of the Series B Preferred.

  MFS does not know of any matters other than as described in the Notice of Annual Meeting that are to come before the MFS Annual Meeting. If any other matter or matters are properly presented for action at the MFS Annual Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. It is MFS' current intention to vote all proxies that contain instructions to vote in favor of the MFS Share Proposal and those proxies that contain no voting instructions for purposes of the MFS Share Proposal to adjourn the MFS Annual Meeting in order to solicit additional votes in favor of the MFS Share Proposal, should such additional solicitation be necessary to approve the MFS Share Proposal. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of MFS by signing and returning a later dated proxy, or by voting in person at the MFS Annual Meeting; however, mere attendance at the MFS Annual Meeting will not in and of itself have the effect of revoking the proxy.

  Votes cast by proxy or in person at the MFS Annual Meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. Where, as to any matter submitted to the stockholders for a vote, proxies are marked as abstentions (or stockholders appear in person but abstain from voting), such abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

SOLICITATION OF PROXIES

  MFS will bear its own cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by the directors and officers of MFS by personal interview, telephone, telegram or e-mail. Such directors and officers will not receive additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of MFS Common Stock held of record by such persons, in which case MFS will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

QUORUM

  The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of MFS Capital Stock entitled to vote as of the MFS Record Date is necessary to constitute a quorum at the MFS Annual Meeting. Under applicable Delaware law, abstentions and "broker non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum at the MFS Annual Meeting.

REQUIRED VOTE

  The approval of the MFS Share Proposal requires the affirmative vote of a majority of votes cast by the holders of the outstanding shares of MFS Capital Stock at a meeting at which a quorum is present. The four Class I Directors will be elected by a plurality of the votes cast by holders of MFS Capital Stock present in person or by proxy and entitled to vote at the MFS Annual Meeting. The proposals to amend the MFS 1993 Stock Plan, to amend the MFS 1995 Deferred Stock Purchase Plan and to ratify the appointment by the MFS

Board of Directors of Coopers & Lybrand L.L.P. as independent auditors of MFS for the 1996 fiscal year require the affirmative vote of the holders of a majority of the votes entitled to be cast in respect of all outstanding shares of MFS Capital Stock present in person or by proxy at the MFS Annual Meeting and entitled to vote thereon.

  Under applicable Delaware law, abstentions will be present and entitled to vote, and will, therefore, have the effect of a negative vote on the MFS Share Proposal, the proposal to amend the MFS 1993 Stock Plan, the proposal to amend the MFS 1995 Deferred Stock Purchase Plan and the proposal to ratify the appointment of Coopers & Lybrand L.L.P., but will have no effect on the outcome of the reelection of Class I Directors. A broker non-vote will have no effect on the MFS Share Proposal, the proposal to amend the MFS Stock Plan, the proposal to amend the MFS 1995 Deferred Stock Purchase Plan, the proposal to ratify the appointment of Coopers & Lybrand L.L.P. or the outcome of the reelection of Class I Directors.

  As of the MFS Record Date, the directors and executive officers of MFS as a group beneficially owned 19,631,136 shares of the MFS Common Stock and 2,953,704 shares of the Series B Preferred, representing in the aggregate approximately 17.2% of outstanding votes at that date. Pursuant to the MFS Voting Agreement, certain stockholders of MFS, all of whom are Directors of MFS, granted irrevocable proxies to vote all of such stockholders' shares of MFS Common Stock held as of the MFS Record Date in favor of the MFS Share Proposal (15,305,777 shares of MFS Common Stock or approximately 12.1% of the outstanding MFS Common Stock and representing 5.5% of the voting power of the MFS Capital Stock as of the MFS Record Date). See "MFS VOTING AGREEMENT."

  THE MATTERS TO BE CONSIDERED AT THE MFS ANNUAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF MFS. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                  THE MERGER

GENERAL

  The Merger Agreement provides that the Merger will be consummated if the approvals of the UUNET and MFS stockholders required therefor are obtained and all other conditions to the Merger are satisfied or waived. Upon consummation of the Merger, Sub will be merged with and into UUNET, and UUNET will become a wholly owned subsidiary of MFS.

  Upon consummation of the Merger, each outstanding share of UUNET Common Stock (other than shares owned by UUNET as treasury stock or by its subsidiaries or by MFS or its subsidiaries, all of which will be canceled) will be automatically converted (subject to provisions with respect to fractional shares) into the right to receive 1.777776 shares of MFS Common Stock. Each share of new MFS Common Stock issued in connection with the Merger will be accompanied by one MFS Right.

  Based upon the capitalization of UUNET and MFS (as adjusted for the issuance of 35,650,000 shares of MFS Common Stock) as of the MFS Record Date, the stockholders of UUNET will own approximately 26.4% of the outstanding MFS Common Stock following consummation of the Merger. Such percentage could change depending on the number of shares of MFS Common Stock and UUNET Common Stock issued upon exercise of outstanding UUNET and MFS stock options or otherwise issued prior to the Effective Date.

EFFECTIVE DATE

  The Effective Date of the Merger will occur upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware (the "Certificate of Merger") or at such later time as is specified on such certificate. The filing of the Certificate of Merger will occur as soon as practicable after the satisfaction of the conditions set forth in the Merger Agreement. The Merger Agreement may be terminated by either party if the Merger has not been consummated on or before November 30, 1996 and under certain other conditions. See "THE MERGER--Conditions to the Consummation of the Merger" and "THE MERGER AGREEMENT-- Termination; Fees and Expenses."

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

  The conversion, at the Exchange Ratio, of UUNET Common Stock into the right to receive MFS Common Stock will occur automatically at the Effective Date.

  On the Effective Date, MFS will instruct the Exchange Agent to mail to each holder of record of UUNET Common Stock within three business days a transmittal letter and instructions for use in effecting the surrender of certificates which represented shares of UUNET Common Stock. Upon receipt of such certificates, the Exchange Agent will deliver full shares of MFS Common Stock to such stockholder and cash in lieu of fractional shares pursuant to the terms of the Merger Agreement and in accordance with the transmittal letter, together with any dividends or other distributions to which such stockholder is entitled without interest.

  If any issuance of shares of MFS Common Stock in exchange for shares of UUNET Common Stock is to be made to a person other than the holder of UUNET Common Stock in whose name the certificate is registered at the Effective Date, it will be a condition of such exchange that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the holder of UUNET Common Stock requesting such issuance either pay any transfer or other tax required or establish to the satisfaction of MFS that such tax has been paid or is not payable.

  After the Effective Date, there will be no further transfers of UUNET Common Stock on the stock transfer books of UUNET. If a certificate representing UUNET Common Stock is presented for transfer, it will be canceled and a certificate representing the appropriate number of full shares of MFS Common Stock and cash in lieu of fractional shares and any dividends and distributions will be issued in exchange therefor, without interest.

  After the Effective Date and until surrendered, shares of UUNET Common Stock will be deemed for all corporate purposes, other than the payment of dividends and distributions, to evidence ownership of the number of full shares of MFS Common Stock into which such shares of UUNET Common Stock were converted on the Effective Date. No dividends or other distributions, if any, payable to holders of MFS Common Stock will be paid to the holders of any certificates for shares of UUNET Common Stock until such certificates are surrendered. Upon surrender of such certificates, all such declared dividends and distributions payable after the Effective Date will be paid to the holder of record of the full shares of MFS Common Stock represented by the certificate issued in exchange therefor, without interest.

  HOLDERS OF UUNET COMMON STOCK SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. HOLDERS OF UUNET COMMON STOCK SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

BACKGROUND TO THE MERGER

  MFS believes that the Internet is one of the most important developments in the communications industry in decades. The recent rapid development of the Internet, along with Internet-related technologies, products and services (especially intranet applications), will continue to stimulate accelerated growth in demand for communications bandwidth. MFS believes that packet switched networks that support Internet and other protocols will, over time, replace large portions of the circuit switched voice network as the primary vehicle for business communications as a result of its efficient use of bandwidth and the significantly lower costs associated with moving large amounts of information. As a result, commencing in late November 1995, MFS began studying the Internet service provider ("ISP") industry to identify and analyze leading ISPs that could be potential acquisition candidates or commercial or strategic partners with MFS. After identifying and analyzing several leading ISPs, MFS focused on UUNET as an attractive candidate because it appeared to be the largest (based on revenue and customer base).


  On February 7, 1996, Frederick W. Weidinger, Vice President of MFS, placed a telephone call to Richard L. Adams, Jr., Chairman of the Board and Chief Technical Officer of UUNET, in order to schedule a meeting to discuss a potential commercial or strategic relationship. A meeting was subsequently scheduled for February 27, 1996 at UUNET's executive offices.

  On February 27, 1996, James Q. Crowe, Chairman of the Board and Chief Executive Officer of MFS, and Mr. Weidinger, met with Mr. Adams and John W. Sidgmore, President and Chief Executive Officer of UUNET, at the executive offices of UUNET, for the purpose of discussing a possible commercial or a strategic relationship. During this meeting, each side described what each considered to be the synergies between MFS and UUNET. These synergies included MFS selling UUNET's Internet products through the MFS sales force and a potential strategic transaction (including MFS acquiring a minority or a control position in UUNET). These discussions did not give rise to a proposal with respect to a transaction, but it was agreed that the parties would hold further discussions.

  During the first week of March 1996, MFS and UUNET executed a nondisclosure agreement and Messrs. Crowe, Weidinger, Sidgmore and Adams met again to discuss a possible strategic relationship, which included MFS acquiring a minority ownership position in UUNET (which minority investment would have included warrants to purchase additional shares of UUNET Common Stock and the ability of MFS to obtain a seat on the UUNET Board of Directors) or MFS acquiring 100% of UUNET. The discussions between the parties culminated in a merger transaction rather than MFS taking a minority position in UUNET because management of both MFS and UUNET determined that given MFS' belief that Internet-related technologies were strategically important and given the difficulties inherent in valuing transactions involving a sale of partial control and contingent future payments, an acquisition of all of the outstanding UUNET Common Stock by MFS in a single transaction was in the best interest of the parties. On March 7, 1996, a discussion of UUNET financial information, including historical results and budgets, occurred between Messrs. Weidinger and Sidgmore. On the same date, other members of management of both MFS and UUNET discussed the ability of UUNET to provide to MFS additional technical expertise in configuring and managing complex packet switched networks that support Internet and other protocols and, over time, the ability of MFS to offer new services (including voice and video communications services) using UUNET's Internet technology expertise and MFS' broadband, end-to-end networks. In early March 1996, without specifics as to valuation, the parties discussed a possible structure that provided for an initial payment to UUNET stockholders with a subsequent payment based upon the future performance of UUNET. When the parties concluded that this structure was overly complicated and difficult to properly value, the discussions proceeded to establishing a price per share for MFS to acquire all of the outstanding UUNET Common Stock. Although these business discussions did not give rise to a specific proposal with respect to a transaction, the parties continued to discuss possible transaction terms and held a meeting at the executive offices of MFS on March 20, 1996 at which the parties considered various terms including the form of the consideration to be paid for the UUNET Common Stock (that is, shares of MFS Common Stock or a combination of shares of MFS Common Stock and cash) and a commitment by MFS to invest a minimum of approximately $150 million in UUNET if a merger transaction was consummated. During the remainder of March, the parties continued to discuss technical matters and these possible transaction terms.

  On April 4, 1996, a meeting took place at the offices of Gleacher NatWest, between representatives of Gleacher NatWest and representatives of Goldman Sachs. At this meeting representatives of Goldman Sachs explained to representatives of Gleacher NatWest their views on the value of UUNET and the representatives of Gleacher NatWest and Goldman Sachs discussed a proposed structure of the transaction, which involved MFS Common Stock and warrants to purchase additional shares of MFS Common Stock. From April 5 through April 9, MFS and UUNET continued to discuss further revised possible transaction terms and the results of the discussion held between their respective financial advisors. These terms included a stock-for-stock exchange (a fixed exchange with no collar) based upon negotiated share prices. On April 16, 1996, Messrs. Crowe and Sidgmore met again to discuss possible transaction terms, which Mr. Sidgmore indicated he would, and did, present to the UUNET Board of Directors. On April 17, 1996, the UUNET Board of Directors considered certain of the proposed transaction terms and authorized Mr. Sidgmore to continue to negotiate with MFS. On April 18, 1996, MFS proposed a transaction whereby a subsidiary of MFS would merge with and into UUNET with UUNET as the surviving entity, and the consideration for such transaction would be a fixed exchange of MFS Common Stock for UUNET Common Stock. In addition, as an inducement for MFS to enter into a transaction on this basis, MFS requested that certain stockholders of UUNET execute an agreement pursuant to which such stockholders would agree to vote their shares of UUNET Common Stock in favor of the Merger and against any other proposed business transaction, grant irrevocable proxies to MFS to vote their shares of UUNET Common Stock in favor of the Merger and against any other proposed business combination transaction and grant MFS an option to purchase their shares of Common Stock in exchange for the same consideration that would be given in the proposed Merger. UUNET suggested that the merger consideration include a cash component.

  From April 19 through April 21, Messrs. Sidgmore and Weidinger spoke by telephone to discuss the status of the proposed transaction. During this period, each party's respective financial advisors spoke by telephone to review the status of the progress toward an agreement upon the terms of the transaction. During a meeting of the MFS Board of Directors on April 23, a proposed business combination with UUNET was discussed. The terms of the transaction discussed with the members of the MFS Board of Directors included a stock-for-stock merger with no cash payments, the fixed exchange ratio of MFS Common Stock for UUNET Common Stock, which was later agreed upon by the parties and the granting to MFS by certain UUNET stockholders of an irrevocable option to purchase such stockholders' shares of UUNET Common Stock. On April 25, Messrs. Crowe, Weidinger and R. Douglas Bradbury, Executive Vice President and Chief Financial Officer of MFS, attended a meeting of the UUNET Board of Directors to discuss the business of MFS. No merger proposal terms were discussed by Messrs. Crowe, Weidinger and Bradbury. At this meeting, the UUNET Board of Directors authorized continued discussions with MFS. Mr. Sidgmore then telephoned Mr. Crowe and suggested that both parties commence financial and legal due diligence.

  From April 26 through April 29, MFS and UUNET, together with their legal and financial advisors, conducted their financial and legal due diligence and negotiated the terms of the Merger Agreement. During this period, the parties finalized the structure of the transaction as a stock-for-stock merger, without a cash component as part of the merger consideration, and the parties negotiated and agreed upon: the scope of the representations and warranties that each party would make in the Merger Agreement; the additional covenants between the parties, including the limitations upon the conduct of the parties' respective businesses pending the closing of the Merger; the treatment of UUNET's stock options; and the terms of the fees to be paid in the event of the termination of the Merger Agreement for certain specified events (See "THE MERGER AGREEMENT--Termination; Fees and Expenses"). In addition, during this period, the terms of the Stock Option Agreement and the MFS Voting Agreement were also negotiated, which agreements, among other things, provided for the granting of the Option and the granting by certain stockholders of UUNET of irrevocable proxies in favor of MFS to vote in favor of the proposed merger and against any proposal for a merger or other business combination with a third party and the granting by certain stockholders of MFS of irrevocable proxies in favor of UUNET to vote in favor of the MFS Share Proposal.

  The MFS Board of Directors held a special meeting on April 29, 1996 to consider the proposed Merger Agreement and the transactions contemplated thereby, including the proposed consideration to be paid to UUNET stockholders. At this meeting, members of MFS' senior management, together with MFS' legal counsel, Willkie Farr & Gallagher, and MFS' financial advisor, Gleacher NatWest, reviewed with the MFS Board of Directors, among other things, the background of the proposed Merger, financial analyses of the transaction and the terms of the Merger Agreement. Representatives of Willkie Farr & Gallagher and Gleacher NatWest made presentations to the MFS Board of Directors and discussed with the MFS Board of Directors their views and analyses of various aspects of the proposed Merger. In addition, at this meeting, Gleacher NatWest delivered its oral opinion (subsequently confirmed in a written opinion dated as of April 29, 1996) to the MFS Board of Directors that, based upon the matters presented to the MFS Board of Directors and subject to the matters set forth in its written opinion, as of such date, the Exchange Ratio is fair from a financial point of view to MFS and its stockholders. See "--Opinion of MFS' Financial Advisor." After extensive discussion and consideration, the MFS Board of Directors approved the Merger Agreement by the unanimous vote of all directors present (11 of 12 directors) and the transactions contemplated thereby and authorized the execution of the Merger Agreement and the Stock Option Agreement.

  On April 29, 1996, the UUNET Board of Directors held a special meeting to consider the proposed Merger Agreement and the transactions contemplated thereby, including the proposed consideration to be paid to UUNET stockholders. At this meeting, members of UUNETs senior management, together with UUNET's legal counsel, Heller Ehrman White & McAuliffe, and UUNET's financial advisor, Goldman Sachs, reviewed with the UUNET Board of Directors, among other things, the background of the proposed Merger, UUNETs strategic alternatives, financial valuation analyses of the transaction and the terms of the Merger Agreement as well as the other matters discussed below under "--Recommendation of UUNET Board of Directors; Reasons for the Merger." Representatives of Heller Ehrman White & McAuliffe also made presentations to the UUNET Board of Directors and discussed with the UUNET Board of Directors their views and analyses of various aspects of the proposed Merger. In addition, at this meeting, Goldman Sachs delivered its opinion to the UUNET Board of Directors that, as of such date, the Exchange Ratio pursuant to the Merger Agreement was fair to the holders of UUNET Common Stock. See "--Opinion of UUNET's Financial Advisor." After extensive discussion and consideration, the UUNET Board of Directors unanimously approved the Merger Agreement and the transactions contemplated thereby and authorized the execution of the Merger Agreement and the MFS Voting Agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF UUNET; REASONS FOR THE MERGER

  The UUNET Board of Directors believes that the terms of the Merger are fair to, and in the best interests of, UUNET and the UUNET stockholders and has unanimously approved the Merger Agreement and the related transactions. The UUNET Board of Directors unanimously recommends that the UUNET stockholders approve and adopt the Merger Agreement.

  In light of the enhanced competition from major telecommunications companies in the Internet services industry, the UUNET Board of Directors evaluated UUNET's strategic position and determined that in order for UUNET to maintain its leadership position in the industry it needed to augment its presence through a merger or strategic relationship with a suitable partner. The UUNET Board of Directors considers a merger with MFS advantageous to UUNET because: (i) each company has similar needs for domestic and international high capacity fiber optic infrastructure which should ultimately allow them to reduce expenses through their combined purchasing power; (ii) both companies focus on providing communications services to business customers and believe that together they will be able to provide business customers with a single source for a full range of business communications and Internet services; and (iii) UUNET potentially could benefit from the efforts of MFS' 1,200-person sales and marketing team offering UUNET's Internet services. The UUNET Board of Directors concluded after lengthy negotiation that MFS would not modify its offer to include a cash component. The UUNET Board of Directors determined that the Merger as structured was in the best interests of UUNET and its stockholders despite the refusal of MFS to include a cash component as part of the Merger consideration as a result of the liquidity offered by the active public trading market for MFS Common Stock, the perceived advantages to UUNET of the Merger, and the determination by UUNET's financial advisor that the Exchange Ratio pursuant to the Merger Agreement was fair to the holders of the UUNET Common Stock. See "Opinion of UUNET's Financial Advisor."

  In reaching its decision to approve the Merger and to recommend that UUNET's stockholders vote to approve the Merger, the UUNET Board of Directors also considered, among other things, the following factors, both positive and potentially negative:

    (i) the Board's knowledge of the business, operations, properties, assets, financial condition and operating results of UUNET;

    (ii) the reports and opinions of UUNET's management and Goldman Sachs, including the result of their due diligence investigations concerning the business, operations and financial condition of MFS;

    (iii) UUNET's future prospects for executing its business strategy, including expanding worldwide operations and acquiring significant undersea fiber optic cable capacity, and the likelihood that such prospects would be enhanced as a result of the Merger in light of the enhanced competition from major telecommunications companies in the Internet services industry;

    (iv) the detailed financial analyses, pro forma and other information with respect to UUNET and MFS presented by Goldman Sachs and the opinion of Goldman Sachs that the Exchange Ratio pursuant to the Merger Agreement was fair to the holders of UUNET Common Stock as of the date of such opinion (see "Opinion of UUNET's Financial Advisor");

    (v) the effect on stockholder value of UUNET continuing as an independent entity compared to the effect of a combination with MFS, in light of the financial condition and prospects of UUNET and the current economic and industry environment, including, but not limited to, (A) other possible strategic alternatives for UUNET which the UUNET Board of Directors had examined, including continuing to execute its stand-alone business plan, and (B) the potential for increased value in the combined MFS/UUNET enterprise;

    (vi) recent and current market prices of the MFS Common Stock;

    (vii) the terms and conditions of the Merger Agreement and the related documents, which were the product of extensive arm's-length negotiations, including the fact that the closing of the Merger is not conditioned upon the failure of a material adverse event to occur with respect to UUNET or MFS after the signing of the Merger Agreement, but is conditioned upon the MFS stockholders approving the issuance of shares to the UUNET stockholders pursuant to the Merger;

    (viii) the substantial premium over the recent trading prices of the UUNET Common Stock represented by the Exchange Ratio of 37% over the UUNET Common Stock closing sales price on April 26, the trading day prior to the meeting of the UUNET Board of Directors at which the Merger Agreement was approved, 38% over the price one week before April 26, and 144% over the price 30 days before April 26;

    (ix) the compatibility of the respective business philosophies of MFS and UUNET;

    (x) the opportunity for UUNET stockholders, a majority of whom supported the Merger by agreeing to execute the Stock Option Agreement, to participate, as holders of MFS Common Stock, in a larger, more diversified company, and to do so by means of a transaction which is designed to be tax-free to UUNET's stockholders;

    (xi) the effect of the Merger on the interests of UUNET's customers, suppliers and employees, which the UUNET Board of Directors determined is likely to be beneficial given that MFS has indicated that after the Merger, UUNET would continue to pursue its current business strategy as a separate business entity and that UUNET should derive significant benefits from the financial strength, marketing resources and telecommunications infrastructure capacity of MFS;

    (xii) the risks that UUNET will not achieve the synergies and cost savings anticipated to be achieved in the Merger, including a reduction in UUNET's "local loop" network costs (which UUNET estimates to be approximately 40% of its "cost of revenues" in North America for 1996), incremental sales from MFS' 1,200-person sales and marketing team offering UUNET's Internet services to the customers of MFS and reduction in expenses for domestic and international high capacity fiber optic infrastructure resulting from the combined purchasing power of the two companies;

    (xiii) the risk that the operations of the two companies would not be successfully integrated;

    (xiv) the risk that key technical and management personnel might be lost prior to or after consummation of the Merger;

    (xv) the adverse effects on UUNET's business, operations and financial condition should it not be possible to consummate the Merger following public announcement that the Merger Agreement had been entered into; and

    (xvi) other risks associated with MFS and UUNET's businesses, including those described above under "RISK FACTORS."

  The foregoing discussion of the information and factors considered by the UUNET Board of Directors is not intended to be exhaustive but is believed to include all material factors considered by the UUNET Board of Directors. In view of the variety of factors considered in connection with its evaluation of the Merger, the UUNET Board of Directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the UUNET Board of Directors may have given different weights to different factors. In the course of its deliberations, the UUNET Board of Directors did not establish a range of value for UUNET; however, based on the factors outlined above, the UUNET Board of Directors determined that the Merger is advisable and fair and in the best interests of UUNET and its stockholders.

  THE UUNET BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF UUNET COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the Board of Directors of UUNET with respect to the Merger, holders of UUNET Common Stock should be aware that certain members of UUNET's management, some of whom are members of the UUNET Board of Directors, and the members of the UUNET Board of Directors have certain interests in the Merger, in addition to those of the stockholders generally. The Board of Directors of UUNET was aware of these interests when it considered and approved the Merger and the Merger Agreement.

  Pursuant to the terms of the Merger Agreement, MFS has agreed to take all action necessary to cause John W. Sidgmore, President and Chief Executive Officer of UUNET, Richard L. Adams, Jr., Chairman of the Board of UUNET, and a third individual designated by UUNET and approved by MFS to become members of the MFS Board of Directors, subject to the consummation of the Merger. Upon joining the MFS Board of Directors, Mr. Sidgmore will become a Class I director, UUNET's third designee will become a Class II director and Mr. Adams will become a Class III director. In addition, Mr. Sidgmore will remain the President, Chief Executive Officer and a director of UUNET and will become the Co-President and Co-Chief Operating Officer of MFS.

  MFS has agreed that UUNET may retain Daniel C. Lynch, Les B. Strauss and Daniel Rosen, each currently a member of the UUNET Board of Directors, as consultants to UUNET, in each case for at least such period of time that any nonqualified stock options outstanding on April 29, 1996 held by such individuals remain subject to vesting or the shares issuable upon exercise of such options remain subject to UUNET's right of repurchase. The consideration in each case to such consultants would be the continued vesting of such options during the term of consultancy.

  Pursuant to option and stock purchase agreements between each of various officers and UUNET, upon consummation of the Merger, the vesting and lapse of repurchase rights will accelerate with respect to 50% of (a) unvested options and (b) outstanding shares or shares issuable upon option exercise subject to a right of repurchase, in each case, as of the Effective Date. If as a result of such acceleration, any officer of UUNET incurs an excise tax pursuant to
Section 4999 of the Code or corresponding provisions of applicable state law, UUNET will pay such officer when due to the applicable tax authority an amount (the "Transfer") sufficient to pay (i) the excise tax and (ii) any and all federal, state and local taxes payable with respect to the receipt of the Transfer. The maximum amount that UUNET will pay in connection with all Transfers is $4.55 million (the "Cap"), except that the Cap will be increased if the per share value of UUNET Common Stock used in determining the amount of the Transfer exceeds $61.33 per share and/or the interest rate used in determining the amount of the Transfer exceeds 7.5%. If the Cap is exceeded, the officers who would otherwise be entitled to payment or part or all of the Transfer may (but are not obligated to) disclaim all or part of the acceleration of vesting of options or shares.

  Pursuant to the Merger Agreement, following consummation of the Merger, MFS will, or will cause UUNET to, honor in accordance with their terms, all employment, severance and similar agreements to which UUNET or any of its subsidiaries is a party and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Date under UUNET's benefit plans. See "THE MERGER AGREEMENT--Effect on Employee Benefit Plans."

  MFS will indemnify and hold harmless directors, officers, and agents of UUNET as provided in UUNET's Certificate of Incorporation, By-laws or indemnification agreements, in effect on the date of the Merger Agreement with respect to matters covered thereby occurring through the Effective Date. In addition, in connection with the recently completed public offering of MFS Common Stock, MFS has agreed to indemnify Messrs. Adams and Sidgmore as if they were members of the MFS Board of Directors for any loss, expense, damage or liability (including attorney fees) arising from or relating to the offer and sale of securities pursuant to that public offering by MFS.

  The Merger Agreement provides that the By-laws and the Certificate of Incorporation of Sub will be amended prior to the Effective Date to contain indemnification provisions identical to those set forth in the By-laws and Certificate of Incorporation of UUNET as of April 29, 1996, which provisions will continue in full force and effect for a period of not less than six years from the Effective Date. The Merger Agreement provides that, with respect to matters occurring prior to the Effective Date, MFS will cause UUNET, as the Surviving Corporation, to maintain directors' and officers' liability insurance policies as currently maintained by UUNET for three years after the Effective Date to the extent that such policies are obtainable at an annual cost of not greater than three times UUNET's last annual premium prior to April 29, 1996; provided that if such coverage is not available for such amount, UUNET, as the surviving corporation, will purchase as much coverage as possible for such amount. See "THE MERGER AGREEMENT--Indemnification."

  The Merger Agreement provides that under certain circumstances, MFS will indemnify and hold harmless each member of UUNET's Board of Directors that has executed, or whose affiliate or employer executed, a Stock Option Agreement insofar as any loss, claim, damage, liability or expense arises solely out of, or is based solely upon, a claim that such Director's fiduciary duty as a member of UUNET's Board of Directors under Delaware law was breached by the execution by him or his affiliate or employer, in his or its capacity as a UUNET stockholder, of the Stock Option Agreement.

RECOMMENDATION OF MFS BOARD OF DIRECTORS OF THE MERGER; REASONS FOR THE MERGER

  The MFS Board of Directors believes that the Merger is fair to, and in the best interests of, MFS and its stockholders. The MFS Board of Directors has approved the terms of the Merger by a unanimous vote of the directors present and unanimously recommends that MFS' stockholders vote FOR the MFS Share Proposal.

  The MFS Board of Directors concluded that the Merger is in the best interests of MFS and its stockholders because the Merger would further MFS' strategic objective of becoming the primary provider of telecommunications services to business and government end-users and would provide MFS with a strategic opportunity to accelerate the addition of Internet-related services to its suite of business service offerings. See "SUMMARY--The Companies--MFS." The MFS Board of Directors concluded that the Merger will further such objectives in part because of its belief that: (i) the significant growth of the Internet as a communications medium has created incremental revenue opportunities for facilities-based telecommunications service providers; (ii) UUNET's customer base of businesses is complementary to MFS' customer base; and (iii) UUNET's relationship with Microsoft demonstrates its reputation as a leading provider of access to highly complex Internet networks. In addition, MFS believes that the Merger will (i) allow MFS to expand its communications service offerings to include UUNET's existing array of Internet-related services oriented toward the needs of business and government customers, (ii) provide MFS with additional technical expertise in configuring and managing complex, packet switched networks and (iii) over time, allow MFS to offer new services (including voice and video communications services) utilizing UUNET's Internet technology expertise and MFS' broadband, end-to-end networks. MFS also believes that the combined entity can, over time, improve profitability as a result of (i) a reduction in UUNET's "local loop" network costs (which UUNET estimates to be approximately 40% of its "cost of revenues" in North America for 1996) by utilizing available capacity on MFS' local networks, (ii) receipt of terminating access payments, or a reduction in cost of providing dial-up Internet access, as mandated by the Telecom Act, (iii) reduced cost of intercity transport capacity purchased or leased from others as a result of increased volume and migration of UUNET traffic to MFS-owned facilities and
(iv) incremental sales from offering UUNET services combined with MFS services to the customers of UUNET.

  In reaching its conclusions that the Merger is fair to, and in the best interests of, MFS and its stockholders, the MFS Board of Directors also considered, among other things, the following factors: (i) its knowledge of the business, operations, properties, assets, financial condition, operating results and prospects of MFS and UUNET; (ii) current industry, economic and market conditions; (iii) presentations by MFS' management and by Gleacher NatWest, MFS' financial advisors, with respect to UUNET and MFS; (iv) the opinion of Gleacher NatWest as to the fairness, from a financial point of view, of the Exchange Ratio to MFS and its stockholders (see "THE MERGER--Opinion of MFS' Financial Advisor"); (v) the terms of the Merger Agreement (see "THE MERGER AGREEMENT"); (vi) the compatibility of the respective business philosophies of MFS and UUNET; and (vii) the opportunity for MFS stockholders to participate in a larger, more diversified company.

  In view of the variety of factors considered in connection with its evaluation of the Merger, the MFS Board of Directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

OPINION OF UUNET'S FINANCIAL ADVISOR

  Goldman Sachs delivered its written opinion to the UUNET Board of Directors to the effect that as of the date of such opinion, the Exchange Ratio pursuant to the Merger Agreement was fair to holders of the UUNET Common Stock.

  THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED APRIL 29, 1996, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS ANNEX D TO THIS JOINT PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF UUNET ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

  In connection with its opinion, Goldman Sachs reviewed, among other things,
(i) the Merger Agreement; (ii) the Annual Report on Form 10-K of UUNET for the year ended December 31, 1995; (iii) Annual Reports to Stockholders of MFS for the two years ended December 31, 1994; (iv) Annual Reports on Form 10-K of MFS for the three years ended December 31, 1995; (v) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of UUNET and MFS; (vi) the Registration Statement dated May 25, 1995 relating to the initial public offering of UUNET Common Stock; (vii) the Proxy Statement dated August 7, 1995 relating to Peter Kiewit Sons, Inc.'s tax-free distribution of all of its holdings in MFS; (viii) the Prospectus Supplement dated January 18, 1996 relating to 8 7/8% Senior Discount Notes due 2006 of MFS; (ix) certain other communications from UUNET and MFS to their respective stockholders; and (x) certain internal financial analyses and forecasts for UUNET and MFS prepared by their respective managements. Goldman Sachs also held discussions with members of the senior managements of UUNET and MFS regarding the past and current business operations, financial condition and future prospects of their respective companies. Goldman Sachs reviewed with members of the senior management of UUNET and its outside counsel and accountants the results of UUNET's due diligence examination of MFS. In addition, Goldman Sachs reviewed the reported price and trading activity for the UUNET Common Stock and the MFS Common Stock, compared certain financial and stock market information for UUNET and MFS with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the technology sector generally and the communications equipment industry specifically, and performed such other studies and analyses as it considered appropriate.

  Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In that regard, Goldman Sachs, assumed, with UUNET's consent, that the financial forecasts were prepared on a basis reflecting the best then currently available judgments and estimates of UUNET and MFS and that such forecasts would be realized in the amounts and at the times contemplated therein. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of UUNET or MFS or any of their respective subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal.

  The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its written opinion, dated as of April 29, 1996, to UUNET's Board of Directors.

    (i) Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for the UUNET Common Stock. In addition, Goldman Sachs analyzed the consideration to be received by holders of UUNET Common Stock pursuant to the Merger Agreement in relation to the market prices of the UUNET Common Stock on April 26, 1996, April 19, 1996, March 26, 1996 and January 26, 1996. Such analysis indicated that the price per share of UUNET Common Stock to be paid pursuant to the Merger Agreement (based on the Exchange Ratio of 1.777776 and the implied post-stock split price of MFS Common Stock of $61.33 as of April 26, 1996) represented a premium of 37% based on the April 26, 1996 closing market price of $44.75 per share of UUNET Common Stock, 38% based on the April 19, 1996 closing market price of $44.50 per share of UUNET Common Stock, 144% based on the March 26, 1996 closing market price of $25.19 per share of UUNET Common Stock and 31% based on the January 26, 1996 closing market price of $46.75 per share of UUNET Common Stock. This analysis also showed that from May 25, 1995 through April 26, 1996 UUNET Common Stock and MFS Common Stock had traded in a ratio ranging between approximately 2.25 and
  0.4 (without adjusting for the MFS 2-for-1 stock split effected on April 26, 1996), with an average ratio over that period of approximately .97 (without adjusting for the MFS 2-for-1 stock split effected on April 26, 1996).

    (ii) Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information relating to UUNET to corresponding financial information, ratios and public market multiples for 19 publicly traded corporations: BBN, NETCOM, PSI, America Online, CompuServe, Yahoo!, Inc., Lycos Inc., Open Text Corporation, Secure Computing Corporation, Raptor Systems Inc., Cylink Corporation, CyberCash Inc., Netscape Communications Corporation, Premenos Technology Corp., Spyglass Inc., Verity Inc., Netmanage Inc., Quarterdeck Office Systems, Inc. and VocalTec Inc. (the

  "Selected Companies"). Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of UUNET were calculated using a price of $44.75 per share of UUNET Common Stock, the closing price of the UUNET Common Stock on Nasdaq on April 26, 1996. The multiples and ratios for UUNET and for each of the Selected Companies were based on the most recent publicly available information. With respect to the Selected Companies, Goldman Sachs considered market capitalization as a multiple of estimated 1996 and 1997 revenues. Goldman Sachs' analyses of the Selected Companies indicated multiples of estimated revenues, which ranged from 2.6x to 331.2x for 1996 and ranged from 1.3x to 32.6x for 1997, compared to multiples of 8.4x and 3.2x, respectively, for UUNET. Goldman Sachs also considered, for the Selected Companies, estimated 1996 and 1997 price/earnings ratios, which ranged from 16.5x to 695.0x for 1996 and 10.9x to 150.6x for 1997 compared to 223.8x and 89.5x, respectively, for UUNET; and a five-year Earnings Per Share ("EPS") growth rate (provided by Institutional Brokers Estimate System ("IBES")) ranging from 20.0% to 90.0% compared to 50.0% for UUNET. Goldman Sachs noted the breadth of the ranges of multiples and ratios disclosed above, but took the results of this comparative analysis into account as one of the methods of analysis performed in connection with arriving at its opinion to the Board of Directors of UUNET as to the fairness of the Exchange Ratio pursuant to the Merger Agreement to holders of the UUNET Common Stock.

    (iii) Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis under the following two scenarios: (a) using UUNET's management projections and a price/earnings methodology (the "PE Case") and
  (b) using UUNET's management projections using an Earnings Before Income Taxes, Depreciation and Amortization ("EBITDA") methodology (the "EBITDA Case"). Goldman Sachs analyzed the PE Case and the EBITDA Case over a five year period (the "Five Year Period") and a three year period (the "Three Year Period"). Goldman Sachs calculated a net present value of free cash flows for the years 1996 through 2000 in the Five Year Period and for the years 1996 through 1998 in the Three Year Period using discount rates ranging from 20% to 30%, which were used to reflect theoretical risk adjusted cost of capital. Goldman Sachs calculated UUNET's terminal values in the year 2000 based on multiples ranging from 10.0x EBITDA to 14.0x EBITDA in the EBITDA Case for the Five Year Period, 12.0x EBITDA to 16.0x EBITDA in the EBITDA Case for the Three Year Period, 15.0x net income to 25.0x net income in the PE Case for the Five Year Period and 20.0x net income to 30.0x for the Three Year Period. These terminal values were then discounted to present value using discount rates from 20.0% to 30.0%. Based on such analysis the implied per share values ranged from $30 to $65 in the EBITDA Case for the Five Year Period, from $23 to $42 in the EBITDA Case for the Three Year Period, from $28 to $75 in the PE Case for the Five Year Period and from $22 to $45 in the PE Case for the Three Year Period.

    (iv) Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to 49 selected transactions in the technology industry since 1994 (the "Selected Technology Transactions") and 61 transactions in the communications equipment industry since 1993 (the "Selected Communications Transactions"). Such analyses indicated that for the Selected Technology Transactions the premium paid over market price for the day (i) prior to announcement ranged from negative 5.8% to 138.3% with a mean of 35.3% and a median of 33.6% in the Selected Technology Transactions and ranged from 1.9% to 70.0% with a mean of 30.6% and a median of 25.2% in the Selected Communications Transactions compared to a premium of 37% over the closing market price of the UUNET Common Stock on April 26, 1996, (ii) one week prior to the announcement ranged from negative 5.8% to 138.3% with a mean of 41.9% and a median of 35.3% in the Selected Technology Transactions and ranged from 11.7% to 71.4% with a mean of 40.9% and a median of 40.0% in the Selected Communications Transactions compared to 38% over the closing market price of the UUNET Common Stock on April 19, 1996 and (iii) 30 days prior to the announcement ranged from negative 9.9% to 103.2% with a mean of 47.5% and a median of 45.8% in the Selected Technology Transactions and ranged from 13.8% to 103.6% with a mean of 52.6% and a median of 52.4% in the Selected Communications Transactions compared to 144% over the closing market price of the UUNET Common Stock on March 26, 1996.

    (v) Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the Merger. Using earnings estimates for UUNET and MFS prepared by their respective managements for the years 1996 and 1997, Goldman Sachs compared the EPS of the UUNET Common Stock, on a standalone basis, to the EPS of the common stock of the combined companies on a pro forma basis. Goldman Sachs performed this analysis based on a transaction value of $61.33 per share of UUNET Common Stock. Such analyses indicated that the proposed transaction would be dilutive to UUNET's stockholders on an EPS basis by $2.60 per share and $2.42 per share in the years 1996 and 1997, as MFS is not projected to have positive net income in either year.

    (vi) Contribution Analysis. Goldman Sachs reviewed historical and estimated future revenues and EBITDA for UUNET and MFS based on UUNET and MFS managements' financial forecasts for their respective companies. The analysis indicated that the UUNET stockholders would contribute 14%, 21%, 28% and 34%, to the combined company's revenues in 1995, 1996, 1997 and 1998, respectively and 35% and 30%, to the combined company's EBITDA in 1997 and 1998, respectively.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to UUNET or MFS or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs providing its opinion to the UUNET Board of Directors as to the fairness of the Exchange Ratio pursuant to the Merger Agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of UUNET, MFS, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs' opinion to the UUNET Board of Directors was one of many factors taken into consideration by the UUNET Board of Directors in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex D hereto.

  Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. UUNET selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger, as well as Goldman Sachs' prior investment banking relationship with UUNET.

  Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of UUNET and/or MFS for its own account and for the account of customers. As of the UUNET Record Date, Goldman Sachs had a net long position of 7,078 shares of UUNET Common Stock and a net short position of 512,502 shares of MFS Common Stock, a net long position of 324,662 shares of Series A Preferred, a short position of $5 million in aggregate principal amount of 9 3/8% of Senior Discount Notes due 2004 of MFS and a long position of $3.5 million in aggregate principal amount of 8 7/8% Senior Discount Notes due 2006 of MFS.

  Pursuant to a letter agreement dated March 24, 1996 (the "Engagement Letter"), UUNET engaged Goldman Sachs to act as its financial advisor in connection with the possible sale of all or a portion of UUNET. Pursuant to the terms of the Engagement Letter, UUNET has agreed to pay Goldman Sachs upon consummation of the Merger a transaction fee based on 0.55% of the total consideration paid for the UUNET Common Stock (including amounts paid to holders of vested options, calculated using the treasury stock method). UUNET has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

OPINION OF MFS' FINANCIAL ADVISOR

  MFS retained Gleacher NatWest to act as MFS' financial advisor in connection with the Merger and related matters based upon its qualifications, expertise and reputation, as well as Gleacher NatWest's prior investment banking relationship and familiarity with MFS. At the April 29, 1996 meeting of the MFS Board of Directors, Gleacher NatWest delivered a written opinion to the MFS Board of Directors to the effect that, as of such date, the Exchange Ratio offered by MFS to UUNET stockholders is fair from a financial point of view to MFS and its stockholders.

  THE FULL TEXT OF GLEACHER NATWEST'S OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX E TO THIS JOINT PROXY STATEMENT-PROSPECTUS. MFS STOCKHOLDERS ARE URGED TO READ THE GLEACHER NATWEST OPINION CAREFULLY AND IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF GLEACHER NATWEST SET FORTH IN THIS JOINT PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  GLEACHER NATWEST'S OPINION IS ADDRESSED TO THE MFS BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF MFS CAPITAL STOCK AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE MFS ANNUAL MEETING.

  In connection with rendering its opinion, Gleacher NatWest, among other things: (i) analyzed the historical publicly filed financial statements of UUNET and MFS; (ii) discussed the past and current operations, the financial condition and the prospects of UUNET with the management of MFS and the management of UUNET, and reviewed with the management of MFS its due diligence of UUNET; (iii) reviewed with the management of MFS certain business plans of MFS, certain projections prepared by and pertaining to UUNET, certain financial projections concerning UUNET prepared by the management of MFS and certain estimates of financial synergies occurring from the business combination resulting from the merger as prepared by MFS; (iv) reviewed the historical market prices and reported trading volumes of MFS Common Stock and UUNET Common Stock; (v) compared the financial performance of UUNET with, and reviewed the prices and reported trading activity of the securities of, certain publicly traded companies whose operating characteristics and/or industry focus resemble those of UUNET; (vi) reviewed the financial terms of selected precedent transactions of publicly traded companies with high projected growth rates;
(vii) performed a discounted cash flow analysis of UUNET based upon public estimates and the financial information provided to it as referred to above; and (viii) reviewed such other information and performed such other analyses as it deemed appropriate.

  In rendering its opinion, Gleacher NatWest assumed and relied upon, without assuming responsibility for independent verification, the accuracy and completeness of the information reviewed by it. With respect to the financial projections provided to it, Gleacher NatWest assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of the senior management of MFS and UUNET as to the future financial performance of MFS and UUNET. Gleacher NatWest also assumed based upon the information which had been provided to it and without assuming responsibility for independent verification thereof that no material undisclosed or contingent liability exists with respect to MFS or UUNET. Gleacher NatWest's opinion is based necessarily on the economic, market, and other conditions as in effect on the date of its opinion, and the information made available to it.

  The following is a summary of the analyses presented by Gleacher NatWest to the MFS Board of Directors on April 29, 1996 in connection with rendering its opinion.

  Transaction Summary. Gleacher NatWest reviewed the principal terms of the proposed transaction, noting that it is based upon an exchange ratio of
1.777776 shares (as adjusted for the MFS 2-for-1 stock split effective April 26, 1996) of MFS Common Stock for each outstanding share of UUNET Common Stock. Gleacher

NatWest explained that based upon MFS' closing stock price of $34.50 (as adjusted for the stock split) on April 26, 1996, each UUNET stockholder would receive $61.33 in value, representing a 37% premium to the UUNET closing stock price of $44.75 on April 26, 1996.

  Comparable Company Analysis. Gleacher NatWest reviewed the relative performance and value of UUNET by comparing certain market trading statistics for UUNET with the following five companies whose operating characteristics and/or industry focus resemble those of UUNET: Netscape Communications Corporation, PSI, NETCOM, Verity, Inc. and Spyglass, Inc. (the "Comparables"). Market information used in ratios provided below is as of April 26, 1996, except for in the case of UUNET, which is valued at a price based on MFS' closing stock price on April 26, 1996 multiplied by the exchange ratio of
1.777776 shares. This analysis showed that the ratio of aggregate market value to revenues from the most recent quarter multiplied by four (the "LQA revenues") was 11.4x for UUNET compared to 13.9x in the case of the median of a range of multiples from 2.4x to 21.7x for the Comparables, and that the ratio of aggregate market value to revenues estimates for 1996 and 1997 was 8.0x and 4.2x, respectively for years 1996 and 1997, for UUNET compared to 12.2x and 8.2x in the case of the median of a range of multiples ranging from 1.9x to 18.1x for 1996 estimated revenues, and 0.9x to 12.3x for 1997 estimated revenues for the Comparables, in each case based upon estimates of various equity research analysts.

  Gleacher NatWest also reviewed the 5-year projected earnings growth rate of UUNET and the Comparables. Based upon Institutional Brokers Estimate System ("IBES") estimates as of April 18, 1996, UUNET's projected growth was 70% compared to 50% in the case of the median of a range of projected growth rates from 50% to 90% for the Comparables. IBES is a data service that monitors and publishes compilations of earnings estimates produced by selected research analysts regarding companies of interest to institutional shareholders.

  Comparable Transaction Analysis. Gleacher NatWest reviewed the premiums paid for certain selected high-growth, technology companies in transactions with a value of over $700 million. Target projected growth rates, premiums paid to target price one week prior to announcement, multiples of LQA revenues and multiples of LQA revenues relative to growth rate implied by the consideration to be received by stockholders of UUNET in the Merger were compared with growth rates, premiums paid, and multiples paid in other comparable merger transactions from 1994 through April 22, 1996. The comparison included a total of six transactions. The transactions examined were (target/acquiror):
StrataCom/Cisco Systems; Sierra On-Line/CUC International; Davidson & Associates/CUC International; Tivoli Systems/IBM; NexGen/Advanced Micro Devices; and Powersoft/Sybase. The analysis showed a target projected growth rate for the comparables of 34%, compared to 70% for UUNET. The median of the premiums paid to target price was 32% (in a range of 2% to 56%) for the comparable transactions, compared to 38% for the Merger, based on an MFS share price of $34.50. In terms of the LQA multiple of revenues, the median for the comparables was 7.9x (in a range of 3.4x to 13.0x), compared to 11.4x for the Merger. In terms of the LQA revenues multiple relative to projected growth rates implied by the transaction, the median for the comparables was 20.6 (in a range of 12.2 to 43.5), compared to 16.2 for the Merger.

  No company or transaction used in the comparable company and comparable transaction analyses is identical to UUNET or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of UUNET and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable company data.

  Discounted Cash Flow Analysis. Gleacher NatWest performed a discounted cash flow analysis to calculate the present value per share of UUNET using financial projections for UUNET through 2000 that reflected a compounded earnings growth rate in line with the consensus analyst estimates of 70%. Gleacher NatWest utilized a discount rate of 20.0% and earnings before interest, taxes, depreciation and amortization ("EBITDA") terminal value multiples ranging from 12.0x to 14.0x to apply to forecasted EBITDA for the year 2000. This analysis showed a range of present values from $55 to $63 per share for UUNET assuming no synergies. The analysis showed a range of present values from $70 to $80 per share for UUNET assuming operating cost synergies and incremental revenue flow from a phased-in co-carrier environment (based on MFS management estimates). This analysis did not purport to be indicative of actual values or expected values of the shares of UUNET Common Stock before or after the Merger.

  Pro Forma Analysis of the Merger. Gleacher NatWest analyzed the pro forma effect of the Merger on MFS' revenues and revenue growth rate, EBITDA, and leverage ratio. This analysis assumed that the Merger would completed on August 1, 1996. Such analysis was based on historical and estimated revenues and EBITDA for fiscal years ended 1995 through 1998 for MFS and UUNET. The estimates for MFS were prepared by MFS management, and estimates for UUNET assumed a compounded earnings growth rate in line with the consensus analyst estimates of 70%. This analysis showed that, based upon such projections, the Merger would result over the analysis period in an increase in the pro forma MFS revenue growth rate. Gleacher NatWest also noted that based upon such projections the Merger would allow MFS to report positive EBITDA earlier than currently expected and to reduce MFS' ratio of total debt to book capitalization.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Gleacher NatWest believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion and the presentation to the MFS Board of Directors. Gleacher NatWest has not indicated that any of the analyses which it performed had a greater significance from any other. In addition, Gleacher NatWest may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Gleacher NatWest's view of the actual value of UUNET.

  In performing its analyses, Gleacher NatWest made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of MFS or UUNET. The analyses performed by Gleacher NatWest are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Gleacher NatWest's analysis of the fairness of the Exchange Ratio to MFS and its stockholders and were provided to the MFS Board of Directors in connection with the delivery of Gleacher NatWest's opinion. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities might actually be sold, which are inherently subject to uncertainty. In addition, as described above, Gleacher NatWest's opinion and presentation to the MFS Board of Directors was one of many factors taken into consideration by the MFS Board of Directors in making its determination to approve the Merger. Consequently, the Gleacher NatWest analyses described above should not be viewed as determinative of the MFS Board of Directors' or MFS management's opinion with respect to the value of UUNET.

  Gleacher NatWest is an internationally recognized investment banking and advisory firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions.

  In the past, Gleacher NatWest and its affiliates have provided financial advisory services to MFS. Pursuant to an engagement letter dated June 8, 1993, MFS agreed to pay Gleacher NatWest a fee in the form of warrants to acquire 1.5 million shares of MFS Common Stock at a stock price of $13.125 for all advisory services rendered during the period from June 8, 1993 to June 8, 1996. MFS also agreed to sell 72,000 shares of MFS Common Stock to Gleacher NatWest at a price equal to $11.15 per share (representing 85% of the closing per share price of $13.25 on June 7, 1993). Upon completion of the transaction, MFS will also pay Gleacher NatWest a cash fee of $1.0 million. In addition, MFS has agreed, among other things, to reimburse Gleacher NatWest for all reasonable out-of-pocket expenses incurred in connection with the services provided by Gleacher NatWest, and to indemnify and hold harmless Gleacher NatWest and certain related parties from and against certain liabilities and expenses, including certain liabilities under the federal securities laws, in connection with its engagement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. IN ADDITION, IT DOES NOT DISCUSS THE FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO CERTAIN PERSONS, INCLUDING HOLDERS OF OPTIONS OR WARRANTS, AND MAY NOT APPLY TO CERTAIN HOLDERS SUBJECT TO SPECIAL TAX RULES, INCLUDING DEALERS IN SECURITIES AND FOREIGN HOLDERS. THE DISCUSSION IS BASED UPON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION.

  EACH HOLDER OF UUNET COMMON STOCK SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

  It is a condition to the consummation of the Merger that UUNET receive an opinion from Heller Ehrman White & McAuliffe and that MFS receive an opinion from Skadden, Arps, Slate, Meagher & Flom to the effect that, based upon the facts, representations and assumptions set forth in such opinions, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. The representations and assumptions upon which these opinions will be based include certain representations by MFS and UUNET to the effect that as of the Effective Date, there will be no plan or intention on the part of the UUNET stockholders to sell, exchange, transfer by gift or otherwise dispose of more than 50% of the shares of MFS Common Stock received in the Merger and a representation by certain significant UUNET stockholders to the effect that as of the Effective Date, there will be no plan or intention on the part of such UUNET stockholder to sell, exchange, transfer by gift or otherwise dispose of any or more than certain amounts, as the case may be, of the shares of MFS Common Stock received by such UUNET stockholder in the Merger (the "continuity of interests representations").

  The following are material federal income tax consequences of the Merger that result from the Merger qualifying as a "reorganization" under the Code:

    (i) no gain or loss will be recognized by the stockholders of UUNET upon their receipt of MFS Common Stock in exchange for their UUNET Common Stock, except that stockholders who receive cash proceeds for fractional interests in MFS Common Stock will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to their fractional share interests, and such gain or loss will constitute capital gain or loss, assuming that the stockholder holds such UUNET Common Stock as a capital asset at the Effective Date;

    (ii) the tax basis of the shares of MFS Common Stock received by the stockholders of UUNET will equal the tax basis of their UUNET Common Stock exchanged therefor (less any portion of such basis allocable to any fractional interest in any share of MFS Common Stock);

    (iii) the holding period of the MFS Common Stock in the hands of the UUNET stockholders will include the holding period of their UUNET Common Stock exchanged therefor, assuming that the stockholder holds such UUNET Common Stock as a capital asset at the Effective Date; and

    (iv) no gain or loss will be recognized by MFS, UUNET or Sub in the Merger.

  The opinions of counsel are not binding upon the Internal Revenue Service ("IRS"), and the IRS or a court may disagree with the conclusions set forth above. In addition, if any of the facts, representations or assumptions which form the basis for such opinions, including the continuity of interest representations, are not correct, the conclusions reached in such opinions may not apply and the Merger could be treated as a taxable exchange by UUNET stockholders of their shares of UUNET Common Stock for shares of MFS Common Stock.

ACCOUNTING TREATMENT

  The Merger will be accounted for as a purchase for accounting and financial reporting purposes. Under the purchase method of accounting, the purchase price of UUNET, including direct costs of the Merger, will be allocated to the assets acquired and liabilities assumed based upon their estimated relative fair values, with the excess purchase consideration allocated to goodwill. The results of MFS' operations will include the results of operations of UUNET commencing at the Effective Date.

  The Unaudited Pro Forma Combined Condensed Financial Statements describing the pro forma effects of the Merger appearing elsewhere in this Joint Proxy Statement-Prospectus are based upon certain assumptions and allocate the purchase price to assets and liabilities based upon preliminary estimates of their respective fair values. The unaudited pro forma adjustments and combined amounts are included for informational purposes only. If the Merger is consummated, MFS' financial statements will reflect the effects of acquisition adjustments only from the Effective Date. The actual allocation of the purchase price may differ significantly from the allocation reflected in the Unaudited Pro Forma Combined Condensed Financial Statements.

CERTAIN LEGAL MATTERS

  Except as set forth below, no federal or state regulatory requirements or approvals (other than those that arose in connection with the registration of MFS Common Stock to be issued in the Merger and the effectiveness of this Joint Proxy Statement-Prospectus, which have already been obtained, and certain notice filings after the Effective Date) must be complied with or obtained in connection with the Merger.

  Pursuant to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), UUNET, MFS and certain stockholders of UUNET have filed Notification and Report Forms for review under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). The waiting period required under the federal antitrust laws has expired.

  The FTC and the Antitrust Division frequently scrutinize the legality of transactions such as the Merger under the antitrust laws. At any time before or after the Effective Date, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking the divestiture of substantial assets of MFS, UUNET or their respective subsidiaries. State Attorneys General and private parties may also bring legal actions under the federal or state antitrust laws under certain circumstances. Based upon an examination of information available to UUNET and MFS relating to the businesses in which MFS, UUNET and their respective subsidiaries are engaged, UUNET and MFS believe that the consummation of the Merger will not violate the antitrust laws. Nevertheless, there can be no assurance that a challenge to the proposed Merger on antitrust grounds will not be made or, if such a challenge is made, that UUNET and MFS will prevail. Consummation of the Merger is conditioned upon, among other things, the absence of any preliminary or permanent injunction or other order issued by any federal or state court in the United States which prevents the consummation of the Merger.

FEDERAL SECURITIES LAW CONSEQUENCES

  All MFS Common Stock issued in connection with the Merger will be freely transferable, except that any MFS Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of UUNET or MFS prior to the Merger may be sold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act with respect to affiliates of UUNET, or Rule 144 under the Securities Act with respect to persons who are or become affiliates of MFS, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of UUNET or MFS generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party.

  Affiliates may not sell their shares of MFS Common Stock acquired in connection with the Merger, except pursuant to an effective registration under the Securities Act covering such shares or in compliance with Rule 145

(or Rule 144 under the Securities Act in the case of persons who become affiliates of MFS) or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for two years following the Effective Date an affiliate (together with certain related persons) would be entitled to sell shares of MFS Common Stock acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule
144. Additionally, the number of shares to be sold by an affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of MFS Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would only remain available, however, to affiliates if MFS remained current with its informational filings with the Commission under the Exchange Act. Two years after the Effective Date, an affiliate would be able to sell such MFS Common Stock without such manner of sale or volume limitations provided that MFS was current with its Exchange Act informational filings and such affiliate was not then an affiliate of MFS. Three years after the Effective Date, an affiliate would be able to sell such shares of MFS Common Stock without any restrictions so long as such affiliate had not been an affiliate of MFS for at least three months prior thereto. See "THE MERGER AGREEMENT--Covenants."

LISTING

  It is a condition to the Merger that the shares of MFS Common Stock to be issued in connection with the Merger be authorized for listing on Nasdaq, subject to official notice of issuance, which condition has been satisfied.

APPRAISAL RIGHTS

  UNDER THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, THE HOLDERS OF UUNET COMMON STOCK AND MFS CAPITAL STOCK ARE NOT ENTITLED TO ANY APPRAISAL RIGHTS WITH RESPECT TO THE MERGER.

CERTAIN EFFECTS OF THE STOCK OPTION AGREEMENT AND TERMINATION FEE

  As a condition to entering into the Merger Agreement, MFS required certain stockholders of UUNET to enter into the Stock Option Agreement pursuant to which such stockholders' (i) agreed to vote their shares of UUNET Common Stock in favor of the approval of the Merger Agreement and against any proposal for any recapitalization, merger (other than the Merger), sale of assets or other business combination between UUNET and any person or entity (other than MFS or Sub) or any other action or agreement that would result in a breach of the Merger Agreement or result in any condition of the Merger Agreement not being fulfilled, (ii) granted irrevocable proxies in favor of MFS and Sub to so vote their shares, and (iii) issued to MFS an Option to purchase, such stockholders' shares of UUNET Common Stock held on the UUNET Record Date and the date of exercise of the Option, respectively (equal to approximately 59.5% or 19,300,317 shares, of the issued and outstanding shares of UUNET Common Stock as of the UUNET Record Date) for the Exchange Ratio. The Option may only be exercised upon the occurrence of certain events, which generally relate to, or are designed to culminate in, the acquisition of control of, or a significant equity interest in or significant assets of, UUNET by a third party. See "THE STOCK OPTION AGREEMENT."

  Certain aspects of the Stock Option Agreement, as well as certain aspects of the $60 million termination fee payable by UUNET provided for in the Merger Agreement, may have the effect of discouraging persons who might now or prior to the consummation of the Merger be interested in acquiring all of or a significant interest in UUNET from considering or proposing such an acquisition. See "THE MERGER AGREEMENT-- Termination; Fees and Expenses" and "THE STOCK OPTION AGREEMENT--Exercise of the Option."

                             THE MERGER AGREEMENT

  The following description of the Merger Agreement is necessarily a summary thereof and is therefore qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Joint Proxy Statement-Prospectus as Annex A and incorporated herein by reference. Stockholders of UUNET and MFS are urged to read the Merger Agreement in its entirety.

THE MERGER

  The Merger Agreement provides that, subject to the approval of the Merger by the stockholders of UUNET and the approval of the MFS Share Proposal by the stockholders of MFS and the satisfaction or waiver of the other conditions to the Merger, Sub will be merged with and into UUNET in accordance with Delaware law, whereupon the separate existence of Sub will cease and UUNET will be the Surviving Corporation of the Merger. On the Effective Date, the conversion of UUNET Common Stock and the conversion of shares of the common stock of Sub pursuant thereto will be effected as described below. The Certificate of Incorporation and By-laws of the Surviving Corporation will be amended and restated in their entirety to read as the Certificate of Incorporation and By-laws of Sub, as amended pursuant to the terms of the Merger Agreement. The directors of Sub immediately prior to the Effective Date, John W. Sidgmore and Richard L. Adams, Jr. will become the directors of the Surviving Corporation and the officers of UUNET immediately prior to the Effective Date will be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

EFFECTIVE DATE

  Following the adoption of the Merger Agreement and the MFS Share Proposal and subject to satisfaction or waiver of certain terms and conditions, including conditions to closing, contained in the Merger Agreement, the Merger will become effective on such date as the Certificate of Merger is duly filed with the Secretary of State of Delaware or at such time thereafter as is provided in such Certificate. The filing of the Certificate of Merger will be made as soon as practicable after all conditions contemplated by the Merger Agreement have been satisfied or waived.

TERMS OF THE MERGER

  At the Effective Date:

    (i) each share of UUNET Common Stock held by UUNET or any subsidiary of UUNET or held by MFS, Sub or any other subsidiary of MFS on the Effective Date will be canceled, and no payment will be made with respect thereto;

    (ii) each remaining outstanding share of UUNET Common Stock will be converted into and represent the right to receive 1.777776 shares of MFS Common Stock, with cash in lieu of fractional shares. Each share of new MFS Common Stock issued in connection with the Merger will be accompanied by one MFS Right; and

    (iii) each issued and outstanding share of the capital stock of Sub will be converted into and represent one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

  As of the Effective Date, present holders of UUNET Common Stock will cease to have any rights as holders of such shares, but will have the rights of holders of MFS Common Stock. After the Effective Date, the stock transfer books of UUNET will be closed and there will be no further transfers of UUNET Common Stock. See "THE MERGER--Conversion of Shares," "--Procedures for Exchange of Certificates" and "COMPARISON OF STOCKHOLDER RIGHTS."

FRACTIONAL SHARES

  Fractional shares of MFS Common Stock will not be issued in connection with the Merger. In lieu of any such fractional share, each holder of UUNET Common Stock who would otherwise have been entitled to a fraction of a share of MFS Common Stock upon surrender of certificates for exchange will be paid cash (without interest) in an amount equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional MFS Common Stock issued pursuant to the Merger Agreement. As soon as practicable following the Effective Date, the Exchange Agent will determine the excess of
(i) the number of full shares of MFS Common Stock delivered to the Exchange Agent by MFS over (ii) the aggregate number of full shares of MFS Common Stock to be distributed to holders of UUNET Common Stock (the "Excess MFS Shares"), and the Exchange Agent, as agent for the former holders of UUNET Common Stock, will sell the Excess MFS Shares at the prevailing prices on Nasdaq. The Exchange Agent will deduct from the proceeds of the sale of the Excess MFS Shares all commissions and transfer taxes incurred in connection with such sale of Excess MFS Shares. Until the net proceeds of such sale have been distributed to the former stockholders of UUNET, the Exchange Agent will hold such proceeds in trust for such former stockholders. As soon as practicable after the determination of the amount of cash to be paid to former stockholders of UUNET in lieu of any fractional interests, the Exchange Agent will make available such amounts to such former stockholders.

SURRENDER AND PAYMENT

  The Merger Agreement provides that prior to the Effective Date, MFS will appoint Continental Stock Transfer & Trust to act as the Exchange Agent for the Merger. On the Effective Date, MFS will make available, and each holder of UUNET Common Stock will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates representing UUNET Common Stock for cancellation, certificates representing the number of shares of MFS Common Stock into which such shares are converted in the Merger and cash in consideration of fractional shares, as described above. MFS Common Stock into which UUNET Common Stock will be converted in the Merger will be deemed to have been issued at the Effective Date.

  No dividends or other distributions that are declared or made on MFS Common Stock will be paid to persons entitled to receive certificates representing MFS Common Stock until such persons surrender their certificates representing UUNET Common Stock. Upon such surrender, there will be paid to the person in whose name the certificates representing such MFS Common Stock will be issued any dividends or other distributions which will have become payable with respect to such MFS Common Stock in respect of a record date after the Effective Date. In no event will the person entitled to receive such dividends be entitled to receive interest on such dividends. In the event that any certificates representing shares of MFS Common Stock are to be issued in a name other than that in which the certificates representing shares of UUNET Common Stock surrendered in exchange therefore are registered, it is a condition of such exchange that the certificate or certificates so surrendered be properly endorsed or be otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of MFS Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither MFS nor UUNET will be liable to any holder of shares of UUNET Common Stock for any such shares of UUNET Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

  DETAILED INSTRUCTIONS, INCLUDING A TRANSMITTAL LETTER, WILL BE MAILED TO HOLDERS OF UUNET COMMON STOCK PROMPTLY FOLLOWING THE EFFECTIVE DATE AS TO THE METHOD OF EXCHANGING CERTIFICATES FORMERLY REPRESENTING SHARES OF UUNET COMMON STOCK FOR CERTIFICATES REPRESENTING SHARES OF MFS COMMON STOCK. SEE "THE MERGER--CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES."

STOCKHOLDERS OF UUNET SHOULD NOT SEND CERTIFICATES REPRESENTING THEIR SHARES TO UUNET OR TO THE EXCHANGE AGENT PRIOR TO RECEIPT OF THE TRANSMITTAL LETTER.

STOCK OPTIONS AND STOCK PURCHASE PLAN

  At or prior to the Effective Date, UUNET and MFS will take all action necessary to cause the assumption by MFS as of the Effective Date of the options to purchase UUNET Common Stock, whether vested or unvested, issued under UUNET's 1995 Performance Option Plan, Incentive Stock Option Plan, Equity Incentive Plan and Nonemployee Directors Stock Option Plan (the "Stock Option Plans") or pursuant to separate option agreements outstanding as of the Effective Date (collectively, the "Outstanding Options"). Each of the Outstanding Options will be converted without any action on the part of the holder thereof into an option to purchase shares of MFS Common Stock as of the Effective Date. The number of shares of MFS Common Stock that the holder of an assumed Outstanding Option will be entitled to receive upon the exercise of such option will be a number of whole shares determined by multiplying the number of shares of UUNET Common Stock subject to such option, determined immediately before the Effective Date, by the Exchange Ratio. The option price of each share of MFS Common Stock subject to an Outstanding Option will be the amount (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of UUNET Common Stock at which such option is exercisable immediately before the Effective Date by the Exchange Ratio. The assumption and substitution of options as provided in the Merger Agreement will not give the holders of such options additional benefits or additional vesting rights (other than rights to the acceleration of vesting or the lapse of the right of repurchase caused by the Merger under existing contractual arrangements) which they did not have immediately prior to the Effective Date or relieve the holders of any obligations or restrictions applicable to their options or the shares obtainable upon exercise of the options. After the Effective Date, the Stock Option Plans will be continued in effect by MFS subject to amendment, modification, suspension, abandonment or termination as provided therein, and the Stock Option Plans as so continued will relate only to the issuance of MFS Common Stock as provided in the Merger Agreement. No later than one day after the Effective Date of the Merger, MFS shall file a Registration Statement on Form S-8 relating to the assumed Outstanding Options.

  Upon the earlier to occur of July 31, 1996 or the trading day immediately preceding the Effective Date, all then outstanding rights to acquire shares of UUNET Common Stock under UUNET's Employee Stock Purchase Plan (the "Stock Purchase Plan") will be exercised for the purchase of shares of UUNET Common Stock. No later than the close of the second trading day immediately preceding the Effective Date (but not prior to the exercise mentioned in the preceding sentence), the Board of Directors of UUNET will terminate the Stock Purchase Plan and all outstanding options to purchase UUNET Common Stock under such plan. All funds contributed to such Stock Purchase Plan that were not used to purchase shares of UUNET Common Stock will be returned, in cash, to participants of the Stock Purchase Plan as soon as administratively feasible after such termination date, in accordance with the terms of the Stock Purchase Plan.

CONDITIONS TO CONSUMMATION OF THE MERGER

  The obligations of UUNET and MFS to consummate the Merger are subject to the satisfaction of certain conditions, including: (i) the approval and adoption of the Merger Agreement and the transactions contemplated thereby by a majority of the outstanding shares of UUNET Common Stock; (ii) the MFS Share Proposal shall have been approved by the requisite vote of the holders of MFS Capital Stock; (iii) the authorization for listing on Nasdaq upon official notice of issuance of the MFS Common Stock issuable to UUNET stockholders pursuant to the Merger Agreement, which has occurred; (iv) the waiting period applicable to the consummation of the Merger under the HSR Act has expired or been terminated (which occurred on June 19, 1996); (v) the Registration Statement for the MFS Common Stock to be issued in connection with the Merger becoming effective in accordance with the provisions of the Securities Act and not being the subject of any stop order suspending effectiveness issued by the Commission; and (vi) the absence of any preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger (each party agreeing to use its best efforts to have any such injunction lifted).

  The obligation of UUNET to consummate the Merger is also subject to the satisfaction of the following further conditions (unless waived by UUNET): (i) MFS and Sub having performed in all material respects all of their agreements contained in the Merger Agreement required to be performed on or prior to the Effective Date, and the representations and warranties of MFS and Sub contained in the Merger Agreement are true in all material respects, when made and on and as of the Effective Date, except to the extent they relate to a specific date; (ii) UUNET having received the opinion of Heller Ehrman White & McAuliffe, counsel to UUNET, to the effect that as of the Effective Date, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (iii) receipt of certain specified third party consents; and (iv) MFS having taken all action necessary to cause John W. Sidgmore, Richard L. Adams, Jr. and an individual designated by UUNET and acceptable to MFS to become members of the Board of Directors of MFS subject to consummation of the Merger.

  The obligations of MFS and Sub to consummate the Merger are also subject to the satisfaction of the following further conditions (unless waived by MFS):
(i) UUNET shall have performed in all material respects all of its obligations contained in the Merger Agreement required to be performed by it on or prior to the Effective Date, and the representations and warranties of UUNET contained in the Merger Agreement are true in all material respects, when made and on and as of the Effective Date, except to the extent they relate to a specific date; (ii) MFS having received an opinion of Skadden, Arps, Slate, Meagher & Flom, tax counsel to MFS, to the effect that as of the Effective Date the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (iii) receipt of certain specified third party consents; and (iv) MFS having received the Affiliate Letters as defined in the Merger Agreement.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various representations and warranties of MFS, Sub and UUNET relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) the due organization, power and standing of, and similar corporate matters with respect to, each of UUNET, MFS and Sub; (ii) each of UUNET's and MFS' capitalization; (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement by each such party and of the transactions contemplated thereby; (iv) the absence of any conflict with each of UUNET, MFS' and Sub's Certificate of Incorporation, By-Laws and material agreements and instruments and compliance with applicable laws; (v) reports and other documents filed with the Commission and other regulatory authorities and the accuracy of the information contained therein; (vi) the absence of certain changes or events having a material adverse effect on the financial condition, business or results of operations of UUNET and MFS; (vii) the absence of any default under UUNET's and MFS' employee benefit plans and compliance with ERISA; and (viii) compliance with applicable laws.

CONDUCT OF BUSINESS PENDING THE MERGER

  Prior to the Effective Date, unless MFS otherwise agrees in writing, UUNET will, and will cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted, and will, and will cause its subsidiaries to, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses will be unimpaired at the Effective Date, except for any impairment which would not have a material adverse effect. UUNET will, and will cause its subsidiaries to: (i) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (ii) comply in all material respects with all laws, ordinances and regulations of governmental entities applicable to UUNET and its subsidiaries; (iii) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (iv) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would have a material adverse effect on UUNET.

  Except as required or permitted by the Merger Agreement, UUNET will not and will not propose to: (i) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries; (ii) amend its Certificate of Incorporation or By-laws; (iii) split, combine or reclassify its outstanding capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property; or (iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of UUNET capital stock except for the repurchase, at cost of shares of UUNET Common Stock upon termination of certain employees', consultants' or directors' relationship with UUNET pursuant to existing contractual rights of repurchase in favor of UUNET.

  UUNET will not, nor will it permit any of its subsidiaries to: (i) except as required by the Merger Agreement, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, any option, rights or warrants to acquire, or securities convertible into, shares of capital stock other than issuances of options to purchase UUNET Common Stock under the Stock Option Plans on or after the date of the Merger Agreement to employees of UUNET or its subsidiaries in the ordinary course of business and consistent with past practice, other than to such employees who are executive officers of UUNET ("Permitted Options"), or issuances of UUNET Common Stock pursuant to certain transactions proposed by UUNET, the Stock Purchase Plan or the exercise of options outstanding on the date of the Merger Agreement or Permitted Options;
(ii) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business or in connection with any additional deployment or expansion of network infrastructure requested by Microsoft; (iii) incur additional indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case (a) in the ordinary course of business, (b) pursuant to any extension of credit by Microsoft, or (c) pursuant to credit facilities not to exceed an aggregate of $40 million; (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case in this clause (iv) which are material, individually or in the aggregate, to UUNET and its subsidiaries taken as a whole, except that UUNET may acquire or create new wholly owned subsidiaries in the ordinary course of business and as contemplated in certain proposed transactions; (v) authorize any capital expenditures in excess of UUNET's 1996 capital expenditure budget (provided to MFS prior to April 29, 1996), except for capital expenditures funded by an increase in credit facilities with Microsoft; or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

  Except as disclosed to MFS, UUNET will not, nor will it permit, any of its subsidiaries to, except as required to comply with applicable law and except as otherwise permitted by the Merger Agreement: (i) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other MFS benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee other than in the ordinary course of business consistent with past practice; (ii) increase in any manner the compensation or fringe benefit of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to UUNET and its subsidiaries relative to the level in effect prior to such amendment and except for increases pursuant to UUNET's pending 1996 salary increases, in an aggregate amount not to exceed 15% of the base salary of current employees); (iii) pay any benefit not provided under any existing plan or arrangement; (iv) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or UUNET benefit plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), other than such plans and arrangements (other than stock options) which are made in the ordinary course of business consistent with past practice including Permitted Options; (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or UUNET benefit plan other than in the ordinary course of business consistent with past practice; or (vi) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing.

  UUNET will not, nor will it permit any of its subsidiaries to, make any investments in non-investment grade securities exceeding $1 million; provided, however, that UUNET will be permitted to create new wholly owned subsidiaries in the ordinary course of its business or pursuant to certain proposed transactions.

  UUNET will not, nor will it permit any of its subsidiaries to, take or cause to be taken any action (other than in the ordinary course of business consistent with past practices), with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable).

  Prior to the Effective Date, unless UUNET otherwise agrees in writing: (i) MFS will, and will cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted; (ii) MFS will, and will cause its subsidiaries to, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses will be unimpaired at the Effective Date; and (iii) from the date of the Merger Agreement through the Effective Date, MFS will not pay or declare any dividend or make any distribution with respect to MFS Common Stock except as provided by the Merger Agreement.

COVENANTS

  Each of UUNET and MFS and their respective subsidiaries will give the other access throughout the period prior to the Effective Date to its properties, books, contracts, commitments, records and personnel. UUNET and MFS have further agreed to prepare and file with the Commission a registration statement consisting of a joint proxy statement and a prospectus with respect to the MFS Common Stock to be issued in connection with the Merger and MFS has agreed to make all necessary filings with respect to the transactions contemplated by the Merger under applicable state securities laws.

  Prior to the Effective Date, UUNET has agreed to deliver to MFS a list identifying all persons who were, in UUNET's reasonable judgment, at the UUNET Record Date, "affiliates" of UUNET as that term is used in Rule 145 under the Securities Act (the "Affiliates"). UUNET agreed to use all reasonable efforts to obtain, and deliver to MFS, agreements from all Affiliates that they will not sell MFS Common Stock unless such sale has been registered under the Exchange Act, such sale is effected in compliance with Rule 145, or in the opinion of counsel, or pursuant to a "no action" letter obtained from the staff of the Commission, such sale is exempt from registration under the Securities Act.

  MFS has agreed to use its best efforts to list the MFS Common Stock issued pursuant to the Merger on Nasdaq.

  UUNET and MFS have filed notifications under the HSR Act in connection with the Merger and the transactions contemplated thereby, and have agreed to respond as promptly as practicable to any inquiries received from the FTC and the Antitrust Division for additional information and documentation and to respond as promptly as possible to all inquiries and requests from any State Attorney General or other governmental authority in connection with antitrust matters. The waiting period under the federal antitrust laws expired on June 19, 1996.

  UUNET and MFS have agreed to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations

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

and filings (including, but not limited to, filings under the HSR Act and with all applicable governmental entities) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, in the case of the Merger Agreement and the MFS Share Proposal, to the appropriate vote of the stockholders of UUNET and MFS. Notwithstanding the foregoing, there will be no action required to be taken and no action will be taken in order to consummate and make effective the transactions contemplated by the Merger Agreement if such action, either alone or together with another action, would have a material adverse effect on either UUNET or MFS.

  Following the Effective Date, MFS will use its best efforts to conduct its business, and will cause the Surviving Corporation to use its best efforts to conduct its business, except as otherwise contemplated by the Merger Agreement, in a manner which would not jeopardize the characterization of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

  MFS agreed that from the date of the Merger Agreement until the Effective Date, it would not participate in discussion or negotiations with, or enter into any agreement pursuant to which MFS would acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any part thereof where either (i) the acquired business is in the business of providing Internet access, (ii) the acquisition would involve aggregate consideration in excess of $500,000,000, or (iii) the acquisition could reasonably be expected to delay the satisfaction of the conditions set forth in the Merger Agreement.

EFFECT ON EMPLOYEE BENEFIT PLANS

  MFS agreed to honor in accordance with their terms, all employment, severance and similar agreements to which UUNET or any subsidiary is a party and all accrued benefits that are vested as of the Effective Date under any UUNET benefit plan or Stock Option Plan, except as provided by the terms of such agreement. MFS agreed to provide employees of UUNET and its subsidiaries with credit for all service with UUNET or its affiliates for purposes of vesting and eligibility under any employee benefit plan, program or arrangement of MFS or its affiliates, including all employee equity incentive programs of MFS. MFS agreed that employees of UUNET and its subsidiaries who continue to be employed by MFS or its subsidiaries after the Effective Date may continue to participate in their current UUNET sponsored employee benefit programs for twelve months following the Effective Date. After the Effective Date, employees of UUNET and its subsidiaries will be eligible to participate in the appropriate employee equity incentive programs of MFS, as determined by MFS in its sole discretion.

NO SOLICITATION

  Neither UUNET nor any of its subsidiaries will, directly or indirectly, take (nor will UUNET authorize or permit its subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates, to take) any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal (as defined below), (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however that UUNET or its Board may (a) furnish non-public information to, or enter into discussions with any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity, if prior to furnishing such non-public information to, or entering into discussions or negotiations with such person or entity, an executed confidentiality agreement is received from such person or entity, (b) withdraw UUNET's Board of Directors' recommendation of the Merger, if and only to the extent that UUNET's Board of Directors believes in good faith (after consultation with and based upon the advice of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to UUNET's stockholders than the Merger and the UUNET Board of Directors determines in good faith after consultation with and based upon a written opinion of its outside legal counsel that such withdrawal is necessary for the directors to comply with their fiduciary duties to the stockholders under applicable Delaware law and that such withdrawal will not affect the validity of the submission of the Merger Agreement to the stockholders of UUNET pursuant to Delaware law or the enforceability of the Stock Option Agreement or (c) comply with Rule 14e-2(a)(2) or (3) promulgated under the Exchange Act with regard to an Acquisition Proposal. UUNET will promptly communicate to MFS any solicitation by UUNET and the terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such transaction, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it. "Acquisition Proposal" means any proposed (a) merger, consolidation or similar transaction involving UUNET, (b) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of UUNET or its subsidiaries representing 10% or more of the consolidated assets of UUNET and its subsidiaries, (c) issue, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 10% or more of the voting power of UUNET or (d) transaction in which any person will acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange
Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) will have been formed which beneficially owns or has the right to acquire beneficial ownership of 25% or more of the outstanding UUNET Common Stock.

INDEMNIFICATION

  MFS and UUNET, as the Surviving Corporation, will jointly and severally indemnify and hold harmless directors, officers, and agents of UUNET as provided in UUNET's Certificate of Incorporation, By-laws or indemnification agreements, in effect on the date of the Merger Agreement with respect to matters occurring through the Effective Date. The Merger Agreement provides that the By-laws and the Certificate of Incorporation of Sub will be amended prior to the Effective Date to contain indemnification provisions identical to those set forth in the By-laws and Certificate of Incorporation of UUNET as of April 29, 1996, which provisions will continue in full force and effect for a period of not less than six years from the Effective Date. The Merger Agreement provides that, with respect to matters occurring prior to the Effective Date, MFS will cause UUNET, as the Surviving Corporation, to maintain directors' and officers' liability insurance policies as currently maintained by UUNET for three years after the Effective Date to the extent that such policies are obtainable at an annual cost of not greater than three times UUNET's last annual premium prior to April 29, 1996; provided that if such coverage is not available for such amount, UUNET, as the Surviving Corporation, will purchase as much coverage as possible for such amount.

  The Merger Agreement provides that under certain circumstances, MFS will indemnify and hold harmless each member of UUNET's Board of Directors that has executed, or whose affiliate or employer executed, a Stock Option Agreement insofar as any loss, claim, damage, liability or expense arises solely out of, or is based solely upon, a claim that such Director's fiduciary duty as a member of UUNET's Board of Directors under Delaware law was breached by the execution by him or his affiliate or employer, in his or its capacity as a UUNET stockholder, of the Stock Option Agreement.

TERMINATION; FEES AND EXPENSES

  The obligations of UUNET and MFS to consummate the Merger are subject to various conditions as described above under "--Conditions to Consummation of the Merger."

  The Merger Agreement may be terminated at any time prior to the Effective Date, whether before or after approval of the matters presented in connection with the Merger by the stockholders of UUNET as follows: (i) by mutual consent of the Boards of Directors of UUNET and MFS; (ii) by either MFS or UUNET if the Merger has not been consummated on or before November 30, 1996; (iii) by UUNET if any of the conditions to its obligations to consummate the Merger have not been met or waived by UUNET at such time as such condition is no longer capable of satisfaction; (iv) by MFS if any of the conditions to its obligations to consummate the Merger have not been met or waived by MFS at such time as such condition is no longer capable of satisfaction;

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

(v) in the event of a Purchase Event (as defined in this Joint Proxy Statement-Prospectus under the caption "THE STOCK OPTION AGREEMENT--Exercise of the Option"); (vi) by either MFS or UUNET, if the approval of UUNET's stockholders to the Merger is not obtained at the UUNET Special Meeting; or
(vii) by either MFS or UUNET if the approval of MFS' stockholders to the MFS Share Proposal is not obtained at the MFS Annual Meeting.

  If the Merger Agreement is terminated by MFS because of a failure by the UUNET stockholders to approve the Merger, the failure of UUNET to perform in all material respects its agreements contained in the Merger Agreement on or prior to the Effective Date or the failure of the representations and warranties of UUNET contained in the Merger Agreement to be true in all material respects when made and on and as of the Effective Date as if made on and as of such date, except to the extent they relate to a particular date, and within 18 months after the date of such termination, UUNET accepts or recommends to its stockholders for approval an Acquisition Proposal that MFS believes would result in a transaction more favorable to UUNET's stockholders than the Merger and such Acquisition Proposal is consummated, UUNET is obligated to pay MFS a fee of $60 million. If the Merger Agreement is terminated by UUNET because of a failure by the MFS stockholders to approve the MFS Share Proposal, the failure of MFS or Sub to perform in all material respects their agreements contained in the Merger Agreement on or prior to the Effective Date or the failure of the representations and warranties of MFS or Sub contained in the Merger Agreement to be true in all material respects when made and on and as of the Effective Date as if made on and as of such date, except to the extent they relate to a particular date, MFS is obligated to pay UUNET a fee of $60 million and, at UUNET's option, purchase 1,551,724 shares of UUNET Common Stock for $90 million and, at UUNET's option, provide up to $100 million of certain data communications services to UUNET at MFS' cost over five years, with no more than $25 million in any one year.

  Generally, all costs and expenses incurred in connection with the Merger will be paid by the party incurring such expense.

AMENDMENT; WAIVER

  The Merger Agreement provides that it may be amended by the parties thereto, by or pursuant to action taken by the respective Boards of Directors, at any time before or after approval thereof by the stockholders of UUNET and MFS, but, after such approval, no amendment may be made which changes the Exchange Ratio or which in any way materially adversely affects the rights of such stockholders, without such further approval of such stockholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of MFS, Sub and UUNET.

  At any time prior to the Effective Date, the parties to the Merger Agreement, by or pursuant to action taken by their respective Boards of Directors, may: (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto; (ii) waive any inaccuracies in the representations and warranties contained therein or in any documents delivered pursuant thereto; and (iii) waive any compliance with any of the agreements or conditions contained therein. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver will be valid if set forth in an instrument in writing signed on behalf of such party.

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

                          THE STOCK OPTION AGREEMENT

  The following description of the Stock Option Agreement is necessarily a summary thereof and is therefore qualified in its entirety by reference to the Stock Option Agreement, a copy of which is attached to this Joint Proxy Statement-Prospectus as Annex B and incorporated herein by reference.

NUMBER OF SHARES; EXERCISE PRICE

  Pursuant to the terms of the Stock Option Agreement, certain stockholders of UUNET have granted to MFS an irrevocable option (the "Option") to acquire all of such stockholders' shares of UUNET Common Stock (the "Shares") held on the date of Option exercise (19,300,317 shares as of the UUNET Record Date) for the Exchange Ratio and cash in lieu of fractional shares. Each share of new MFS Common Stock issued in connection with the Option exercise will be accompanied by one MFS Right. The Option may only be exercised following the occurrence of a Purchase Event (as defined below), and may be exercised only once. The shares of UUNET Common Stock subject to the Stock Option Agreement are held by the following stockholders (each a "UUNET Stockholder and collectively the "UUNET Stockholders"): Richard L. Adams, Jr., John W. Sidgmore, Les B. Strauss, Daniel C. Lynch, Microsoft Corporation, Menlo Ventures IV, L.P., Menlo Evergreen V, L.P., New Enterprise Associates V, Limited Partnership, Accel IV L.P and Accel Investors '93 L.P.

EXERCISE OF THE OPTION

  The Option is exercisable, in whole but not in part, only upon the occurrence of one of the following events (each a "Purchase Event"):

    (i) any person (other than MFS or any subsidiary of MFS, having commenced (as such term is defined in Rule 14d-2 under the Exchange Act), a tender offer or exchange offer to purchase any shares of UUNET Common Stock such that, upon consummation of such offer, such person would own or control 50% or more of the then outstanding UUNET Common Stock, and the Board of Directors of UUNET, within ten business days after such tender or exchange offer shall have been so commenced, fails to recommend against acceptance of such tender or exchange offer by its stockholders, and MFS delivers a written notice of termination to UUNET within (20) business days after the expiration of such 10 day period;

    (ii) UUNET or any subsidiary of UUNET having authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than MFS or any subsidiary of MFS) to (i) effect a merger, consolidation or similar transaction involving UUNET or any of its material subsidiaries, (ii) sell, lease or otherwise dispose of assets of UUNET or its subsidiaries representing 10% or more of the consolidated assets of UUNET and its subsidiaries (other than in the ordinary course of business) or (iii) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 10% or more of the voting power of UUNET or any of its subsidiaries; or

    (iii) any person (other than MFS, any subsidiary of MFS, UUNET or any of its subsidiaries in a fiduciary capacity) has acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 25% or more of the then outstanding UUNET Common Stock.

  The Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Date, (ii) 20 business days after the termination of the Merger Agreement other than by reason of an event described in clause (iii) or (iv) below, (iii) exercise of UUNET's right to terminate the Merger Agreement because of a breach by MFS or Sub of any covenant or agreement set forth in the Merger Agreement or the failure of any representation or warranty of MFS or Sub under the Merger Agreement or of MFS under the Stock Option Agreement to have been true in all material respects when made or the failure of the stockholders of MFS to approve the Merger at the MFS Annual Meeting, (iv) termination of the Merger Agreement pursuant to

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

mutual consent of MFS and UUNET or the failure to consummate the Merger by November 30, 1996, or (v) the failure of the closing of the purchase and sale pursuant to the Option to occur within 30 business days of the date each UUNET Stockholder is sent written notice of the exercise of the Option unless (A) the reason for such failure relates to the inability to satisfy the conditions to register the shares of MFS Common Stock pursuant to the Securities Act or for the notification period under the HSR Act to have expired, in either case, for reasons outside the control of MFS, and (B) MFS is diligently pursuing the registration of such shares with the Commission or promptly providing all necessary information to the FTC and the Antitrust Division as the case may be. Notwithstanding the termination of the Option, MFS will be entitled to purchase the Shares in accordance with the terms hereof if it has exercised the Option prior to the termination date, unless clause (iii) or (v) above has been triggered in which case the rights to exercise this Option will immediately cease.

  The consummation of a purchase or a repurchase pursuant to the Stock Option Agreement is subject to, among other things, the registration of the shares of MFS Common Stock to be issued upon Option exercise and obtaining any required regulatory approvals. In the event that prior notification to or approval of any regulatory authority is required in connection with such purchase, MFS and, if applicable, a UUNET Stockholder will promptly file the required notice or application for approval and will expeditiously process the same (and such UUNET Stockholder will cooperate with MFS in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or
(ii) such approval has been obtained, and in either event, any requisite waiting period has passed. MFS included the issuance of shares of MFS Common Stock under the Stock Option Agreement in the notifications under the HSR Act filed with respect to the Merger.

ADJUSTMENT OF NUMBER OF SHARES SUBJECT TO OPTION

  If on or after the date of the Stock Option Agreement there occurs any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by UUNET, as a result of which shares of any class of stock, other securities, cash or other property will be issued in respect of any Shares or if any Shares shall be changed in the same or another class of stock or other securities, then, upon exercise of the Option, MFS will receive for the aggregate price payable upon exercise of the Option, all such shares of stock, other securities, cash or other property issued, delivered or received with respect to such Shares.

AGREEMENT TO VOTE

  Each UUNET Stockholder agreed that from April 29, 1996, to the earlier to occur of the termination of the Merger Agreement or the Effective Date, at any meeting of the stockholders of UUNET, however called, and in any action by consent of the stockholders of UUNET, such UUNET Stockholder will vote the Shares (19,300,317 shares of UUNET Common Stock, representing approximately 59.5% of the outstanding UUNET Common Stock at the UUNET Record Date) (a) in favor of the Merger, the Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger Agreement and (b) against any proposal for any recapitalization, merger (other than the Merger), sale of assets or other business combination between UUNET and any person or entity (other than MFS or Sub) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of UUNET under the Merger Agreement or which would result in any of the conditions to the Merger Agreement not being fulfilled.

GRANT OF PROXY

  Each UUNET Stockholder granted an irrevocable proxy in favor of MFS and Sub to vote all of such UUNET Stockholder's Shares: (i) in favor of the Merger, the Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger Agreement; and (ii) against any proposal for any recapitalization, merger (other than the Merger), sale of assets or other business combination between UUNET and any person or entity (other than MFS or Sub) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of UUNET under the Merger

Agreement or which would result in any of the conditions to the Merger Agreement not being fulfilled. The irrevocable proxy granted by each UUNET Stockholder terminates upon the earlier to occur of the Effective Date or the termination of the Merger Agreement.

RESTRICTIONS ON TRANSFER

  Each UUNET Stockholder agreed that, from April 29, 1996 to the termination of the rights of MFS under the Stock Option Agreement, it will not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any encumbrance on the Shares owned by such UUNET Stockholder at any time prior to the Effective Date; provided that Mr. Adams may sell, gift or otherwise transfer 325,000 shares of UUNET Common Stock and 3,371 shares of UUNET Common Stock issuable upon exercise of outstanding options.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  EACH UUNET STOCKHOLDER SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE EXERCISE OF THE OPTION TO SUCH HOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

  Exercise of the Option by MFS will result in a taxable capital gain to the UUNET Stockholders measured by the difference between the fair market value of the MFS stock delivered as the exercise price to a particular UUNET Stockholder at the time of exercise and such UUNET Stockholder's basis in its shares of UUNET Common Stock, unless such Option exercise is treated as part of a larger transaction qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

                             MFS VOTING AGREEMENT

  The following description of the MFS Voting Agreement is necessarily a summary thereof and is therefore qualified in its entirety by reference to the MFS Voting Agreement, a copy of which is attached as Annex C to this Joint Proxy Statement-Prospect and incorporated herein by reference.

VOTING AGREEMENT

  Pursuant to the MFS Voting Agreement, dated as of April 29, 1996, certain stockholders of MFS have agreed that during the time the MFS Voting Agreement is in effect, at any meeting of the MFS stockholders, however called, and in any action by written consent of the MFS stockholders, such stockholders will vote in favor of the MFS Share Proposal and have granted irrevocable proxies in favor of UUNET to vote all of such stockholders' shares of MFS Common Stock held as of the MFS Record Date in favor of the MFS Share Proposal.

  The shares of MFS Common Stock subject to the terms the MFS Voting Agreement and the irrevocable proxies (15,307,777 shares of MFS Common Stock or approximately 12.1% of the outstanding shares of MFS Common Stock and representing approximately 5.5% of the outstanding voting power of the MFS Capital Stock as of the MFS Record Date) are held by the following MFS stockholders: James Q. Crowe, Howard Gimbel, William L. Grewcock, Royce J. Holland, Richard R. Jaros, Robert E. Julian, Ronald W. Roskens, Walter Scott, Jr., Kenneth E. Stinson and Michael B. Yanney.

NO DISPOSITION OR ENCUMBRANCE OF SHARES AND OPTIONS

  Each stockholder agreed that, from April 29, 1996 until the termination of the MFS Voting Agreement, he will not, and will not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any encumbrance on the shares of MFS Common Stock subject to the terms of the MFS Voting Agreement at any time prior to the Effective Date.

TERMINATION

  The MFS Voting Agreement terminates upon the earlier of the Effective Date or November 30, 1996.

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

                               BUSINESS OF UUNET

  UUNET is a leading worldwide provider of a comprehensive range of Internet access options, applications, and consulting services to businesses, professionals and on-line services providers. UUNET provides both dedicated and dial-up Internet access, and other applications and services which include Web server hosting and integration services, client software and security products, training, and network integration and consulting services. UUNET estimates that its current customer base includes over 22,000 business and professional accounts.

  UUNET's objective is to be the leading supplier worldwide to businesses and professionals of complete communications solutions using Internet-related technologies. UUNET intends to achieve this position by continuing to focus on: expanding operations worldwide; expanding its high performance network infrastructure; expanding its sales, marketing and advertising efforts to reach its targeted customers more effectively; integrating and expanding its suite of value-added products and services; and building and leveraging relationships with strategic partners.

  UUNET's network infrastructure, following the acquisition of UUNET PIPEX, of a 40 percent interest in EUnet Germany and of an additional 31 percent interest in UUNET Canada, allowed local access to users in 543 POPs, including 288 outside of the United States as of April 1, 1996. UUNET plans to continue to expand its network to allow local access to users in numerous additional cities worldwide. UUNET's network infrastructure includes a high capacity frame relay-based network backbone comprised primarily of 45 Mbps, DS-3 leased lines in the U.S. and fractional DS-3 leased lines internationally. UUNET is expanding and enhancing its network infrastructure which is designed to be scaleable to meet increased user demand.

  UUNET has a strategic relationship with Microsoft in which UUNET is developing, operating and maintaining a large-scale, high speed, dial-up and ISDN TCP/IP access network as part of its overall network infrastructure. This network is the primary Internet dial-up network and infrastructure for Microsoft, including The Microsoft Network. The Microsoft relationship provides UUNET with the opportunity to accelerate the expansion of the capacity and geographic coverage of its network infrastructure both domestically and internationally.

  UUNET initiated a major international expansion in 1995, which included establishing international gateway hubs in 13 countries and building facilities to allow local access to users in nine cities in Europe, seven cities in Canada, two cities in Asia, and one city in Australia. In addition, UUNET acquired UUNET PIPEX, the largest Internet access provider in the United Kingdom. In December 1995, UUNET agreed to acquire 40 percent of the equity of EUnet Germany, a leading Internet services provider in Germany; the acquisition closed in February 1996. UUNET increased its equity ownership of UUNET Canada to 51 percent on April 1, 1996. This expansion plan capitalizes on the opportunity to build network infrastructure for The Microsoft Network, while providing significant capacity for UUNET to utilize for its other customers.

  UUNET intends to accelerate the international expansion begun in 1995 by pursuing several avenues, including acquiring other Internet services providers and complementary businesses and technologies in various target countries and obtaining international telecommunications facilities, including significant undersea and European terrestrial fiber optic cable capacity. UUNET believes this new international network infrastructure will significantly decrease its per unit cost of bandwidth and that revenues from customers, including significant revenues from Microsoft, will substantially support the expense of this enhancement and expansion of the network infrastructure. There can be no assurance that UUNET will be able to achieve any of its stated objectives, plans or beliefs as to the future scope or success of its operations.

  UUNET is the owner of the following trademarks: UUNET (R), UUNET TECHNOLOGIES (R) (logo mark), UUNET TECHNOLOGIES (globe design) (TM),
10PLUS (R), ALTERDIAL (R), ALTERNET (R), ALTERNET (design) (TM), BUSINESS ONLINE (TM), Internet at Work (TM), Internet 9 to 5 (TM), and LANGUARDIAN (R). UUNET PIPEX is the owner of the following trademarks: Unipalm, Unipalm (logo mark), PIPEX, PIPEX International and Mail-It.

INDUSTRY BACKGROUND

 The Internet

  The Internet is a global collection of computer networks cooperating to enable commercial organizations, educational institutions, government agencies and individuals to communicate electronically, access and share information and conduct business. The Internet originated with the ARPAnet, a restricted network started in 1969 by the United States Department of Defense Advanced Research Projects Agency to provide efficient and reliable long-distance data communications among the disparate computer systems used by government funded researchers and organizations. Unlike other public and private telecommunications networks that are managed by businesses, government agencies and other entities, the Internet is a cooperative interconnection of many such public and private networks. The networks that comprise the Internet are connected in a variety of ways, including by the public switched telephone network and by high speed, dedicated leased lines. Communications on the Internet are enabled by TCP/IP, an internetworking standard that enables communication across the Internet regardless of the hardware and software used.

 Expansion of Internet Use

  Recent technological advances, including increases in microprocessor speed and the development of easy-to-use graphical user interfaces, combined with cultural and business changes, have led to the Internet being integrated into the activities of individuals and the operations and strategies of commercial organizations. For example, a growing number of employees within organizations have access to corporate networks, thereby increasing the amount of electronic communication both within and between organizations. In addition, the rapid growth of the installed base of home PCs equipped with communication devices such as modems has created the ability to communicate electronically from home. These technological, cultural and business trends have led to an increase in the number of on-line services and Internet access providers. More recently the development of World Wide Web technology and associated easy-to-use software has made the Internet easier to navigate and more accessible to a larger number of users and for a broader range of applications. While there has been significant media interest in use of the Internet by consumers, business and professional organizations currently represent a more significant percentage of Internet use. These organizations increasingly are recognizing that the Internet can enhance communications, both among their geographically distributed locations and employees, and with their business partners and customers. In addition, businesses are realizing that the Internet can enable many applications which were previously unavailable or cost-prohibitive. For example, small and medium-sized businesses can establish and maintain a global presence, and market and distribute their products and services electronically.

  Despite growing interest in the many commercial uses of the Internet, many businesses have been deterred from purchasing Internet access services for a number of reasons. These include: inconsistent quality of service; a lack of wide availability of cost-effective high speed options; a limited number of local access points for corporate users; inability to integrate business applications on the Internet; the need to deal with multiple and frequently incompatible vendors; inadequate protection of the confidentiality of stored data and information moving across the Internet; and a lack of tools to simplify Internet access and use.

THE UUNET SOLUTION

  UUNET provides a comprehensive range of Internet access options, applications and consulting services tailored to meet the needs of businesses and professionals. UUNET's solution has been designed to address many of the issues that have discouraged businesses and professionals from using the Internet in the past. The UUNET solution is based upon UUNET's high performance, domestic and international network infrastructure designed specifically to provide reliable Internet connectivity to businesses with demanding throughput requirements.

  UUNET makes available to customers a variety of products and services, including Web server hosting and content development services, client software and security products and training, all of which can be integrated by UUNET through its network integration and consulting services. UUNET enables Internet users to purchase access, applications and services, including integration services, through a single source. UUNET's products and services are supported by a technical staff that is highly experienced in Internet operations and services. UUNET's network operations center monitors traffic across UUNET's network 24 hours per day, seven days per week.

THE UUNET STRATEGY

  UUNET's objective is to be the leading supplier worldwide to businesses and professionals of complete communications solutions using Internet-related technologies. Certain of the statements in the section captioned "BUSINESS OF UUNET" are based upon management's current expectations. These statements are forward looking and actual results may differ materially. UUNET intends to achieve its objective by focusing on five key elements:

  Expand Operations Worldwide. The rate of growth of Internet use worldwide has accelerated in the past year. In order to take advantage of the worldwide growth of Internet use and accelerate UUNET's international expansion, UUNET significantly expanded its operations outside the U.S. during 1995. In November 1995, UUNET acquired UUNET PIPEX, the largest Internet access provider in the United Kingdom. In January 1996, UUNET agreed to increase its equity ownership of UUNET Canada to 51 percent. In February 1996, UUNET completed the acquisition of 40 percent of the shares of EUnet Germany, and on April 1, 1996, UUNET acquired the additional interest in UUNET Canada. UUNET intends to accelerate its geographic expansion and expects to pursue various partnering arrangements to facilitate this expansion, including joint ventures, acquisitions and commercial arrangements. UUNET believes that these acquisitions are important steps in its worldwide expansion strategy.

  Expand High Performance Infrastructure. UUNET is continuing to expand its high performance network infrastructure which is designed to ensure reliability, availability and higher capacity. UUNET's network infrastructure includes 14 international gateway hubs and, following the acquisition of UUNET PIPEX, a 40 percent interest in EUnet Germany, and an additional 31 percent interest in UUNET Canada, allowed local access to users in 543 POPs, including 288 outside the U.S. as of April 1, 1996. UUNET plans to continue to expand its network infrastructure to allow local access to users in numerous additional POPs worldwide, in part, by obtaining significant undersea fiber optic cable capacity. UUNET believes this added capacity will significantly decrease UUNET's per unit cost of bandwidth and that revenues from customers, including significant revenues from Microsoft, will substantially support the expense of this enhancement and expansion of the network infrastructure.

  Increase Focused Marketing Efforts. UUNET is continuing to expand its sales, marketing and advertising efforts to reach large commercial accounts, professionals and resellers more effectively. UUNET also intends to coordinate its and its subsidiaries' focus on worldwide brand recognition and awareness of their product and service offerings.

  Expand and Integrate Product and Service Offerings. UUNET is continuing to integrate and further expand its suite of value-added products and services to provide customers with a complete communications solution using Internet technologies, including enhanced security products and consulting services, additional access and software options, and a broader range of Web server hosting and content development services.

  Build and Leverage Relationships with Strategic Partners. UUNET is continuing to build and leverage strategic relationships with providers of on-line services, Internet applications, and other products and services in targeted industries. UUNET expects these relationships to help increase its geographic coverage and network capacity, expand its product and service offerings, and more effectively reach its targeted markets.

INTERNATIONAL EXPANSION PLAN

  UUNET initiated a major international expansion in 1995. UUNET has established international gateway hubs in 14 countries (Australia, Belgium, Canada, France, Germany, Hong Kong, Italy, Japan, The Netherlands, Singapore, Spain, Sweden, Switzerland, the United Kingdom), which provide service in seven cities in Canada (Calgary, Edmonton, Montreal, Ottawa, Toronto, Vancouver, Winnipeg); nine cities in Europe (Amsterdam, Brussels, Cologne, London, Madrid, Milan, Paris, Stockholm, Zurich); three cities in Asia (Hong Kong, Singapore, Tokyo); and in Sydney, Australia. These hubs concentrate and route data traffic from UUNET's dedicated and dial-up customers as well as from the dial-up customers of The Microsoft Network. Microsoft has agreed to pay an operating fee and a management fee in connection with these hubs. See "--Microsoft Relationship." See Note 8 of the Notes to UUNET Consolidated Financial Statements for results of operations and identifiable assets attributable to the geographic regions in which UUNET engages in business.

  UUNET intends to accelerate the international expansion begun in 1995 by pursuing several avenues, including acquiring other Internet services providers and complementary businesses and technologies in various target countries and obtaining international telecommunications facilities, including significant undersea fiber optic cable capacity. See "--Network
Infrastructure."

 UUNET PIPEX

  In November 1995, UUNET acquired UUNET PIPEX for an aggregate of 3,338,009 shares of UUNET Common Stock. UUNET PIPEX is the largest Internet access provider in the United Kingdom. UUNET PIPEX conducts business principally in the United Kingdom and has investments and other relationships with Internet services providers operating in selected countries in Europe and Africa. UUNET PIPEX offers both dedicated and dial-up Internet access and a range of networking software based on the TCP/IP protocols.

  UUNET PIPEX's network is an international data network service which allows its subscribers to connect to the Internet and each other. This network infrastructure currently allows local access from 86 points of presence in the United Kingdom and, through its associated entities, in 21 other countries including Belgium, the Czech Republic, France, Germany, Hungary, Portugal, South Africa and Spain. UUNET PIPEX's backbone network infrastructure currently consists primarily of Cisco 7000 routers interconnected with 2 Mbps lines and an aggregate of 6 Mbps of trans-Atlantic bandwidth. UUNET PIPEX connects to more than 19 other service providers throughout the world. UUNET PIPEX estimates it had approximately 8,100 business and professional accounts as of March 31, 1996.

  As part of providing comprehensive Internet solutions, UUNET PIPEX resells Internet-related software to its customers including software developed by FTP Software, Inc., Sun Technology Enterprises, Inc., Netscape Communications Corporation and others, as well as Mail-It, UUNET PIPEX's own electronic mail package for Microsoft Windows users.

  As of March 31, 1996, UUNET PIPEX had 271 employees, including 133 in sales and marketing, 106 in network operations and technical support and 32 in general and administrative functions.

  UUNET PIPEX's network operations center in Cambridge, England offers technical support 24 hours per day seven days per week, which after normal business hours, is provided on an on-call basis.

  UUNET PIPEX's principal offices are located in Cambridge, England, where it currently leases approximately 25,500 square feet under a sublease that terminates in December 1996. In January 1996, UUNET PIPEX entered into a lease for 45,000 square feet in a new building in Cambridge and has begun to consolidate its operations and move into this facility.

 EUnet Germany

  In December 1995, UUNET agreed to acquire a 40 percent equity ownership interest in EUnet Germany, a leading Internet service provider in Germany; the transaction closed in February 1996. UUNET paid $1.6 million in cash for its interest in EUnet Germany. EUnet Germany provides a comprehensive range of Internet access options, applications and consulting services to businesses, professionals, and, since March 1995, to consumers. EUnet Germany's revenues are primarily derived from recurring monthly connectivity fees, installation and startup charges, and sales of related equipment, applications and services. EUnet Germany has made significant investments in developing and expanding its network infrastructure which, prior to January 1995, were primarily funded by cash flow from operations.

  After receiving an equity investment in January 1995, EUnet Germany accelerated the expansion of its network infrastructure and internal operations. EUnet Germany hired additional network engineers and senior managers, greatly increased its network operations workforce, significantly enhanced its product and services portfolio, and upgraded its network infrastructure. In anticipation of future growth, EUnet Germany expects to continue to make significant investments in its network infrastructure and its corporate operations throughout 1996. EUnet Germany's unaudited results for the fiscal year ended December 31, 1995 included a loss of approximately $3.8 million on revenues of approximately $8.6 million; EUnet Germany expects to continue to incur operating losses during 1996, and UUNET, through a combination of loans and capital contributions, will fund UUNET's share of such losses.

  EUnet Germany operated as of April 1, 1996, 29 POPs on a 2 Mbps leased-line backbone network covering nearly 80 percent of Germany. Each POP consists of a Cisco 4500 router and an Ascend MAX 4000 HP with Digital Modem Cards, and is fully controlled by EUnet Germany. Each POP supports dial-up, ISDN and leased line connections up to 2 Mbps. EUnet Germany also supports dial-up connections using public X.25 service. A support hotline is available from 8:00 a.m. to 6:00 p.m. from Monday through Friday for customer calls. At other times the network operations personnel can be paged in case of any problems. The network is monitored on a 24 hour basis by on-call personnel.

  EUnet Germany provides a comprehensive range of Internet access services, applications and consulting services ranging from simple dial-up Internet access, leased line Internet access, Closed-User-Group Networks to special consulting services, including Web hosting. EUnet Germany's customers include, among others, several technology companies, banks, municipalities, and publishers. As of March 31, 1996, EUnet Germany had approximately 3,600 accounts.

  EUnet Germany leases approximately 1,220 square meters in Dortmund. As of March 31, 1996, EUnet Germany employed 92 people, with 9 in management, 26 in marketing and sales, 14 in administration and 43 in network operations.

 UUNET Canada

  In January 1996, UUNET agreed to increase its equity ownership of UUNET Canada from 20 percent to 51 percent and enter into certain cooperative commercial arrangements with UUNET Canada. The transaction closed on April 1, 1996. UUNET issued 27,079 shares of UUNET Common Stock and paid approximately $3.6 million in cash for the additional 31 percent interest in UUNET Canada. UUNET Canada has provided Internet services in Canada since July 1991 and has been associated with UUNET since its formation.

  UUNET Canada allows local access to users in 13 Canadian POPs, with all sites using primarily Cisco and Ascend equipment, and offers dedicated ISDN access and leased lines. UUNET Canada's network infrastructure currently consists of a combination of T-1, fractional T-1 and frame relay links. As of March 31, 1996, UUNET Canada had approximately 550 business and professional customers. UUNET Canada incurred an operating loss of approximately $75,000 for its fiscal year ended July 31, 1995 on revenues of approximately $1.6 million. UUNET Canada's facilities include 10,700 square feet in Toronto, Canada occupied pursuant to a lease expiring in 2005.

  As of March 31, 1996, UUNET Canada had 31 employees, with 3 in management, 7 in marketing and sales, 4 in administration and 17 in network operations.

NETWORK INFRASTRUCTURE

  UUNET's network infrastructure is based on its own 45 Mbps, DS-3 leased line, frame relay-based network of Cascade switches supporting Cisco 7000 routers. This network infrastructure enables customers to access the Internet through dedicated lines or by placing a local telephone call (dial-up) through a modem to the nearest UUNET POP. Once connected, the customer's traffic is routed through UUNET's network infrastructure to the desired Internet location, whether on UUNET's network or elsewhere on the Internet.

  UUNET continues to upgrade its network infrastructure in response to the increase in the number of customers purchasing UUNET's Internet access services, particularly UUNET's high-speed T-1 and 56 Kbps access options. UUNET believes that this network infrastructure provides the higher bandwidth, increased throughput and reliability, capacity and a geographic coverage UUNET believes is required by businesses and professionals using the Internet at a lower cost than its previous infrastructure. UUNET's network infrastructure, following the acquisition of UUNET PIPEX, a 40 percent interest in EUnet Germany, and an additional 31 percent interest in UUNET Canada, allows local access to users in 543 POPs, including 288 outside of the U.S. as of April 1, 1996.

  Dial-up customers call into the ISDN/28.8 access router via ISDN or analog modem service provided by their local exchange carrier. The ISDN/28.8 access router relays the data to the routing engine for further processing. Dedicated customers are connected directly to the customer access switch, which relays the data to the routing engine. The routing engine relays the data to the appropriate backbone switch for delivery to the destination. The DS-3 bandwidth manager is used to connect the DS-3 frame-relay circuits from other hubs to the local backbone switch.

  UUNET has agreements with WorldCom and MFS to provide UUNET with data communications facilities and capacity and physical space for network equipment domestically. UUNET has received substantial discounts in exchange for minimum usage commitments. Since entering into these agreements, UUNET has regularly met the minimum usage requirements and has been eligible for the discounts. Under the agreements WorldCom has committed to provide physical space in the locations necessary to service the cities where UUNET expects to provide local access and has agreed to provide data communications facilities serving those cities, as required. UUNET has agreements with GEIS and Cable and Wireless to provide UUNET with data communications facilities and capacity and physical space for network equipment internationally.

  The routers used in UUNET's network infrastructure are supplied solely by Cisco. In addition, the switches, modems and bandwidth managers primarily used in UUNET's network infrastructure are supplied solely by Cascade, Ascend and OnStream, respectively. UUNET purchases these components pursuant to purchase orders placed from time to time, does not carry significant inventories of these components and has no guaranteed supply arrangements.

  UUNET intends to obtain significant fiber optic cable capacity in order to facilitate the enhancement and expansion of its international network backbone infrastructure. The capacity on each route would be 45 Mbps DS-3 where available and 34 Mbps E-3 otherwise. UUNET currently leases capacity on certain of these cable routes and believes that obtaining additional capacity through one or more long-term arrangements would improve high-speed network performance and would provide the additional capacity required to meet market growth, while significantly reducing UUNET's per unit cost of providing Internet access internationally. UUNET believes that revenues from customers, including significant revenues from Microsoft, will substantially support this enhancement and expansion of its network infrastructure.

  UUNET has initiated the process of obtaining this initial capacity, which will take at least several months to complete. UUNET intends to deploy a significant portion of the capacity during 1996 and the remainder in 1997, but the timing may vary depending upon availability and cost of capacity and other factors. UUNET will need a partner, such as the local Postal Telephone and Telegraph ("PTT") company, in each foreign jurisdiction where a cable terminates. UUNET has initiated negotiations with various potential partners who have indicated interest in working with UUNET, and to date, UUNET has entered into an agreement with one such partner. In

Australia, UUNET has entered into an arrangement with Optus Networks Pty Limited ("Optus") to obtain the desired capacity. UUNET and Optus share the capital expenditure requirements equally, and UUNET has an option to acquire Optus' interest after three years. There can be no assurance that the Optus arrangement will be successful, that UUNET will obtain the required assistance of additional parties or that UUNET will be able to acquire the capacity as currently contemplated or that its needs or resources will not dictate a change in the capacity desired. It is anticipated that in light of the proposed Merger, UUNET's requirements relating to fiber optic cable capacity, both in the United States and internationally, will be refined as a result of the anticipated benefits from the Merger.

PRODUCTS AND SERVICES

  UUNET provides its customers with a comprehensive range of Internet access options, applications and consulting services. UUNET believes that over time its strategic focus on business applications for the Internet will play an increasing role in differentiating UUNET from its competitors.

 Access Options

  The following tables describe UUNET's primary Internet access options as of March 31, 1996.

Dedicated Internet Access

SERVICE TYPE           CURRENT LIST PRICE              SUMMARY DESCRIPTION
- ------------       --------------------------     ----------------------------
High Bandwidth     $1,500-$49,000/month;          Very high speed service for
                   $5,000-$6,000 startup fee      very large businesses or
                                                  organizations with demanding
                                                  throughput requirements
T-1                $995-$3,000/month;             High speed service for large
                   $3,000-$5,000 startup fee      businesses or organizations
                                                  with significant throughput
                                                  requirements
Wholesale          $1,250-$49,000/month;          High speed service for those
                   $4,000-$12,000 startup fee     intending to resell Internet
                                                  access
56 Kbps            $595-$695/month;               Medium speed service via
                   $495-$795 startup fee          dedicated lines or frame-
                                                  relay for small to mid-size
                                                  business
Dial-up Internet Access
SERVICE TYPE           CURRENT LIST PRICE              SUMMARY DESCRIPTION
- ------------       --------------------------     ----------------------------
Internet 9 to 5    $70--$395/month;               High speed dial-up access,
                   $195--$395 startup fee         plus Performance
                                                  Technology's Instant
                                                  Internet LAN to Internet
                                                  connectivity hardware and
                                                  software
AlterDial          $30/month (includes 25         Low speed access for
                   hours/month);                  occasional use
                   $2.00/hour for additional
                   usage; $25 startup fee
ISDN Workgroup     $295--$495/month;              Medium speed access for very
                   $395--$495 startup fee         small businesses or LAN-
                                                  based workgroups
UUCP               $36/month base fee, plus       UUCP protocol based service
                   $2.60--$16/hour                for those only requiring
                                                  electronic mail and news
                                                  access

  These Internet access options are sold in the U.S. and in many foreign countries for U.S. Internet access. They are also offered under varying names and different prices in the United Kingdom and Germany and also will be offered in Canada. Due to various factors, such as available telecommunications technology, foreign government regulation, and market demand, the service options offered outside of the U.S. by UUNET or its subsidiaries vary as to speed, price and suitability for various purposes.

 Security Products and Services

  UUNET addresses the confidentiality and security concerns of its customers by offering the following security products and services. UUNET intends to continue to expand its portfolio of security-related products to meet its customers needs.

  LanGuardian. LanGuardian, a UUNET-developed hardware security product, is designed to encrypt and decrypt selected data as it leaves and arrives at a site in order to render communications unintelligible to unauthorized readers while it is being transmitted across the Internet. A LanGuardian must be installed at each site sending and receiving encrypted data. LanGuardian currently sells for between $5,000 and $8,000 depending upon the model purchased.

  Gauntlet. Gauntlet is resold by UUNET under license from Trusted Information Systems, Inc. Gauntlet is a firewall software product (a system placed between networks designed to prevent unauthorized access through the Internet to a customer's network and proprietary data). Gauntlet typically sells for $15,000, including hardware and installation.

  Consulting Services. UUNET performs security audits of customers' facilities for a daily fee.

 Web Services

  UUNET makes various services available to customers, including the design, development, hosting and maintenance of home pages and content on the World Wide Web. UUNET will install and maintain home pages on a UUNET server for customers concerned with the cost, difficulty or security of maintaining home pages on their own network. Customers may choose from a standard hosting service, which places customers' information on a server connected to UUNET's network at 1.5 Mbps, or a premium hosting service, which places their information on a server connected to UUNET's backbone via a 10 Mbps link. Pricing ranges from $300- $5,400 per month. In January 1996, UUNET introduced the Secure Web hosting service, which supports encryption software designed to provide complete end-to-end security for commercial and other confidential applications. UUNET also offers enhanced Web reporting services and shared file transfer protocol ("FTP") site hosting, allowing users to offer FTP download services from UUNET facilities.

 Other Products and Services

  UUNET provides additional related products and services that are often required by UUNET's business customers, including hardware, such as network equipment from Cisco and Ascend and Instant Internet from Performance Technology; digital modems and cabling; software, such as Chameleon from NetManage and Internet in a Box from Spry (a division of CompuServe); tutorials, such as seminars to educate current and potential customers about Internet access options and applications available from UUNET; and various consulting services, such as integrating various Internet access services and applications.

MICROSOFT RELATIONSHIP

  In December 1994, UUNET and Microsoft entered into a strategic relationship for the development, operation and maintenance of a large-scale high speed dial-up and ISDN TCP/IP access network which is the primary Internet dial-up network and infrastructure for Microsoft, including The Microsoft Network. This relationship provides UUNET with the opportunity to accelerate the expansion of the geographic coverage and capacity of its network infrastructure domestically and internationally. The access network is an integral part of the dial-up and ISDN component of UUNET's upgraded network infrastructure. As a result, the geographic coverage of the access network is the same as that of UUNET's overall network infrastructure.

  In the U.S., UUNET has available 40 percent of the access network's dial-up capacity between 6:00 a.m. and 6:00 p.m. on business days to sell to its other customers, and 60 percent is available to Microsoft. At all other times (nights, weekends and holidays), 15 percent of the access network's dial-up capacity is available to UUNET and 85 percent is available to Microsoft. Outside of the U.S., UUNET's share of the capacity varies on a country by country basis.

  Microsoft and UUNET have agreed upon the schedule for deployment of the network, and Microsoft is obligated to pay an operating fee equal to the cost of constructing, maintaining and operating the U.S. and Canadian dial-up network and the first 14 international gateway hubs and to pay a management fee regardless of any delay by Microsoft in its use of the network. The terms of construction, maintenance and operation (including the allocation of costs and the payment of fees) of international gateway hubs beyond the initial 14 such hubs are subject to future agreement between Microsoft and UUNET. UUNET expects that the terms of any funding or revenues from Microsoft relating to additional international hubs, if any, will be different from those of the Microsoft Agreement. In addition, UUNET and Microsoft have an understanding that providers of Internet access services (such as the PTTs) will begin to bear certain of the costs of the 14 international gateway hubs. As this begins, Microsoft's share of such costs will decrease, and UUNET will become more dependent upon such providers and other customers for revenues to support such costs. Microsoft continues to evolve its international strategy for The Microsoft Network, and its final strategy may differ materially from that originally anticipated.

  Microsoft agreed to lend UUNET up to $26.0 million to finance the purchase of equipment used in construction of the network, which amount was increased subsequent to March 31, 1996, by $22.2 million to a total of $48.2 million; $3.2 million remained available for borrowing as of March 31, 1996. Principal and interest at the greater of 7.74 percent per annum or the applicable federal rate in effect from time to time (5.34 percent at March 31, 1996) are payable by UUNET quarterly over five years on each advance under the loan. Interest on the loan and depreciation on the equipment purchased with the loan proceeds are included in the operating fee that will be paid by Microsoft. UUNET owns the equipment and Microsoft retains a security interest in the network equipment and in UUNET's revenues from the network. Depending upon UUNET's success in meeting certain operational criteria agreed upon between UUNET and Microsoft, the management fee payable by Microsoft to UUNET varies between six percent and ten percent of the operating costs to be funded by Microsoft (exclusive of interest on the loan) and may be temporarily suspended in the event of a sustained operational failure of the network. Revenues from Microsoft accounted for approximately 20, 34 and 37 percent of UUNET's consolidated revenues for the year ended December 31, 1995 and the quarters ended December 31, 1995 and March 31, 1996, respectively.

  As part of the relationship, Microsoft purchased 1,664,000 shares of UUNET Series D Preferred Stock at $2.34 per share and, for no separate consideration, a warrant to purchase 2,500,000 shares of UUNET Series E Preferred Stock with an exercise price of $5.00 per share which Microsoft exercised immediately prior to the closing of UUNET's initial public offering. The preferred stock converted to UUNET Common Stock upon the initial public offering. Microsoft owns approximately 13 percent of outstanding UUNET Common Stock.

  UUNET has established a separate division to deploy and operate the Microsoft dial-up access network. All division employees are UUNET employees, and the manager of the division, David R. Boast, is an officer of UUNET. The activities of the division are coordinated and directed by a Management Committee comprised of two UUNET representatives and two Microsoft representatives, one of whom is the Management Committee Chairperson. Three of the four Management Committee members must approve any actions taken and decisions made by the Management Committee. The Management Committee has authority over certain key matters relating to the Microsoft dial-up network, including certain personnel decisions, conduct of any third-party litigation, operating budgets and certain technical specifications.

  The network-related agreement with Microsoft has an initial term ending in March 2000, renewable by Microsoft for an additional five years. After September 1996, Microsoft may terminate the agreement if UUNET breaches certain material terms of the agreement and is unable to cure, thereby causing a sustained operational failure of the dial-up access network. In addition, Microsoft may terminate the agreement if, prior to March 2000, certain competitors of Microsoft acquire majority ownership of UUNET. Microsoft has a right of first refusal to purchase majority ownership of UUNET or substantially all of UUNET's assets on the same terms as may be proposed in any unsolicited offer made to UUNET. Microsoft has waived these rights with respect to the Merger. In addition, Microsoft has the right to make an offer to UUNET if UUNET intends to seek offers from multiple parties with respect to any such transaction. The terms of the agreement with Microsoft restrict UUNET's ability, prior to March 1997, to enter into similar agreements for the deployment of other large-scale dial-up networks with, among others, on-line services providers intending to deploy a domestic or international on-line service. UUNET does not believe that the impact of those restrictions will have a material effect on UUNET's business as UUNET plans to focus on the domestic and international deployment, operation and expansion of the Microsoft dial-up access network and UUNET's core business (the provision of Internet access options, applications and consulting services).

PRIVATE LABEL NETWORKS AND OTHER RELATIONSHIPS

  UUNET has entered into agreements with Digital Exchange Inc., Earthlink Network, Inc., Global Village Communication, Inc. and The "Well" to provide Internet access for these entities' networks. UUNET also has various distribution, reseller and other arrangements with a number of on-line services providers and applications developers, including Advantis, CompuServe, FTP Software, Inc., NetManage, Netscape Communications Corporation, Premenos and Spry. UUNET is seeking and negotiating additional arrangements with other applications developers, providers of related services and targeted industry groups. There can be no assurance that UUNET will be able to enter into any such arrangements or that any such arrangements will be successful.

CUSTOMERS

  UUNET's customers are businesses and professionals in many lines of business. UUNET estimates its customer base includes over 22,000 business and professional accounts as of March 31, 1996, compared to over 4,000 accounts as of March 31, 1995. In 1995, no customer accounted for more than one percent of UUNET's Internet revenues, other than Microsoft. See "Microsoft Relationship." The following is a list of certain UUNET customers in each of 12 selected industry groups to which UUNET billed monthly service fees in excess of $1,000 for Internet access in March 1996.

  Telecommunications                     Newspapers
  AT&T                                   Chicago Tribune Co.
  Bell Atlantic Corporation              Gannett Co., Inc.
  SkyTel Communications Corp.            Los Angeles Times
  Southwestern Bell Corporation          New York Times Co.
  US West, Inc.                          Newhouse Newspaper Metro-Suburbia,
                                         Inc.


  On-line & Information Services
  CompuServe                             Computer Systems & Services
  Dow Jones & Co., Inc.                  Advantis
  EarthLink Network, Inc.                Digital Equipment Corp.
  General Electric Information Services  Electronic Data Systems Corporation
  Reuters Holdings PLC                   IBM
                                         Intel Corp.

  Financial Services                     Banking
  American Express Co.                   Citibank
  Chubb Group                            Citicorp
  D.E. Shaw & Co.                        Credit Suisse
  Morgan Stanley & Co. Incorporated      Federal Reserve Bank of New York
  Nomura Securities International, Inc.  Swiss Bank Corporation

  Computer Software                      Publishing
  Adobe Systems, Inc.                    Addison-Wesley Publishing Company
  Berkeley Software Design, Inc.         Encyclopedia Britannica, Inc.
  Chorus Systems Inc.                    Conde Nast Publications Inc.
  Microsoft                              Wiley & Sons, Inc.
  Trusted Information Systems, Inc.      Time, Inc.

  Manufacturing                          Government
  Angus Chemical Co.                     Federal Reserve Board
  Cummins Engine Company, Inc.           Occupational Safety and Health
  Deere & Co.                            Administration
  Lockheed Martin Corp.                  Pacific States Marine Fisheries
  LTX Corp.                              Commission
                                         Social Security Administration
                                         United Nations

  Utilities                              Other Services
  Boston Edison Co.                      DHL Worldwide Express
  Electric Power Research Institute      Federal Home Loan Mortgage
  Houston Lighting & Power Co.           Corporation
  Pacific Power & Light Company          Kaiser Permanente
  Suburban Cablevision                   Pizza Hut Worldwide


NETWORK OPERATIONS AND TECHNICAL SUPPORT Student Loan Marketing Association

  UUNET believes that effective network and technical support are important criteria by which commercial users select Internet access providers and has dedicated substantial resources to building a high quality support infrastructure. As of March 31, 1996, UUNET had a network operations group in Fairfax, Virginia consisting of 168 people, including 25 providing technical support. UUNET's network operations personnel are responsible for continuously monitoring traffic across UUNET's network 24 hours per day, seven days per week in order to maintain the reliability of UUNET's network infrastructure. UUNET's technical support personnel work to find solutions for customers experiencing difficulties with Internet applications. These personnel currently are available from 8:00 a.m. to 8:00 p.m., Eastern time, Monday through Friday. At other times, UUNET's network operations personnel respond to technical support requests and, if needed, can page on-call technical support personnel.

  UUNET plans to establish one or more additional network operations centers to support the expansion of its network infrastructure, including one on the west coast of the United States, and to expand its technical support availability to 24 hours per day, seven days per week. UUNET is hiring and training additional staff to provide improved customer support. UUNET's rapid growth at times has strained the resources of its technical support capability. For example, customers calling in had been unable to obtain assistance within a commercially reasonable timeframe. Failure to provide sufficient support could have a material adverse effect on UUNET's business, financial condition and results of operations.

SALES AND MARKETING

  As of March 31, 1996, UUNET employed 141 people in the U.S. in sales and marketing. To date, UUNET has sold its Internet access and applications products and services primarily through its direct telephone sales force. Call activity is generated in response to a variety of promotional programs, including advertising in general business and specialty periodicals, participation in industry shows, and public relations.

  In January 1995, UUNET expanded its sales channels to coincide more closely with UUNET's enhanced range of products and services and business customer orientation by adding a Major Accounts sales group, a Web Services sales force and a Channel Development group. Each of these groups focuses on a different segment of customers.

  The Major Accounts group focuses on selling products and services to larger businesses with complex Internet needs. Major accounts generally require installations at multiple sites, security and consulting services, comprehensive responses to requests for proposals and on-site sales and support calls. UUNET believes that major accounts generally will require greater and more specialized attention than can be provided by a telephone sales representative due to the variety and number of services demanded.

  The Web Services sales force focuses primarily on selling Internet access services in conjunction with UUNET's Web server hosting services and third party Web site development services.

  The Channel Development group focuses primarily on developing and maintaining relationships with LAN integrators, vertical solution providers, hardware and software suppliers and other Internet access providers. UUNET maintains ongoing relationships with a number of industry associations, hardware and software resellers and marketing partners. The Channel Development group is also responsible for maintaining relationships with certain of UUNET's key accounts.

  UUNET has increased its marketing and advertising efforts significantly in 1996. UUNET has expanded the number and type of publications in which it will place new advertisements and has initiated advertising on cable television. UUNET's current sales and marketing efforts also include the enhancement and expansion of its suite of value-added products and services to keep pace with changing customer demand.

COMPETITION

  The market for data communications services, including Internet access and on-line services, is extremely competitive. There are no substantial barriers to entry, and UUNET expects that competition will intensify in the future. UUNET believes that its ability to compete successfully depends on a number of factors, including market presence; the ability to execute a strategy of rapid expansion; the capacity, reliability and security of its network infrastructure; ease of access to and navigation of the Internet; the pricing policies of its competitors and suppliers; the timing of the introduction of new products and services by UUNET and its competitors; UUNET's ability to support industry standards; and industry and general economic trends. UUNET's success in this market will depend heavily upon its ability to provide high quality Internet connectivity and value-added Internet services at competitive prices.

  UUNET's current and potential competitors headquartered in the United States generally may be divided into the following three groups: (1) telecommunications companies, such as AT&T, MCI, MFS, Sprint, WorldCom, BOCs and @Home; (2) other Internet access providers, such as BBN, NETCOM, PSI, and other national and regional providers; and (3) on-line services providers, such as America Online, CompuServe, Intuit Inc., Microsoft, and Prodigy. Many of these competitors have greater market presence, engineering and marketing capabilities, and financial, technological and personnel resources than those available to UUNET. As a result, they may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their services than can UUNET.

  UUNET expects that all of the major on-line services providers will expand their current services to compete fully in the Internet connectivity market. In addition, UUNET believes that new competitors, including large computer hardware, software, media and other technology and telecommunications companies, will enter the Internet connectivity market, resulting in even greater competition for UUNET. Certain companies, including America Online, AT&T, BBN and PSI, have obtained or expanded their Internet access products and services as a result of acquisitions and strategic investments. Such acquisitions may permit UUNET's competitors to devote greater resources to the development and marketing of existing competitive products and services. MFS and UUNET expect these acquisitions and strategic investments to increase, thus creating significant new larger competitors to MFS and UUNET. In addition, the ability of some of UUNET's competitors to bundle other services and products with Internet connectivity services, such as the Internet service offerings recently announced by AT&T and MCI, could place UUNET at a competitive disadvantage.

  As UUNET continues to expand its operations outside of the United States, it will encounter competition from companies whose operating styles are substantially different from those that it usually experiences. UUNET will be forced to compete with and buy services from government owned or subsidized telecommunications providers, some of which may enjoy an absolute monopoly on telecommunications services essential to UUNET's business. There can be no assurance that UUNET will be able to purchase such services at a reasonable price or at all. For example, in the United Kingdom, UUNET PIPEX competes directly with: (1) telecommunications companies, such as BT, Cable and Wireless, Mercury and others; (2) other Internet access providers, such as Demon and EUnet, (3) on-line services providers, such as CompuServe, America Online/Bertelsmann, Microsoft and AT&T. In addition to the risks associated with UUNET's previously described competitors, these foreign competitors may possess a better understanding of their local markets and may have better working relationships with local telecommunications companies. There can be no assurance that UUNET can obtain similar levels of local knowledge and failure to obtain that knowledge could place UUNET at a serious competitive disadvantage.

  As a result of increased competition in the industry, UUNET expects to continue to encounter significant pricing pressure, which in turn could result in significant reductions in the average selling price of UUNET's services. For example, certain of UUNET's competitors which are telecommunications companies, including AT&T and MCI, provide customers with low priced or free Internet access services in connection with the purchase of telephone or other communications services, significantly increasing price pressures on UUNET. UUNET has in the past reduced prices on certain of its Internet access options and may do so in the future. There can be no assurance that UUNET will be able to offset the effects of any such price reductions through an increase in the number of its customers, higher revenue from enhanced services, cost reductions or otherwise. In addition, UUNET believes that the data communications business, and in particular Internet access and on-line services businesses, are likely to encounter consolidation in the near future, which could result in increased price and other competition in the industry. Increased price or other competition could result in erosion of UUNET's market share and could have a material adverse effect on UUNET's business, financial condition and results of operations. There can be no assurance that UUNET will have the financial resources, technical expertise, marketing and support capabilities or expansion and acquisition capabilities to continue to compete successfully.

PROPRIETARY TECHNOLOGY

  UUNET principally relies upon copyright, trade secret and contract law to protect its proprietary technology. It may be possible for a third party to copy or otherwise obtain and use UUNET's products or technology without authorization, or to develop similar technology independently and there can be no assurance that such laws are adequate to protect UUNET's proprietary technology. In addition, UUNET's products may be licensed in foreign countries and the laws of foreign countries treat the protection of proprietary rights differently from, and may not protect UUNET's proprietary rights to the same extent as do, laws in the United States.

GOVERNMENT REGULATION

  UUNET is not currently subject to direct regulation by the FCC or any other U.S. agency, other than regulation applicable to businesses generally. The FCC recently requested comments on a petition filed by America's Carriers Telecommunication Association which requests that the FCC regulate certain voice transmission on the Internet as telecommunications services. Changes in the regulatory environment relating to the telecommunications or Internet access industry could have an adverse effect on UUNET's business. The Telecom Act enacted federal telecommunications legislation may permit telecommunications companies, BOCs or others to increase the scope or reduce the cost of their Internet access services. UUNET cannot predict the effect that the Telecom Act or any future legislation, regulation or regulatory changes may have on its business.

  The Telecom Act prohibits and imposes liability for using an interactive computer service for transmitting certain types of information and content. In addition, numerous states have adopted or are currently considering similar types of legislation. The imposition upon Internet access providers or Web hosting sites of liability for materials carried on or disseminated through their systems could require UUNET to implement measures to reduce its exposure to such liability, which may require the expenditure of substantial resources or the discontinuation of certain product or service offerings. UUNET believes that it is currently unsettled whether the Telecom Act prohibits and imposes liability for any services provided by UUNET should the content or information transmitted be subject to the statute.

  The law relating to the liability of on-line services providers and Internet access providers in relation to information carried, disseminated or hosted also is being developed in the United Kingdom and other jurisdictions. The scope of authority of various regulatory bodies in relation to on-line services is at present uncertain. OFTEL in the United Kingdom has recently published a consultative document setting out a number of issues for discussion, including the roles of traditional telecommunications and broadcasting regulators with respect to on-line services. The Securities Investment Board is investigating the status of on-line services and the transmission of investment information over networks controlled by access providers. Such transmissions may make the access provider concerned liable for any infringement of securities and other financial services legislation and regulations. Decisions regarding regulation, enforcement, content liability and the availability of Internet access in other countries may significantly affect the ability to offer certain services worldwide and the development and profitability of companies offering Internet and on-line services in the future. For example, CompuServe recently removed certain content from its services worldwide in reaction to law enforcement activities in Germany, and it has been reported that an Internet access provider in Germany has been advised by prosecutors that it may have liability for disseminating neo-Nazi writings by providing access to the Internet where these materials are available.

  UUNET's current international expansion plans are dependent upon using U.S.- developed technology in foreign countries. Export of technology from the United States or import into a foreign country may be prohibited or may be subject to duties or other fees of possibly punitive scale, delays from customs brokers or government agencies, and regulatory or similar issues. Export from the United States of encryption technology suitable for commercial transactions is currently severely restricted and in some countries use of such technology is illegal.

PROPERTY

  UUNET's offices are located in Fairfax, Virginia, where as of March 31, 1996 UUNET leased approximately 68,800 square feet under a sublease that expires in 1999 and approximately 4,500 square feet under a sublease that expires in 2001. In April 1996, UUNET leased approximately 71,300 additional square feet in Fairfax, Virginia under a lease that expires in 2,006. UUNET also leases space (typically less than 500 square feet) in various geographic areas to house the telecommunications equipment for each of its POPs.

EMPLOYEES

  As of March 31, 1996, UUNET employed in the United States 351 persons, including 141 in sales and marketing, 168 in network operations (including 25 in technical support) and 42 in general and administrative functions. None of UUNET's employees is represented by a labor union, and UUNET considers its employee relations to be good. See "--International Expansion Plan" for a description of the employees of UUNET's international subsidiaries.

                 SELECTED CONSOLIDATED FINANCIAL DATA OF UUNET

                            SELECTED FINANCIAL DATA

  The selected consolidated financial data for each of the three years in the period ended December 31, 1995, and as of December 31, 1994 and 1995, have been derived from UUNET's audited consolidated financial statements. The selected consolidated financial data for the years ended December 31, 1991 and 1992, and as of December 31, 1991, 1992 and 1993, have been derived from audited financial statements of UUNET and UUNET PIPEX. The selected consolidated financial data presented below for the three months ended March 31, 1995 and 1996, and as of March 31, 1996, have been derived from unaudited consolidated financial statements of UUNET. In the opinion of UUNET's management, the unaudited financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for any future period. The selected consolidated financial data set forth below should be read in conjunction with "UUNET MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the UUNET Consolidated Financial Statements and Notes thereto included elsewhere in this Joint Proxy Statement-Prospectus.

                          THREE MONTHS
                         ENDED MARCH 31,           YEARS ENDED DECEMBER 31,
                         ----------------  -----------------------------------------------
                          1996     1995      1995        1994     1993     1992     1991
                         -------  -------  --------     -------  -------  -------  -------
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA(1):
Revenues:
  Internet services..... $39,004  $ 8,815  $ 71,521     $16,860  $10,039  $ 7,054  $ 4,979
  Software..............   4,009    6,205    22,940      16,278   13,980   13,342    9,201
                         -------  -------  --------     -------  -------  -------  -------
    Total revenues......  43,013   15,020    94,461      33,138   24,019   20,396   14,180
                         -------  -------  --------     -------  -------  -------  -------
Costs and expenses:
  Cost of revenues
    Internet services...  25,062    4,490    46,393      10,262    6,452    3,556    2,618
    Software............   2,391    3,557    12,946       9,369    7,240    7,454    3,842
  Network operations and
   support..............   5,265    2,315    13,127       6,764    3,850    1,658    1,850
  Sales and marketing...   6,798    3,210    18,762       9,681    5,558    3,055    2,512
  General and
   administrative.......   3,126    1,839    12,709       5,288    2,248    3,071    1,532
  Acquisition expense...     --       --     11,067         --       --       --       --
                         -------  -------  --------     -------  -------  -------  -------
    Total costs and
     expenses...........  42,642   15,411   115,004      41,364   25,348   18,794   12,354
                         -------  -------  --------     -------  -------  -------  -------
Income (loss) from
 operations.............     371     (391)  (20,543)(2)  (8,226)  (1,329)   1,602    1,826
Interest income.........     577      194     2,747         440       36       29       52
Interest expense........    (329)     (83)     (808)        (76)    (103)    (198)    (139)
Equity in net loss of
 affiliates.............    (386)     --       (127)        --       --       --       --
Loss on sale of
 investment in related
 party..................     --       --        --          --      (433)     --       --
Other...................     --       --        --          --       --        20      --
                         -------  -------  --------     -------  -------  -------  -------
Income (loss) before
 income taxes...........     233     (280)  (18,731)(2)  (7,862)  (1,829)   1,453    1,739
Benefit (provision) for
 income taxes...........     --        17       474        (126)    (197)    (379)    (441)
                         -------  -------  --------     -------  -------  -------  -------
Net income (loss)....... $   233  $  (263) $(18,257)(2) $(7,988) $(2,026) $ 1,074  $ 1,298
                         =======  =======  ========     =======  =======  =======  =======

                                          (Footnotes appear on following page.)

                           THREE MONTHS
                          ENDED MARCH 31,     YEARS ENDED DECEMBER 31,
                          ---------------  ---------------------------------
                           1996    1995      1995      1994   1993 1992 1991
                          ------- -------  ---------  ------  ---- ---- ----
                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Pro forma net income
 (loss) per common and
 equivalent share(3)....  $  0.01 $ (0.01) $(0.63)(2) $(0.35)
Shares used in computing
 pro forma net income
 (loss) per share
 amounts(3).............   33,436  25,774     28,987  22,946

                                                DECEMBER 31,
                         MARCH 31, -----------------------------------------
                           1996      1995    1994     1993     1992    1991
                         --------- -------- -------  -------  ------  ------
                                          (IN THOUSANDS)
CONSOLIDATED BALANCE
 SHEET DATA(1):
Cash and cash
 equivalents............ $ 45,413  $ 60,424 $10,493  $   857  $  280  $  776
Working capital.........   17,789    38,335   4,270   (1,499)   (584)   (874)
Total assets............  156,278   137,610  29,625   10,585   8,285   6,499
Notes payable, net of
 current portion........   18,045    13,686   1,196      634     774     696
Redeemable convertible
 preferred stock........      --        --   14,073    2,676     200     --
Total stockholders'
 equity(4)..............   82,084    80,667     279      425   2,567   1,191
                           QUARTERS ENDED
                             MARCH 31,            YEARS ENDED DECEMBER 31,
                         ------------------ ----------------------------------------
                           1996      1995    1995     1994     1993    1992    1991
                         --------- -------- -------  -------  ------  ------  ------
                                             (IN THOUSANDS)
OTHER FINANCIAL DATA:
EBITDA(5)............... $  4,319  $    634 $(1,154) $(6,075) $ (120) $2,509  $2,376

- --------
(1) UUNET acquired UUNET PIPEX in November 1995 in a transaction that was accounted for as a pooling of interests and, as such, all financial amounts contained in this table and the UUNET Consolidated Financial Statements have been restated to include the financial results and data of UUNET PIPEX for all periods presented. UUNET PIPEX previously had an April 30 fiscal year-end. In order to conform the fiscal year-end of UUNET PIPEX to UUNET's calendar year-end, the statement of operations data for the years ended December 31, 1991, 1992 and 1993 reflect the statement of operations of UUNET PIPEX for the fiscal years ended April 30, 1992, 1993 and 1994, respectively. The consolidated statement of operations data for the year ended December 31, 1993 includes the four month period ended April 30, 1994 which is also included in the consolidated statement of operations data for the year ended December 31, 1994. The consolidated balance sheet data as of December 31, 1991, 1992 and 1993, includes the balance sheet data of UUNET PIPEX as of April 30, 1992, 1993 and 1994, respectively. See Note 1 of Notes to UUNET's Consolidated Financial Statements for amounts included in more than one period.
(2) Reflects the incurrence of acquisition-related costs of approximately $11.1 million during the fourth quarter of 1995 in connection with the acquisition of UUNET PIPEX.
(3) See Note 1 of Notes to UUNET's Consolidated Financial Statements for an explanation of the determination of the number of shares and share equivalents used in computing pro forma per share amounts.
(4) UUNET was an S corporation for federal and state income tax purposes through September 1992. UUNET paid cash dividends to its stockholders in 1991 and 1992 sufficient for its stockholders to pay income taxes on UUNET's taxable income. UUNET, on a consolidated basis, has not declared any dividends since 1994. Dividends declared and paid by UUNET on a consolidated basis were $33,000 ($0.01 per share) in 1991, $587,000 ($0.08 per share) in 1992, and $129,000 ($0.01 per share) in 1994.
(5) Represents earnings (loss) before depreciation and amortization, interest and income tax (expense) benefit and other non-operating expenses. UUNET has included information concerning EBITDA because it understands that such information is used by certain investors as one measure of an issuer's operating performance. EBITDA is not determined in accordance with generally accepted accounting principles ("GAAP"), is not indicative of cash used by operating activities and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. For the year ended December 31, 1995, EBITDA excludes acquisition-related costs of approximately $11.1 million incurred in connection with the acquisition of UUNET PIPEX.

 UUNET MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                                 OF OPERATIONS

OVERVIEW

  UUNET is a leading worldwide provider of a comprehensive range of Internet access options, applications, and consulting services to businesses, professionals and on-line services providers. UUNET provides both dedicated and dial-up Internet access, and other applications and services which include Web server hosting and integration services, client software and security products, training, and network integration and consulting services. Internet services revenues are primarily derived from recurring monthly connectivity fees, installation and startup charges, and sales of related equipment, applications and services. In addition, a substantial portion of Internet services revenues are derived from the development, operation and maintenance of the high speed dial-up network for Microsoft. Software revenues consist primarily of the sale of Internet-related packaged third party software.

  UUNET has made significant investments in developing and expanding its network infrastructure which, prior to an equity financing in October 1993, were primarily funded by cash flow from operations. Equity financings in 1993, 1994 and 1995 allowed UUNET to accelerate the expansion of its network infrastructure and internal operations over the ten quarters ended March 31, 1996. During this period, UUNET hired a significant number of senior managers, greatly increased its sales force, significantly expanded its product and services portfolio, and substantially upgraded its network infrastructure. The substantial costs incurred in connection with these activities contributed to UUNET's operating losses in 1993, 1994 and 1995.

  UUNET's consolidated operating results have fluctuated significantly in the past and are expected to fluctuate significantly in the future as a result of a variety of factors, some of which are beyond UUNET's control. As of March 31, 1996, UUNET had an accumulated deficit of approximately $27.3 million. UUNET expects to increase significantly its expenses for international network expansion, personnel, new product development and marketing, and undersea and European terrestrial fiber optic cable capacity, and acquisitions of capital equipment, in coordination with MFS as a subsdiary of MFS. In addition, UUNET incurred substantial costs in the quarter ended December 31, 1995 in connection with the acquisition of UUNET PIPEX.

RESULTS OF OPERATIONS

  On November 15, 1995, UUNET acquired UUNET PIPEX in a stock transaction accounted for as a pooling of interests (see Note 1 of Notes to UUNET Consolidated Financial Statements). UUNET PIPEX is the largest Internet access provider in the United Kingdom. As a result of the UUNET PIPEX acquisition, the accompanying consolidated financial statements and related financial data have been restated to include the financial results and data of UUNET PIPEX for all periods presented.

  As an aid to understanding UUNET's consolidated operating results, the following table sets forth certain items from the Consolidated Statements of Operations as a percentage of total revenues for the periods indicated:

                                        THREE MONTHS
                                            ENDED           YEARS ENDED
                                          MARCH 31,         DECEMBER 31,
                                        ---------------    ------------------
                                         1996     1995     1995   1994   1993
                                        ------   ------    ----   ----   ----
Revenues:
  Internet services....................     91%      59%    76 %   51 %   42 %
  Software.............................      9       41     24     49     58
                                        ------   ------    ---    ---    ---
    Total revenues.....................    100      100    100    100    100
                                        ------   ------    ---    ---    ---
Costs and expenses:
  Cost of revenues.....................     64       54     63     59     57
  Network operations and support.......     12       16     14     21     16
  Sales and marketing..................     16       21     20     29     23
  General and administrative...........      7       12     13     16     10
  Acquisition expense..................    --       --      12    --     --
                                        ------   ------    ---    ---    ---
    Total costs and expenses...........     99      103    122    125    106
                                        ------   ------    ---    ---    ---
Income (loss) from operations..........      1       (3)   (22)   (25)    (6)
Interest income........................      1        1      3      1    --
Interest expense.......................    --       --      (1)   --     --
Loss on sale of investment in related
 party.................................    --       --     --     --      (2)
Equity in net loss of affiliates.......     (1)     --     --     --     --
                                        ------   ------    ---    ---    ---
Income (loss) before income taxes......      1       (2)   (20)   (24)    (8)
Benefit for income taxes...............    --       --       1    --     --
                                        ------   ------    ---    ---    ---
Net income (loss)......................      1%      (2)%  (19)%  (24)%   (8)%
                                        ======   ======    ===    ===    ===

FISCAL YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

 Revenues

  UUNET derives substantially all of its revenues from two main activities:
Internet services and the sale of Internet-related third party software. Internet services revenues result from providing a comprehensive range of Internet access options, applications and services to businesses, professionals and on-line services providers. A substantial portion of Internet services revenues are derived from the development, operation and maintenance of the high speed dial-up network for Microsoft. Total revenues grew 38% from $24.0 million in 1993 to $33.1 million in 1994, and 185% to $94.5 million in 1995. The major components of this increase are discussed below.

  Internet services revenues grew 68% from $10.0 million in 1993 to $16.9 million in 1994, and 324% to $71.5 million in 1995, and represented 42%, 51% and 76%, respectively, of total revenues. This growth was primarily a result of increases in the number of dedicated high speed connections sold by UUNET during those periods as well as upgrades to higher speed connections, and in 1995, the build-out of the dial-up network for Microsoft. The number of high speed connections sold by UUNET increased from 216 in 1993 to 734 in 1994, and to 2,292 in 1995. UUNET (excluding UUNET PIPEX) sold 133,547 and 1,789 of these connections in 1993, 1994 and 1995, respectively. Upgrades to higher speed connections sold by UUNET increased from nine in 1993 to 53 in 1994, and to 369 in 1995. UUNET (excluding UUNET PIPEX) sold 44 and 345 upgrades in 1994 and 1995, respectively. Revenues from dial-up connections also increased from 1993 through 1995, but at a much lower rate, and were partially offset by the anticipated decrease in revenues from UUNET's older UUCP news and mail service. The dollar increase in high speed and dial-up revenues resulted primarily from an increase in marketing efforts and the number of sales and marketing personnel, as well as the rapid increase in the use of the Internet in general. Revenues from Microsoft totaled approximately $19.3 million in 1995, contributing significantly to the $54.7 million increase in Internet services revenues from 1994 to 1995, and represented 20.4% of total revenues during 1995; there were no revenues from Microsoft in 1993 or 1994.

  Software revenues, generated by UUNET PIPEX, grew 16% from $14.0 million in 1993 to $16.3 million in 1994, and 41% to $22.9 million in 1995, and represented 58%, 49% and 24%, respectively, of total revenues. The growth of software revenues was due primarily to the increased demand for TCP/IP and Network File System (NFS) products in general, and to the significant increase in the number of sales and marketing personnel in particular, especially from 1994 to 1995.

  The effect of price reductions due to competitive factors has not had a material impact on revenue growth or profit margins during fiscal years 1993, 1994 and 1995.

 Cost of Revenues

  Total cost of revenues increased 43% from $13.7 million in 1993 to $19.6 million in 1994, and 202% to $59.3 million in 1995, representing 57%, 59% and 63%, respectively, of total revenues. The major components of this increase are discussed below.

  Cost of Internet services revenues consists primarily of leased network backbone circuit costs, local access costs and, to a lesser extent, depreciation of network-related equipment and the cost of equipment and applications sold to customers. Cost of Internet services revenues increased 59% from $6.5 million in 1993 to $10.3 million in 1994, and 352% to $46.4 million in 1995, and as a percentage of Internet services revenues were 64%, 61% and 65% in 1993, 1994 and 1995, respectively. The cost of Internet services revenues as a percentage of Internet services revenues decreased between 1993 and 1994, primarily due to increased network utilization during 1994, partially offset by a $400,000 inventory write-off during 1994. The increase in such percentages from 1994 to 1995 was due primarily to the lower margin revenues associated with the build-out of the dial-up network for Microsoft and, to a lesser extent, the upgrade and expansion in the second half of 1995 of UUNET's network infrastructure and UUNET PIPEX's network for its dial-up product.

  Cost of software revenues increased 29% from $7.2 million in 1993 to $9.4 million in 1994, and 38% to $12.9 million in 1995, and as a percentage of software revenues were 52%, 58% and 56% in 1993, 1994 and 1995, respectively. The cost of software revenues as a percentage of software revenues has fluctuated from 1993 through 1995, primarily due to changes in the mix of software products sold and to fluctuations in the U.S. dollar to pound sterling exchange rate.

 Network Operations and Support

  Network operations and support costs consist primarily of the expenses of operating the network infrastructure, including monitoring network traffic and quality, and costs of providing technical support to customers. Network operations and support costs rose 76% from $3.9 million in 1993 to $6.8 million in 1994, and 94% to $13.1 million in 1995. These costs increased as a percentage of total revenues from 16% in 1993 to 21% in 1994, and decreased to 14% in 1995. Approximately $1.3 million of the increase from 1993 to 1994, and $4.8 million of the increase from 1994 to 1995, were due to the hiring of additional personnel. UUNET hired additional personnel in this area primarily to support its expanding customer base and expand its network infrastructure and, for UUNET, to deploy the dial-up network for Microsoft. The remainder of the dollar increase in both periods was due primarily to higher facilities-related costs. The increase in network operations and support costs as a percentage of total revenues from 1993 to 1994 was due primarily to increased hiring of personnel in 1994, whereas the percentage decrease from 1994 to 1995 was due primarily to total revenues increasing more quickly than network operations and support costs.

 Sales and Marketing

  Sales and marketing costs consist primarily of salaries and expenses of sales and marketing personnel, advertising and other promotional activities, procurement and installation of local access circuits and customer equipment, and product development and enhancement. Sales and marketing costs rose 74% from $5.6 million in 1993 to $9.7 million in 1994, and 94% to $18.8 million in 1995. These costs increased as a percentage of total revenues from 23% in 1993 to 29% in 1994, and decreased to 20% in 1995. Approximately $2.4 million of the increase from 1993 to 1994, and $6.1 million of the increase from 1994 to 1995, were due to the hiring of additional personnel, with the remainder of the increase in both years due primarily to expanded advertising and promotional activities. The increase in sales and marketing costs as a percentage of total revenues from 1993 to 1994 was primarily due to increased hiring of personnel in 1994, while the percentage decrease from 1994 to 1995 was due primarily to total revenues increasing more quickly than sales and marketing costs as a result of UUNET's expanding customer base and the revenues from Microsoft.

 General and Administrative

  General and administrative costs consist primarily of expenses associated with UUNET's management, accounting, finance and administrative functions. General and administrative costs increased 135% from $2.2 million in 1993 to $5.3 million in 1994, and 140% to $12.7 million in 1995. These costs increased as a percentage of revenues from 10% in 1993 to 16% in 1994, and decreased to 13% in 1995. The increase in general and administrative expenses from 1993 to 1994 was due primarily to the hiring of additional management, finance, accounting and administrative personnel to support UUNET's expanding customer base, and in the fourth quarter of 1994, expenses of $330,000 related to UUNET's move into a new facility and $160,000 related to negotiating relationships with Microsoft and other parties. The $7.4 million increase in expenses from 1994 to 1995 was due primarily to costs associated with the consolidation of facilities in the United Kingdom, increasing reserves for possible doubtful accounts, the write-down of certain fixed assets in the United Kingdom, and the hiring of additional finance and administrative personnel to support UUNET's growth. The increase in general and administrative costs as a percentage of total revenues from 1993 to 1994 was due primarily to increased hiring of personnel, and UUNET's move and negotiating costs in 1994 referred to above, while the percentage decrease from 1994 to 1995 was due primarily to total revenues increasing more quickly than general and administrative costs as a result of UUNET's expanding customer base and the revenues from Microsoft.

 Acquisition Expense

  On November 15, 1995, UUNET acquired UUNET PIPEX in a stock transaction accounted for as a pooling of interests and UUNET incurred acquisition-related costs of $11.1 million. These costs were expensed in the fourth quarter of 1995 and consisted primarily of investment banking and other professional fees, which totaled $7.0 million. The remaining costs of $4.1 million consisted primarily of direct costs necessary to complete the transaction, including taxes and printing and mailing costs.

 Interest Income and Expense

  Neither interest income nor interest expense was material in 1993 and 1994. In 1995, UUNET earned $2.7 million in interest income as a result of investing excess funds from equity financings, in particular UUNET's initial public offering in May 1995. Interest expense of $0.8 million in 1995 was due primarily to borrowings under equipment loan arrangements and capital leases to assist in financing UUNET's network infrastructure expansion.

 Loss on Sale of Investment in Related Party

  UUNET realized a loss of $433,000 in 1993 on the disposition of an investment in a related party. See Note 7 of Notes to UUNET Consolidated Financial Statements.

 Provision for Income Taxes

  UUNET records income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). The adoption of SFAS 109 by UUNET on January 1, 1993 had no effect on UUNET's consolidated financial position or results of operations for the year ended December 31, 1993. The effective income tax rates were 11%, 2% and (3%) during 1993, 1994 and 1995, respectively. These rates were substantially below the statutory U.S. federal tax rate of 34%, primarily due to deferring recognition of benefits for net operating loss carryforwards as realization of such is not assured. As of December 31, 1995, UUNET had U.S. federal net operating loss carryforwards of approximately $12.2 million. These carryforwards expire in the years 2008 through 2010. The amount of these carryforwards that can be used in any given year may be limited in the event of certain changes in the ownership of UUNET. Management believes that neither the prior ownership changes nor the change in ownership of UUNET that may result from the Merger will significantly limit its ability to use these net operating loss carryforwards. UUNET PIPEX also had foreign net operating loss carryforwards of approximately $2.5 million as of December 31, 1995. See Note 10 of Notes to UUNET Consolidated Financial Statements.

THREE MONTHS ENDED MARCH 31, 1995 AND 1996

 Revenues

  Total revenues grew 186% from $15.0 million in the first quarter of 1995 to $43.0 million in the first quarter of 1996. The major components of this net increase are discussed below.

  Internet services revenues grew 342% from $8.8 million in the first quarter of 1995 to $39.0 million in the first quarter of 1996, and represented 59% and 91%, respectively, of total revenues. This growth was primarily a result of increases in the number of dedicated high speed connections sold by UUNET during those periods and upgrades by customers to higher speed connections, increased sales of dial-up connections and the build-out of the dial-up network for Microsoft. The number of high speed connections sold increased from 444 in the first quarter of 1995 to 985 in the first quarter of 1996. UUNET (excluding UUNET PIPEX) sold 330 and 805 of these connections in the first quarter of 1995 and 1996, respectively. Upgrades to higher speed connections increased from 37 in the first quarter of 1995 to 181 in the first quarter of 1996. UUNET (excluding UUNET PIPEX) sold 30 and 167 upgrades in the first quarter of 1995 and 1996, respectively. Revenues from dial-up connections increased significantly from quarter-to-quarter. The dollar increase in high speed and dial-up revenues resulted primarily from an increase in marketing efforts and the number of sales and marketing personnel, as well as the rapid increase in the use of the Internet in general. Revenues from Microsoft increased from $0.2 million in the first quarter of 1995 to $15.9 million in the first quarter of 1996. The build-out of the domestic dial-up network commenced in the first quarter of 1995 and the international deployment began in the fourth quarter of 1995. The accelerated build-out of these networks at Microsoft's request resulted in revenues from Microsoft increasing substantially and representing 36.9% of total revenues during the first quarter of 1996.

  Software revenues, generated by UUNET PIPEX, decreased 35% from $6.2 million in the first quarter of 1995 to $4.0 million in the first quarter of 1996, and represented 41% and 9%, respectively, of total revenues. The decrease in software revenues was due primarily to increased competition in the United Kingdom.

  Except for the effect on software revenues as described above, the effect of price reductions due to competitive factors has not had a material impact on revenue growth or profit margins during the first quarters of 1995 and 1996.

 Cost of Revenues

  Total cost of revenues increased 241% from $8.0 million in the first quarter of 1995 to $27.5 million in the first quarter of 1996, representing 54% and 64%, respectively, of total revenues. The major components of this net increase are discussed below.

  Cost of Internet services revenues consists primarily of leased network backbone circuit costs, local access costs and, to a lesser extent, depreciation of network-related equipment and the cost of equipment and applications sold to customers. Cost of Internet services revenues increased 458% from $4.5 million in the first quarter of 1995 to $25.1 million in the first quarter of 1996, and as a percentage of Internet services revenues were 51% and 64%, respectively. The cost of Internet services revenues as a percentage of Internet services revenues increased primarily due to the lower margin revenues associated with the build-out of the dial-up network for Microsoft.

  Cost of software revenues decreased 33% from $3.6 million in the first quarter of 1995 to $2.4 million in the first quarter of 1996, and as a percentage of software revenues were 57% and 60%, respectively. The cost of software revenues as a percentage of software revenues has increased primarily due to increased competition, as previously discussed.

 Network Operations and Support

  Network operations and support costs rose 127% from $2.3 million in the first quarter of 1995 to $5.3 million in the first quarter of 1996. These costs decreased as a percentage of total revenues from 16% in the first quarter of 1995 to 12% in the first quarter of 1996. Approximately $1.7 million of the increase was due to the hiring of additional personnel. UUNET hired additional personnel in this area primarily to support its expanding customer base and to expand its network infrastructure, including the domestic and international network for Microsoft. The remainder of the dollar increase was due primarily to higher facilities and related costs. The decrease in network operations and support costs as a percentage of total revenues was due primarily to total revenues increasing more quickly than network operations and support costs.

 Sales and Marketing

  Sales and marketing costs rose 112% from $3.2 million in the first quarter of 1995 to $6.8 million in the first quarter of 1996. These costs decreased as a percentage of total revenues from 21% in the first quarter of 1995 to 16% in the first quarter of 1996. Approximately $1.7 million of the increase was due to increased advertising and promotional costs directly associated with UUNET's decision to implement a major advertising campaign beginning in the first quarter of 1996. The remainder of the increase was primarily due to the hiring of additional personnel. The percentage decrease was primarily due to total revenues increasing more quickly than sales and marketing costs as a result of UUNET's expanding customer base and the revenues from Microsoft.

 General and Administrative

  General and administrative costs increased 70% from $1.8 million in the first quarter of 1995 to $3.1 million in the first quarter of 1996. These costs decreased as a percentage of revenues from 12% in the first quarter of 1995 to 7% in the first quarter of 1996. The increase in general and administrative expenses was due primarily to the hiring of additional personnel to support UUNET's expanding customer base and increases in other general corporate costs. The decrease in general and administrative costs as a percentage of total revenues was primarily due to total revenues increasing more quickly than general and administrative costs as a result of UUNET's expanding customer base and the revenues from Microsoft.

 Interest Income and Expense

  Interest income increased from $0.2 million in the first quarter of 1995 to $0.6 million in the first quarter of 1996, while interest expense increased in the respective periods from $0.1 million to $0.3 million. The increase in interest income resulted from investing excess funds from equity financings, in particular UUNET's initial public offering in May 1995, while interest expense increased due primarily to borrowings under the Microsoft loan facility and capital leases to assist in financing UUNET's network infrastructure expansion.

 Equity In Net Loss Of Affiliates

  The equity in net loss of affiliates is due primarily to UUNET's acquisition of a 40% interest in the outstanding capital stock of EUnet Germany in the first quarter of 1996. EUnet Germany is a provider of Internet access options, applications and consulting services in Germany.

QUARTERLY RESULTS

  The following table sets forth quarterly consolidated financial data for each of the nine fiscal quarters in the period ended March 31, 1996 including such amounts expressed as a percentage of total revenues. All amounts previously reported by UUNET have been restated to include the results of UUNET PIPEX. UUNET acquired UUNET PIPEX on November 15, 1995 and accounted for the acquisition as a pooling of interests. The quarterly information below is unaudited, but has been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflects all adjustments necessary to present this information fairly when considered in conjunction with UUNET's audited consolidated financial statements and the notes thereto. Consolidated operating results for any quarter are not necessarily indicative of results for any future periods.

                             1994                                1995                           1996
                   -------------------------  --------------------------------------------     -------
                    FIRST   SECOND    THIRD   FOURTH    FIRST   SECOND    THIRD    FOURTH       FIRST
                   QUARTER  QUARTER  QUARTER  QUARTER  QUARTER  QUARTER  QUARTER  QUARTER      QUARTER
                   -------  -------  -------  -------  -------  -------  -------  --------     -------
                                                (IN THOUSANDS)
Statement of
 Operations Data:
Revenues:
 Internet
  services.......  $3,074   $ 3,651  $ 4,354  $ 5,781  $ 8,815  $13,655  $20,037  $ 29,014     $39,004
 Software........   3,963     3,298    4,501    4,516    6,205    6,350    5,592     4,793       4,009
                   ------   -------  -------  -------  -------  -------  -------  --------     -------
 Total revenues..   7,037     6,949    8,855   10,297   15,020   20,005   25,629    33,807      43,013
                   ------   -------  -------  -------  -------  -------  -------  --------     -------
Costs and
 expenses:
 Cost of
  revenues.......   4,029     4,052    5,576    5,974    8,047   11,652   17,000    22,640      27,453
 Network
  operations and
  support........   1,237     1,587    1,866    2,074    2,315    3,384    3,634     3,794       5,265
 Sales and
  marketing......   1,701     2,125    2,818    3,037    3,210    4,126    5,284     6,142       6,798
 General and
  administrative..    982     1,205    1,224    1,877    1,839    3,111    5,258     2,501       3,126
 Acquisition
  expense........     --        --       --       --       --       --       --     11,067         --
                   ------   -------  -------  -------  -------  -------  -------  --------     -------
 Total costs and
  expenses.......   7,949     8,969   11,484   12,962   15,411   22,273   31,176    46,144      42,642
                   ------   -------  -------  -------  -------  -------  -------  --------     -------
Income (loss)
 from
 operations......    (912)   (2,020)  (2,629)  (2,665)    (391)  (2,268)  (5,547)  (12,337)(1)     371
Interest income..      38       108      124      170      194      433    1,193       927         577
Interest
 expense.........     (18)      (14)     (17)     (27)     (83)    (141)    (202)     (382)       (329)
Equity in net
 loss of
 affiliates......     --        --       --       --       --       --       --       (127)       (386)
                   ------   -------  -------  -------  -------  -------  -------  --------     -------
Income (loss)
 before income
 taxes...........    (892)   (1,926)  (2,522)  (2,522)    (280)  (1,976)  (4,556)  (11,919)(1)     233
Tax benefit
 (provision).....     --        (31)     (47)     (48)      17      122      282        53         --
                   ------   -------  -------  -------  -------  -------  -------  --------     -------
Net income
 (loss)..........  $ (892)  $(1,957) $(2,569) $(2,570) $  (263) $(1,854) $(4,274) $(11,866)(1) $   233
                   ======   =======  =======  =======  =======  =======  =======  ========     =======

                                 1994                            1995                       1996
                        ----------------------- ---------------------------------------    -------
                         FIRST  SECOND   THIRD  FOURTH   FIRST  SECOND   THIRD  FOURTH      FIRST
                        QUARTER QUARTER QUARTER QUARTER QUARTER QUARTER QUARTER QUARTER    QUARTER
                        ------- ------- ------- ------- ------- ------- ------- -------    -------
                                                   ($ IN THOUSANDS)
As a Percentage of
 Revenues:
Revenues:
 Internet services....     44%     53%     49%     56%     59%     68%     78%     86%        91%
 Software.............     56      47      51      44      41      32      22      14          9
                          ---     ---     ---     ---     ---     ---     ---     ---        ---
 Total revenues.......    100     100     100     100     100     100     100     100        100
                          ---     ---     ---     ---     ---     ---     ---     ---        ---
Costs and expenses:
 Cost of revenues.....     57      58      63      58      54      58      66      67         64
 Network operations
  and support.........     18      23      21      20      16      17      14      11         12
 Sales and marketing..     24      31      32      30      21      21      21      18         16
 General and
  administrative......     14      17      14      18      12      15      21       8          7
 Acquisition
  expenses............    --      --      --      --      --      --      --       33        --
                          ---     ---     ---     ---     ---     ---     ---     ---        ---
 Total costs and
  expenses............    113     129     130     126     103     111     122     137         99
                          ---     ---     ---     ---     ---     ---     ---     ---        ---
Income (loss) from
 operations...........    (13)    (29)    (30)    (26)     (3)    (11)    (22)    (37)(1)      1
Interest income.......    --        1       2       2       2       2       5       3          1
Interest expense......    --      --      --      --       (1)     (1)     (1)     (1)       --
Equity in net loss of
 affiliates...........    --      --      --      --      --      --      --      --          (1)
                          ---     ---     ---     ---     ---     ---     ---     ---        ---
Income (loss) before
 income taxes.........    (13)    (28)    (28)    (24)     (2)    (10)    (18)    (35)(1)      1
Tax benefit
 (provision)..........    --      --       (1)     (1)    --        1       1     --         --
                          ---     ---     ---     ---     ---     ---     ---     ---        ---
Net income (loss).....    (13)%   (28)%   (29)%   (25)%    (2)%    (9)%   (17)%   (35)%(1)     1%
                          ===     ===     ===     ===     ===     ===     ===     ===        ===

- --------
(1) Reflects the incurrence of acquisition-related costs of approximately $11.1 million in connection with the acquisition of UUNET PIPEX.

  As an aid to understanding the effect of the UUNET PIPEX acquisition on UUNET's consolidated financial results, selected fiscal year data is presented below, and should be read in conjunction with UUNET's Consolidated Financial Statements included elsewhere in this Joint Proxy Statement--Prospectus.

                                         THREE MONTHS ENDED     YEARS ENDED
                                            DECEMBER 31,        DECEMBER 31,
                                         -------------------- -----------------
                                           1995       1994      1995     1994
                                         ---------  --------- --------  -------
                                                   (IN THOUSANDS)
Revenues:
  UUNET (parent company)................ $  23,981  $  4,117  $ 57,375  $12,414
  UUNET PIPEX ..........................     9,826     6,180    37,086   20,724
                                         ---------  --------  --------  -------
    Consolidated revenues............... $  33,807  $ 10,297  $ 94,461  $33,138
                                         =========  ========  ========  =======
Net income (loss):
  UUNET (parent company)................ $   1,219  $ (2,289) $    469  $(6,949)
  UUNET PIPEX...........................    (2,018)     (281)   (7,659)  (1,039)
  Acquisition expense...................   (11,067)      --    (11,067)     --
                                         ---------  --------  --------  -------
    Consolidated net loss............... $ (11,866) $ (2,570) $(18,257) $(7,988)
                                         =========  ========  ========  =======

  UUNET received net proceeds of approximately $107 million from equity financings in 1993, 1994 and 1995, allowing UUNET to accelerate the expansion of its network infrastructure and internal operations over the ten quarters ended March 31, 1996. During this period, UUNET hired a significant number of senior managers, greatly increased its sales force, significantly expanded its product and services portfolio, and upgraded its network infrastructure. These substantial expenses were incurred in anticipation of significant future growth, and contributed to UUNET's 1993, 1994 and 1995 consolidated losses. In addition, UUNET incurred acquisition-related costs of

$11.1 million during the fourth quarter of 1995 in connection with the UUNET PIPEX acquisition, which is accounted for as a pooling of interests. Prior to October 1993, the expansion of UUNET's network infrastructure and internal operations was funded primarily by cash flow from operations.

  In view of the significant growth of UUNET's consolidated operations, management believes that period-to-period comparisons of consolidated financial results should not be relied upon as an indication of future performance and that UUNET may experience significant future period-to-period fluctuations in operating results.

LIQUIDITY AND CAPITAL RESOURCES

  UUNET historically has satisfied its cash requirements principally through a combination of sales of equity securities, borrowings from banks and other third parties, and cash flow from operations. In the second quarter of 1995, UUNET completed its initial public offering, raising net proceeds of $67.7 million, and raised an additional $12.5 million from the exercise of warrants by Microsoft. UUNET PIPEX raised net proceeds of $8.0 million during 1994 in connection with its stock flotation in the United Kingdom. These funds have been and will be used to fund the expansion of UUNET's network infrastructure and internal operations, including purchases of capital equipment and the hiring of additional personnel. As of March 31, 1996, Microsoft had agreed to lend UUNET up to $26.0 million to finance the capital equipment necessary to build the dial-up network that is the primary Internet dial-up network and infrastructure for The Microsoft Network. The interest rate on the loan from Microsoft is equal to the greater of the Applicable Federal Rate ("AFR") in effect on the date of the Microsoft Agreement (7.74%) or the AFR in effect at the time of the advance (5.34% as of March 31, 1996). Borrowings available under this facility totaled approximately $3.2 million as of March 31, 1996. Subsequent to March 31, 1996, the loan agreement was amended to increase the borrowings available under the facility by $22.2 million to $48.2 million and to limit advances to eligible purchases made on or before the earlier of the Effective Date or February 28, 1997.

  UUNET generated positive cash flow from operating activities of $1.5 million in 1993, negative cash flow from operating activities of $1.2 million in 1994 and positive cash flow from operating activities of $4.4 million in 1995. UUNET generated positive cash flow from operating activities of $8.2 million during the quarter ended March 31, 1996. Cash flow from operations can vary significantly from period to period, depending upon the timing of operating cash receipts and payments, especially accounts receivable, accounts payable and accrued expenses. In addition, purchases of fixed assets increased from $3.1 million in 1993 to $9.4 million in 1994, and to $53.7 million in 1995, primarily as a result of purchases of equipment to support the expansion of UUNET's network infrastructure, and in 1995, as UUNET commenced deployment of the dial-up network for Microsoft. Purchases of fixed assets totaled $25.3 million in the quarter ended March 31, 1996 to support the continued expansion of UUNET's domestic and international network infrastructure.

  As of March 31, 1996, UUNET had commitments to certain vendors totaling approximately $7.5 million to purchase network related equipment, $0.7 million for other capital expenditures, and $0.9 million for advertising and promotional activities. UUNET has guaranteed monthly usage levels to its primary communications vendors. The commitments require monthly usage (exclusive of discounts) through January 2009, which total approximately $130.9 million. UUNET also has various agreements to lease and sublease office space, and as of March 31, 1996, minimum lease payments of approximately $23.7 million through April 2006. Of these commitments, which total $163.7 million, payments of $38.4 million are due in the remainder of 1996, $33.9 million are due in 1997 and $91.4 million are due thereafter. The anticipated source of funds for such commitments are current working capital, cash flow from operations, loan advances from Microsoft and advances from MFS subsequent to the closing of the Merger.

FORWARD LOOKING STATEMENTS

  The following statements are based upon management's current expectations. These statements are forward looking and actual results may differ materially. These statements should be read in conjunction with, and are qualified by, the other portion of Management's Discussion and Analysis of Financial Condition and Results of Operations in this Joint Proxy Statement-Prospectus, UUNET's Report on Form 10-Q for the three months ended March 31, 1996, and UUNET's entire Annual Report on Form 10-K/A for the year ended December 31, 1995, including the sections therein entitled "RISK FACTORS."

  In anticipation of continued future growth, management intends to accelerate the major international expansion it began in 1995, by obtaining significant undersea and European terrestrial fiber optic cable capacity. The extent and timing of obtaining fiber optic cable capacity will depend upon various factors, many of which are external to UUNET, including, but not limited to, the availability and cost of such capacity; the ability of UUNET to enter into long-term leases, various alliances with carriers and others, or a combination of these options; and the ability of UUNET to obtain other financing for such capacity. Management also expects to continue to make significant investments in its domestic and international network infrastructure and internal operations over at least the next several years, and intends in 1996 to substantially increase advertising and promotional activities as compared to 1995 (as it did in the first quarter of 1996); hire additional management, sales, marketing and other key personnel; and expand its operations geographically, in large part by further acquisitions and other commercial arrangements.

  Software revenues, generated by UUNET PIPEX, decreased 35% from $6.2 million in the first quarter of 1995 to $4.0 million in the first quarter of 1996, and represented 41% and 9%, respectively, of total revenues. UUNET expects that software revenues will continue to decline as a percentage of total revenues, and that the dollar amount of software revenues may further decline in future periods.

  As previously stated, except for the effect on software revenues, the effect of price reductions due to competitive factors has not had a material impact on revenue growth or profit margins during the first quarter of 1996 and the year ended December 31, 1995. However, competitive factors could have a material impact on future revenue growth and profit margins.

  UUNET's consolidated quarterly operating results have fluctuated significantly in the past and are expected to continue to fluctuate significantly from period to period depending upon factors such as the acquisition of assets and businesses both domestically and internationally, the development of strategic alliances worldwide, the expansion of UUNET's network infrastructure in terms of both scale and timing, the cost and timing of advertising and marketing efforts, the timing and installation of significant orders and the pricing and mix of services and products sold by UUNET. Other factors which may cause quarterly fluctuations in operating results include customer terminations of service, new product introductions by UUNET and its competitors, market acceptance of new and enhanced versions of UUNET's products and services, changes in pricing policies by its competitors and UUNET's ability to obtain sufficient supplies of sole or limited source components. Although UUNET achieved profitability on a consolidated basis for the quarter ended March 31, 1996, there can be no assurance that UUNET will be able to sustain profitability on a consolidated basis in the future. See "RISK FACTORS."

  UUNET believes that its cash and cash equivalents and available borrowings will be sufficient to meet its anticipated working capital requirements through 1996. However, UUNET will require additional financing to continue with its plan to accelerate international expansion, make strategic acquisitions of other Internet service providers or complementary businesses, acquire technologies or develop new products or otherwise respond to unanticipated competitive pressures. Management believes that UUNET will be able to obtain additional financing through increases in existing credit facilities, new credit facilities and leasing arrangements, strategic alliances or joint ventures. UUNET may also consider other sources of financing. There can be no assurance that additional financing will be available to UUNET when needed or on terms acceptable to UUNET. If adequate funds are not available, UUNET has the flexibility to delay or modify its expansion plans described above. See "RISK FACTORS."

                                BUSINESS OF MFS

  MFS provides facilities-based telecommunications systems and services to business and government end users. MFS believes business and government users have distinct telecommunications service requirements, including maximum reliability, consistent high quality, substantial capacity for high-speed data transmission, responsive customer service and continuous attention to service enhancement and new service development. MFS believes it has significant advantages over its competitors as a result of MFS': (i) focus on business and government end users; (ii) expertise in developing and operating highly reliable, advanced digital fiber optic networks which offer substantial transmission capacity; (iii) emphasis on providing comprehensive and responsive customer service; (iv) International Network Platform that serves customers with multiple offices in key international business centers; (v) network development plan which helps assure an efficient evolution from a voice-oriented circuit switched network to a packet switched network based on Internet standards; (vi) plan to develop new services, including voice service, to be provided over a network based on Internet standards; and (vii) ability to bundle local, long distance and Internet-related services provided over an end-to-end network controlled by MFS.

  MFS is organized as a holding company and operates through its subsidiaries in two business segments: (i) telecommunications services and (ii) network systems integration. Where permitted by local law, MFS provides telecommunications services domestically and internationally in the form of:
(i) dedicated special access and private line circuits, local switched service and high speed data communications to large business customers; (ii) single source integrated local and long distance, high speed data communications services and facilities management to medium and small businesses; and (iii) local access to long distance companies and local access, ATM-based backbone services and interconnection services via Network Access Points ("NAPs") to Internet service providers.

  MFS provides telecommunications services by utilizing its international network platform, which consists of MFS owned transmission and switching facilities and network capacity leased from other carriers primarily in the United States and Western Europe. The MFS owned portion of the international network platform consists of metropolitan area networks of fiber optic cables, integrated local and long distance switches, advanced electronics, ATM switching equipment, transmission equipment and associated wiring and equipment. In addition, MFS has ownership interests in several international submarine cables. The metropolitan area networks are generally linked to each other with leased high capacity fiber optic lines. MFS provides international service through several means, including leasing submarine cable capacity from international carriers as well as taking ownership interests and obtaining indefeasible rights of use capacity on other submarine cables. On May 7, 1996, MFS announced that it intends to replace its leased lines by building or acquiring its own U.S., international and transoceanic fiber optic networks, to be deployed over a four year period. MFS is now deploying its own fiber optic link between Washington, D.C. and Boston.

  MFS has moved quickly to capitalize on the anticipated benefits of the Telecom Act. MFS has contacted 21 LECs to initiate the process of implementing the "co-carrier" provisions of the Telecom Act as quickly as possible and has established a co-carrier task force consisting of approximately 100 personnel dedicated to facilitate the negotiation and implementation of co-carrier arrangements with the LECs. On May 22, 1996, MFS announced that it and Ameritech Corp. ("Ameritech") had entered into a comprehensive co-carrier agreement which involves the networks of the respective companies in the entire Ameritech marketing region, including Illinois, Indiana, Michigan, Ohio and Wisconsin. Included in the agreement with Ameritech are provisions relating to: interconnection at any technically feasible point within Ameritech's network; interim number portability; access to poles, ducts, conduits and rights-of-way controlled by Ameritech; exchange of all local traffic at a fully reciprocal per minute rate; receipt by MFS of terminating access charges for long distance calls made to its customers; and nondiscriminatory access to 911 and emergency 911 services, directory assistance services, operator call completion services and white pages directory listings for MFS' customers.

  The fiber optic cable utilized in MFS' networks typically contain from 12 to 144 optical fiber strands, each of which is capable of providing multiple telecommunications channels or "circuits." Depending on transmission electronics, a single pair of glass fibers on MFS' networks currently can transmit 32,256 or more simultaneous voice conversations, whereas a typical pair of copper wires generally can carry a maximum of 24 simultaneous voice conversations. Although local exchange carriers (the "LECs") and foreign telecommunications carriers have historically used copper wire in their networks, they currently are deploying fiber optic cable to supplant or upgrade portions of their copper-based networks, particularly in areas served by MFS. MFS expects that continuing developments in telecommunications equipment will increase the transmission capacity of each optical fiber, thereby providing even greater capacity at relatively low incremental cost.

  MFS' subsidiary, MFS Global Network Services, Inc. ("MFS Global Network Services") manages the operation and development of MFS' networks. MFS Global Network Services contracts with another MFS subsidiary, MFS Network Technologies, Inc. ("MFS Network Technologies") which engineers and manages the construction of MFS' fiber optic networks. As each portion of a network is completed, MFS Global Network Services manages the operation of the network. Over time, MFS' network has evolved from "islands" of advanced fiber optic networks within individual metropolitan areas, to an integrated international network platform consisting of fiber optic cables either owned or leased by MFS.

  MFS also plays a major role in making the Internet available to users internationally through sales of dedicated circuits for local access and ATM-based backbone service to Internet service providers. MFS is also one of several companies that manage the operation of NAPs, through which significant amounts of traffic on the Internet pass. MFS developed and manages NAPs that are known as MAE East in Washington, D.C., MAE West in San Jose, California and MAE Chicago in Chicago, Illinois.

  Initially created to design and build MFS' networks in a high quality and cost-effective manner, MFS Network Technologies provides network systems integration for MFS and third parties which desire to deploy sophisticated networks, including intelligent transportation systems, voice and data networks, interactive distance learning networks, security systems and combined cable television-telephone networks.

  Additional information concerning MFS is included in the MFS Reports incorporated by reference in this Joint Proxy Statement-Prospectus. See "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

                                   GLOSSARY

  ATM (asynchronous transfer mode)--An information transfer standard that is one of a general class of packet technologies that relay traffic by way of an address contained within the first five bytes of a standard fifty-three byte long packet or cell. The ATM format can be used by many different information systems, including LANs, to deliver traffic at varying rates, permitting a mix of data, voice and video.

  Backbone--A centralized high-speed network that interconnects smaller, independent networks.

  Bandwidth--The number of bits of information which can move through a communications medium in a given amount of time.

  CAP (competitive access provider)--A company that provides its customers with an alternative to the LEC for local transport of private line and special access telecommunications services.

  Central offices--The switching centers or central switching facilities of the LECs.

  Co-carrier status--A regulatory scheme under which the incumbent LEC is required to integrate new, competing providers of local exchange service, such as the Company, into the systems of traffic exchange, inter-carrier compensation, and other inter-carrier relationships that already exist among LECs in most jurisdictions.

  Collocation--The ability of a CAP such as MFS to connect its network to the LECs central offices. Physical collocation occurs when a CAP places its network connection equipment inside the LEC's central offices. Virtual collocation is an alternative to physical collocation pursuant to which the LEC permits a CAP to connect its network to the LEC's central offices on comparable terms, even though the CAP's network connection equipment is not physically located inside the central offices.

  DS-1--A data communications circuit capable of transmitting data at 1.5 Mbps (sometimes called T-1).

  DS-3--A data communications circuit capable of transmitting data at 45 Mbps (sometimes called T-3).

  Dedicated--Telecommunications lines dedicated or reserved for use by particular customers.

  Digital--A method of storing, processing and transmitting information through the use of distinct electronic or optical pulses that represent the binary digits 0 and 1. Digital transmission and switching technologies employ a sequence of these pulses to represent information as opposed to the continuously variable analog signal. The precise digital numbers minimize distortion (such as graininess or snow in the case of video transmission, or static or other background distortion in the case of audio transmission).

  E-3--A data communications circuit capable of transmitting data at 34 Mbps (typically used outside North America).

  Ethernet--A local area network technology used for connecting computers, printers, workstations, terminals, etc., within the same building. Ethernet operates over twisted wire or coaxial cable at speeds up to 10 megabits per second. Ethernet is the most popular LAN technology.

  FCC--Federal Communications Commission.

  FDDI (Fiber Distributed Data Interface)--Based on fiber optics, FDDI is a 100 megabit per second local area network technology used to connect computers, printers, and workstations at very high speeds. FDDI is also used as backbone technology to interconnect other LANs.

  Fiber mile--The number of route miles installed (excluding pending installations) along a telecommunications path multiplied by the number of fibers along that path. See the definition of "route mile" below.

  Firewall--A system placed between networks that filters data passing through it and removes unauthorized traffic, thereby enhancing the security of the network.

  Frame relay--An information transfer standard for relaying traffic based on an address contained in the six byte header of a variable length packet that is up to 2,106 bytes long. Frame relay has less overhead than ATM but may be difficult to implement at speeds greater than 45 Mbps.

  Graphical user interface--A means of communicating with a computer by manipulating icons, menus and windows rather than using text commands.

  Home page--An entry point for a collection of information presented through the World Wide Web.

  Interconnection Decisions--Rulings by the FCC announced in September 1992 and August 1993, which require the BOCs and most other large LECs to provide interconnection in LEC central offices to any CAP, long distance carrier or end user seeking such interconnection for the provision of interstate special access and switched access transport services.

  Internet--A global collection of interconnected computer networks which use TCP/IP, a common communications protocol.

  ISDN--Integrated Services Digital Network. An information transfer standard for transmitting digital voice and data over telephone lines at speeds up to 128 Kbps.

  Kbps--Kilobits per second. A transmission rate. One kilobit equals 1,024 bits of information.

  LANs (local area networks)--The interconnection of computers for the purpose of sharing files, programs and various devices such as printers and high-speed modems. LANs may include dedicated computers or file servers that provide a centralized source of shared files and programs.

  Local exchange--A geographic area determined by the appropriate state regulatory authority in which calls generally are transmitted without toll charges to the calling or called party.

  LECs (local exchange carrier)--A company providing local telephone services.

  Long distance carriers (interexchange carriers)--Long distance carriers provide services between local exchanges on an interstate or intrastate basis. A long distance carrier may offer services over its own or another carrier's facilities.

  Mbps--Megabits per second. A transmission rate. One megabit equals 1,024 kilobits.

  Modem--A device for transmitting digital information over an analog telephone line.

  Network systems integration--Involves the creation of turnkey telecommunications networks and systems including: (i) route and site selection, (ii) rights of way and legal authorizations and/or acquisition;
(iii) design and engineering of the system, including technology and vendor assessment and selection, determining fiber optic circuit capacity, and establishing reliability/flexibility standards; and (iv) project and construction management, including contract negotiations, purchasing and logistics, installation as well as testing and construction management.

  Number portability--The ability of an end user to change local exchange carriers while retaining the same telephone number.

  On-line services--Commercial information services that offer a computer user access to a specified slate of information, entertainment and communications menus on what appears to be a single system.

  POPs (points of presence)--With respect to voice communications, locations where a long distance carrier has installed transmission equipment in a service area that serves as, or relays calls to, a network switching center of that long distance carrier, and with respect to a data communications network, geographic areas within which the communications network allows local access.

  PPP--Point-to-Point--Protocol. An information transfer standard for transmitting packets over data connections between two points.

  PUC (public utility commission)--A state regulatory body, established in most states, which regulates utilities, including telephone companies providing intrastate services.

  Private line--A dedicated telecommunications connection between end user locations.

  Public switched network--That portion of a LEC's network available to all users generally on a shared basis (i.e., not dedicated to a particular user). Traffic along the public switched network is generally switched at the LEC's central offices.

  Reciprocal compensation--The same compensation of a new competitive local exchange carrier for termination of a local call by the BOC on its network, as the new competitor pays the BOC for termination of local calls on the BOC network.

  Resale--The provision by a provider of telecommunications services to other providers or carriers on a wholesale basis for use by such carrier to provide services to its own end users.

  Route mile--The number of miles of the telecommunications path in which fiber optic cables are installed.

  Router--A system placed between networks that relays data to those networks based upon a destination address contained in the data packets being routed.

  SLIP--Serial Line Internet Protocol. An information transfer standard for transmitting Internet Protocol packets over asynchronous data connections between two points.

  Special Access Services--The lease of private dedicated telecommunications lines or circuits along the network of a LEC or a CAP which lines run to or from the long distance carrier POP.

  Switch--A device that opens or closes circuits or selects the paths or circuits to be used for transmission of information. Switching is a process of interconnecting circuits to form a transmission path between users.

  Switched access transport services--Transportation of switched traffic along dedicated lines between the LEC central offices and long distance carrier POPs.

  Switched traffic--Telecommunications traffic along the public switched network. This traffic is generally switched at the LEC's central offices.

  TCP/IP--Transmission Control Protocol/Internet Protocol. A suite of network protocols that allow computers with different architectures and operating system software to communicate with other computers on the Internet.

  T-1--A data communications circuit capable of transmitting data at 1.5 Mbps (sometimes called DS-1).

  T-3--A data communications circuit capable of transmitting data at 45 Mbps (sometimes called DS-3).

  Token Ring--A local area network technology used to interconnect personal computers, file servers, printers, and other devices. Token Ring LANs typically operate at either 4 megabits per second or 16 megabits per second.

  Unbundled Access--Access by competitive telecommunications carriers to unbundled elements of a telecommunications service provider's network facilities, equipment, feature, function and capabilities, at any technically feasible point within the network.

  Unix--A computer operating system frequently found on workstations and PCs and noted for its portability and communications functionality.

  UUCP--Unix to Unix Copy Protocol. A transmission protocol usually found on Unix systems that is commonly used to transfer electronic mail and news.

  World Wide Web or Web--A collection of computer systems supporting a communications protocol that permits multi-media presentation of information over the Internet.

                         COMPARATIVE PER SHARE PRICES

MFS

  The MFS Common Stock trades on Nasdaq under the symbol "MFST." The following table sets forth the high and low sale prices of the MFS Common Stock as reported by Nasdaq for each of the quarters in the two-year period ended December 31, 1995 and for the first, second and third quarters of 1996, which prices give effect a 2-for-1 stock split which was payable on April 26, 1996.

     1994                                                        HIGH     LOW
     ----                                                       ------- -------
     First Quarter............................................. $20.625 $14.000
     Second Quarter............................................  17.000  10.250
     Third Quarter.............................................  18.375  12.250
     Fourth Quarter............................................  20.750  16.250
       1995
       ----
     First Quarter............................................. $19.500 $15.375
     Second Quarter............................................  18.625  14.375
     Third Quarter.............................................  24.500  15.875
     Fourth Quarter............................................  26.875  19.125
       1996
       ----
     First Quarter............................................. $34.000 $28.875
     Second Quarter............................................  38.375  31.250
     Third Quarter (through July 11, 1996).....................  37.625  35.000

  On April 29, 1996, the last sales price of the MFS Common Stock on Nasdaq was $34.625. The public announcement of the Merger Agreement occurred prior to the opening of trading on April 30, 1996.

UUNET

  Since May 25, 1995, the UUNET Common Stock trades on Nasdaq under the symbol
"UUNT." The following table sets forth the high and low sale prices of the UUNET Common Stock as reported by Nasdaq for each of the quarters in the period ended December 31, 1995 and for the first, second and third quarters of 1996.

     1995                                                        HIGH     LOW
     ----                                                       ------- -------
     Second Quarter............................................ $28.500 $21.750
     Third Quarter.............................................  51.750  27.250
     Fourth Quarter............................................  98.750  38.750
     1996
     ----
     First Quarter............................................. $62.500 $25.000
     Second Quarter............................................  67.500  25.500
     Third Quarter (through July 11, 1996).....................  66.250  62.000

  On April 29, 1996, the last sales price of the UUNET Common Stock on Nasdaq was $48.250. The public announcement of the Merger Agreement occurred prior to the opening of trading on April 30, 1996.

EQUIVALENT PER SHARE DATA

  The following tables set forth certain data concerning the historical book value per share, cash dividends declared per share and income (loss) per share from continuing operations for MFS and UUNET, respectively, on a pro forma basis after giving effect to the Merger and on a pro forma basis after giving effect to the exercise of the Option. The pro forma combined data are presented for comparative purposes only and are not necessarily indicative of what the actual financial position and results of operations would have been as of and for the periods ended December 31, 1995 and March 31, 1996 had the Merger or exercise of the Option been consummated nor does such data purport to represent results for future periods. The information should be read in conjunction with the unaudited Pro Forma Consolidated Condensed Financial Statements of MFS contained elsewhere in this Joint Proxy Statement-Prospectus, the historical financial statements of MFS incorporated herein by reference and the historical financial statements of UUNET contained elsewhere herein. The unaudited pro forma equivalent per share data shows for each share of MFS Common Stock and UUNET Common Stock before the Merger and the exercise of the Option, its equivalent position after giving effect to the Merger and the exercise of the Option. UUNET stockholders will receive 1.777776 shares of MFS Common Stock for each share of UUNET Common Stock outstanding .

HISTORICAL

                                      THREE MONTHS ENDED      YEAR ENDED
                                        MARCH 31, 1996     DECEMBER 31, 1995
                                      ----------------------------------------
                                         MFS       UUNET     MFS      UUNET
                                      ---------  ------------------  ---------
Book value per share................. $    6.01  $    2.55 $   6.67  $   2.52
Cash dividends per share.............       --         --       --        --
Income (loss) per share from
 continuing operations...............     (0.75)      0.01    (2.21)    (0.63)

MFS--PRO FORMA

                                     THREE MONTHS ENDED       YEAR ENDED
                                       MARCH 31, 1996      DECEMBER 31, 1995
                                     --------------------  ------------------
                                      MERGER     OPTION     MERGER    OPTION
                                     ---------  ---------  --------  --------
Book value per share................ $   15.62  $   12.33  $  16.13  $  12.88
Cash dividends per share............       --         --        --        --
Income (loss) per share from
 continuing operations..............     (1.09)     (0.97)    (3.92)    (3.33)

UUNET--PRO FORMA EQUIVALENTS

                                      THREE MONTHS ENDED       YEAR ENDED
                                        MARCH 31, 1996      DECEMBER 31, 1995
                                      --------------------  ------------------
                                       MERGER     OPTION     MERGER    OPTION
                                      ---------  ---------  --------  --------
Book value per share................  $   27.77  $   21.91  $  28.67  $  22.90
Cash dividends per share............        --         --        --        --
Income (loss) per share from contin-
 uing operations....................      (1.94)     (1.72)    (6.97)    (5.92)

       UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS--THE MERGER

  The following unaudited pro forma consolidated condensed financial statements give effect to the merger of UUNET with Sub pursuant to the Merger Agreement. The pro forma consolidated condensed balance sheet assumes that the Merger occurred on March 31, 1996. The pro forma consolidated condensed statements of operations assume that the Merger occurred as of January 1, 1995. The pro forma consolidated condensed financial statements are not necessarily indicative of the results that actually would have been attained if the Merger had been in effect on the dates indicated or which may be attained in the future. Such statements should be read in conjunction with the MFS and UUNET historical consolidated financial statements and notes thereto incorporated by reference or included herein.

               MFS COMMUNICATIONS COMPANY, INC. AND SUBSIDIARIES

           PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996

                               MFS           UUNET
                          COMMUNICATIONS TECHNOLOGIES,  PRO FORMA
                          COMPANY, INC.      INC.      ADJUSTMENTS      PRO FORMA
                          -------------- ------------- -----------     -----------
                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                              (UNAUDITED)
Revenue.................   $   186,316    $    43,013  $   (1,322)(4)  $   228,007
Costs and expenses:
  Operating expenses....       174,173         35,568      (1,322)(4)      208,419
  Depreciation and
   amortization.........        44,609          3,948     105,907 (1)      154,464
  General and
   administrative
   expenses.............        34,892          3,126         --            38,018
                           -----------    -----------  ----------      -----------
                               253,674         42,642     104,585          400,901
                           -----------    -----------  ----------      -----------
Income (loss) from
 operations.............       (67,358)           371    (105,907)        (172,894)
Other income (expense):
  Interest income.......         5,644            577         --             6,221
  Interest expense......       (23,626)          (329)        --           (23,955)
  Other.................          (784)          (386)        --            (1,170)
                           -----------    -----------  ----------      -----------
    Total other income
     (expense)..........       (18,766)          (138)        --           (18,904)
                           -----------    -----------  ----------      -----------
Income (loss) before
 income taxes...........       (86,124)           233  $ (105,907)        (191,798)
Income tax expense......          (100)           --          --              (100)
                           -----------    -----------  ----------      -----------
Net income (loss).......       (86,224)           233    (105,907)        (191,898)
Dividends on preferred
 stock..................        (7,072)           --          --            (7,072)
                           -----------    -----------  ----------      -----------
Net income (loss)
 applicable to common
 stockholders...........   $   (93,296)   $       233  $ (105,907)     $  (198,970)
                           ===========    ===========  ==========      ===========
Weighted average number
 of shares outstanding..   125,017,000                 57,248,000 (6)  182,265,000
                           ===========                 ==========      ===========
Pro forma net loss per
 share applicable to
 common stockholders....   $     (0.75)                                $     (1.09)
                           ===========                                 ===========

     See accompanying notes to pro forma consolidated condensed financial statements.

               MFS COMMUNICATIONS COMPANY, INC. AND SUBSIDIARIES

           PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                              MFS           UUNET
                         COMMUNICATIONS TECHNOLOGIES,  PRO FORMA
                         COMPANY, INC.      INC.      ADJUSTMENTS      PRO FORMA
                         -------------- ------------- -----------     -----------
                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                             (UNAUDITED)
Revenue.................  $   583,194    $   94,461   $   (5,845)(4)  $   671,810
Costs and expenses:
  Operating expenses....      562,300        82,906       (5,845)(4)      639,361
  Depreciation and
   amortization.........      142,496         8,322      423,628 (1)      574,446
  General and
   administrative
   expenses.............      117,703        12,709          --           130,412
  Other.................          --         11,067          --            11,067
                          -----------    ----------   ----------      -----------
                              822,499       115,004      417,783        1,355,286
                          -----------    ----------   ----------      -----------
Loss from operations....     (239,305)      (20,543)    (423,628)        (683,476)
Other income (expense):
  Interest income.......       13,188         2,747          --            15,935
  Interest expense......      (38,606)         (808)         --           (39,414)
  Other.................       (2,575)         (127)         --            (2,702)
                          -----------    ----------   ----------      -----------
    Total other income
     (expense)..........      (27,993)        1,812          --           (26,181)
                          -----------    ----------   ----------      -----------
Loss before income
 taxes..................     (267,298)      (18,731)    (423,628)        (709,657)
Income tax (expense)
 benefit................         (600)          474         (474)(5)         (600)
                          -----------    ----------   ----------      -----------
Net loss................     (267,898)      (18,257)    (424,102)        (710,257)
Dividends on preferred
 stock..................      (15,064)          --           --           (15,064)
                          -----------    ----------   ----------      -----------
Net loss applicable to
 common stockholders....  $  (282,962)   $  (18,257)  $ (424,102)     $  (725,321)
                          ===========    ==========   ==========      ===========
Weighted average number
 of shares outstanding
 (after stock split)....  127,786,000                 57,248,000 (6)  185,034,000
                          ===========                 ==========      ===========
Net loss per share
 applicable to common
 stockholders...........  $     (2.21)                                $     (3.92)
                          ===========                                 ===========

      See accompanying notes to pro forma consolidated condensed financial statements.

               MFS COMMUNICATIONS COMPANY, INC. AND SUBSIDIARIES

                PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS
                                 MARCH 31, 1996

                              MFS           UUNET
                         COMMUNICATIONS TECHNOLOGIES,  PRO FORMA
                         COMPANY, INC.      INC.      ADJUSTMENTS     PRO FORMA
                         -------------- ------------- -----------     ----------
                                       (DOLLARS IN THOUSANDS)
                                             (UNAUDITED)
ASSETS
Current assets:
  Cash and cash
   equivalents..........   $   92,588    $   45,413          --       $  138,001
  Marketable
   securities...........      368,266           --           --          368,266
  Accounts receivable
   and other assets.....      260,860        28,525          --          289,385
                           ----------    ----------   ----------      ----------
    Total current
     assets.............      721,714        73,938          --          795,652
Networks and equipment,
 at cost................    1,466,254        93,261          --        1,559,515
  Less accumulated
   depreciation and
   amortization.........     (245,321)      (17,384)         --         (262,705)
                           ----------    ----------   ----------      ----------
    Networks and
     equipment, net.....    1,220,933        75,877          --        1,296,810
Goodwill, net...........      279,970           166   $1,898,309 (1)   2,178,445
Other assets, net.......      124,594         6,297      135,500 (1)     266,391
                           ----------    ----------   ----------      ----------
    Total assets........   $2,347,211    $  156,278   $2,033,809      $4,537,298
                           ==========    ==========   ==========      ==========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......   $  168,235    $   17,824          --          186,059
  Other current
   liabilities..........       99,421        38,325       14,400 (2)     152,146
                           ----------    ----------   ----------      ----------
    Total current
     liabilities........      267,656        56,149       14,400         338,205
Long-term obligations,
 less current portion...    1,286,354        18,045          --        1,304,399
Other liabilities and
 minority interest......       38,619           --           --           38,619
Stockholders' equity:
  Preferred stock, $.01
   par value.
    Series A, 8%
     cumulative
     convertible........            1           --           --                1
    Series B, 7 3/4%
     cumulative
     convertible........          150           --           --              150
  Common stock..........        1,255            32          (32)(3)
                                                             573 (6)       1,828
Additional paid-in
 capital................    1,482,442       109,328     (109,328)(3)
                                                       2,100,920 (6)   3,583,362
Other...................       (1,956)           44          (44)(3)      (1,956)
Accumulated deficit.....     (727,310)      (27,320)      27,320 (3)    (727,310)
                           ----------    ----------   ----------      ----------
Total stockholders'
 equity.................      754,582        82,084    2,019,409       2,856,075
                           ----------    ----------   ----------      ----------
Total liabilities and
 stockholders' equity...   $2,347,211    $  156,278   $2,033,809      $4,537,298
                           ==========    ==========   ==========      ==========

      See accompanying notes to pro forma consolidated condensed financial statements.

               MFS COMMUNICATIONS COMPANY, INC. AND SUBSIDIARIES

        NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 1: PRO FORMA STATEMENTS

  The pro forma information as of, and for, the three months ended March 31, 1996 is based on unaudited financial statements after giving effect to the preliminary allocation of the purchase price and the adjustments described in
Note 2. The pro forma information for the year ended December 31, 1995 is based on historical financial statements of the MFS and UUNET after giving effect to the adjustments described in Note 2.

  The unaudited pro forma consolidated condensed financial statements may not be indicative of the results that actually would have been achieved if the acquisition had occurred on the dates assumed and do not project MFS' financial position or results of operations at any future date or period then ended.

NOTE 2: PRO FORMA ADJUSTMENTS

(1) Reflects the excess of the purchase price over the net book value (which approximates fair value) of the net tangible assets acquired which was recorded as goodwill, a customer contract and customer list. The pro forma adjustment to depreciation and amortization represents the amortization of the goodwill and other intangibles and was calculated using the straightline method over a five year life for goodwill and three to four year lives for the other intangibles.

(2) Reflects liabilities incurred, such as compensation costs and legal, accounting and consulting fees, related to the Merger.

(3) Reflects the elimination of the equity accounts of UUNET.

(4) Reflects the elimination of intercompany revenues and expenses.

(5) Reflects adjustment of federal income tax expense for the effects of the Merger.

(6) Reflects the effect of the issuance of MFS Common Stock and options to purchase MFS Common Stock as consideration for the UUNET Common Stock and options to purchase UUNET Common Stock, respectively, in connection with the Merger. The MFS Common Stock was valued at $34.69 per share for purposes of calculating the Merger consideration.

     UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS--EXERCISE OF OPTION

  The following unaudited pro forma consolidated condensed financial statements give effect to the exercise of the Option to purchase 19,300,317 shares of UUNET Common Stock (representing approximately 59.5% of the outstanding shares of UUNET Common Stock outstanding at the UUNET Record Date) by MFS pursuant to the Stock Option Agreement. The pro forma consolidated condensed balance sheet assumes that the exercise of the Option occurred on March 31, 1996. The pro forma consolidated condensed statements of operations assume that the exercise of the Option occurred as of January 1, 1995. The pro forma consolidated condensed financial statements are not necessarily indicative of the results that actually would have been attained if the exercise of the Option had been in effect on the dates indicated or which may be attained in the future. Such statements should be read in conjunction with the MFS and UUNET historical consolidated financial statements and notes thereto either included or incorporated herein by reference.

               MFS COMMUNICATIONS COMPANY, INC. AND SUBSIDIARIES

           PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996

                               MFS           UUNET
                          COMMUNICATIONS TECHNOLOGIES,  PRO FORMA
                          COMPANY, INC.      INC.      ADJUSTMENTS      PRO FORMA
                          -------------- ------------- -----------     -----------
                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                              (UNAUDITED)
Revenue.................   $   186,316    $    43,013  $   (1,322)(4)  $   228,007
Costs and expenses:
  Operating expenses....       174,173         35,568      (1,322)(4)      208,419
  Depreciation and
   amortization.........        44,609          3,948      62,348 (1)      110,905
  General and
   administrative
   expenses.............        34,892          3,126         --            38,018
                           -----------    -----------  ----------      -----------
                               253,674         42,642      61,026          357,342
                           -----------    -----------  ----------      -----------
Income (loss) from
 operations.............       (67,358)           371     (62,348)        (129,335)
Other income (expense):
  Interest income.......         5,644            577         --             6,221
  Interest expense......       (23,626)          (329)        --           (23,955)
  Other.................          (784)          (386)        (89)(7)       (1,259)
                           -----------    -----------  ----------      -----------
    Total other income
     (expense)..........       (18,766)          (138)        (89)         (18,993)
                           -----------    -----------  ----------      -----------
Income (loss) before
 income taxes...........       (86,124)           233     (62,437)        (148,328)
Income tax expense......          (100)           --          --              (100)
                           -----------    -----------  ----------      -----------
Net income (loss).......       (86,224)           233     (62,437)        (148,428)
Dividends on preferred
 stock..................        (7,072)           --          --            (7,072)
                           -----------    -----------  ----------      -----------
Net income (loss)
 applicable to common
 stockholders...........   $   (93,296)   $       233  $  (62,437)     $  (155,500)
                           ===========    ===========  ==========      ===========
Weighted average number
 of shares outstanding..   125,017,000            --   35,494,000      160,511,000
                           ===========    ===========  ==========      ===========
Pro forma net loss per
 share applicable to
 common stockholders....   $     (0.75)                                $     (0.97)
                           ===========                                 ===========

      See accompanying notes to pro forma consolidated condensed financial statements.

               MFS COMMUNICATIONS COMPANY, INC. AND SUBSIDIARIES

           PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                              MFS           UUNET
                         COMMUNICATIONS TECHNOLOGIES,  PRO FORMA
                         COMPANY, INC.      INC.      ADJUSTMENTS      PRO FORMA
                         -------------- ------------- -----------     -----------
                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                             (UNAUDITED)
Revenue.................  $   583,194    $   94,461   $   (5,845)(4)  $   671,810
Costs and expenses:
  Operating expenses....      562,300        82,906       (5,845)(4)      639,361
  Depreciation and
   amortization.........      142,496         8,322      249,393 (1)      400,211
  General and
   administrative
   expenses.............      117,703        12,709          --           130,412
  Other.................          --         11,067          --            11,067
                          -----------    ----------   ----------      -----------
                              822,499       115,004      243,548        1,181,051
                          -----------    ----------   ----------      -----------
Loss from operations....     (239,305)      (20,543)    (249,393)        (509,241)
Other income (expense):
  Interest income.......       13,188         2,747          --            15,935
  Interest expense......      (38,606)         (808)         --           (39,414)
  Other.................       (2,575)         (127)       6,938 (7)        4,236
                          -----------    ----------   ----------      -----------
    Total other income
     (expense)..........      (27,993)        1,812        6,938          (19,243)
                          -----------    ----------   ----------      -----------
Loss before income
 taxes..................     (267,298)      (18,731)    (242,455)        (528,484)
Income tax (expense)
 benefit................         (600)          474         (474)(5)         (600)
                          -----------    ----------   ----------      -----------
Net loss................     (267,898)      (18,257)    (242,929)        (529,084)
Dividends on preferred
 stock..................      (15,064)          --           --           (15,064)
                          -----------    ----------   ----------      -----------
Net loss applicable to
 common stockholders....  $  (282,962)   $  (18,257)  $ (242,929)     $  (544,148)
                          ===========    ==========   ==========      ===========
Weighted average number
 of shares outstanding
 (after stock split)....  127,786,000                 35,494,000      163,280,000
                          ===========                 ==========      ===========
Net loss per share
 applicable to common
 stockholders...........  $     (2.21)                                $     (3.33)
                          ===========                                 ===========

      See accompanying notes to pro forma consolidated condensed financial statements.

               MFS COMMUNICATIONS COMPANY, INC. AND SUBSIDIARIES

                PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS
                                 MARCH 31, 1996

                              MFS           UUNET
                         COMMUNICATIONS TECHNOLOGIES,  PRO FORMA
                         COMPANY, INC.      INC.      ADJUSTMENTS     PRO FORMA
                         -------------- ------------- -----------     ----------
                                       (DOLLARS IN THOUSANDS)
                                             (UNAUDITED)
ASSETS
Current assets:
  Cash and cash
   equivalents..........   $   92,588     $ 45,413    $      --       $  138,001
  Marketable
   securities...........      368,266          --            --          368,266
  Accounts receivable
   and other assets.....      260,860       28,525           --          289,385
                           ----------     --------    ----------      ----------
    Total current
     assets.............      721,714       73,938           --          795,652
Networks and equipment,
 at cost................    1,466,254       93,261           --        1,559,515
  Less accumulated
   depreciation and
   amortization.........     (245,321)     (17,384)          --         (262,705)
                           ----------     --------    ----------      ----------
    Networks and
     equipment, net.....    1,220,933       75,877           --        1,296,810
Goodwill, net...........      279,970          166     1,110,669 (1)   1,390,805
Other assets, net.......      124,594        6,297        84,010 (1)     214,901
                           ----------     --------    ----------      ----------
    Total assets........   $2,347,211     $156,278    $1,194,679      $3,698,168
                           ==========     ========    ==========      ==========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......   $  168,235     $ 17,824    $      --       $  186,059
  Other current
   liabilities..........       99,421       38,325        14,400 (2)     152,146
                           ----------     --------    ----------      ----------
    Total current
     liabilities........      267,656       56,149        14,400         338,205
Long-term obligations,
 less current portion...    1,286,354       18,045           --        1,304,399
Other liabilities and
 minority interest......       38,619          --         31,192 (7)      69,811
Stockholders' equity:
  Preferred stock, $.01
   par value.
    Series A, 8%
     cumulative
     convertible........            1          --            --                1
    Series B, 7 3/4%
     cumulative
     convertible........          150          --            --              150
  Common stock..........        1,255           32           (32)(3)
                                                             355 (6)       1,610
Additional paid-in
 capital................    1,482,442      109,328      (109,328)(3)
                                                       1,230,816 (6)   2,713,258
Other...................       (1,956)          44           (44)(3)      (1,956)
Accumulated deficit.....     (727,310)     (27,320)       27,320 (3)    (727,310)
                           ----------     --------    ----------      ----------
  Total stockholders'
   equity...............      754,582       82,084     1,149,087       1,985,753
                           ----------     --------    ----------      ----------
  Total liabilities and
   stockholders'
   equity...............   $2,347,211     $156,278    $1,194,679      $3,698,168
                           ==========     ========    ==========      ==========

      See accompanying notes to pro forma consolidated condensed financial statements.

               MFS COMMUNICATIONS COMPANY, INC. AND SUBSIDIARIES

        NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 1: PRO FORMA STATEMENTS

  The pro forma information as of, and for the three months ended March 31, 1996 is based on unaudited financial statements after giving effect to the preliminary allocation of the purchase price and the adjustments described in
Note 2. The pro forma information for the year ended December 31, 1995 is based on historical financial statements of MFS and UUNET after giving effect to the adjustments described in Note 2.

  The unaudited pro forma consolidated condensed financial statements may not be indicative of the results that actually would have been achieved if the Option had been exercised on the dates assumed and do not project MFS' financial position or results of operations at any future date or period then ended.

NOTE 2: PRO FORMA ADJUSTMENTS

(1) Reflects the excess of the purchase price over the net book value (which approximates fair value) of the net tangible assets acquired which was recorded as goodwill, a customer contract and customer list. The pro forma adjustment to depreciation and amortization represents the amortization of the goodwill and other intangibles and was calculated using the straightline method over a five year life for goodwill and three to four year lives for the other intangibles.

(2) Reflects liabilities incurred, such as compensation costs and legal, accounting and consulting fees, related to the exercise of the Option.

(3) Reflects the elimination of the equity accounts of UUNET.

(4) Reflects the elimination of intercompany revenues and expenses.

(5) Reflects adjustment of federal income tax expense for the effects of the exercise of the Option.

(6) Reflects the effect of the issuance of MFS' Common Stock to exercise the Option. The MFS Common Stock was valued at $34.69 per share for purposes of calculating the consideration paid to exercise the Option.

(7) Reflects the effect of minority interest for the 38% of UUNET Common Stock assumed held by stockholders other than MFS.

                       DESCRIPTION OF MFS CAPITAL STOCK

  The summary of the terms of the stock of MFS set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the MFS Amended & Restated Certificate and the MFS By-laws.

GENERAL

  The aggregate number of shares of capital stock of all classes which MFS has authority to issue is 425,000,000, of which 400,000,000 shares are MFS Common Stock, $.01 par value, and 25,000,000 shares are preferred stock, $.01 par value (the "MFS Preferred Stock"). The issued and outstanding shares of MFS Common Stock and MFS Preferred Stock, are duly authorized, validly issued, fully paid and nonassessable.

  The additional shares of authorized stock available for issuance by MFS might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the holders of MFS Common Stock. The ability of the MFS Board of Directors to issue additional shares of stock could enhance the MFS Board of Directors' ability to negotiate on behalf of the stockholders in a takeover situation and also could be used by the MFS Board of Directors to make a change in control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management.

COMMON STOCK

  Subject to the senior rights of Preferred Stock which may from time to time be outstanding, holders of MFS Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon dissolution and liquidation, holders of MFS Common Stock are entitled to a ratable share of the net assets of MFS remaining after payment to the holders of the MFS Preferred Stock of the full preferential amounts to which they are entitled. All outstanding shares of MFS Common Stock are fully paid and nonassessable.

  The holders of MFS Common Stock are entitled to one vote per share for the election of Directors and on all other matters submitted to a vote of stockholders. Holders of MFS Common Stock are not entitled to cumulative voting for the election of Directors. They are not entitled to preemptive rights.

  The transfer agent and registrar for the MFS Common Stock is Continental Stock Transfer & Trust Company.

  As of the date of MFS Record Date, there are 126,664,076 shares of MFS Common Stock outstanding after giving effect to a 2-for-1 stock split effected in the form of a stock dividend which was payable on April 26, 1996. In addition, on July 9, 1996, MFS issued an additional 35,650,000 shares of MFS Common Stock in an underwritten public offering. The MFS Common Stock is traded on Nasdaq under the symbol "MFST."

PREFERRED STOCK

  The MFS Preferred Stock has priority over the MFS Common Stock with respect to dividends and to other distributions, including the distribution of assets upon liquidation. The MFS Board of Directors is authorized to fix and determine the terms, limitations and relative rights and preferences of the MFS Preferred Stock, to establish series of MFS Preferred Stock and to fix and determine the variations as among series. The MFS Board of Directors without stockholder approval could issue MFS Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of MFS Common Stock. Outstanding MFS Preferred consists of 94,992 shares of Series A Preferred and 15,000,000 shares of Series B Preferred.

  The liquidation preference of each share of Series A Preferred is an amount equal to the greater of (i) the sum of (a) $3,350 and (b) all accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding up and (ii) the value of the fraction of a share of MFS Common Stock into which the Series A Preferred is convertible on the date of such liquidation, dissolution or winding up. Dividends on the Series A Preferred and the Depositary Shares representing such Series A Preferred are cumulative from the date of original issue and are payable quarterly in arrears at the rate of $268.00 per annum per share of Series A Preferred (equivalent to $2.68 per annum per Depositary Share). The Depositary Shares representing such Series A Preferred may be redeemed for cash at the option of MFS, in whole or in part, at a call price of the sum of (i) $34.170 on and after the Initial Redemption Date through August 30, 1998, $34.003 on and after August 31, 1998 through November 29, 1998, $33.835 on and after November 30, 1998 through February 27, 1999, $33.668 on and after February 28, 1999 through April 29, 1999, and $33.50 on and after April 30, 1999, until May 31, 1999, plus (ii) all accrued and unpaid dividends thereon to the date fixed for redemption. The Series A Preferred and the Depositary Shares representing such Series A Preferred are mandatorily convertible into an aggregate of 18,998,400 shares of MFS Common Stock.

  Each share of Series A Preferred is entitled to 10 votes per share with respect to the election of directors of MFS and each other matter coming before any meeting of MFS stockholders. The holders of the Series A Preferred and the holders of MFS Common Stock will vote together as a single class, unless otherwise provided by law or the Restated Certificate of MFS. The approval of more than two-thirds of the votes entitled to be cast by the holders of issued and outstanding shares of Series A Preferred is required to amend the Restated Certificate of MFS or to materially, adversely changes the rights, preferences or privileges of the Series A Preferred. The holders of the outstanding shares of Series A Preferred shall also have the right, voting together with the holders of any other outstanding shares of Voting Preferred Stock (as hereinafter defined) as a separate voting group, to elect two members of the Board of Directors of MFS at any time six or more quarterly dividends on any shares of Voting Preferred Stock shall be in arrears and unpaid, in whole or in part, whether or not declared and whether or not any funds shall be or have been legally available for payment thereof. For this purpose, "Voting Preferred Stock" shall mean the shares of Series A Preferred and each other series of Preferred Stock which shall have substantially similar voting rights (including voting as one voting group with other shares of Voting Preferred Stock) with respect to the election of directors upon substantially similar arrearages of dividends. In such event, the number of Directors of MFS shall be increased by two, and, unless a regular meeting of the stockholders of MFS is to be held within 60 days thereof for the purpose of electing Directors, within 30 days thereafter, MFS shall call a special meeting of the holders of the outstanding shares of Voting Preferred Stock for the purpose of electing such Directors. If such special meeting shall not have been so called by MFS, or such regular meeting shall not be so held, a special meeting may be called for such purpose at the expense of MFS by the holders of not less than 10% of the outstanding shares of any series of Voting Preferred Stock; and notice of any such special meeting shall be given by the person or persons calling the same to the holders of the outstanding shares of the Voting Preferred Stock. At any such special meeting the holders of the outstanding shares of Voting Preferred Stock (voting separately as a class with each share having one vote) shall elect two members of the Board of Directors of MFS. If a regular meeting of the stockholders of MFS for the purpose of electing Directors is to be held within 60 days after the time the holders of the outstanding shares of Voting Preferred Stock become so entitled to elect two Directors, then at such regular meeting, the holders of the outstanding shares of Voting Preferred Stock (voting separately as a class with each share having one vote) shall elect two members of the Board of Directors. The right of the holders of the Voting Preferred stock (voting separately as a class) to elect two members of the Board of Directors of MFS shall continue until such time as no dividends on any outstanding shares of Voting Preferred Stock are in arrears and unpaid, in whole or in part, at which time (i) the voting power of the holders of the outstanding shares of Voting Preferred Stock so to elect two Directors shall cease, but always subject to the vesting of such voting power upon the occurrence of each and every like arrearage of dividends, and (ii) the term of office of each member of the Board of Directors who was elected pursuant to this provision shall automatically expire.

  The Series B Preferred is convertible into shares of MFS Common Stock at any time after the first anniversary of the date of issuance (September 30, 1996) at a conversion price of $21.563. Each share of Series B Preferred is convertible into 0.0463768 shares of MFS Common Stock, or an aggregate of 695,652 shares of MFS Common Stock. Dividends on the Series B Preferred accrue at the rate of 7 3/4% per annum and are payable in cash. Dividends will be paid only when, as and if declared by the Board. The liquidation preference on each share of Series B Preferred is $1.00, plus all accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding up. The Series B Preferred cannot be redeemed by MFS prior to September 30, 2001. Each share of Series B Preferred is entitled to 10 votes per share with respect to any and all matters presented to the MFS stockholders for their action and holders of MFS Common Stock as a single class unless otherwise required by law or the proposed action amends, alters or repeals the preferences, special rights or other powers of the Series B Preferred. The shares of Series B Preferred, however, are held subject to an irrevocable proxy that has been granted to the Secretary and Assistant Secretary of MFS to vote all shares of Series B Preferred on all matters, other than the election of directors and matters as to which the holders of Series B Preferred vote as a separate class, in proportion to the holders of MFS Common Stock. The Series B Preferred is non-transferable for a period of six years from its issuance date, with limited exceptions, and is redeemable at the option of MFS at the end of such six-year period. Accordingly, the Series B Preferred has no realizable resale value until the earlier of its conversion into MFS Common Stock at the option of the holder or the expiration of the six-year transfer restriction.

  MFS has also authorized 75,000 shares to be issued as Series C Junior Participating Preferred Stock (the "Series C Preferred"). A description of the terms of the Series C Preferred is set forth below under "--Preferred Stock Purchase Rights."

PREFERRED STOCK PURCHASE RIGHTS

  In September 1995, MFS adopted the MFS Rights Plan and in connection therewith entered into the MFS Rights Agreement. To implement the MFS Rights Plan, the MFS Board of Directors authorized the issuance of one MFS Right for each share of MFS Common Stock outstanding as of October 2, 1995 and issued thereafter until the Distribution Date (as defined in the MFS Rights Agreement). Each MFS Right entitles the holder to purchase from MFS one one-thousandth of a share of Series C Preferred at an initial purchase price of $300, subject to adjustment. The MFS Rights expire on September 30, 2005, unless extended or earlier redeemed by MFS.

  The MFS Rights separate from the MFS Common Stock and a Distribution Date occurs upon the earlier of 10 days following public disclosure that certain persons or groups of persons have become a beneficial owner of 15% or more of the outstanding MFS Common Stock (an "Acquiring Person") or 10 business days following the commencement of a tender offer or exchange offer that would result in certain persons or groups becoming an Acquiring Person. Upon the occurrence of a Distribution Date, each holder of a MFS Right has the right to receive, upon exercise of the right, MFS Common Stock having a value equal to two times the exercise price of the MFS Right, except that all MFS Rights held by an Acquiring Person become null and void.

  In the event that a person becomes an Acquiring Person and MFS is acquired in a merger or other business combination in which MFS is not the surviving corporation or more than 50% of the assets or earning power of MFS' assets are sold or transferred, each holder, except for Acquiring Persons, of a MFS Right has the right to receive, upon exercise, common stock of the acquiring company which has a value equal to two times the exercise price of the MFS Right.

  The Series C Preferred will be nonredeemable, and subordinate to all other series of MFS Preferred Stock. The liquidation preference of each share of Series C Preferred is an amount equal to (a) 1,000 times the aggregate amount to be distributed per share to holders of MFS Common Stock and (b) after the payments set forth in (a), a ratable and proportionate share with the holders of MFS Common Stock of the remaining assets to be distributed. Each share of Series C Preferred will be entitled to receive, when, as and if declared, a quarterly dividend at the rate equal to 1,000 times the aggregate per share amount of all cash dividends and 1,000 the aggregate per share amount of all non-cash dividends or other distributions (payable in kind) (other than a dividends payable in of MFS equity securities). Each share of Series C Preferred will have 1,000 votes, subject to adjustment, voting together with the MFS Common Stock and not as a separate class. If MFS enters into any consolidation, merger, combination or other transaction in which the shares of MFS Common Stock are

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

exchanged, each share of Series C Preferred will be entitled to receive 1,000 times the amount received per share of MFS Common Stock. The rights of the Series C Preferred as to dividends, voting rights and liquidation are protected by antidilution provisions.

  MFS may redeem the MFS rights in whole, but not in part, at any time until ten days following the date on which there has been public disclosure that, or facts indicating that, a person has become an Acquiring Person at a price (the "Redemption Right") of $.01 per MFS Right (or such other consideration deemed appropriate by the MFS Board of Directors) by resolution of the MFS Board of Directors, subject to certain exceptions. The redemption of the MFS Rights may be made effective at such time on such basis with such conditions as the MFS Board of Directors in its sole discretion may establish. The MFS Rights terminate immediately upon the action of the MFS Board of Directors ordering redemption of the MFS Rights and thereafter the holders of MFS Rights will only be able to receive the Redemption Price.

  Other than provisions relating to the principal economic terms of the MFS Rights, the MFS Rights Agreement may be amended by resolution of MFS' Board of Directors, subject to certain exceptions, prior to the Distribution Date. After the Distribution Date, the MFS Rights Agreement may be amended by resolution of the MFS' Board of Directors, subject to certain exceptions, in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of MFS Rights (excluding the interests of any Acquiring Person or its affiliates or associates), or to shorten or lengthen any time period under the MFS Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption may be made at such time as the MFS Rights are no redeemable.

  The MFS Rights have certain anti-takeover effects. The MFS Rights will cause substantial dilution to a person or group that attempts to acquire, or merge with, MFS without conditioning the offer on the MFS Rights being rendered inapplicable.

                       COMPARISON OF STOCKHOLDER RIGHTS

  The following is a summary of material differences between the rights of holders of UUNET Common Stock and the rights of holders of MFS Common Stock.

  Each of UUNET and MFS is organized under the laws of the State of Delaware. Any material differences in the rights of their respective stockholders would arise from various provisions of the Certificate of Incorporation and By-laws of each of UUNET and MFS. Among the differences between the rights of the holders of MFS Common Stock and UUNET Common Stock are the following:

  . CAPITAL STOCK. The total number of authorized shares of capital stock of MFS is 425,000,000 shares, consisting of 400,000,000 shares of MFS Common Stock and 25,000,000 shares of MFS Preferred Stock, while the total number of authorized shares of capital stock of UUNET is 175,500,000 shares, consisting of 175,000,000 shares of UUNET Common Stock and 500,000 shares of UUNET Preferred Stock.

  . CERTIFICATE OF INCORPORATION. The Restated Certificate of Incorporation of MFS may be amended by majority vote of the board of directors or the stockholders, while the Certificate of Incorporation of UUNET requires the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding capital stock of UUNET to amend the Certificate of Incorporation regarding election of directors, special meetings of stockholders, liability of directors, and indemnification.

  . SPECIAL MEETINGS OF STOCKHOLDERS. The Restated Certificate of Incorporation of MFS provides that special meetings of the stockholders may be called only by the MFS Board of Directors or the Chairman of the MFS Board of Directors, while the By-laws of UUNET provide that the UUNET Board of Directors, the Chairman of the UUNET Board of Directors, the President or the Chief Executive Officer, unless otherwise required by law, may call such meeting.

  . ANNUAL MEETINGS OF STOCKHOLDERS. The By-laws of MFS provide that to propose business to be transacted at an annual meeting, a stockholder's timely notice must be received by MFS not less than 60 days nor more than 90 days prior to the anniversary of the immediately preceding annual meeting of stockholders, while the By-laws of UUNET deem such notice timely if received by UUNET not less than 120 calendar days in advance of the date that UUNET's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders.

  . REMOVAL OF DIRECTORS. The By-laws of UUNET provide that directors may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of UUNET entitled to vote generally in the election of directors voting together as a single class and vacancies from such action may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present or by unanimous written consent of the stockholders, while the By-laws of MFS are silent although under Delaware law, members of a classified board of directors (which MFS has), can only be removed for cause.

  . NOMINATION OF DIRECTORS. The By-laws of MFS provide that a stockholder's notice in connection with the nomination of directors is timely if received by MFS (a) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs, while the By-laws of UUNET provide that such notice is timely if received by UUNET not less than 21 days nor more than 60 days prior to any meeting of stockholders called for the election of directors, but if less than 21 days' notice of the meeting is given to stockholders, a stockholder's notice shall be considered timely if received by UUNET at the close of business on the 7th day following the day on which the notice of meeting was mailed.

  . AMENDING BY-LAWS. The Restated Certificate of Incorporation of MFS provides that the By-laws of MFS may be amended or repealed by majority vote of the MFS Board of Directors or by the affirmative vote of 66 2/3% of the outstanding stock of MFS entitled to vote thereon, while the By-laws of UUNET provide that the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of the capital stock of UUNET entitled to vote generally in the election of directors is required to amend or repeal By-laws of UUNET that relate to special meetings of stockholders, number and term of office of directors, vacancies and newly created directorships, removal of directors, indemnification of directors and officers, and requirements for amendments.

  . VOTING RIGHTS. Neither the Certificate of Incorporation nor the By-laws of either MFS or UUNET contain any other provisions designed to delay or impede a change of control or supermajority voting provisions. See "DESCRIPTION OF MFS CAPITAL STOCK--Preferred Stock Purchase Rights" for a description of the MFS Rights Plan, adopted by MFS in September 1995, which may have certain anti-takeover effects.

                              MANAGEMENT OF UUNET

DIRECTORS

  The following sets forth information as to the persons who are expected to serve as directors of UUNET following the Merger:

  James Q. Crowe, 47, has been the senior executive officer of MFS since its inception. He has served as Chairman of the Board of MFS since 1988, Chief Executive Officer since November 1991 and was President (January 1988-June 1989 and April 1990-January 1992). Mr. Crowe has also served as President and Vice President of Kiewit Industrial Co., which is engaged in large industrial construction projects, such as independent power projects, cogeneration facilities, and, until 1988, telecommunications projects. Prior to joining Peter Kiewit Sons', Inc. ("PKS") in 1986, Mr. Crowe was employed by Morrison-Knudsen Corporation, a major construction and engineering company based in Boise, Idaho, where he held the position of Group Vice President with responsibility for the electric power market. Mr. Crowe is a Director of PKS, Kiewit Diversified Group Inc. ("KDG"), a wholly owned subsidiary of PKS, RCN Corporation, a wholly owned subsidiary of KDG ("RCN"), and CalEnergy Company, Inc. ("CEC"), a geothermal energy producer, which is partially owned by KDG. In addition, since October 1993, Mr. Crowe has been a Director of C-TEC Corporation ("C-TEC"), a company controlled by RCN that, until MFS acquired these operations from C-TEC on May 8, 1995, owned a competitive access provider providing business services in Westchester County, New York. Mr. Crowe is presently a member of the executive committee of the MFS Board of Directors (the "Executive Committee").

  R. Douglas Bradbury, 44, has been the Chief Financial Officer of MFS since January 1992 and Executive Vice President since August 1995. Previously, Mr. Bradbury was Senior Vice President of MFS from September 1992 to August 1995, and prior to that, he was Senior Vice President--Corporate Affairs for MFS Telecom. Before joining MFS in 1988, he was Executive Vice President and Chief Operating Officer at American Pioneer Telephone, Inc., a regional long distance carrier based in Orlando, Florida, and a Vice President of Manufacturers Hanover Trust Company in New York City and Milan, Italy.

  Kirby G. Pickle, 39, has been an Executive Vice President of MFS and President and Chief Executive Officer of the MFS Intelenet Companies since August 1995; previously, he was President and Chief Executive Officer of MFS Intelenet from November 1992. From September 1992 to August 1995 he was a Senior Vice President of MFS. Previously, he was Senior Vice President of Sales and Marketing of MFS Telecom, and had general management responsibilities over MFS Telecom's Northern Division, comprising six metropolitan area networks. Prior to joining MFS Telecom in January 1991, he was Vice President of Marketing/Business Development for Sprint Corporation, and has held other sales, customer service and marketing positions with Sprint Corporation, MCI Communications Corporation and AT&T.

  Terrence J. Ferguson, 53, has been responsible for the legal affairs of MFS since its inception. He was elected Senior Vice President in September 1992, General Counsel in January 1992 and Secretary in November 1991. Before joining MFS in October 1992, Mr. Ferguson was employed as an attorney by PKS. From September 1976 to December 1981, Mr. Ferguson was an associate and then partner in the law firm Kutak Rock.

  Richard L. Adams, Jr., 39, founded the business of UUNET in 1987, has been a director of UUNET since its inception in May 1990, and has served as the Chief Technical Officer of UUNET since June 1994. In addition, Mr. Adams served as President and Chief Executive Officer of UUNET from inception to June 1994. Mr. Adams has been active in data communications and networking since 1980 and designed standard networking protocols, including SLIP (Serial Line Internet Protocol) and the "t" protocol for running UUCP over TCP/IP connections. Mr. Adams is a founder of the Commercial Internet Exchange Association. Mr. Adams received his B.S. and M.S. degrees in Computer Science from, and performed postgraduate research in Mechanical Computer Aided Design at, Purdue University.

  John W. Sidgmore, 45, has served as President, Chief Executive Officer and a director of UUNET since June 1994. In 1989, he became President and Chief Executive Officer of Intelicom Solutions Corporation (currently CSC Intelicom), a telecommunications software company. In 1991, the company was sold to Computer Sciences Corporation, and he remained President and Chief Executive Officer until June 1994. From 1975 to 1989, Mr. Sidgmore was employed by GEIS, where he was Vice President and General Manager of GEIS North America from 1985 to 1989. Mr. Sidgmore is a director of Saville Systems PLC, a provider of billing software for the telecommunications industry. Mr. Sidgmore received his B.A. in Economics from State University of New York.

  See "MFS REELECTION OF CLASS I DIRECTORS PROPOSAL--Information as to Nominees for Elections as Class I Directors" and "--Executive Compensation" for additional information with respect to Messrs. Crowe and Bradbury. See "-- Officers," "--Employment Arrangements" and "THE MERGER--Interests of Certain Persons in the Merger" for additional information with respect to Messrs. Adams and Sidgmore.

OFFICERS

  Set forth below are the names, ages and titles of certain of the persons who are expected to serve as executive officers of UUNET following the Merger:

    NAME                      AGE POSITION
    ----                      --- --------
    John W. Sidgmore .......   45 President and Chief Executive Officer
    Richard L. Adams, Jr. ..   39 Chief Technical Officer
    David R. Boast .........   45 Vice President, Microsoft Network Division
    Kevin R. Boyne .........   41 Vice President, Network Operations
    David F. Foster ........   49 Vice President, Business Development
    Clinton F. Heiden.......   28 Vice President, Sales
    Heidi B. Heiden ........   57 Senior Vice President, Network Operations and
                                   Technology
    Jeffrey G. Hilber ......   42 Vice President and Chief Financial Officer
    Martina W. Knee ........   42 Vice President, General Counsel and Secretary
    Diana E. Lawrence ......   44 Vice President, Human Resources
    James T. McManus .......   38 Vice President, Systems Engineering
    Michael D. O'Dell ......   42 Vice President and Chief Scientist
    Jeffrey S. Osborn ......   37 Vice President, Network Sales and Marketing
    Eric L. Scace ..........   43 Vice President, International Development
    Joseph Squarzini, Jr. ..   56 Senior Vice President, Global Technology Integration
    Alan B. Taffel .........   40 Vice President, Sales and Marketing

  Mr. Sidgmore has served as President, Chief Executive Officer and a director of UUNET since June 1994. In 1989, he became President and Chief Executive Officer of Intelicom Solutions Corporation (currently CSC Intelicom), a telecommunications software company. In 1991, the company was sold to Computer Sciences Corporation, and he remained President and Chief Executive Officer until June 1994. From 1975 to 1989, Mr. Sidgmore was employed by GEIS, where he was Vice President and General Manager of GEIS North America from 1985 to 1989. Mr. Sidgmore is a director of Saville Systems PLC, a provider of billing software for the telecommunications industry. Mr. Sidgmore received his B.A. in Economics from State University of New York.

  Mr. Adams founded the business of UUNET in 1987, has been a director of UUNET since its inception in May 1990, and has served as the Chief Technical Officer of UUNET since June 1994. In addition, Mr. Adams served as President and Chief Executive Officer of UUNET from inception to June 1994. Mr. Adams has been active in data communications and networking since 1980 and designed standard networking protocols, including SLIP (Serial Line Internet Protocol) and the "t" protocol for running UUCP over TCP/IP connections. Mr. Adams is a founder of the Commercial Internet Exchange Association. Mr. Adams received his B.S. and M.S. degrees in Computer Science from, and performed postgraduate research in Mechanical Computer Aided Design at, Purdue University.

  Mr. Boast has served as Vice President, Microsoft Network Division of UUNET since December 1994, after serving as Director, Product Assurance from June 1994 to December 1994. From August 1981 to October 1993, he served in a variety of positions at Legent Corporation, most recently as Corporate Vice President, Client Services.

  Mr. Boyne has served as Vice President, Network Operations of UUNET since December 1995, after joining UUNET in March 1995, as Manager, Engineering and serving in various engineering and operations capacities until December 1995. From 1976 to February 1995, Mr. Boyne served in a variety of positions at GEIS and General Electric Technical Services Co., another subsidiary of General Electric Co., most recently serving as Manager, ECS (electronic commerce services) Connectivity at GEIS. Mr. Boyne received his B.S. in Mathematics and his M.S. in Computer and Information Science from The Ohio State University.

  Mr. Foster has served as Vice President, Business Development of UUNET since November 1994. He was a principal of David Foster Associates, a consulting firm, from January 1992 to November 1994 and was Vice

President of Marketing for Soft-Switch, Inc. from March 1990 to January 1992. Mr. Foster received his B.A. in Mathematics from the University of Georgia.

  Mr. Clinton Heiden has served as Vice President, Sales of UUNET since June 1996, after serving as Director of Sales from June 1994 to June 1996. Prior to joining UUNET, he was Vice President of Sales of InterCon Systems ("InterCon") from March to June 1994, having served as Intercon's Director of Sales from December 1992 to March 1994 and Sales Manager from December 1990 to December 1992. Mr. Heiden received his B.A. in Computer Information Systems from James Madison University.

  Mr. Heidi Heiden has served as Senior Vice President, Network Operations and Technology, since September 1995. Prior to joining UUNET, he was Senior Operating Officer at Salomon Inc. from December 1990 to August 1995 and was Senior Vice President of the Wollongong Group from July 1986 to November 1990. He served in the United States Army from July 1963 to January 1984 where he led diverse technology development programs including prototype user equipment for the Global Positioning System. Mr. Heiden created and ran the DDN (Defense Data Network), the largest data system at that time, which formed the basis of what is now the Internet. Mr. Heiden received a B.S. from the United States Military Academy, West Point, New York.

  Mr. Hilber has served as Chief Financial Officer of UUNET since September 1993 and as a Vice President since January 1996. Prior to joining UUNET, Mr. Hilber was Corporate Controller of Telebit Corporation from November 1991 to August 1993. Prior to his association with Telebit, he held various positions with Qume Corporation, including Corporate Controller, from September 1988 to November 1991. From 1978 to 1988, he served in various positions with Arthur Andersen LLP (then Arthur Andersen & Co.), most recently as Senior Audit Manager. Mr. Hilber received his B.B.A. in Accounting from the University of Wisconsin-Milwaukee and has held licenses as a certified public accountant in the States of California and Wisconsin.

  Ms. Knee has served as Vice President, General Counsel and Secretary of UUNET since December 1995. From January 1990 through November 1995, she was a shareholder of a partner of Heller Ehrman White & McAuliffe, having become associated with the firm in 1983. Ms. Knee received her B.A. in Psychology from the University of California, Berkeley and her J.D. from the Boalt Hall School of Law, University of California, Berkeley.

  Ms. Lawrence has served as Vice President, Human Resources of UUNET since November 1994, after serving as Director, Human Resources from September to November 1994. Prior to joining UUNET, she held various human resources management positions with GEIS from January 1984 to September 1994. Ms. Lawrence received her B.A. in English from Siena College.

  Mr. McManus has served as Vice President, Systems Engineering of UUNET since January 1996. Prior to joining UUNET, he was Vice President, Systems Engineering at Salomon Inc. from June 1993 until December 1995. Mr. McManus served as Vice President, Strategic Projects from May 1991 until 1993 and Manager, Network Planning from October 1989 to May 1991, each at Salomon Inc. He received his B.A. in Engineering and M.B.A. from Manhattan College.

  Mr. O'Dell has served as Vice President and Chief Scientist of UUNET since January 1996 and as Vice President, Research and Development from March 1993 through December 1995. Prior to joining UUNET, he was a Member of the Technical Staff at Bell Communications Research (Bellcore) from April 1990 to March 1993. Mr. O'Dell received his B.S. and M.S. degrees in Computer Science from the University of Oklahoma.

  Mr. Osborn has served as Vice President, Network Sales and Marketing since January 1996 and as Vice President, Sales of UUNET from November 1994 to January 1996, and as Director of Sales and Marketing from November 1993 to November 1994. Prior to joining UUNET, he was Vice President of Sales at InterCon from May 1992 to November 1993 and was President of Wilder Systems ("Wilder"), a startup software publishing company, from September 1991 to May 1992. Before joining Wilder, Mr. Osborn was Director of Sales for

Cayman Systems from August 1988 to September 1991. Mr. Osborn received his B.A. in Economics from Trinity College.

  Mr. Scace has served as Vice President, International Development since July 1995 and as Manager, International Development from April 1995 to July 1995. Prior to joining UUNET, he was President of Klaros Corp., an independent consulting firm, from September 1994 to April 1995. From June 1993 until September 1994, Mr. Scace served as Regional Sales Manager of Alcatel Data Networks, a joint venture of Sprint Corporation and Alcatel N.V. ("Alcatel Data Networks"). He was the Regional Sales Manager for Sprint International from prior to 1990 until June 1993. Mr. Scace received his B.S. in Atmospheric Sciences from Cornell University.

  Mr. Squarzini has served as Senior Vice President, Global Technology Integration since September 1995 and as Vice President, Network Operations of UUNET from September 1993 to September 1995. Prior to joining UUNET, he served as Vice President, Technology Operations of GEIS from 1983 to September 1993 where he was general manager of GEIS' international and teleprocessing organization. From 1979 to 1983, Mr. Squarzini was General Manager, Telecoms and Information Processing at General Electric Co., where he supervised the planning and operation of the then largest private voice network. From 1976 to 1979, he was Director of Systems Engineering at Satellite Business Systems, a partnership of IBM, COMSAT and Aetna. Mr. Squarzini received his B.S. in Electrical Engineering from Manhattan College in New York.

  Mr. Taffel has served as Vice President, Sales and Marketing of UUNET since January 1996 and as Vice President, Marketing since September 1994. Prior to joining UUNET, he served as Vice President, Marketing of Alcatel Data Networks from June 1993 to August 1994. Mr. Taffel served as Vice President, Market Development for Sprint International from July 1988 to June 1993. He is the past President of the Frame Relay Forum. Mr. Taffel received his B.S. in Information and Computer Sciences from the University of California, Irvine.

  Mr. Heidi Heiden is Mr. Clinton Heiden's father.

EMPLOYMENT ARRANGEMENTS

  In May 1994, UUNET entered into an employment agreement with Mr. Sidgmore. Pursuant to the terms of the agreement, Mr. Sidgmore's base salary is $220,000 per year, plus a bonus targeted at $130,000 per year. Mr. Sidgmore received a $200,000 signing bonus in 1994, a $150,000 bonus in July 1995 for the period July 1, 1994 through June 30, 1995, and a bonus of $82,500 in February 1996 for the period July 1 through December 31, 1995. If UUNET terminates Mr. Sidgmore's employment without cause, he will receive severance payments totaling $300,000. UUNET granted to Mr. Sidgmore options to purchase at $0.16 per share 1,244,100 shares of UUNET Common Stock pursuant to the employment agreement. UUNET has a right to repurchase 888,642 of such shares at the exercise price if Mr. Sidgmore's employment by UUNET terminates, which right lapses ratably over 60 months beginning on July 31, 1994. In the event of a change in control of UUNET or an involuntary termination other than for cause of Mr. Sidgmore's employment by UUNET, UUNET's right of repurchase lapses with respect to 50 percent of any of the 888,642 shares subject to a right of repurchase at the time. See "THE MERGER--Interests of Certain Persons in the Merger."

                           SECURITY OWNERSHIP OF MFS

PRIOR TO THE MERGER

  The following table sets forth as of June 21, 1996, certain information with respect to the beneficial ownership of MFS Common Stock and Series B Preferred by (i) each person known by MFS to own beneficially 5% or more of the outstanding shares of MFS Common Stock and Series B Preferred, (ii) each director of MFS, (iii) MFS' Chief Executive Officer and each of the four remaining most highly compensated executive officers (collectively, the "Executive Group") and (iv) all executive officers and directors of MFS as a group. No person listed in the following table is the beneficial owner of any shares of Series A Preferred.

                                                           AMOUNT AND
                                     AMOUNT AND             NATURE OF
                                     NATURE OF             OWNERSHIP-
NAME AND ADDRESS OF                  OWNERSHIP-            CONVERTIBLE
BENEFICIAL OWNER OF CLASS           COMMON STOCK PERCENT PREFERRED STOCK PERCENT
- -------------------------           ------------ ------- --------------- -------
James Q. Crowe (1) ................  1,464,846     1.1%        87,389       *
 11808 Miracle Hills Drive
 Omaha, Nebraska 68154
R. Douglas Bradbury (2) ...........    278,609      *           3,537       *
 11808 Miracle Hills Drive
 Omaha, Nebraska 68154
Howard Gimbel (3) .................    219,918      *             --        *
 11808 Miracle Hills Drive
 Omaha, Nebraska 68154
William L. Grewcock (4) ...........  4,056,672     3.2        758,554      5.1%
 1000 Kiewit Plaza
 Omaha, Nebraska 68131
Royce J. Holland (5) ..............    566,089      *          11,499       *
 11808 Miracle Hills Drive
 Omaha, Nebraska 68154
Richard R. Jaros (6) ..............    355,760      *          67,522       *
 1000 Kiewit Plaza
 Omaha, Nebraska 68131
Robert E. Julian ..................  1,119,820      *         222,809      1.5%
 1000 Kiewit Plaza
 Omaha, Nebraska 68131
David C. McCourt (7) ..............     21,808      *             977       *
 105 Carnegie Center
 Princeton, New Jersey 08540
Ronald W. Roskens .................      9,784      *             --        *
 617 North 90 Street
 Omaha, Nebraska 68144
Walter Scott, Jr. (8) .............  9,458,548     7.5%     1,778,669     11.8%
 1000 Kiewit Plaza
 Omaha, Nebraska 68131
Kenneth E. Stinson ................    140,606      *          23,725       *
 1000 Kiewit Plaza
 Omaha, Nebraska 68131
Michael B. Yanney (9) .............     10,146      *             --        *
 1004 Farnam Street, Suite 400
 Omaha, Nebraska 68102

                                                           AMOUNT AND
                                     AMOUNT AND             NATURE OF
                                     NATURE OF             OWNERSHIP-
NAME AND ADDRESS OF                  OWNERSHIP-            CONVERTIBLE
BENEFICIAL OWNER OF CLASS           COMMON STOCK PERCENT PREFERRED STOCK PERCENT
- -------------------------           ------------ ------- --------------- -------
Ronald R. Beaumont (10)............     129,000     *             --        *
 11808 Miracle Hills Drive
 Omaha, Nebraska 68154
Kirby G. Pickle (11)...............     205,722     *             --        *
 11808 Miracle Hills Drive
 Omaha, Nebraska 68154
All directors and
 executive officers as a
 group (27 persons) (12)...........  19,631,136   15.8%     2,953,704     19.6%

- --------
  * Less than 1% of the outstanding shares.
 (1) Includes 997,220 shares of MFS Common Stock which may be acquired within 60 days of June 21, 1996 through the exercise of stock options, and 166 shares of MFS Common Stock held in trusts for the benefit of Mr. Crowe's child and stepchildren.
 (2) Includes 259,210 shares of MFS Common Stock which may be acquired within 60 days of June 21, 1996 through the exercise of stock options.
 (3) Includes 60,000 shares of MFS Common Stock which may be acquired within 60 days of June 21, 1996 through the exercise of stock options.
 (4) Includes 34,826 shares of MFS Common Stock and 13,030 shares of Series B Preferred held in the Bill and Berniece Grewcock Foundation and 208,957 shares of MFS Common Stock and 78,180 shares of Series B Preferred held in the Grewcock Family Limited Partnership.
 (5) Includes 504,366 shares of MFS Common Stock which may be acquired within 60 days of June 21, 1996 through the exercise of stock options.
 (6) Includes 5,483 shares of MFS Common Stock and 1,303 shares of Series B Preferred held in trusts for the benefit of Mr. Jaros' children.
 (7) Includes 5,000 shares of MFS Common Stock held by Mr. McCourt's wife.
 (8) Includes 34,772 shares of MFS Common Stock and 12,991.2 shares of Series B Preferred held in the Suzanne Scott Irrevocable Trust.
 (9) Includes 704 shares of MFS Common Stock held by Mr. Yanney's wife and 2,000 shares of MFS Common Stock held by America First Companies, L.L.C., 60% of which is indirectly owned by Mr. Yanney and his wife.
(10) Includes 129,000 shares of MFS Common Stock which may be acquired within 60 days of June 21, 1996 through the exercise of stock options.
(11) Includes 205,722 shares of MFS Common Stock which may be acquired within 60 days of June 21, 1996 through the exercise of stock options.
(12) Includes 3,199,859 shares of MFS Common Stock which may be acquired within 60 days of June 21, 1996 through the exercise of stock options.

AFTER THE MERGER

  The following table sets forth certain information as of the MFS Record Date with respect to the anticipated beneficial ownership of MFS Common Stock and Series B Preferred, after giving effect to the issuance of 58,084,651 shares of MFS Common Stock in the Merger and 35,650,000 shares of MFS Common Stock in MFS' recently completed underwritten public offering, by (i) each person known by MFS to own beneficially 5% or more of the outstanding shares of MFS Common Stock and Series B Preferred, (ii) each director of MFS, (iii) MFS' Chief Executive Officer and each of the four remaining most highly compensated executive officers (collectively, the "Executive Group") and (iv) all executive officers and directors of MFS as a group. No person listed in the following table is the beneficial owner of any shares of Series A Preferred.

                                                  AMOUNT AND
                            AMOUNT AND             NATURE OF
                            NATURE OF             OWNERSHIP-
   NAME AND ADDRESS OF      OWNERSHIP-            CONVERTIBLE
BENEFICIAL OWNER OF CLASS  COMMON STOCK PERCENT PREFERRED STOCK PERCENT
- -------------------------  ------------ ------- --------------- -------
Richard L. Adams, Jr.       7,780,438     3.5%           --        *
 (1)(14) ...............
 3060 Williams Drive
 Fairfax, Virginia 22031
James Q. Crowe (2) .....    1,464,846       *         87,389       *
 11808 Miracle Hills
 Drive
 Omaha, Nebraska 68154
R. Douglas Bradbury           278,609       *          3,537       *
 (3) ...................
 11808 Miracle Hills
 Drive
 Omaha, Nebraska 68154
Howard Gimbel (4) ......      219,918       *            --        *
 11808 Miracle Hills
 Drive
 Omaha, Nebraska 68154
William L. Grewcock         4,056,672     1.8%       758,554      5.1%
 (5) ...................
 1000 Kiewit Plaza
 Omaha, Nebraska 68131
Royce J. Holland (6) ...      566,089       *         11,499       *
 11808 Miracle Hills
 Drive
 Omaha, Nebraska 68154
Richard R. Jaros (7) ...      355,760       *         67,522       *
 1000 Kiewit Plaza
 Omaha, Nebraska 68131
Robert E. Julian .......    1,119,820       *        222,809      1.8%
 1000 Kiewit Plaza
 Omaha, Nebraska 68131
David C. McCourt (8) ...       21,808       *            977       *
 105 Carnegie Center
 Princeton, New Jersey
 08540
Ronald W. Roskens ......        9,784       *            --        *
 617 North 90 Street
 Omaha, Nebraska 68144
Walter Scott, Jr. (9) ..    9,458,548     4.3%     1,772,173     11.8%
 1000 Kiewit Plaza
 Omaha, Nebraska 68131
John W. Sidgmore            2,037,541       *            --        *
 (1)(15) ...............
 3060 Williams Drive
 Fairfax, Virginia 22031
Kenneth E. Stinson .....      140,606       *         23,725       *
 1000 Kiewit Plaza
 Omaha, Nebraska 68131
Michael B. Yanney              10,146       *            --        *
 (10) ..................
 1004 Farnam Street,
 Suite 400
 Omaha, Nebraska 68102

                                                          AMOUNT AND
                                    AMOUNT AND             NATURE OF
                                    NATURE OF             OWNERSHIP-
       NAME AND ADDRESS OF          OWNERSHIP-            CONVERTIBLE
    BENEFICIAL OWNER OF CLASS      COMMON STOCK PERCENT PREFERRED STOCK PERCENT
    -------------------------      ------------ ------- --------------- -------
Ronald R. Beaumont (11)...........     129,000      *            --        *
 11808 Miracle Hills Drive
 Omaha, Nebraska 68154
Kirby G. Pickle (12)..............     205,722      *            --        *
 11808 Miracle Hills Drive
 Omaha, Nebraska 68154
All directors and executive
 officers as a group (30 persons)
 (13).............................  29,449,115   13.4%     2,947,208     19.6%

- --------
 *  Less than 1% of the outstanding shares of MFS Common Stock.

 (1) Such person will become a director of MFS upon consummation of the Merger. see "THE MERGER-Interests of Certain Persons in the Merger," "MANAGEMENT OF UUNET--Officers" and "--Employment Arrangements" for additional information concerning such person's biographical information and terms of employment.

 (2) Includes 997,220 shares of MFS Common Stock which may be acquired within 60 days of the MFS Record Date through the exercise of stock options, and 83 shares of MFS Common Stock held in trusts for the benefit of Mr. Crowe's child and stepchildren.

 (3) Includes 259,210 shares of MFS Common Stock which may be acquired within 60 days of the MFS Record Date through the exercise of stock options.

 (4) Includes 60,000 shares of MFS Common Stock which may be acquired within 60 days of the MFS Record Date through the exercise of stock options.

 (5) Includes 34,826 shares of MFS Common Stock and 13,030 shares of Series B Preferred held in the Bill and Berniece Grewcock Foundation and 208,957 shares of MFS Common Stock and 78,180 shares of Series B Preferred held in the Grewcock Family Limited Partnership.

 (6) Includes 509,366 shares of MFS Common Stock which may be acquired within 60 days of the MFS Record Date through the exercise of stock options.

 (7) Includes 5,483 shares of MFS Common Stock and 1,303 shares of Series B Preferred held in trusts for the benefit of Mr. Jaros' children.
 (8) Includes 5,000 shares of MFS Common Stock held by Mr. McCourt's wife.
 (9) Includes 34,772 shares of MFS Common Stock and 12,991.2 shares of Series B Preferred held in the Suzanne Scott Irrevocable Trust.
(10) Includes 704 shares of MFS Common Stock held by Mr. Yanney's wife and 2,000 shares of MFS Common Stock held by America First Companies, L.L.C., 60% of which is indirectly owned by Mr. Yanney and his wife.

(11) Includes 129,000 shares of MFS Common Stock which may be acquired within 60 days of the MFS Record Date through the exercise of stock options.

(12) Includes 205,722 shares of MFS Common Stock which may be acquired within 60 days of the MFS Record Date through the exercise of stock options.

(13) Includes 3,199,859 shares of MFS Common Stock which may be acquired within 60 days of the MFS Record Date through the exercise of stock options.

(14) Includes 2,661 shares issuable upon the exercise of options which will vest on December 31, 2002.

(15) Includes 386,848 shares subject to a right of repurchase, which expires as to 13,165 such shares ratably on a monthly basis through June 30, 1999, and 80,334 shares held in a trust of which Mr. Sidgmore is the trustor and the sole trustee. Also includes 9,778 shares issuable upon the exercise of options, all of which are vested, and 7,067 shares issuable upon the exercise of options which will vest on December 31, 2002.

                          SECURITY OWNERSHIP OF UUNET

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information regarding the beneficial ownership of the UUNET Common Stock as of June 21, 1996 by (i) each of UUNET's directors, its Chief Executive Officer and each of the other four most highly compensated executive officers of UUNET as of December 31, 1995 (ii) all directors and executive officers of UUNET as a group and (iii) each person who is known by UUNET to own beneficially more than five percent of the UUNET Common Stock. The information included in this table is based upon information provided to UUNET in writing by the stockholders named therein.

                                                           SHARES BENEFICIALLY
                                                                  OWNED
                                                          ----------------------
                                                          NUMBER (1) PERCENT (2)
                                                          ---------- -----------
Richard L. Adams, Jr. (3)................................  4,376,501    13.48%
 c/o UUNET Technologies, Inc.
 3060 Williams Drive
 Fairfax, VA 22031
Microsoft Corporation....................................  4,164,000    12.83
 1 Microsoft Way
 Redmond, WA 98052
Menlo Ventures IV, L.P. (4)..............................  3,229,698     9.94
 3000 Sand Hill Road
 Building 4, Suite 100
 Menlo Park, CA 94025
New Enterprise Associates V,
 Limited Partnership(5)..................................  3,229,698     9.94
 1119 St. Paul Street
 Baltimore, MD 21202
Accel IV L.P. (6)........................................  3,210,320     9.88
 One Palmer Square
 Princeton, NJ 08542
Peter J. Barris(7).......................................  3,229,698     9.94
John W. Jarve(8).........................................  3,229,698     9.94
Arthur C. Patterson(9)...................................  3,210,320     9.88
John W. Sidgmore(10).....................................  1,146,118     3.53
Joseph Squarzini, Jr.(11)................................    252,841      *
Jeffrey G. Hilber(12)....................................    240,321      *
Alan B. Taffel(13).......................................     92,696      *
Les B. Strauss(14).......................................     92,432      *
Daniel C. Lynch(15)......................................     91,000      *
Daniel Rosen(16).........................................     16,600      *
All directors and executive
 officers as a group
 (22 persons)(17)........................................ 17,036,826    52.48%

- --------
 *  Less than one percent of the outstanding shares of UUNET Common Stock.
 (1) Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to UUNET's knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of UUNET Common Stock shown as beneficially owned by such stockholder.
 (2) Applicable percentage of ownership for each stockholder is based on 32,462,956 shares of UUNET Common Stock outstanding as of June 21, 1996 together with applicable options for such stockholders. Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting and investment power with respect to the shares. Shares of UUNET Common Stock subject to options are deemed outstanding for computing the percentage of ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

 (3) Includes 1,497 shares issuable upon the exercise of options which will vest on December 31, 2002.
 (4) Includes 2,563,031 shares held by Menlo Ventures IV, L.P. ("Menlo IV") and 666,667 shares held by Menlo Evergreen V, L.P. ("Menlo V"). John W. Jarve, a director of UUNET, is a general partner of the general partner of each of these partnerships, shares voting and dispositive power with respect to the shares held by each such entity, and disclaims beneficial ownership of such shares in which he has no pecuniary interest. See Note 8.
 (5) Peter J. Barris, a director of UUNET, is a partner of the general partner of New Enterprise Associates V, Limited Partnership ("NEA V"), shares voting and dispositive powers with respect to the shares held by NEA V, and disclaims beneficial ownership of such shares in which he has no pecuniary interest. See Note 7.
 (6) Includes 2,958,403 shares held by Accel Investors IV L.P. ("Accel IV"), 119,499 shares held by Accel Investors '93 L.P. ("Accel Investors"), 71,054 shares held by Ellmore C. Patterson Partners ("ECP Partners") and 61,364 shares held by Accel Keiretsu L.P. ("Keiretsu"). Arthur C. Patterson, a director of UUNET, is a general partner of the general partner of each of these partnerships, shares voting and dispositive power with respect to the shares held by each such entity, and disclaims beneficial ownership of such shares in which he has no pecuniary interest. See Note 9.
 (7) All shares are held by NEA V. Mr. Barris is a partner of the general partner of NEA V and disclaims ownership of such shares in which he has no pecuniary interest. See Note 5.
 (8) Includes 2,563,031 shares held by Menlo IV and 666,667 shares held by Menlo V. Mr. Jarve is a general partner of the general partner of these partnerships and disclaims ownership of such shares in which he has no pecuniary interest. See Note 4.
 (9) Includes 2,958,403 shares held by Accel IV, 119,499 shares held by Accel Investors, 71,054 shares held by ECP Partners and 61,364 shares held by Keiretsu. Mr. Patterson is a general partner of the general partner of each of these partnerships and disclaims ownership of such shares in which he has no pecuniary interest. See Note 6.
(10) Includes as of 60 days after June 21, 1996, 435,204 shares subject to a right of repurchase by UUNET which expires as to 14,811 of such shares ratably on a monthly basis through June 30, 1999, and 45,188 shares held in a trust of which Mr. Sidgmore is the trustor and the sole trustee. Also includes 5,500 shares issuable upon exercise of options, all of which are vested, and 3,975 shares issuable upon exercise of options which will vest on December 31, 2002.
(11) Includes as of 60 days after June 21, 1996, 119,792 shares subject to a right of repurchase by UUNET which expires ratably on a monthly basis through September 13, 1998, 3,375 shares issuable upon exercise of options, all of which are vested; 12,500 shares issuable upon exercise of options of which, as of 60 days after June 21, 1996, 7,501 shares are subject to a right of repurchase by UUNET which expires ratably on a monthly basis through July 20, 1999; and 1,446 shares issuable upon exercise of options which will vest on December 31, 2002.
(12) Includes as of 60 days after June 21, 1996, 119,792 shares subject to a right of repurchase by UUNET which expire ratably on a monthly basis through September 1, 1998, 3,375 shares issuable upon exercise of options, all of which are vested, and 1,446 shares issuable upon exercise of options which will vest on December 31, 2002.
(13) Includes as of 60 days after June 21, 1996, 61,667 shares subject to a right of repurchase by UUNET which expires ratably on a monthly basis through September 26, 1999, 3,250 shares issuable upon exercise of options, all of which are vested, and 1,446 shares issuable upon exercise of options which will vest on December 31, 2002.
(14) Includes 38,960 shares issuable upon exercise of options, 30,628 of which will be vested within 60 days of June 21, 1996.
(15) Includes 56,500 shares issuable upon exercise of options, 34,158 of which will be vested within 60 days of June 21, 1996.
(16) Includes 15,000 shares issuable upon exercise of options, of which, as of 60 days after June 21, 1996, 8,750 shares are subject to a right of repurchase by UUNET which expires ratably on a quarterly basis through June 30, 1998.
(17) Includes 9,669,716 shares held by entities affiliated with certain directors as described in Notes 7 through 9 and 991,376 shares issuable pursuant to the exercise of outstanding options.

                 MFS REELECTION OF CLASS I DIRECTORS PROPOSAL

  The MFS Board of Directors currently consists of twelve directors, divided into three classes, designated Class I, Class II and Class III. Each class currently consists of four Directors. All of the Class I directors are standing for reelection. At the MFS Annual Meeting such Class I Directors will be elected to hold office for a three-year term until the 1999 annual meeting, or until their successors have been elected and qualified. If any nominee shall, prior to the MFS Annual Meeting, become unavailable for election as a Director, the persons named in the accompanying form of proxy will vote for such nominee, if any in their discretion as may be recommended by the MFS Board of Directors, or the MFS Board of Directors may reduce the number of Directors to eliminate the vacancy.

INFORMATION AS TO NOMINEES FOR ELECTION AS CLASS I DIRECTORS

  The respective ages, positions with MFS, business experience, directorships in other companies and MFS Board of Directors committee memberships of the nominees for election are set forth below.

  James Q. Crowe, 45, has been the senior executive officer of MFS since its inception. He has served as Chairman of the Board of MFS since 1988, Chief Executive Officer since November 1991 and was President (January 1988-June 1989 and April 1990-January 1992). Mr. Crowe has also served as President and Vice President of Kiewit Industrial Co., which is engaged in large industrial construction projects, such as independent power projects, cogeneration facilities, and, until 1988, telecommunications projects. Prior to joining Peter Kiewit Sons', Inc. ("PKS") in 1986, Mr. Crowe was employed by Morrison-Knudsen Corporation, a major construction and engineering company based in Boise, Idaho, where he held the position of Group Vice President with responsibility for the electric power market. Mr. Crowe is a Director of PKS, Kiewit Diversified Group Inc. ("KDG"), a wholly owned subsidiary of PKS, RCN Corporation, a wholly owned subsidiary of KDG ("RCN"), and CEC, a geothermal energy producer, which is partially owned by KDG. In addition, since October 1993, Mr. Crowe has been a Director of C-TEC Corporation ("C-TEC"), a company controlled by RCN that, until MFS acquired these operations from C-TEC on May 8, 1995, owned a competitive access provider providing business services in Westchester County, New York. Mr. Crowe is presently a member of the executive committee of the MFS Board of Directors (the "Executive Committee").

  Royce J. Holland, 46, has been a Director and the President and Chief Operating Officer of MFS since January 1992. He has been the Chairman of MFS Intelenet, Inc. ("MFS Intelenet") since November 1992. He was the President and Chief Executive Officer of MFS Telecom, Inc. ("MFS Telecom") between April 1990 and November 1992. He was previously the President (June 1989-April 1990) and Vice President (February 1988-May 1989) of MFS. Before joining MFS, Mr. Holland held various management positions with Energy Factors, Inc., an independent power company based in San Diego, California and Morrison-Knudsen Corporation. Mr. Holland is a Director of KDG. Mr. Holland is presently a member of the Executive Committee.

  R. Douglas Bradbury, 44, has been the Chief Financial Officer of MFS since January 1992 and Executive Vice President since August 1995. Previously, Mr. Bradbury was Senior Vice President of MFS from September 1992 to August 1995, and prior to that, he was Senior Vice President--Corporate Affairs for MFS Telecom. Before joining MFS in 1988, he was Executive Vice President and Chief Operating Officer at American Pioneer Telephone, Inc., a regional long distance carrier based in Orlando, Florida, and a Vice President of Manufacturers Hanover Trust Company in New York City and Milan, Italy.

  William L. Grewcock, 69, has been the Vice Chairman of PKS and a member of the Board of Directors of PKS for more than the last five years.

  THE MFS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES NAMED ABOVE.

BOARD OF DIRECTORS' MEETINGS

  The Board met seven times during 1995, the Audit Committee met four times and the Compensation Committee met six times. Each of the MFS' Directors attended at least 75% of (1) the number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which he served.

EXECUTIVE COMMITTEE

  The Executive Committee exercises, to the maximum extent permitted by law, all powers of the Board between board meetings, except those functions assigned to specific committees.

AUDIT COMMITTEE

  The Audit Committee reviews the services provided by MFS' independent auditors, consults with the independent auditors and reviews the need for internal auditing procedures and the adequacy of internal controls.

COMPENSATION COMMITTEE

  The Compensation Committee determines the compensation of the Chief Executive Officer and reviews the compensation and stock option awards of all other executives.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Gimbel has a consulting agreement with a subsidiary of MFS pursuant to which he performs real estate and building access services in return for a monthly fee of $5,000, an automobile allowance, health insurance coverage and reimbursement of expenses. This consulting agreement can be terminated by either party upon thirty days' notice. Messrs. Jaros, McCourt, Roskens and Yanney have not been employees of MFS or otherwise participated in activities constituting compensation committee interlocks or insider participation requiring disclosure under this caption.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

  Under the securities laws of the United States, MFS' Directors, its executive officers, and any persons holding more than ten percent of the MFS Capital Stock are required to report their initial ownership of the MFS Capital Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and MFS is required to disclose in this proxy statement any failure to file by these dates during 1995. All of these filing requirements were satisfied. In making these disclosures, MFS has relied solely on written representations of its Directors and executive officers and copies of the reports that they have filed with the Securities and Exchange Commission.

COMPENSATION COMMITTEE REPORT

  The Compensation Committee (the "Committee") is responsible for determining the cash and equity compensation of James Q. Crowe, Chairman of the Board and Chief Executive Officer. The Committee reviews and approves the cash compensation of certain of MFS' other senior executives based upon the recommendations of Mr. Crowe.

  MFS believes that the compensation levels of its executive officers, who provide leadership and strategic direction, should consist of: (i) fair base salaries, (ii) significant cash bonus opportunities based on achievement of objectives established by MFS and (iii) ownership of MFS Common Stock and stock options to join management's interests with stockholders' interests, targeted to provide opportunities that are comparable to other similarly situated telecommunications and high growth technology companies.

  MFS considers the following factors (ranked in order of importance) when determining compensation of executive officers: (i) MFS' performance measured by attainment of specific objectives, (ii) the individual performance of each executive officer, (iii) MFS' stock price performance,
(iv) comparative industry compensation levels and (v) historical cash and compensation levels. The comparable industry compensation data is based in part on public telecommunications companies that are included in the NASDAQ Telecommunications Stock Index, which was chosen as the peer group for the Stockholder Return Performance Graph and on the other publicly traded telecommunications and high growth technology companies with comparable market capitalization. In the future, the Committee also intends to review MFS' performance against the Standard & Poor's 500 Index.

 Determination of the Chief Executive Officer's Compensation

  For fiscal 1995, the MFS performance objectives were:

  Continue to expand MFS' existing metropolitan area networks and develop new networks in other metropolitan areas throughout the United States. Accelerate the development of new networks internationally, primarily in Western Europe. Attract and retain experienced personnel to enable MFS to meet its tactical and strategic goals. Continue the acquisition of sufficient capital at an acceptable cost in order to fund the MFS' business development plan. Significantly increase MFS' revenues from its telecommunications segment while ensuring that the cost of such service remained competitive. Continue to shape and influence regulatory legislation on a state by state and national level to enhance the MFS competitive posture.

  These goals were met in fiscal 1995. Fiber miles increased 85%, the number of buildings connected increased 108% and circuits in service increased 73%. As of March 1996, MFS provides services on its networks, or through the resale of services, or has network operations under development in 50 major metropolitan areas in the United States and Europe. In 1995, MFS expanded its network infrastructure into Western Europe (Frankfurt, Paris and Stockholm) to serve existing large business customers and to take advantage of the new competitive environment there. MFS also played an instrumental role in getting more than half the states to pass legislation and continued to influence federal legislation leading up to eventual passage of The Telecommunications Act of 1996.

  During 1995, revenues from the telecommunications segment grew from $228.7 million to $498.2 million while costs associated with the provision of service was within budget. At year-end 1995, MFS had 3,525 full-time employees compared to 2,971 at year-end 1994. In the second quarter, MFS received approximately $320 million in gross proceeds from the sale of mandatorily convertible preferred stock, referred to as DECS, with a 22% conversion premium to the issue price.

  Based on the achievement of these goals and for aggressively pursuing the implementation of MFS' expansion plan, Mr. Crowe received a 10% increase in base salary in fiscal 1995 and a cash bonus paid in December of 1995 of $700,000 for his performance in fiscal 1995.

 Equity Compensation

  The Committee approves all awards made under the MFS 1992 Stock Plan and the MFS 1993 Stock Plan. Periodically the Committee approves grants to existing employees and also approves awards to new employees as an incentive to join MFS.

                          The Compensation Committee:

                                 Howard Gimbel
                               Richard R. Jaros
                               David C. McCourt
                               Ronald W. Roskens
                          Michael B. Yanney-Chairman

EXECUTIVE COMPENSATION

  Summary Compensation Table. The following table shows compensation paid to, deferred or accrued for the benefit of, Mr. Crowe and each of the four other most highly compensated executive officers (the "Executive Group") for all services rendered to MFS during the fiscal years ended December 31, 1995, 1994 and 1993:

                          SUMMARY COMPENSATION TABLE

                                   ANNUAL
                                COMPENSATION                  LONG-TERM COMPENSATION
                              -----------------               ----------------------
NAME AND PRINCIPAL                              OTHER ANNUAL  SECURITIES UNDERLYING     ALL OTHER
POSITION                 YEAR  SALARY   BONUS   COMPENSATION    AWARDS-OPTIONS (#)   COMPENSATION (5)
- ------------------       ---- -------- -------- ------------  ---------------------- ----------------
James Q. Crowe.......... 1995 $416,688 $700,000   $   --                 --              $176,414
 Chief Executive Officer 1994  373,146  500,000       --                 --
                         1993  324,115  250,000       --                 --
Royce J. Holland........ 1995  290,259  350,000       --                 --                96,631
 Chief Operating Officer 1994  257,039  200,000       --                 --
                         1993  216,538  150,000       --                 --
Ronald R. Beaumont...... 1995  246,075  150,000       --                 --                15,061
 Senior Vice President   1994  211,523  107,000     7,138(1)
                         1993  198,269   95,000   387,521(2)             --
Kirby G. Pickle......... 1995  246,556  150,000       --                 --                56,396
 Senior Vice President   1994  211,523  107,000    67,267(3)             --
                         1993  198,269   95,000    68,817(4)          10,000
R. Douglas Bradbury..... 1995  230,340  200,000       --                 --                62,085
 Chief Financial Officer 1994  192,923  120,000       --                 --
                         1993  158,659  100,000       --                 --

- --------
(1) Represents amounts received by Mr. Beaumont in connection with (i) the reimbursement of moving expenses of $3,997 and (ii) the payment of taxes on such moving expenses of $3,141.

(2) Represents amounts received by Mr. Beaumont in connection with (i) the reimbursement of moving expenses of $101,216, (ii) the loss on the sale of Mr. Beaumont's home of $107,000 and (iii) the reimbursement of the payment of taxes on such amounts of $179,305.

(3) Represents amounts received by Mr. Pickle in connection with (i) the payment of a cost of living adjustment of $42,000, (ii) the reimbursement of moving expenses of $14,976 and (iii) the reimbursement of the payment of taxes on such amounts of $10,291.

(4) Represents amounts received by Mr. Pickle in connection with (i) the payment of a cost of living adjustment of $49,000, (ii) the reimbursement of moving expenses of $54,583 and (iii) the reimbursement of the payment of taxes on such amounts of $65,234.

(5) The amounts in this column represent (i) amounts of salary and bonus forgone by members of the Executive Group pursuant to the ShareWorks Match Plan (see "Approval of the 1995 Deferred Stock Purchase Plan Proposal"),
    (ii) MFS matching contributions to the ShareWorks Match Plan on behalf of members of the Executive Group, and (iii) year-end contributions to the accounts of the members of the Executive Group pursuant to the ShareWorks grant plan. These amounts are held in accounts for members of the Executive Group as shares or units of MFS Common Stock. These amounts represent the year-end value of such accounts based on the last reported sale price of the MFS Common Stock on December 31, 1995.

  No member of the Executive Group received any restricted stock awards, stock options, stock appreciation rights ("SARs") or long-term incentive performance ("LTIP") payouts for the fiscal year ended December 31, 1995.

  AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

                                                      NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS/SARS
                                                    OPTIONS/SARS AT FY-END(#)      AT FY-END($)(1)
                                                    ------------------------- -------------------------
                           SHARES
                         ACQUIRED ON VALUE REALIZED
   NAME                  EXERCISE(#)      ($)       EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
   ----                  ----------- -------------- ----------- ------------- ----------- -------------
James Q. Crowe..........     --           --          997,220      664,810    $20,542,732  $13,695,086
Royce J. Holland........     --           --          504,366      336,242     10,389,940    6,926,585
R. Douglas Bradbury.....     --           --          259,210      172,802      5,339,726    3,559,721
Ronald R. Beaumont......     --           --          179,000      136,000      3,687,400    2,801,600
Kirby G. Pickle.........     --           --          204,722      143,146      4,135,473    2,826,108

- --------
(1) On December 31, 1995 as adjusted for the MFS 2-for-1 stock split effected April 16, 1996, the last reported sale price for the MFS Common Stock as reported by Nasdaq was $26.625 per share.

DIRECTORS' COMPENSATION

  Directors of MFS who are employees or consultants of MFS and its affiliates receive no directors' fees. Non-employee directors are paid an annual directors' fee of $40,000, which is paid in MFS Common Stock on the date of the annual meeting of stockholders based upon the average fair market value of the MFS Common Stock during the 10 trading days prior to such date, plus $1,000 per Board of Directors meeting and $1,000 per meetings of committees of the Board of Directors. Committee Chairmen receive an annual retainer of $2,500 per year. In addition, all Directors are reimbursed for their reasonable travel expenses incurred in attending these meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Mr. McCourt is a director and president of, and owns, directly or indirectly, approximately 17.5% of the voting stock of Metropolitan Fiber Systems/McCourt, Inc. ("MFS/McCourt"). In 1995, the amount owed by MFS/McCourt to MFS Telecom, Inc., either in the form of preferential payments or shares of preferred stock held by MFS Telecom, Inc. or indebtedness by MFS Telecom, Inc., increased to $51.1 million from $44.9 million in 1994. On May 5, 1995, MFS purchased Northeast Networks, Inc. a competitive access provider providing service to Westchester County, New York from C-TEC, of which Mr. McCourt is the Chairman and Chief Executive Officer, for a purchase price of $7.3 million. An affiliate of MFS, Metropolitan Fiber Systems of New Jersey, Inc. has a 66 2/3% interest in MFS/C-TEC, a New Jersey limited partnership. The remaining 33 1/3% interest is held by an affiliate of C-TEC. As of December 31, 1995, MFS had an outstanding cash advance to MFS/C-TEC of $289,545.


  Mr. Andrew Lipman, Senior Vice President of MFS, is a partner in the law firm of Swidler & Berlin Chartered, of Washington, D.C. The firm provides legal services to MFS and was paid fees of approximately $2.9 million, $2.9 million and $6.1 million in 1993, 1994 and 1995, respectively. Mr. Lipman has an arrangement with MFS under which he is expected to devote a substantial portion of his time to legal/regulatory matters of MFS.

  The PKS Executive Compensation Committee established a bonus pool to be distributed among the senior management team of MFS and KDG in recognition of their extraordinary achievements in creating value for PKS stockholders over a significant period ending with the distribution of MFS Common Stock to certain PKS stockholders on September 30, 1995. Mr. James Q. Crowe was paid $12 million, Mr. Royce J. Holland was paid $2 million and Mr. R. Douglas Bradbury was paid $1 million from this bonus pool.

PERFORMANCE GRAPH

  The following performance graph shall not be deemed to be incorporated by reference by reason of any general statement incorporating by reference this Joint Proxy Statement-Prospectus into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, except to the extent that MFS specifically incorporates such information by reference, and shall not otherwise be deemed filed under such acts.

  The following graph compares the cumulative annual return of MFS Common Stock during the fiscal year ended December 31, 1995, with the cumulative total stockholder return of (1) the Nasdaq Stock Market (U.S.) Index, (2) the Nasdaq Telecommunications Stock Index and (3) the Standard & Poor's 500 Stock Index.

                  COMPARISON OF CUMULATIVE ANNUAL RETURN AMONG
     MFS COMMUNICATIONS COMPANY, INC., THE NASDAQ STOCK MARKET (US) INDEX,
                   THE NASDAQ TELECOMMUNICATIONS STOCK INDEX
                   AND THE STANDARD & POOR'S 500 STOCK INDEX

- -----------------------------------------------------------------------------------------------------------
                 ----------------------------------------------------------------------------------------
                 MFS       NASDAQ Telecomm. Stock Index      NASDAQ Stock Market Index      S&P 500 Index
                 ----------------------------------------------------------------------------------------
May 19, 1993    $100               $100                               $100                    $100



December, 1993  $163               $133                               $113                    $104



December, 1994  $164               $110                               $110                    $103


December, 1995  $266               $156                               $103                    $132
- ---------------------------------------------------------------------------------------------------------

  MFS' initial public offering was declared effective on May 19, 1993 and, therefore, data is included for only a portion of that year.

        MFS AMENDMENT TO AMENDED AND RESTATED 1993 STOCK PLAN PROPOSAL

  Effective August 31, 1993, the MFS Board adopted the MFS Communications Company, Inc. 1993 Stock Plan and on July 24, 1995 the Executive Committee adopted an amendment and restatement of the 1993 Stock Plan, which was subsequently approved by the stockholders (the "MFS 1993 Stock Plan"). On September 19, 1995, December 15, 1995 and February 21, 1996 the Executive Committee adopted further amendments to and restated the MFS 1993 Stock Plan, subject to stockholder approval (the MFS 1993 Stock Plan, as amended and restated, being referred to herein as the "Amended Plan"). The Amended Plan is being submitted to stockholders in view of, among other things, the proposed increase in the number of shares of MFS Common Stock authorized for issuance (see the section below entitled "Shares Available for Grant") and MFS' desire that Outperformance Options (as modified in the Amended Plan) continue to qualify as "performance based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (See "--Summary of the MFS 1993 Stock Plan--Outperformance Options"). If the Amended Plan is not approved by the stockholders, the MFS 1993 Stock Plan as in effect immediately prior to such amendments and restatement shall remain in full force and effect. Awards granted prior to the effective date of the Amended Plan will remain outstanding subject to the terms and conditions of the MFS 1993 Stock Plan.

  The following summary of the MFS 1993 Stock Plan and the Amended Plan is qualified in its entirety by reference to the text of the Amended Plan, a copy of which has been filed with the Securities and Exchange Commission.

SUMMARY OF THE MFS 1993 STOCK PLAN

 Purpose and Eligibility

  The primary purpose of the MFS 1993 Stock Plan is to enable employees, directors who are not also employees ("Non-Employee Directors") and outside consultants to share in the growth and prosperity of MFS by encouraging stock ownership by such persons and to attract and retain skilled personnel and consultants. The MFS 1993 Stock Plan contemplates the issuance of incentive stock options within the meaning of Section 422 of the Code, as well as non-statutory stock options, Outperformance Options, restricted stock, stock appreciation rights, cash and other stock-related awards ("Awards"). The MFS 1993 Stock Plan also provides that the shares of MFS Common Stock authorized for issuance under the MFS 1993 Stock Plan will be available to satisfy MFS' obligations to deliver shares of MFS Common Stock under other compensation and benefit plans heretofore or hereafter established by MFS, including but not limited to the 1996 Bonus Plan, the Deferred Stock Plan and the Qualified Stock Plan (each as defined in the Amended Plan). All employees and outside consultants of MFS and any of its subsidiaries ("Participants") are eligible for discretionary Awards under the MFS 1993 Stock Plan. In addition, Non-Employee Directors receive automatic grants of MFS Common Stock pursuant to a formula set forth in the Plan. The approximate number of persons eligible to participate is 3,600. As of the date of this Joint Proxy Statement-Prospectus, of the 20,000,000 shares of MFS Common Stock initially authorized for issuance under the MFS 1993 Stock Plan, approximately 9,500,000 shares remain available for issuance under the MFS 1993 Stock Plan and approximately 10,500,000 shares remain subject to outstanding Awards under the MFS 1993 Stock Plan.

 Administration

  The MFS 1993 Stock Plan is administered by the Compensation Committee. Except for the automatic formula Awards to Non-Employee Directors, the Compensation Committee, in its sole discretion, has the authority, among other things, to determine the terms of all Awards granted under the MFS 1993 Stock Plan, including any purchase or exercise price for an Award; to determine the employees and outside consultants to whom, and the time or times at which, Awards will be granted, exercised and become forfeitable; to determine the number of shares covered by an Award; to interpret the MFS 1993 Stock Plan; and to make all other determinations deemed advisable for the administration of the MFS 1993 Stock Plan.

 Options

  The Compensation Committee may from time to time grant incentive stock options ("Incentive Options") and non-statutory options ("Non-Statutory Options") (collectively "Options") to any Participant. The terms of Options granted under the MFS 1993 Stock Plan will be set out in Option agreements between MFS and Participants which will contain such provisions as the Compensation Committee from time to time deems appropriate, including the exercise price and expiration date of such Options. Option agreements will specify whether or not an Option is an Incentive Option.

  In no event will the exercise price of an Incentive Option be less than 100% of the fair market value of the shares subject to the Option on the date of grant. The term of Incentive Options cannot exceed ten years from the date of grant and, generally, cannot extend beyond the optionee's employment with MFS. The aggregate fair market value, determined as of the time the Incentive Option is granted, of the MFS Common Stock which may become exercisable for the first time by any employee during any calendar year cannot exceed $100,000. No Incentive Option will be granted to an employee, who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of MFS unless the exercise price of the Incentive Option is at least 110% of the fair market value, at the time of grant, of the MFS Common Stock subject to the Option, and the Option by its terms is not exercisable more than five years from the date of grant.

  The Compensation Committee may also grant new Options ("New Conditional Options") to an optionee under the MFS 1993 Stock Plan who is also a holder of one or more unexercised outstanding Options previously granted under the MFS 1993 Stock Plan or any other stock option plan of MFS on the condition that such optionee shall surrender for cancellation one or more outstanding options which represent the right to purchase a number of shares, in relation to the number of shares to be covered by the New Conditional Option. The Compensation Committee also may grant Options from time to time in substitution for similar rights held by employees of other corporations who are about to become employees of MFS or a subsidiary of MFS as a result of a merger or consolidation of the employing corporation with MFS or its subsidiary or the acquisition by MFS or its subsidiary of the assets or stock of the employing corporation as a result of which it becomes a subsidiary of MFS.

 Outperformance Options

  The MFS 1993 Stock Plan provides that the Compensation Committee will be authorized to grant Outperformance Options to any Participant. Outperformance Options will have an initial exercise price equal to the per share fair market value of MFS Common Stock on the date of grant, at which price an optionee may purchase a designated number of shares of MFS Common Stock. Immediately prior to the time of any exercise, the initial exercise price with respect to the shares being exercised will adjust automatically (the "Adjusted Price"), upward or downward, by a percentage equal to the annualized percentage increase or decrease in the Standard & Poor's 500 Index (the "S&P") over the period beginning on the date of grant and ending on the last day of the month coincident with or immediately preceding the date of exercise (calculated pursuant to the terms of the MFS 1993 Stock Plan) (the "S&P Period"). Outperformance Options will generally become exercisable ratably over the three years following the date of grant; provided, that unless otherwise determined by the Compensation Committee, such options will not be exercisable
(i) within the fifteen-day period preceding a Change in Control (as defined in the MFS 1993 Stock Plan) and (ii) at any time unless (1) the fair market value of a share of MFS Common Stock has increased from the time of grant until the time of purported exercise, and (2) the annualized percentage increase in the MFS Common Stock is greater than the annualized percentage increase in the S&P as of the last day of the month coincident with or immediately preceding the date of purported exercise (each calculated pursuant to the terms of the MFS 1993 Stock Plan). Depending on the extent to which such MFS Common Stock "outperforms the S&P", the initial number of shares of MFS Common Stock covered by the portion of the option being exercised shall be increased (the "Adjusted Shares") by a pre- established factor (the "Factor"), which Factor will in no event be greater than eight (8) (which maximum occurs only in the event that the annualized percentage increase in MFS Common Stock exceeds the annualized percentage increase in the S&P over a period (the "MFS Period") by ten or more percentage points). The Factor will be determined on the date of exercise. The MFS Period will reflect a period of time beginning on the date of grant and ending on the last day of the month coincident with or immediately preceding the date of exercise. Each Outperformance Option will contain a tandem right to a number of units ("Units") equal to the number of Adjusted Shares, which entitle the holder, only in the event of a Change in Control and the cancellation of the tandem Outperformance Option, to an amount of cash determined as described below. See "Change in Control." The term of an Outperformance Option will be ten years or less. Upon the exercise of all or any portion of any Outperformance Option, the Compensation Committee will be entitled to, with respect to such exercised option or applicable portion, either (i) cause MFS to deliver to the optionee a number of shares of MFS Common Stock with a value equal to the fair market value of a share of MFS Common Stock, less the Adjusted Price, multiplied by the number of Adjusted Shares so exercised; (ii) cause MFS to deliver to the optionee, upon receipt of the Adjusted Price, a number of shares of MFS Common Stock equal to the Adjusted Shares so exercised; or (iii) provide any other economically equivalent benefit to the optionee.

  The total number of shares of MFS Common Stock subject to Outperformance Options which may be granted to any one individual over the term of the Amended Plan shall not exceed in the aggregate 1,000,000, provided, that such number shall be determined prior to application of the Factor described above. Outperformance Options will be subject to the same restrictions on transferability applying to Options.

  Outperformance Options are intended to constitute "performance based" compensation to certain employees of MFS and its subsidiaries (within the meaning of Section 162(m) of the Code). Section 162(m) of the Code denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer. Certain compensation, including "performance based" compensation, is excluded from this deduction limit. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid, including the performance goals, be disclosed to and approved by the stockholders prior to the payment.

 Restricted Stock

  The Compensation Committee from time to time may grant restricted stock ("Restricted Stock") to any Participant. Each Participant who is awarded Restricted Stock will be required to enter into an agreement with MFS, in a form specified by the Compensation Committee, agreeing to the terms and conditions of the grant and such other matters consistent with the MFS 1993 Stock Plan as the Compensation Committee determines appropriate.

  The Participant will have the entire beneficial ownership and all rights and privileges of a stockholder with respect to the Restricted Stock awarded to him, including the right to receive dividends and vote such Restricted Stock.

  The Compensation Committee may provide any other terms and conditions with regard to the Restricted Stock that it deems appropriate.

 Stock Appreciation Rights

  The Compensation Committee from time to time may grant stock appreciation rights ("Stock Appreciation Rights") to any Participant. A Stock Appreciation Right will be evidenced by an agreement between MFS and the Participant containing such terms and conditions, consistent with the MFS 1993 Stock Plan, as the Compensation Committee deems appropriate.

  Upon exercise, a Stock Appreciation Right may be satisfied by MFS in cash or shares of MFS Common Stock, as determined by the Compensation Committee. The agreement may limit the maximum amount of appreciation taken into account under a Stock Appreciation Right.

  A Stock Appreciation Right may be granted in conjunction with an Option, Restricted Stock or any other award granted under the MFS 1993 Stock Plan. At the discretion of the Compensation Committee, a Stock Appreciation Right may be exercisable only to the extent that a related award is exercisable and only upon surrender of a related award.

  The Compensation Committee may provide any other terms or conditions with regard to Stock Appreciation Rights that it deems appropriate.

 Other Awards

  The Compensation Committee may grant any other cash, stock or stock-related awards to a Participant that the Compensation Committee deems appropriate, including but not limited to, the bargain purchase of MFS Common Stock, and stock bonuses.

 Non-Employee Directors Formula Grant

  The MFS 1993 Stock Plan provides that all Non-Employee Directors will receive a grant of MFS Common Stock in lieu of the annual retainer fee otherwise payable. Such grants will occur pursuant to the terms of the MFS 1993 Stock Plan and without any further action by the Board or the Compensation Committee. On the date of each annual meeting of stockholders, each Non-Employee Director will automatically be granted in lieu of the annual retainer a number of shares of MFS Common Stock equal to the annual retainer divided by the average fair market value of the MFS Common Stock during the 10 trading days prior to such date.

 Payment upon Exercise

  Payment in full for the number of shares of MFS Common Stock purchased under any Award, must be made to MFS at the time of such exercise. Payment for such shares must be made in cash, or with the consent of the Compensation Committee, in shares of Qualifying Stock (as defined in the MFS 1993 Stock
Plan), or any combination thereof. No fees or commissions are applicable to purchases of MFS Common Stock under the MFS 1993 Stock Plan.

 Withholding

  With respect to any payments made to Participants under the MFS 1993 Stock Plan, MFS will have the right to withhold any taxes required by law to be withheld because of such payments. The Compensation Committee, in its sole discretion, may permit a Participant to satisfy tax withholding obligations, in whole or in part, either (i) by having MFS withhold from the shares of MFS Common Stock to be issued upon the exercise of an Option or Stock Appreciation Right or upon the receipt of an Award, shares having a fair market value equal to the withholding amount due, or (ii) by delivering to MFS already-owned shares to satisfy the withholding amount.

 Adjustment for Recapitalization, Merger, Etc.

  If any change is made to the shares of MFS Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments will be made by the Compensation Committee to the kind and maximum number of shares subject to the MFS 1993 Stock Plan and the kind and number of shares and price per share of stock subject to each outstanding Award.

 Transferability of Amended Awards

  No grant of Options, or any right or interest therein, is assignable or transferable except by will or the laws of descent and distribution. During the lifetime of an optionee, Options are exercisable only by the optionee or his legal representative. Similarly, Restricted Stock granted to Participants may not be sold, transferred, pledged or otherwise encumbered during the restricted period.

 Termination or Amendment

  The Board may terminate the MFS 1993 Plan at any time, provided that no such action shall deprive Participants of their rights under outstanding Awards. The Board may also amend the Plan from time to time as its deems desirable and shall make any amendments which may be required so that Options intended to be Incentive Options shall at all times continue to be Incentive Options for the purposes of the Code; provided, however, (i) without the requisite approval of the stockholders, the MFS 1993 Stock Plan may not be amended where such stockholder approval is required in order for the MFS 1993 Stock Plan to continue to comply with Rule 16b-3 under the Exchange Act, and (ii) in any event, the provisions of the MFS 1993 Stock Plan regarding formula grants of MFS Common Stock to Non-Employee Directors may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the rules thereunder.

 Change in Control

  The MFS 1993 Stock Plan provides that upon the occurrence of a Change in Control (as defined in the MFS 1993 Stock Plan) (i) all Options (other than Outperformance Options) and freestanding Stock Appreciation Rights will become immediately exercisable in full, (ii) all restrictions with respect to Restricted Stock will lapse, (iii) all Outperformance Options that are otherwise outstanding will be canceled effective as of the fifteenth day prior to the Change in Control and the holders of such awards will be entitled to receive, a number of tandem Units equal to the number of Adjusted Shares applicable to the canceled Outperformance Option (such number of Adjusted Shares determined subject to the terms and conditions of the MFS 1993 Stock
Plan), whether or not such Outperformance Option was vested. Each Unit will entitle the holder to an amount equal to the difference between the Change in Control Price (as defined in the MFS 1993 Plan) and the Adjusted Price (determined as if the Outperformance Option had not been terminated and had been exercised on the date of the Change in Control). Such amounts will be payable in cash within twenty (20) days following the Change in Control, and
(iv) the Compensation Committee may, in its sole discretion, provide for similar treatment with respect to any other awards granted under the 1993 Plan.

SUMMARY OF AMENDMENTS TO THE MFS 1993 STOCK PLAN

  As described above, the total number of shares of MFS Common Stock authorized for issuance under the MFS 1993 Stock Plan (including any Awards payable in cash but denominated as shares of MFS Common Stock) is 20,000,000, of which approximately 10,500,000 shares remain available for issuance under the MFS 1993 Stock Plan, and of which approximately 9,500,000 shares are subject to outstanding Awards. The Amended Plan provides that the total number of shares of MFS Common Stock which may be issued pursuant to awards ("Amended Awards") under the Amended Plan will not exceed, in the aggregate, 25,000,000, including for this purpose the shares subject to outstanding Awards.

 Administration

  The Amended Plan requires that the committee administering the Plan be composed of "disinterested persons" within the meaning of Rule 16b-3 of the Exchange Act.

 Outperformance Options

  The Amended Plan allows for the grant of Outperformance Options at the discretion of the Compensation Committee. Outperformance Options will be granted with respect to a specific number of shares of Common Stock at an initial exercise price (the "Initial Price"). The Initial Price per share with respect to an Outperformance Option will be the same as the closing price of one share of MFS Common Stock on the date immediately preceding the date of grant. The Initial Price will be adjusted upward or downward as of the date of exercise (the "Adjusted Price") by a percentage equal to the annualized percentage increase or decrease in the S&P (the "Annualized Percentage S&P Performance") over the period beginning on the date of grant and ending on the trading day immediately preceding the date of exercise (the "Amended S&P Period"); provided, that the Adjusted Price will never be less than the Initial Price unless the closing price of the MFS Common Stock on the trading day immediately preceding the date of exercise is no less than the Initial Price. For purposes of determining the Annualized Percentage S&P Performance with respect to any Amended S&P Period, the S&P as of the last day of the S&P Period will be deemed to equal the average closing value of the S&P over the ten-consecutive-trading day period ending on the last day of such Amended S&P Period. The term of each Outperformance Option will be determined by the Compensation Committee, not to exceed ten years from the date of grant.

  Outperformance Options will become vested and exercisable in accordance with terms and conditions established by the Compensation Committee. Unless otherwise determined by the Compensation Committee, all Outperformance Options will be canceled as of the fifteenth day prior to a Change in Control (as defined in the Amended Plan). See "Change in Control." Upon the exercise of an Outperformance Option, the Amended Plan provides for the distribution of (i) a number of shares of MFS Common Stock with a fair market value equal to the product of (A) the closing price of a share of MFS Common Stock on the trading day immediately preceding the date of exercise minus the Adjusted Price, multiplied by (B) a "Multiplier" (as defined below) plus (ii) cash in lieu of fractional shares. The Multiplier will be determined on the date of exercise based on the extent to which the annualized percentage change in fair market value per share of MFS Common Stock (the "Annualized Percentage MFS Stock Price Change") over the period beginning on the date of grant and ending on the trading day immediately preceding the date of purported exercise (the "Amended MFS Period") exceeds the annualized percentage change in the S&P (the "Annualized Percentage S&P Change") over the corresponding Amended S&P Period. The Multiplier will be a number between 2.5 and 8 depending upon the degree that the Annualized Percentage MFS Common Stock Price Change exceeds the Annualized Percentage S&P Change. In the alternative, upon the exercise of an Outperformance Option, the Compensation Committee, in its discretion, may require the optionee to pay, with respect to the portion of the Outperformance Option being exercised, the Adjusted Price multiplied by the Multiplier in return for a number of shares of MFS Common Stock equal to the product of the number of shares relating to the portion of the Outperformance Option being exercised multiplied by the Multiplier. Upon the exercise of an Outperformance Option the Compensation Committee, in its discretion, may satisfy the exercise of the Outperformance Option with any combination of MFS Common Stock, cash or other economically equivalent benefit.

  Each Outperformance Option will contain a tandem right to a number of units ("Units") equal to, as of any given date, the product of (i) the number of shares relating to such Outperformance Option and (ii) the Multiplier that would be applicable to such Outperformance Option if exercised on such given date. Each Unit will entitle the holder to an amount of cash upon the occurrence of a Change in Control as set forth above. See "Change in Control." The Units will be canceled upon the exercise or cancellation of the corresponding Outperformance Option (other than a cancellation in connection with a Change in Control).

 Transferability of Awards

  The Amended Plan provides for limited transferability with respect to Options other than Incentive Options (but including Outperformance Options). Pursuant to the Amended Plan the Committee may, in its sole discretion, allow for the transfer of Options (other than Incentive Options but including Outperformance Options) to other persons or entities, subject to such limitations as it may establish to ensure that transactions with respect to such Options intended to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder do not fail to maintain such exemption.

 Change in Control

  The Amended Plan provides that the accelerated vesting for Options, other than Outperformance Options, and freestanding Stock Appreciation Rights and the lapse of restrictions with respect to Restricted Stock upon a

Change in Control will only be implemented if an optionee's employment is terminated within two years following the Change in Control without cause, as determined by the Compensation Committee, or because of a Constructive Involuntary Termination, as defined in the Plan.

 Retirement Vesting

  The Amended Plan provides for accelerated vesting of Outperformance Options and freestanding Stock Appreciation Rights and the immediate lapse of all restrictions with respect to Restricted Stock with respect to an optionee upon retirement from MFS at (i) age 62, (ii) age 61 with one year of service, (iii) age 60 with two years of service, (iv) age 59 with three years of service, (v) age 58 with four years of service, (vi) age 57 with five years of service,
(vii) age 56 with six years of service, or (viii) age 55 with seven years of service.

 Non-Employee Directors Formula Grant

  In addition to the payment of annual retainer fees to Non-Employee Directors in the form of MFS Common Stock, the Amended Plan provides for the payment of committee chair retainer fees, board meeting fees and committee meeting fees in the form of MFS Common Stock in the same general manner as the payment of annual retainer grant. The committee chair retainer grant will be made annually on the date of each Annual Meeting. The board and committee meeting grants will be made quarterly. All Non-Employee Director grants will be based on the amount of fee otherwise due divided by the fair market value of a share of MFS Common Stock at such time. In addition, the Amended Plan provides for a one-time grant of 1,000 shares of MFS Common Stock to each Non-Employee Director the Annual Meeting and subsequently, a one time grant of 1,000 shares of MFS Common Stock to each new Non-Employee Director upon their first election to the Board.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief discussion of the Federal income tax consequences of transactions under the Amended Plan based on the Code, as in effect as of the date hereof. The Amended Plan is not qualified under Section 401(a) of the Code. This discussion is not intended to be exhaustive and does not describe the state or local tax consequences.

  Incentive Options. No taxable income is realized by the optionee upon the grant or exercise of an Incentive Option. If MFS Common Stock is issued to an optionee pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee's employer for Federal income tax purposes.

  If the MFS Common Stock acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and
(2) the optionee's employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

  Subject to certain exceptions for disability or death, if an Incentive Option is exercised more than three months following the termination of employment, the exercise of the Option will generally be taxed as the exercise of a Non-Statutory Option.

  Non-Statutory Options. Except as noted below, with respect to Non-Statutory Options (including Outperformance Options), (1) no income is realized by the optionee at the time the Option is granted;

(2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; provided, that with respect to any exercise of an Outperformance Option by any person who is an "insider" within the meaning of Section 16(b) of the Exchange Act, income will not be realized (and the employer will not be entitled to a tax deduction) until six months have elapsed from the date of such exercise (unless the insider makes an election under Section 83(b) of the Code); and
(3) at sale, appreciation (or depreciation) after the date as of which amounts are includable in income is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

NEW PLAN BENEFITS

  Inasmuch as Awards to all participants except those to Non-Employee Directors under the Amended Plan will be granted at the sole discretion of the Compensation Committee, such benefits under the Amended Plan are not determinable. As set forth above, Non-Employee Directors will receive automatic grants of Non-Statutory Options annually for the number of shares of MFS Common Stock equal to the fair market value of the shares on the date of grant divided by the Non-Employee Directors annual retainer fee, annual committee chair retainer fee, Board meeting fees and committee meeting fees. Non-Employee Directors currently receive an annual retainer of $40,000, which is payable in shares of MFS Common Stock, Board meeting fees of $1,000, and committee meeting fees of $1,000. Committee chairs receive an annual retainer of $2,500. In addition, each Non-Employee Director will receive an automatic one-time grant of 1,000 shares of MFS Common Stock at the Annual Meeting. Compensation paid and other benefits granted in respect of the 1995 fiscal year to the named executive officers are set forth in the Summary Compensation Table

  THE MFS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED PLAN.

   MFS AMENDMENT OF 1995 DEFERRED STOCK PURCHASE PLAN (AMENDED AND RESTATED
                           AUGUST 28, 1995) PROPOSAL

  On July 25, 1995 MFS adopted and the stockholders subsequently approved the MFS Communications, Inc. 1995 Deferred Stock Purchase Plan (the "Match Plan") to encourage ownership of the MFS Common Stock by employees of MFS. The Match Plan is part of MFS "ShareWorks" program, which is comprised of the Match Plan and the MFS Communications Company, Inc. Stock Bonus Plan. As of August 28, 1995, MFS amended and restated the Match Plan (the "Amended Match Plan") to provide for accelerated vesting of MFS' contribution to a participant's account under the Amended Match Plan upon such participant's early retirement from MFS or its subsidiaries and to restrict the accelerated vesting of MFS' contribution to a participant's account, due to occur upon a Change in Control (as defined in the Amended Match Plan), to situations in which the participant's employment with MFS is terminated following such Change in Control. MFS is seeking stockholder approval of the Match Plan in order to comply with the requirements of Rule 16b-3, promulgated pursuant to Section 16(b) of the Exchange Act. Solely with respect to participants in the Match Plan who are subject to Section 16 of the Exchange Act, the provisions of the Match Plan as amended and restated are subject to stockholder approval. In the event that the stockholders of MFS do not approve the Amended Match Plan, the provisions of the Match Plan prior to such amendment and restatement will apply to such persons subject to Section 16.

SUMMARY OF THE MATCH PLAN

  The following summary of the Match Plan is qualified in its entirety by the terms of the Match Plan, a copy of which has been filed with the Commission.

 Purpose and Eligibility

  The purpose of the Match Plan is to encourage employee ownership of the MFS Common Stock by providing a convenient mechanism for employees of MFS to purchase MFS Common Stock with the added incentive of a MFS match.

  All full-time employees of MFS and its subsidiaries will be eligible to participate in ShareWorks. However, employees of MFS and its subsidiaries hired prior to September 1, 1995, all of whom have been or will be provided with a targeted amount of stock option grants which they may receive pursuant to the MFS 1993 Stock Plan, may elect to continue to receive stock option grants in lieu of participating in ShareWorks. Six months after all of such employee's stock options have been granted (which could be as long as five years), such employee will be eligible to participate in ShareWorks.

  Each employee who participates in ShareWorks will have the opportunity to elect to defer compensation pursuant to the Match Plan, and consequently to participate in the Match Plan.

  Approximately 3,600 people are eligible for participation in ShareWorks and, as a result, are eligible to participate in the Match Plan.

 Administration

  The Match Plan is administered by the Compensation Committee. The Compensation Committee has the authority to make all determinations with regard to the operation of the Match Plan not relegated to the participants pursuant to the terms of the Match Plan and may make such rules and regulations for the administration of the Match Plan as it deems desirable.

 Compensation Deferrals

  An eligible employee may participate in the Match Plan by filing an election form with MFS indicating an amount of between 1% and 10% of his or her compensation (in 1% increments) to be deferred into the Match

Plan. Separate elections must be made for base salary, and for bonuses and commissions. Base salary deferral elections are made on a quarterly basis, effective as of the beginning of the first pay period in the calendar quarter following the quarter in which such election is made. Salary deferral elections may be amended or revoked on a quarterly basis. Bonus and commission deferral elections are made on an annual basis, no later than the end of the calendar year preceding the year to which such election relates. Notwithstanding the above, an eligible employee may elect to defer salary and/or bonus and commissions, on a prospective basis, no later than 30 days following the effective date of the Match Plan (October 1, 1995), or no later than 30 days following the time when such person first becomes eligible for the Match Plan.

  Salary deferrals will be deducted from each participating employee's bi-weekly paycheck and deferrals of bonus and commission compensation will be deducted at the time such bonus and commission compensation otherwise would be paid (each such deferral a "Deferral Contribution"). All Deferral Contributions will be made on a pre-tax basis. Deferral Contributions will be recorded on MFS's books and will be attributed to participating employee accounts ("Deferral Accounts"). Immediately upon the crediting of amounts to Deferral Accounts such amounts will be converted into a number of MFS Common Stock units ("MFS Common Stock Units") by dividing such amount by the fair market value of the MFS Common Stock on the day prior to the effective date of the Deferral Contributions. Deferral Contributions will not be taxable to participating employees at the time of contribution.

 Matching Contributions

  At the time that any Deferral Contribution is credited to a Deferral Account on behalf of a participating employee, MFS will record on its books and attribute to such Participating Employee in an account (a "Matching Account") an amount of MFS Common Stock Units equal to the number of MFS Common Stock Units credited to the Deferral Account on account of the Deferral Contribution (a "Matching Contribution").

  Each Matching Contribution will vest and become nonforfeitable on the third anniversary of the end of the calendar quarter in which such Matching Contribution is first credited to a Matching Account; provided such Participating Employee has remained continuously employed for the entire vesting period. If the Participating Employee terminates employment for any reason, any unvested MFS Common Stock Units in his or her Matching Account are forfeited. Matching Contributions will not be taxable to the Participating Employees at the time of contribution.

 Distributions

  Distributions of MFS Common Stock attributable to a Matching Contribution, and of MFS Common Stock relating to the Deferral Contributions attributable to such Matching Contribution, are made automatically at the time the Matching Contribution vests. All distributions are made in the form of shares of MFS Common Stock. The number of shares of MFS Common Stock distributed with each distribution is equal to the number of MFS Common Stock Units attributable to the contribution giving rise to the distribution. Distribution of MFS Common Stock attributable to the entire balance of a participating employee's Deferral Account will be made upon such person's termination of employment with MFS. Earlier distributions of MFS Common Stock attributable to a Deferral Account are allowed in the event of unforeseeable financial emergency. The value of all distributions will be taxable to the participating employees as ordinary income and MFS will be allowed a deduction in the same amount at the time of distribution. MFS Common Stock with a value of any required tax withholding will be withheld from each distribution.

 Shares Available

  Distributions of MFS Common Stock pursuant to the Match Plan will be funded through the MFS 1993 Stock Plan. 25,000,000 shares of MFS Common Stock have been reserved for issuance for all stock-based awards made pursuant to the MFS 1993 Stock Plan (5,000,000 of which are subject to stockholder approval under Proposal No. 3), including distributions of shares of MFS Common Stock pursuant to the Match Plan.

 Change in Control

  Upon the occurrence of a Change in Control (as defined in the Match Plan), each participant shall receive, at the discretion of the Compensation Committee, in complete settlement of the MFS Common Stock Units credited to his or her Deferral Account and Matching Account, either (i) a number of shares of MFS Common Stock equal to the number of MFS Common Stock Units so credited as of the date on which such Change in Control occurs, (ii) an amount of cash equal to the number of such MFS Common Stock Units multiplied by the Change in Control Price (as defined in the Match Plan) or (iii) any equivalent combination of shares of MFS Common Stock and cash.

 Termination or Amendment

  The Match Plan is an ongoing plan with no set termination date. The Board may amend, suspend or terminate the Match Plan at any time without approval of the stockholders provided that no such action will, without stockholder approval, (a) materially increase the total number of shares of MFS Common Stock which may be granted under the Match Plan, (b) materially expand the class of persons eligible for participation in the Match Plan or (c) materially increase the benefits accruing to participating employees under the Match Plan.

SUMMARY OF AMENDMENTS TO THE MATCH PLAN

 Change in Control

  The Amended Match Plan provides that the accelerated vesting of the MFS Common Stock Units in a participant's Matching Account upon a Change in Control will only be implemented if such participant's employment with MFS is terminated without cause, as determined by the Compensation Committee, or because of a Constructive Involuntary Termination, as defined in the Amended Match Plan following such Change in Control.

 Retirement Vesting

  The Amended Match Plan provides for the accelerated vesting of MFS Common Stock Units in a participant's Matching Account upon a participant's termination of employment with MFS or a subsidiary at age 62 or after attaining the age of 55 if such participant's age plus complete years of service with MFS or a subsidiary totals at least 62.

 New Plan Benefits

  Because contributions made pursuant to the Amended Match Plan are completely within the discretion of each participating employee, benefits under the Match Plan are not determinable.

  THE MFS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED MATCH PLAN.

     MFS RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS PROPOSAL

  Upon recommendation of its Audit Committee, the MFS Board of Directors proposes that the MFS stockholders ratify the selection of the firm of Coopers & Lybrand L.L.P. to serve as the independent accountants of MFS for the 1996 fiscal year. Coopers & Lybrand L.L.P. also served as MFS' independent accountants for the 1995 fiscal year. Unless otherwise directed by the stockholders, proxies will be voted for approval of the selection of Coopers & Lybrand L.L.P. to audit MFS' consolidated financial statements for the 1996 fiscal year. A representative of Coopers & Lybrand, L.L.P. will attend the MFS Annual Meeting, and will be available to respond to questions and may make a statement if he or she desires.

  THE MFS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION.

                                 OTHER MATTERS

  It is not expected that any matters other than those described in this Joint Proxy Statement-Prospectus will be brought before the UUNET Special Meeting or the MFS Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the UUNET proxy and MFS proxy to vote the proxy in accordance with the discretion of the persons named in such proxy.

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the securities offered hereby and the Merger will be passed upon for MFS by Willkie Farr & Gallagher, New York, New York. Certain tax matters with respect to the Merger will be passed upon for MFS by Skadden, Arps, Slate, Meagher & Flom, New York, New York. Certain tax matters in connection with the Merger will be passed upon for UUNET by Heller Ehrman White & McAuliffe, Palo Alto, California.

                                    EXPERTS

  The Consolidated Financial Statements of MFS Communications Company, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated by reference to the Annual Report on Form 10-K of MFS Communications Company, Inc. for the year ended December 31, 1995, have been incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

  The Consolidated Financial Statements and Schedule of UUNET as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in this Joint Proxy Statement-Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                           MFS STOCKHOLDER PROPOSALS

  Any proposal which a stockholder intends to present at the MFS 1997 Annual Meeting must be received by MFS on or before June 10, 1997, but no earlier than May 11, 1997 to be included in the proxy material of MFS relating to such meeting. In addition, such proposal must also include a brief description of the business to be brought before the MFS annual meeting, the stockholder's name and record address, the class or series and number of shares of MFS Capital Stock which are owned beneficially or of record by such stockholder, a description or any arrangements or understandings between the stockholder and any other person in connection with such proposal and any material interest of such stockholder in such proposal and a representation that the stockholder intends to appear in person or by proxy at the MFS Annual Meeting. If the stockholder wishes to nominate one or more persons for election as a director, such stockholder's notice must comply with additional provisions as set forth in the MFS By-laws, including certain information with respect to the persons nominated for election as directors and any information relating to the stockholder that would be required to be disclosed in a Proxy Filing. Any such proposals should be directed to the Secretary, MFS Communications Company, Inc., 11808 Miracle Hills Drive, Omaha, Nebraska 68154.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                       OF

                            UUNET TECHNOLOGIES, INC.

Report of Independent Public Accountants.................................   F-2
Consolidated Balance Sheets at December 31, 1994 and 1995................   F-3
Consolidated Statements of Operations for the Three Years Ended December
 31, 1995................................................................   F-4
Consolidated Statements of Stockholders' Equity for the Three Years Ended
 December 31, 1995.......................................................   F-5
Consolidated Statements of Cash Flows for the Three Years Ended December
 31, 1995................................................................   F-6
Notes to Consolidated Financial Statements...............................   F-7
Report of Independent Public Accountants.................................  F-20
Valuation and Qualifying Accounts........................................  F-21
Unaudited Condensed Consolidated Balance Sheets at December 31, 1995 and
 March 31, 1996..........................................................  F-22
Unaudited Condensed Consolidated Statements of Operations for the Three
 Months Ended March 31, 1995 and 1996....................................  F-23
Unaudited Condensed Consolidated Statements of Cash Flows for the Three
 Months Ended March 31, 1995 and 1996....................................  F-24
Unaudited Notes to Condensed Interim Consolidated Financial Statements
 for the Three Months Ended March 31, 1996...............................  F-25

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To UUNET Technologies, Inc.:

  We have audited the accompanying consolidated balance sheets of UUNET Technologies, Inc. (a Delaware corporation) and Subsidiaries, as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UUNET Technologies, Inc., and Subsidiaries, as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Washington, D.C.
January 31, 1996

                            UUNET TECHNOLOGIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                               DECEMBER 31,
                                                             -----------------
                                                              1994      1995
                                                             -------  --------
                                                              (IN THOUSANDS,
                                                             EXCEPT PAR VALUE
                                                                 AMOUNTS)
                           ASSETS
Current assets:
  Cash and cash equivalents................................. $10,493  $ 60,424
  Accounts receivable, net of allowance of $455 and $1,647,
   respectively, for doubtful accounts......................   5,387    17,768
  Inventories...............................................   1,214     1,251
  Prepaid expenses and other current assets.................   1,253     2,149
                                                             -------  --------
Total current assets........................................  18,347    81,592
Property and equipment, net.................................  11,080    54,523
Investments in affiliates...................................     --      1,321
Other assets................................................     198       174
                                                             -------  --------
Total assets................................................ $29,625  $137,610
                                                             =======  ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of notes payable.......................... $ 1,060  $  4,652
  Accounts payable..........................................   4,876    10,580
  Accrued expenses..........................................   4,826    24,604
  Deferred revenues.........................................   3,315     3,421
                                                             -------  --------
Total current liabilities...................................  14,077    43,257
Notes payable, net of current portion.......................   1,196    13,686
                                                             -------  --------
Total liabilities...........................................  15,273    56,943
                                                             -------  --------
Commitments and contingencies (Notes 6 and 9)
Redeemable Convertible Preferred Stock, $.001 par value;
 (Notes 1 and 4):
  Series A, B, C, D and E, 20,000 shares authorized; 11,150
   shares issued and outstanding as of December 31, 1994....  14,073       --
                                                             -------  --------
Stockholders' equity (Notes 1 and 5):
  Preferred Stock, $.001 par value; 500 shares authorized as
   of December 31, 1995; none issued or outstanding.........     --        --
  Common Stock, $.001 par value; 50,000 shares authorized as of December 31, 1995; 10,393 and 32,057 shares issued and
   outstanding as of December 31, 1994 and 1995,
   respectively.............................................      10        32
  Additional paid-in capital................................   9,584   108,071
  Deferred compensation.....................................    (207)     (165)
  Notes receivable from officers and stockholders (Note 5)..    (113)      --
  Foreign currency translation adjustment...................     301       282
  Accumulated deficit.......................................  (9,296)  (27,553)
                                                             -------  --------
Total stockholders' equity..................................     279    80,667
                                                             -------  --------
Total liabilities and stockholders' equity.................. $29,625  $137,610
                                                             =======  ========

      The accompanying notes are an integral part of these balance sheets.

                            UUNET TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    YEARS ENDED DECEMBER 31,
                                                    --------------------------
                                                     1993     1994      1995
                                                    -------  -------  --------
                                                     (IN THOUSANDS, EXCEPT
                                                       PER SHARE AMOUNTS)
Revenues:
  Internet services................................ $10,039  $16,860  $ 71,521
  Software.........................................  13,980   16,278    22,940
                                                    -------  -------  --------
    Total revenues.................................  24,019   33,138    94,461
                                                    -------  -------  --------
Costs and expenses:
  Cost of revenues--
    Internet services..............................   6,452   10,262    46,393
    Software.......................................   7,240    9,369    12,946
  Network operations and support...................   3,850    6,764    13,127
  Sales and marketing..............................   5,558    9,681    18,762
  General and administrative.......................   2,248    5,288    12,709
  Acquisition expense..............................     --       --     11,067
                                                    -------  -------  --------
    Total costs and expenses.......................  25,348   41,364   115,004
                                                    -------  -------  --------
Loss from operations...............................  (1,329)  (8,226)  (20,543)
Interest income....................................      36      440     2,747
Interest expense...................................    (103)     (76)     (808)
Equity in net loss of affiliates...................     --       --       (127)
Loss on sale of investment in related party (Note
 7)................................................    (433)     --        --
                                                    -------  -------  --------
Loss before income taxes...........................  (1,829)  (7,862)  (18,731)
Benefit (provision) for income taxes (Note 10).....    (197)    (126)      474
                                                    -------  -------  --------
Net loss........................................... $(2,026) $(7,988) $(18,257)
                                                    =======  =======  ========
Unaudited pro forma data (Note 1):
  Pro forma net loss per common and equivalent
   share...........................................          $ (0.35)  $ (0.63)
  Shares used in computing pro forma net loss per
   common and equivalent share.....................           22,946    28,987


        The accompanying notes are an integral part of these statements.

                           UUNET TECHNOLOGIES, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                          STOCKHOLDERS' EQUITY
                                               ---------------------------------------------------------------------------
                                                                                        NOTES
                              REDEEMABLE                                              RECEIVABLE
                              CONVERTIBLE                                                FROM       FOREIGN     RETAINED
                            PREFERRED STOCK    COMMON STOCK  ADDITIONAL                OFFICERS    CURRENCY     EARNINGS
                           ------------------  -------------  PAID-IN     DEFERRED       AND      TRANSLATION (ACCUMULATED
                            SHARES    AMOUNT   SHARES AMOUNT  CAPITAL   COMPENSATION STOCKHOLDERS ADJUSTMENT    DEFICIT)
                           --------  --------  ------ ------ ---------- ------------ ------------ ----------- ------------
                                                                  (IN THOUSANDS)
 BALANCE, DECEMBER 31,
 1992, AS PREVIOUSLY
 REPORTED...............        100  $    200   5,100  $ 5    $    --      $ --          $--         $--        $    582
 Adjustment for pooling
 of interests with UUNET
 PIPEX (Note 1).........        200       314   2,205    2       1,061       --           --          255            392
                           --------  --------  ------  ---    --------     -----         ----        ----       --------
 BALANCE, DECEMBER 31,
 1992, AS RESTATED......        300       514   7,305    7       1,061       --           --          255            974
 Issuance of Series A
 Preferred Stock, net of
 issuance costs of $24,
 together with warrants
 to purchase Series B
 Preferred Stock .......      4,119     2,476     --   --          --        --           --          --             --
 Redemption of UUNET
 PIPEX Preferred Stock..       (200)     (314)    --   --          --        --           --          --             --
 Foreign currency
 translation
 adjustment.............        --        --      --   --          --        --           --         (342)           --
 UUNET PIPEX fiscal year
 conversion (Note 1)....        --        --      --   --          --        --           --          --            (127)
 Net loss...............        --        --      --   --          --        --           --          --          (2,026)
                           --------  --------  ------  ---    --------     -----         ----        ----       --------
 BALANCE, DECEMBER 31,
 1993, AS RESTATED......      4,219     2,676   7,305    7       1,061       --           --          (87)        (1,179)
 Issuance of Series B
 Preferred Stock, net of
 issuance costs of $15..      3,300     3,285     --   --          --        --           --          --             --
 Issuance of Series C
 Preferred Stock, net of
 issuance costs of $58..      3,631     8,112     --   --          --        --           --          --             --
 Exercise of stock
 options and stock
 purchase rights........        --        --    2,170    2         320       --          (113)        --             --
 Deferred compensation..        --        --      --   --          208      (208)         --          --             --
 Amortization of
 deferred compensation..        --        --      --   --          --          1          --          --             --
 Sale of Common Stock in
 connection with an
 initial public offering
 by UUNET PIPEX, net of
 issuance costs of $880
 (Note 1)...............        --        --      918    1       7,995       --           --          --             --
 Foreign currency
 translation
 adjustment.............        --        --      --   --          --        --           --          388            --
 Dividends distributed
 by UUNET PIPEX.........        --        --      --   --          --        --           --          --            (129)
 Net loss...............        --        --      --   --          --        --           --          --          (7,988)
                           --------  --------  ------  ---    --------     -----         ----        ----       --------
 BALANCE, DECEMBER 31,
 1994, AS RESTATED......     11,150    14,073  10,393   10       9,584      (207)        (113)        301         (9,296)
 Issuance of Series D
 Preferred Stock, net of
 issuance costs of $45,
 together with warrant
 to purchase Series E
 Preferred Stock........      1,664     3,849     --   --          --        --           --          --             --
 Issuance of Series E
 Preferred Stock........      2,500    12,500     --   --          --        --           --          --             --
 Sale of Common Stock in
 connection with an
 initial public
 offering, net of
 issuance costs of
 $6,576.................        --        --    5,309    5      67,742       --           --          --             --
 Conversion of Preferred
 Stock in connection
 with an initial public
 offering...............   (15,314)  (30,422)  15,314   15      30,407       --           --          --             --
 Exercise of stock
 options and stock
 purchase rights........        --        --      889    1         338       --           --          --             --
 Issuance of Common
 Stock for UUNET PIPEX
 outstanding options
 (Note 1)...............        --        --      152    1         --        --           --          --             --
 Amortization of
 deferred compensation..        --        --      --   --          --         42          --          --             --
 Repayment of notes
 receivable.............        --        --      --   --          --        --           113         --             --
 Foreign currency
 translation
 adjustment.............        --        --      --   --          --        --           --          (19)           --
 Net loss...............        --        --      --   --          --        --           --          --         (18,257)
                           --------  --------  ------  ---    --------     -----         ----        ----       --------
 BALANCE, DECEMBER 31,
 1995...................        --   $    --   32,057  $32    $108,071     $(165)        $--         $282       $(27,553)
                           ========  ========  ======  ===    ========     =====         ====        ====       ========

       The accompanying notes are an integral part of these statements.

                            UUNET TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   YEARS ENDED DECEMBER 31,
                                                   --------------------------
                                                    1993     1994      1995
                                                   -------  -------  --------
                                                        (IN THOUSANDS)
Cash flows from operating activities:
 Net loss......................................... $(2,026) $(7,988) $(18,257)
 Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities--
  UUNET PIPEX fiscal year conversion..............    (127)     --        --
  Depreciation and amortization...................   1,209    2,151     8,322
  Stock option compensation.......................     --         1        42
  Write-off of property and equipment.............     350      582     1,846
  Loss on sale of investment in related party.....     433      --        --
  Equity in net loss of affiliates................     --       --        127
  Cash provided by (used in) changes in assets and
   liabilities:
   Accounts receivable, net.......................     (58)  (2,333)  (12,430)
   Inventories....................................     (90)    (414)      (39)
   Prepaid expenses and other current assets......    (294)    (515)     (906)
   Accounts payable...............................   1,042    2,124     5,741
   Accrued expenses...............................     745    2,862    19,875
   Deferred revenues..............................     304    2,312       111
                                                   -------  -------  --------
  Net cash provided by (used in) operating
   activities.....................................   1,488   (1,218)    4,432
                                                   -------  -------  --------
Cash flows from investing activities:
 Purchases of property and equipment..............  (3,121)  (9,394)  (53,654)
 Repayments of notes receivable from officers and
  stockholders....................................     --       --        113
 Investments in affiliates........................     (15)     --     (1,462)
 Advances to related party........................    (266)     --        --
 Repayments from related party....................     475      --        --
                                                   -------  -------  --------
  Net cash used in investing activities...........  (2,927)  (9,394)  (55,003)
                                                   -------  -------  --------
Cash flows from financing activities:
 Proceeds from notes payable......................     435    1,302    20,766
 Repayments of notes payable......................    (683)    (740)   (4,641)
 Proceeds from sale of Preferred Stock, net.......   2,476   11,397    16,349
 Proceeds from sale of Common Stock, net..........     --     8,205    68,087
 Redemption of shares.............................    (314)     --        --
 Dividends distributed by UUNET PIPEX.............     --      (129)      --
                                                   -------  -------  --------
  Net cash provided by financing activities.......   1,914   20,035   100,561
                                                   -------  -------  --------
Effect of foreign currency exchange rate changes
 on cash and cash equivalents.....................     197      213       (59)
                                                   -------  -------  --------
Net increase in cash and cash equivalents.........     672    9,636    49,931
Cash and cash equivalents, beginning of period....     185      857    10,493
                                                   -------  -------  --------
Cash and cash equivalents, end of period.......... $   857  $10,493  $ 60,424
                                                   =======  =======  ========
Supplemental disclosure of cash flow information:
 Cash paid for interest........................... $   196  $   121  $    718
 Cash paid for income taxes.......................     250      202        41
Supplemental disclosure of noncash financing
 activities:
 Stockholder notes received for shares of Common
  Stock...........................................     --       113       --

        The accompanying notes are an integral part of these statements.

                           UUNET TECHNOLOGIES, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES:

 Organization and Operations

  UUNET Technologies, Inc. ("UUNET") was incorporated in the state of Delaware in 1990. UUNET and its wholly-owned subsidiaries are collectively referred to herein as the "Company." The Company is a leading worldwide provider of a comprehensive range of Internet access options, applications, and consulting services to businesses, professionals and on-line services providers. The Company's Internet access options provide dedicated and dial-up Internet access. Other applications and services include Web server hosting and integration services, client software and security products, training, and network integration and consulting services. In addition, the Company developed, operates and maintains the high speed dial-up network for Microsoft Corporation ("Microsoft").

  The Company has incurred cumulative losses of approximately $28.3 million during the three-year period ended December 31, 1995. The Company's operations are subject to certain risks and uncertainties including, among others, actual and potential competition by entities with greater financial resources, experience and market presence than the Company, risks associated with consolidation in the industry, risks associated with acquisitions and international expansion, the need to manage growth and expansion, certain technology and regulatory risks, and dependence upon sole and limited source suppliers. See "Risk Factors" elsewhere is this Joint Proxy Statement-Prospectus.

 Acquisition of UUNET PIPEX

  On November 15, 1995, UUNET acquired Unipalm Group plc (doing business as "UUNET PIPEX") ("UUNET PIPEX"), a provider of Internet access options, networking software, training and consulting services in the United Kingdom and Europe. Under the terms of the tender offer made by UUNET, UUNET PIPEX shareholders received 0.1543 of a share of UUNET Common Stock for each UUNET PIPEX share. Each holder of a UUNET PIPEX option received 0.1543 of a share of UUNET Common Stock for each option, after taking into account the fair market value of such options. Accordingly, UUNET issued 3,338,009 shares of its Common Stock for all of the outstanding shares of UUNET PIPEX stock and options to acquire shares of UUNET PIPEX stock, and paid cash for fractional shares. The acquisition was accounted for as a pooling of interests and, as such, UUNET's financial statements have been restated to include the results of UUNET PIPEX for all periods presented.

  Combined and separate results of UUNET and UUNET PIPEX during the periods preceding the acquisition are as follows (in thousands):

                                                                    NINE MONTHS
                                                   YEARS ENDED         ENDED
                                                  DECEMBER 31,     SEPTEMBER 30,
                                                 ----------------  -------------
                                                  1993     1994        1995
                                                 -------  -------  -------------
                                                                    (UNAUDITED)
   Revenues:
     Previously reported........................ $ 7,895  $12,414     $33,394
     UUNET PIPEX................................  16,124   20,724      27,260
                                                 -------  -------     -------
       Total.................................... $24,019  $33,138     $60,654
                                                 =======  =======     =======
   Net income (loss):
     Previously reported........................ $(2,244) $(6,949)    $  (750)
     UUNET PIPEX................................     218   (1,039)     (5,641)
                                                 -------  -------     -------
       Total.................................... $(2,026) $(7,988)    $(6,391)
                                                 =======  =======     =======

                           UUNET TECHNOLOGIES, INC.

  UUNET PIPEX previously had an April 30 fiscal year-end. In order to conform UUNET PIPEX's fiscal year-end to UUNET's calendar year-end, the statement of operations for UUNET PIPEX for its fiscal year ended April 30, 1994 has been combined with UUNET's statement of operations for its year ended December 31, 1993. The consolidated statement of operations for the year ended December 31, 1993 includes four months (January 1, 1994 through April 30, 1994) which are also included in the consolidated statement of operations for the year ended December 31, 1994. Accordingly, an adjustment has been made in the year ended December 31, 1993 to retained earnings for the duplication of net income of $127,000 for such four month period. Revenues of UUNET PIPEX for that four-month period were approximately $6.1 million.

  In connection with the acquisition, the Company recorded one-time charges in the fourth quarter of 1995 for acquisition-related costs of $11.1 million. These costs consisted primarily of investment banking and professional fees, and direct costs necessary to complete the transaction, including taxes and printing and mailing costs.

 Investments in Affiliates

  The following summarizes the Company's investments in various international Internet access and related services providers (in thousands):

                                                                  DECEMBER 31,
                                                                  -------------
                                                                  1994   1995
                                                                  -------------
   Accounted for by the equity method............................ $ --  $   484
   Accounted for by the cost method..............................   --      837
                                                                  ----- -------
     Total....................................................... $ --  $ 1,321
                                                                  ===== =======

  Subsequent to year end, UUNET acquired a 40% interest in the outstanding capital of EUnet Deutschland GmbH ("EUnet Germany"), a provider of Internet access options, applications and consulting services in Germany, for $1.6 million.

  In January 1996, UUNET and UUNET Canada, Inc. ("UUNET Canada") entered into a letter of intent providing for an increase in UUNET's equity ownership of UUNET Canada from 20% to 51%. On April 1, 1996, UUNET paid $3,585,329 in cash and issued 27,079 shares of Common Stock for the additional 31 percent interest in UUNET Canada.

 Initial Public Offerings

  In May 1995, UUNET completed an initial public offering of 5,433,750 shares of Common Stock at a price per share of $14.00, of which 5,308,750 shares were sold by UUNET and 125,000 shares were sold by a selling stockholder. After the underwriting discounts, commissions and other expenses, net proceeds to UUNET from the initial public offering were approximately $67.7 million. Upon the closing of the initial public offering, all outstanding shares of Redeemable Convertible Preferred Stock, including those shares issued in connection with warrants for the purchase of 2,500,000 shares of Series E Preferred Stock exercised immediately prior to the closing of the initial public offering, automatically converted into Common Stock.

  In March 1994, UUNET PIPEX completed an initial public offering, with net proceeds of approximately $8.0 million.

                           UUNET TECHNOLOGIES, INC.

 Summary of Significant Accounting Policies

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods and reported amounts of assets and liabilities at the date of the financial statements.

 Principles of Consolidation

  The consolidated financial statements include the accounts of UUNET and all majority-owned subsidiaries. All material intercompany balances and transactions have been eliminated. Investments in affiliated companies owned 20% or more are accounted for using the equity method, while investments in companies owned less than 20% are accounted for using the cost method.

 Pro Forma Net Loss Per Common and Equivalent Share

  Pro forma net loss per common and equivalent share is based on the weighted average number of shares outstanding during the periods presented. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin No. 83, all shares, options and warrants issued during the twelve months immediately preceding the initial public offering were treated as if they had been outstanding through March 31, 1995, using the treasury stock method and at a per share price of $14.00, the initial public offering price. Subsequent to March 31, 1995, the effects of warrants and options have not been considered because the effect would be antidilutive.

  Earnings per share data prior to 1994 has been omitted because the automatic conversion of the Redeemable Preferred Stock into Common Stock materially changed UUNET's capitalization. Fully-diluted loss per share is not presented as it would not materially differ from primary loss per share.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents as of December 31, 1994 consisted of U.S. Treasury Bills totaling approximately $3.0 million. Cash equivalents as of December 31, 1995 consisted of short-term commercial paper totaling approximately $8.7 million. As of December 31, 1994 and 1995, the fair value of these securities approximated cost.

 Concentrations of Cash and Accounts Receivable

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. As of December 31, 1994, the Company had concentrations of cash in two banks in the form of demand deposits and money market accounts, totaling approximately $1.2 million at one bank and $5.8 million at the other bank. As of December 31, 1995, the Company had concentrations of cash in a financial institution money market fund of approximately $47.8 million and short-term commercial paper of approximately $8.7 million. Also as of December 31, 1995, UUNET had approximately $6.4 million in accounts receivable from Microsoft (see Note 2). The Company believes that concentrations of credit risk with respect to the remaining balance in accounts receivable are limited due to the large number of entities comprising the Company's customer base. The Company maintains an allowance for doubtful accounts for accounts receivable based upon factors surrounding the credit risk of specific customers, historical trends and other information.

 Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market, and consist primarily of third party packaged software for resale.

                           UUNET TECHNOLOGIES, INC.

 Property and Equipment

  Property and equipment are recorded at cost. Depreciation, including depreciation of assets acquired under capital lease agreements, is recorded on a straight-line basis for financial reporting purposes. Property and equipment consist of the following (in thousands):

                                                   DECEMBER 31,
                                                  ----------------  USEFUL LIVES
                                                   1994     1995     (IN YEARS)
                                                  -------  -------  ------------
   Network and computer equipment................ $11,480  $58,244      4- 5
   Furniture and office equipment................   1,743    6,899      4-10
   Purchased software............................   1,357    1,908      3- 4
   Vehicles......................................     693    1,029         4
                                                  -------  -------
   Property and equipment, at cost...............  15,273   68,080
   Less--Accumulated depreciation................  (4,193) (13,557)
                                                  -------  -------
     Property and equipment, net................. $11,080  $54,523
                                                  =======  =======

  The Company leases certain vehicles and computer equipment under noncancelable capital leases. Total cost of equipment capitalized under capital leases as of December 31, 1994 and 1995 was approximately $1,398,000 and $5,220,000, respectively, while related accumulated depreciation was approximately $405,000 and $1,478,000, respectively.

 Accrued Expenses

  Accrued expenses consist of the following (in thousands):

                                                                  DECEMBER 31,
                                                                 --------------
                                                                  1994   1995
                                                                 ------ -------
   Network costs................................................ $  912 $10,501
   Acquisition expenses.........................................    --    7,377
   Compensation and benefits....................................  2,009   3,407
   Professional fees............................................    467     820
   Other........................................................  1,438   2,499
                                                                 ------ -------
     Total...................................................... $4,826 $24,604
                                                                 ====== =======

 Foreign Currency Translation

  Assets and liabilities of foreign subsidiaries are translated at the exchange rate in effect at each year-end. Statements of operations accounts are translated at the average rate of exchange during the year. Translation adjustments arising from differences in exchange rates from period to period are included in the foreign currency translation adjustment account in stockholders' equity. Gains and losses from transactions denominated in a foreign currency are included in operations currently.

 Revenue Recognition

  Internet services revenues consist primarily of monthly service fees, equipment sales and installation charges. Service fees consist of fixed monthly amounts and/or hourly amounts based on usage and are recognized as the service is provided. Payments received in advance of providing services are deferred until the period such services are provided. Equipment sales and installation charges are recognized when installation is completed.

                           UUNET TECHNOLOGIES, INC.

  Revenues under network agreements (Note 2) are included in Internet services revenues and are recognized as costs are incurred plus the applicable fees earned. Adjustments to fees provided as incentives under contract provisions and estimated losses on contracts, if any, are recorded when such adjustments or losses are known.

  Software revenues consist primarily of the sale of packaged third party software. The Company recognizes revenue on software product sales at the time of delivery of the software, provided no significant future vendor obligations exist. Customer support fees are deferred and recognized ratably over the period of the service obligation.

 Cost of Revenues

  Internet services cost of revenues consists primarily of network telecommunication costs, depreciation of network equipment, and the cost of equipment and other products sold to customers. Software cost of revenues consists primarily of packaged third party software costs.

 Network Operations and Support

  Network operations and support expenses consists primarily of the costs of operating and monitoring the network and providing technical support to customers.

 Recent Pronouncement

  In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which is effective for the Company's December 31, 1996 financial statements. SFAS No. 123 allows companies to either account for stock-based compensation under the new provisions of SFAS No. 123 or under the provisions of APB 25, but requires pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. The Company intends to continue accounting for its stock-based compensation in accordance with the provisions of APB 25. As such, the adoption of SFAS No. 123 will not impact the financial position or the results of operations of the Company.

2. NETWORK AGREEMENTS:

  In December 1994, UUNET and Microsoft entered into a binding Memorandum of Understanding, which was formalized into a definitive agreement (the "Microsoft Agreement") in March 1995, for the development, operation and maintenance of a high speed dial-up and ISDN TCP/IP access network (the "Dial-Up Network"). Microsoft is obligated to reimburse UUNET for the cost of constructing, maintaining and operating the Dial-Up Network, as well as pay a management fee. The initial term of the Microsoft Agreement expires in March 2000, and it may be extended by Microsoft for an additional five-year term. In March 1995 and as part of this strategic relationship, Microsoft purchased 1,664,000 shares of Series D Preferred Stock at $2.34 per share and in May 1995 exercised warrants to purchase 2.5 million shares of Series E Preferred Stock at $5.00 per share (Notes 4 and 5). Upon closing of the initial public offering, Microsoft's Preferred Stock was converted into 4,164,000 shares of Common Stock. UUNET also entered into a $26.0 million loan agreement (Note 3) with Microsoft, which allows UUNET to borrow funds to finance the purchase of equipment for the construction of the Dial-Up Network. UUNET owns the network equipment, subject to Microsoft's security interest. UUNET controls and operates the Dial-Up Network and is able to sell a portion of the Dial-Up Network capacity to other customers. Revenues from network services relating to the Dial-Up Network represented 20.4% of total revenues for the year ended December 31, 1995.

                           UUNET TECHNOLOGIES, INC.

3. BORROWING ARRANGEMENTS:

  In December 1994, UUNET entered into a Credit Agreement with a bank to provide for a $500,000 working capital line of credit ("Working Capital Facility"), a $1,000,000 term facility ("Term Facility") and a $3,500,000 equipment facility ("Equipment Facility"). No amounts had been borrowed under the Working Capital Facility, which expired in August 1995. The Term Facility and Equipment Facility accrued interest at the bank's prime rate plus 1.75% (10.5% at December 31, 1994). As of December 31, 1994, UUNET had borrowed the $1,000,000 available under the Term Facility, which was repaid in June 1995. During 1995, UUNET borrowed approximately $2,500,000 under the Equipment Facility, all of which was repaid in June 1995. The Term Facility and Equipment Facility expired in 1995.

  UUNET had notes payable to a related party (Note 7) that were due in monthly installments through December 1995. Interest was fixed at rates of 8% or 10%, and the notes were secured by specified network computer equipment of UUNET. The notes were repaid in full in April 1995. Interest expense on these notes was approximately $58,000, $33,000 and $4,000 in 1993, 1994 and 1995,
respectively. UUNET also had a note payable to a stockholder ($59,000 at December 31, 1993) that was due and repaid in full in September 1994. Interest accrued at 8% annually.

  In connection with the Microsoft Agreement, UUNET obtained a $26.0 million equipment loan facility from Microsoft to finance equipment purchases in conjunction with the construction of the Dial-Up Network. Principal and interest, at the higher of the Applicable Federal Rate ("AFR") in effect on the date of the Microsoft Agreement (7.74%) or the AFR in effect at the time of the advance (5.79% as of December 31, 1995), are payable on each advance quarterly over five years. Borrowings under the agreement are collateralized by the equipment purchased. The carrying amount of the equipment loan facility as of December 31, 1995 approximated fair market value. As of December 31, 1995, $10,501,000 was available for future advances under this facility.

  Notes payable outstanding consisted of the following (in thousands):

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1994    1995
                                                                ------  -------
   Note payable to Microsoft................................... $  --   $14,595
   Notes payable to banks......................................  1,000      --
   Notes payable to related parties............................    199      --
   Capital leases..............................................  1,057    3,743
                                                                ------  -------
     Total obligations.........................................  2,256   18,338
   Less: Current portion....................................... (1,060)  (4,652)
                                                                ------  -------
   Long-term obligations....................................... $1,196  $13,686
                                                                ======  =======

  Aggregate future principal payments on notes payable and future minimum lease payments under capital leases as of December 31, 1995, are as follows (in thousands):

   YEARS ENDING                                                CAPITAL
   DECEMBER 31,                                         NOTES  LEASES    TOTAL
   ------------                                        ------- -------  -------
    1996.............................................  $ 3,100 $11,833  $ 4,933
    1997.............................................    3,100   1,630    4,730
    1998.............................................    3,100     550    3,650
    1999.............................................    3,100      86    3,186
    2000.............................................    2,195     --     2,195
                                                       ------- -------  -------
                                                        14,595   4,099   18,694
    Less: Amount representing interest...............      --     (356)    (356)
                                                       ------- -------  -------
     Total...........................................  $14,595 $ 3,743  $18,338
                                                       ======= =======  =======

                           UUNET TECHNOLOGIES, INC.

4. REDEEMABLE CONVERTIBLE PREFERRED STOCK:

  Redeemable Convertible Preferred Stock consists of the following (in thousands, except per share amounts):

                                                           DECEMBER 31,
                                                   ----------------------------
                                                        1994          1995
                                                   -------------- -------------
                                                   SHARES AMOUNT  SHARES AMOUNT
                                                   ------ ------- ------ ------
Series A Preferred Stock, $.001 par value; 4,219
 shares designated and authorized as Series A;
 preference in liquidation of $0.64 per share,
 $2,700 in the aggregate..........................  4,219 $ 2,676  --     $--
Series B Preferred Stock, $.001 par value; 3,300
 shares designated and authorized as Series B;
 preference in liquidation of $1.00 per share,
 $3,300 in the aggregate..........................  3,300   3,285  --      --
Series C Preferred Stock, $.001 par value; 4,000
 shares designated and authorized as Series C;
 preference in liquidation of $2.25 per share,
 $8,170 in the aggregate..........................  3,631   8,112  --      --
Series D Preferred Stock, $.001 par value, 1,664
 shares designated and authorized as Series D;
 preference in liquidation of $2.34 per share.....    --      --   --      --
Series E Preferred Stock, $.001 par value, 2,500
 shares designated and authorized as Series E;
 preference in liquidation of $5.00 per share.....    --      --   --      --
                                                   ------ -------  ---    ----
  Total........................................... 11,150 $14,073  --     $--
                                                   ====== =======  ===    ====

 Preferred Stock Warrants

  In connection with the sale of Series A Preferred Stock in 1993, UUNET issued warrants for the purchase of 3,300,000 shares of Series B Preferred Stock at an exercise price of $1.00 per share. These warrants were exercised during 1994, which resulted in gross proceeds of $3,300,000 to UUNET.

  As part of its strategic relationship with Microsoft, UUNET issued warrants to Microsoft for the purchase of 2,500,000 shares of Series E Preferred Stock in March 1995, at an exercise price of $5.00 per share. These warrants were exercised in May 1995, which resulted in gross proceeds of $12.5 million to UUNET.

5. STOCKHOLDERS' EQUITY:

  Microsoft has agreed that it will not directly or indirectly, except in connection with any exercise of its right of first refusal, acquire shares of Common Stock which when combined with its holdings, would result in Microsoft owning greater than 18.11% of the then outstanding shares of Common Stock. Microsoft also has agreed that it will not (i) enter into any voting agreement or voting trust in connection with UUNET securities, (ii) form, or participate in the formation of, any legal entity for the purpose of acquiring, voting or disposing of UUNET securities, or (iii) act in concert with any person or entity for the purpose of acquiring, holding, voting or disposing of UUNET securities if by so acting Microsoft or such other person would be required to file a Schedule 13D or 13G with the Securities and Exchange Commission or to amend a previously filed Schedule 13D or 13G. UUNET has granted Microsoft a right of first refusal and a right of first offer with respect to certain acquisitions of more than 50 percent of the stock or assets of UUNET that may be proposed in the future.

 Increase in Authorized Shares

  On January 31, 1996, the stockholders of UUNET at a Special Meeting of Stockholders approved the increase in the authorized shares of Common Stock to 175,000,000, and UUNET filed a Certificate of Amendment to Restated Certificate of Incorporation effecting such increase.

                           UUNET TECHNOLOGIES, INC.

 Notes Receivable from Employees for Stock Purchases

  During 1994, certain employees of UUNET signed promissory notes in favor of UUNET in conjunction with the purchase of stock under the terms and conditions of UUNET's Incentive Stock Plan. The loans accrued interest at 8% annually and were repaid during 1995.

 Incentive Stock and Equity Incentive Plans

  UUNET's Incentive Stock Plan (the "Option Plan") was adopted in 1990 and was terminated on May 25, 1995. Under the Option Plan, the Board of Directors of UUNET had the authority to grant incentive stock options, nonqualified stock options and stock purchase rights at their discretion. Options granted under the Option Plan are exercisable for periods up to ten years from the date of grant. All options outstanding on the date of the Option Plan termination remained exercisable in accordance with their terms.

  In 1995, UUNET adopted an Equity Incentive Plan (the "Incentive Plan"), which provides for the grant of options, restricted stock, stock purchase rights and performance shares to employees of the Combined Company. Incentive stock options and nonqualified stock options may be granted under the Incentive Plan at exercise prices of 100% and at least 85%, respectively, of the fair market value of Common Stock at the date of grant. Restricted stock awards consist of shares of Common Stock with transfer restrictions that lapse over a period not to exceed ten years. Stock purchase rights provide for the purchase of shares of Common Stock at a price of at least 85% of the Common Stock's fair market value. These stock purchase rights are generally exercisable for a period of 30 days after the date of grant. Performance awards of shares of Common Stock may be granted for attainment of performance criteria determined by the Board of Directors of UUNET. A total of 2,669,514 shares of Common Stock were reserved for issuance under the Incentive Plan and the Option Plan. Any shares not issued or reserved under the Option Plan become available for issuance under the Incentive Plan. On January 31, 1996, the stockholders of UUNET at a Special Meeting of Stockholders approved an increase in the number of shares reserved for issuance under the Incentive Plan to 6,669,514.

  The following table summarizes all option and purchase right activity under the Option Plan and the Incentive Plan for the three years ended December 31, 1995:

                                                      NUMBER OF   EXERCISE PRICE
                                                        SHARES      PER SHARE
                                                      ----------  --------------
   Outstanding as of December 31, 1992...............    350,000   $       1.00
     Granted.........................................    175,000           1.00
                                                      ----------   ------------
   Outstanding as of December 31, 1993...............    525,000           1.00
     Granted.........................................  4,680,450    0.05-$ 0.25
     Exercised....................................... (2,110,950)   0.05-  0.25
     Canceled........................................ (1,160,042)   0.05-  0.16
                                                      ----------   ------------
   Outstanding as of December 31, 1994...............  1,934,458    0.05-  1.00
     Granted.........................................    991,150    5.00- 75.00
     Exercised.......................................   (862,661)   0.05-  1.00
     Canceled........................................    (86,783)   0.05- 45.00
                                                      ----------   ------------
   Outstanding as of December 31, 1995...............  1,976,164   $0.05-$75.00
                                                      ==========   ============

  As of December 31, 1994 and 1995, options to purchase 771,049 and 383,751 shares, respectively, were exercisable.

                           UUNET TECHNOLOGIES, INC.

  Compensation equal to the difference between the assumed fair value of Common Stock at the grant date and the exercise price of the options, if any, is recognized ratably over the vesting period. Compensation expense related to options granted in 1994 is approximately $207,000 and will be recognized over the vesting period, which is generally five years. Compensation expense relating to stock options was $1,000 in 1994 and $42,000 in 1995.

  Prior to the acquisition, Unipalm maintained its own stock option plan. Stock options granted under the Unipalm plan were 194,078 and 39,347 in 1994 and 1995, respectively. The statement of stockholders' equity reflects the exercise of vested options of 36,862 and 26,089 in 1994 and 1995, respectively. All remaining Unipalm options outstanding at the time of the acquisition were exchanged for UUNET Common Stock.

 1995 Performance Option Plan

  In 1995, UUNET adopted the 1995 Performance Option Plan (the "Performance Plan") that provides for grants of nonqualified stock options to purchase shares of Common Stock to employees of UUNET. Options to purchase 161,180 shares of Common Stock at an exercise price of $6.00 per share were granted in February 1995, of which options to purchase 17,600 shares were canceled as of December 31, 1995. Options granted under the Performance Plan were exercisable on December 31, 2004, subject to acceleration provisions if the Company met performance goals specified in the Performance Plan. Such performance goals were achieved in 1995, resulting in the acceleration of vesting of the options outstanding under the Performance Plan to March 31, 1996.

 Employee Stock Purchase Plan

  In 1995, UUNET adopted the Employee Stock Purchase Plan (the "Purchase Plan") to permit employees of UUNET to purchase Common Stock at a price equal to 85% of the lesser of the fair market value at the beginning or end of the enrollment period as defined by the Purchase Plan. The first enrollment period begins in February 1996.

 Nonemployee Directors Stock Option Plan

  In 1995, UUNET adopted the Nonemployee Directors Stock Option Plan (the "Directors Plan") to grant nonqualified stock options to directors of UUNET who are not employees. Eligible nonemployee directors will be granted an option to purchase 7,500 shares of Common Stock on the day of their election, re-election or appointment. The exercise price of all options will be equal to the fair market value of Common Stock on the grant date. The options will vest ratably over a three-year period. As of December 31, 1995, no options had been granted under the Directors Plan.

 Reserved Shares

  The Company has reserved 6,843,565 shares of Common Stock for issuance pursuant to stock plans as of January 31, 1996.

                           UUNET TECHNOLOGIES, INC.

6. COMMITMENTS AND CONTINGENCIES:

 Telecommunications Lines

  The Company has guaranteed monthly usage levels with various communications vendors through January 2009. As of December 31, 1995, the annual commitments (exclusive of usage discounts) were as follows (in thousands):

   YEARS ENDING DECEMBER 31,                                            AMOUNT
   -------------------------                                           --------
   1996............................................................... $ 37,448
   1997...............................................................   31,407
   1998...............................................................   30,002
   1999...............................................................   22,780
   2000...............................................................   10,638
   Thereafter.........................................................   10,464
                                                                       --------
     Total............................................................ $142,739
                                                                       ========

 Facilities Leases

  The Company leases and subleases office space at various locations with expiration dates through April 2001. In 1994, UUNET terminated its then existing office lease in conjunction with the signing of a sublease agreement and recorded approximately $330,000 for costs associated with lease termination and idle equipment during the lease termination period. During 1995, the Company recorded lease termination and idle equipment costs of approximately $1.8 million classified as general and administrative expense in the accompanying statements of operations as a result of consolidating substantially all of UUNET PIPEX operations into a new facility. Rent expense for the years ended December 31, 1993, 1994 and 1995, including lease termination and idle equipment costs, was approximately $828,000, $1,323,000 and $3,361,000, respectively.

  Future minimum annual lease payments under all operating lease and sublease agreements as of December 31, 1995, were as follows (in thousands):

   YEARS ENDING DECEMBER 31,                                             AMOUNT
   -------------------------                                             ------
   1996................................................................. $2,599
   1997.................................................................  2,361
   1998.................................................................  2,382
   1999.................................................................  1,248
   2000.................................................................  1,109
   Thereafter...........................................................    284
                                                                         ------
     Total.............................................................. $9,983
                                                                         ======

7. RELATED PARTY TRANSACTIONS:

  In 1993, UUNET realized a loss of $433,000 on the disposition to a third party of its investment in an affiliate. The investment in this affiliate consisted of shares of common stock, capital contributions and loans totaling $778,000. The disposition included agreements settling guarantees and obligations of UUNET for the benefit of this affiliate.

  At its inception, UUNET acquired the assets and liabilities of UUNET Communications Services, Inc. ("UCS"). UUNET assumed all of the assets, liabilities and customers of UCS in exchange for a note and a five-

                           UUNET TECHNOLOGIES, INC.

year royalty agreement. The carrying amounts of the assets and liabilities assumed were equal to the historical book value of UCS. The agreement required UUNET to pay UCS a royalty equal to 4% of the gross revenue billed for certain services. Royalty expense for the years ended December 31, 1993, 1994 and 1995, was approximately $76,000, $99,000 and $55,000, respectively. In 1995,
UUNET entered into an agreement with UCS, whereby UUNET repaid all of its UCS debt obligations and agreed upon and prepaid all of its royalty obligations to UCS.

8. SEGMENT AND GEOGRAPHIC INFORMATION:

  The Company sells its products and services in several geographic regions. Net revenues relating to each region are as follows (in thousands):

                                                          YEARS ENDED DECEMBER
                                                                   31,
                                                         -----------------------
                                                          1993    1994    1995
                                                         ------- ------- -------
   United States........................................ $ 7,984 $13,989 $59,305
   Europe...............................................  15,737  19,004  34,405
   Other................................................     298     145     751
                                                         ------- ------- -------
                                                         $24,019 $33,138 $94,461
                                                         ======= ======= =======

  A summary of net revenues, operating income (loss) and identifiable assets by operating location is as follows (in thousands):

                                                    YEARS ENDED DECEMBER 31,
                                                    --------------------------
                                                     1993     1994      1995
                                                    -------  -------  --------
   Net revenues:
     United States................................. $ 7,895  $12,414  $ 57,375
     Europe........................................  16,124   20,724    37,086
                                                    -------  -------  --------
       Total net revenues.......................... $24,019  $33,138  $ 94,461
                                                    =======  =======  ========
   Operating income (loss):
     United States................................. $(1,758) $(6,974) $ (1,300)
     Europe........................................     429   (1,252)   (8,176)
     Acquisition costs.............................     --       --    (11,067)
                                                    -------  -------  --------
       Total operating loss........................ $(1,329) $(8,226) $(20,543)
                                                    =======  =======  ========
   Identifiable assets:
     United States................................. $ 3,645  $12,025  $118,385
     Europe........................................  14,312   17,600    19,225
                                                    -------  -------  --------
       Total identifiable assets................... $17,957  $29,625  $137,610
                                                    =======  =======  ========

  Net revenues are categorized by the location of the office from which the sales were generated, rather than the customer's geographic location.

9. EMPLOYEE RETIREMENT PLAN:

  Effective January 1, 1995, UUNET adopted a 401(k) salary deferral plan (the "401(k) Plan"). Employees of UUNET are eligible to participate in the 401(k) Plan when they reach age 21 and have completed half of a year of service with UUNET. The 401(k) Plan replaced a Simplified Employee Pension ("SEP") Plan, which allowed UUNET to make discretionary contributions. Total expense related to the SEP Plan was approximately

                           UUNET TECHNOLOGIES, INC.

$165,000 and $451,000 for the years ended December 31, 1993 and 1994, respectively; no contribution was made during 1995. UUNET matched 1% of contributions made by eligible employees in 1995 under the 401(k) Plan, which expense totaled $71,000 for the year ended December 31, 1995.

10. INCOME TAXES:

  The Company records income taxes in accordance with SFAS 109, "Accounting for Income Taxes." The adoption of SFAS 109 by UUNET on January 1, 1993, had no effect on the consolidated financial position or results of operations for the year ended December 31, 1993.

  The components of the benefit (provision) for income taxes are as follows (in thousands):

                                                YEARS ENDED DECEMBER 31,
                                                ----------------------------
                                                 1993      1994       1995
                                                -------- --------   --------
   Current:
     Federal................................... $   15   $    --    $    --
     State.....................................      2        --         --
     Foreign...................................   (123)      (242)       570
                                                ------   --------   --------
       Total current...........................   (106)      (242)       570
                                                ------   --------   --------
   Deferred:
     Federal...................................    --         --         --
     State.....................................    --         --         --
     Foreign...................................    (91)       116        (96)
                                                ------   --------   --------
       Total deferred..........................    (91)       116        (96)
                                                ------   --------   --------
       Total................................... $ (197)  $   (126)  $    474
                                                ======   ========   ========

  Significant components of the Company's deferred tax assets (liabilities) are as follows (in thousands):

                                                           DECEMBER 31,
                                                         -------------------
                                                           1994       1995
                                                         --------   --------
   Net operating loss carryforwards...................   $  2,146   $  5,547
   Accruals not currently deductible for tax
    purposes..........................................      1,753      2,351
   Depreciation.......................................       (646)    (2,170)
   Allowance for doubtful accounts....................         76        446
                                                         --------   --------
     Gross deferred tax assets........................      3,329      6,174
   Valuation allowance................................     (3,233)    (6,174)
                                                         --------   --------
     Net deferred tax assets..........................   $     96   $    --
                                                         ========   ========

 A reconciliation between the Company's effective tax rate and the federal income tax rate on loss from continuing operations is as follows:

                                                YEARS ENDED DECEMBER 31,
                                                ----------------------------
                                                 1993      1994       1995
                                                -------- --------   --------
   Statutory federal income tax rate...........    (34)%      (34)%      (34)%
   State income taxes..........................     (4)        (4)        (4)
   Difference in tax rates on consolidated
    foreign subsidiaries.......................     (1)         1          2
   Acquisition expense.........................    --         --          18
   Losses not benefited........................     47         34         16
   Other.......................................      3          5         (1)
                                                ------   --------   --------
     Effective income tax rate.................     11%         2%        (3)%
                                                ======   ========   ========

                           UUNET TECHNOLOGIES, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

  As of December 31, 1995, the Company had U.S. federal and foreign net operating loss ("NOLs") of approximately $12,177,000 and $2,455,000, respectively. The federal NOLs expire in years 2008 through 2010; foreign NOLs may be utilized in future years to the extent of foreign income. The amount of federal NOLs available to be used in any given year may be limited in the event of significant changes in the ownership of UUNET. Management believes that the prior ownership changes will not significantly limit the Company's ability to use its NOLs. The Company has fully reserved its deferred tax assets as of December 31, 1995.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To UUNET Technologies, Inc.:

  We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of UUNET Technologies, Inc. (a Delaware corporation) and Subsidiaries, and have issued our report thereon dated January 31, 1996. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to the consolidated financial statements is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein, in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

Washington, D.C.
January 31, 1996

                                                                     SCHEDULE II

                            UUNET TECHNOLOGIES, INC.

                       VALUATION AND QUALIFYING ACCOUNTS

                                     BALANCE AT ADDITIONS             BALANCE AT
                                     BEGINNING  CHARGED TO              END OF
                                     OF PERIOD   EXPENSES  DEDUCTIONS   PERIOD
                                     ---------- ---------- ---------- ----------
                                                   (IN THOUSANDS)
Year Ended December 31, 1993
  Allowance for doubtful accounts...   $   23     $  112     $  --      $  135
  Deferred tax asset valuation......       --        726        --         726
Year Ended December 31, 1994
  Allowance for doubtful accounts...      135        416       (96)        455
  Deferred tax asset valuation......      726      2,507        --       3,233
Year Ended December 31, 1995
  Allowance for doubtful accounts...      455      2,064      (872)      1,647
  Deferred tax asset valuation......    3,233      2,941        --       6,174

                            UUNET TECHNOLOGIES, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                       DECEMBER 31,  MARCH 31,
                                                           1995        1996
                                                       ------------ -----------
                                                                    (UNAUDITED)
                                                            (IN THOUSANDS,
                                                           EXCEPT PAR VALUE
                                                               AMOUNTS)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $ 60,424    $ 45,413
  Accounts receivable, net of allowance of $1,647 and
   $1,540, respectively, for doubtful accounts........     17,768      23,575
  Inventories.........................................      1,251       1,436
  Prepaid expenses and other current assets...........      2,149       3,514
                                                         --------    --------
Total current assets..................................     81,592      73,938
Property and equipment, net...........................     54,523      75,877
Investments in affiliates.............................      1,321       6,297
Other assets..........................................        174         166
                                                         --------    --------
Total assets..........................................   $137,610    $156,278
                                                         ========    ========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of notes payable....................   $  4,652    $  6,813
  Accounts payable....................................     10,580      17,824
  Accrued expenses....................................     24,604      26,486
  Deferred revenues...................................      3,421       5,026
                                                         --------    --------
Total current liabilities.............................     43,257      56,149
Notes payable, net of current portion.................     13,686      18,045
                                                         --------    --------
Total liabilities.....................................     56,943      74,194
Commitments and contingencies Stockholders' equity:
  Preferred Stock, $0.001 par value; 500 shares
   authorized, none issued or outstanding.............        --          --
  Common Stock, $0.001 par value; 175,000 shares
   authorized as of March 31, 1996; 32,057 and 32,202
   shares issued and outstanding, respectively........         32          32
  Additional paid-in capital..........................    108,071     109,328
  Deferred compensation...............................       (165)       (154)
  Foreign currency translation adjustment.............        282         198
  Accumulated deficit.................................    (27,553)    (27,320)
                                                         --------    --------
Total stockholders' equity............................     80,667      82,084
                                                         --------    --------
Total liabilities and stockholders' equity............   $137,610    $156,278
                                                         ========    ========

      The accompanying notes are an integral part of these balance sheets.

                            UUNET TECHNOLOGIES, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                         --------------------
                                                           1995       1996
                                                         ---------  ---------
Revenues:
  Internet services..................................... $   8,815    $39,004
  Software..............................................     6,205      4,009
                                                         ---------  ---------
    Total revenues......................................    15,020     43,013
                                                         ---------  ---------
Costs and expenses:
  Cost of revenues--
    Internet services...................................     4,490     25,062
    Software............................................     3,557      2,391
  Network operations and support........................     2,315      5,265
  Sales and marketing...................................     3,210      6,798
  General and administrative............................     1,839      3,126
                                                         ---------  ---------
    Total costs and expenses............................    15,411     42,642
                                                         ---------  ---------
Income (loss) from operations...........................      (391)       371
Interest income.........................................       194        577
Interest expense........................................       (83)      (329)
Equity in net loss of affiliates........................       --        (386)
                                                         ---------  ---------
Income (loss) before income taxes.......................      (280)       233
Benefit for income taxes................................        17        --
                                                         ---------  ---------
Net income (loss)....................................... $    (263) $     233
                                                         =========  =========
Net income (loss) per common and equivalent share (Note
 2)..................................................... $   (0.01) $    0.01
Shares used in computing net income (loss) per common
 and equivalent share (Note 2)..........................    25,774     33,436


        The accompanying notes are an integral part of these statements.

                            UUNET TECHNOLOGIES, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                          --------------------
                                                            1995       1996
                                                          ---------  ---------
                                                            (IN THOUSANDS)
Cash flows from operating activities:
Net income (loss)........................................ $    (263) $     233
  Adjustments to reconcile net income (loss) to net cash
   provided by operating activities--
    Depreciation and amortization........................     1,025      3,948
    Stock option compensation............................        11         10
    Equity in net loss of affiliates.....................       --         386
    Cash provided by (used in) changes in assets and
     liabilities:
      Accounts receivable, net...........................    (2,679)    (5,675)
      Inventories........................................      (446)      (202)
      Prepaid expenses and other current assets..........        42     (1,451)
      Accounts payable...................................     4,650      7,330
      Accrued expenses...................................     1,001      2,015
      Deferred revenues..................................      (963)     1,642
                                                          ---------  ---------
    Net cash provided by operating activities............     2,378      8,236
                                                          ---------  ---------
Cash flows from investing activities:
  Purchases of property and equipment....................    (7,363)   (25,330)
  Investments in affiliates..............................       --      (4,398)
                                                          ---------  ---------
    Net cash used in investing activities................    (7,363)   (29,728)
                                                          ---------  ---------
Cash flows from financing activities:
  Proceeds from notes payable............................     2,957      7,316
  Repayments of notes payable............................      (291)      (840)
  Proceeds from sale of Preferred Stock, net.............     3,849        --
  Proceeds from sale of Common Stock, net................        38        101
                                                          ---------  ---------
Net cash provided by financing activities................     6,553      6,577
                                                          ---------  ---------
Effect of foreign currency exchange rate changes on cash
 and cash equivalents....................................       264        (96)
                                                          ---------  ---------
Net increase (decrease) in cash and cash equivalents.....     1,832    (15,011)
Cash and cash equivalents, beginning of period...........    10,493     60,424
                                                          ---------  ---------
Cash and cash equivalents, end of period................. $  12,325  $  45,413
                                                          =========  =========
Supplemental disclosure of cash flow information:
  Cash paid for interest................................. $      56  $     239
  Cash paid for income taxes.............................       --         --
Supplemental disclosure of noncash financing activities:
  Capital lease obligations..............................       --         110

        The accompanying notes are an integral part of these statements.

                           UUNET TECHNOLOGIES, INC.

         NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                MARCH 31, 1996
                                  (UNAUDITED)

1. THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES:

  UUNET Technologies, Inc., together with its wholly-owned subsidiaries ("UUNET" or the "Company"), is a leading provider of a comprehensive range of Internet access options, applications and consulting services to businesses, professionals and on-line services providers.

  The condensed interim consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. The condensed interim consolidated financial statements should be read in conjunction with the financial statements and the notes thereto, included in the Company's Annual Report on Form 10-K/A as filed with the Securities and Exchange Commission on April 1, 1996, for the year ended December 31, 1995.

  The accompanying condensed interim consolidated financial statements have been prepared, in all material respects, in conformity with the standards of accounting measurements set forth in Accounting Principles Board Opinion No. 28 and reflect, in the opinion of management, all adjustments, which are of a normal recurring nature, necessary to summarize fairly the financial position and results of operations for such periods. The results of operations for such interim periods are not necessarily indicative of the results to be expected for the full year.

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. As of March 31, 1996, the Company's cash and cash equivalents consisted of demand deposits and money market accounts in banks and other financial institutions totaling approximately $43.0 million and available-for-sale securities consisting of commercial paper totaling approximately $2.4 million, which approximated market value.

2. NET INCOME (LOSS) PER COMMON AND EQUIVALENT SHARE:

  Net income (loss) per common and equivalent share is based on the weighted average number of shares outstanding during the periods presented. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin No. 83, all shares, options and warrants issued during the twelve months immediately preceding the initial public offering were treated as if they had been outstanding through March 31, 1995, using the treasury stock method and at a per share price of $14.00, the initial public offering price.

  Fully-diluted net income (loss) per share is not presented as it would not materially differ from primary net income (loss) per share.

                           UUNET TECHNOLOGIES, INC.

3. PROPERTY AND EQUIPMENT:

  Property and equipment consist of the following (in thousands):

                                                        DECEMBER 31, MARCH 31,
                                                            1995       1996
                                                        ------------ ---------
     Network and computer equipment....................   $ 58,244   $ 80,743
     Furniture and office equipment....................      6,899      8,720
     Purchased software................................      1,908      2,727
     Vehicles..........................................      1,029      1,071
                                                          --------   --------
       Property and equipment, at cost.................     68,080     93,261
     Less--Accumulated depreciation and amortization...    (13,557)   (17,384)
                                                          --------   --------
                                                          $ 54,523   $ 75,877
                                                          ========   ========

4. MFS AND UUNET MERGER AGREEMENT:

  On April 30, 1996, UUNET and MFS Communications Company, Inc. ("MFS") announced that the two companies had entered into an Agreement and Plan of Merger (the "Merger Agreement"). Under the terms of the Merger Agreement, each share of UUNET common stock would be converted into 1.777776 shares of MFS common stock. Consummation of the merger is subject to, among other things, approval by the stockholders of each company and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Stockholders of UUNET owning approximately 59.5 percent of the outstanding shares and stockholders of MFS owning approximately 12 percent of the outstanding shares have committed to vote in favor of the merger. The merger will be accounted for by MFS as a purchase.

  MFS is a leading provider of telecommunications services to business and government end users. The combined company would provide a single source for a full range of Internet, voice, data and video services through an international network platform.

5. ACQUISITION OF UNIPALM:

  On November 15, 1995, UUNET acquired Unipalm Group plc ("Unipalm"), (doing business as "UUNET PIPEX") ("UUNET PIPEX"), a provider of Internet access options, networking software, training and consulting services in the United Kingdom and Europe. The acquisition was accounted for as a pooling of interests and, as such, UUNET's financial statements for the three months ended March 31, 1995 have been restated to include the results of UUNET PIPEX. For the three month period ended March 31, 1995, UUNET had previously reported revenues of $6,482,000 as compared to combined revenues of $15,020,000 and a net loss of $792,000 as compared to a combined net loss of $263,000.

6. INVESTMENTS IN AFFILIATES:

  During the quarter ended March 31, 1996, UUNET acquired a 40% interest in the outstanding capital stock of EUnet Deutschland GmbH ("EUnet Germany"), a provider of Internet access options, applications and consulting services in Germany, for $1.6 million. The investment in EUnet Germany is accounted for under the equity method.

  On April 1, 1996, UUNET paid approximately $3.6 million in cash and issued 27,079 shares of its Common Stock with a then fair market value of approximately $0.7 million to increase UUNET's equity ownership of UUNET Canada, Inc. ("UUNET Canada"), from 20% to 51%. The financial statements of UUNET Canada will be consolidated with UUNET's financial statements beginning with the second quarter of 1996.

                                                                         ANNEX A

                               AGREEMENT AND PLAN

                                   OF MERGER

                                  DATED AS OF

                                 APRIL 29, 1996

                                     AMONG

                        MFS COMMUNICATIONS COMPANY, INC.

                       MFS GLOBAL INTERNET SERVICES, INC.

                                      AND

                            UUNET TECHNOLOGIES, INC.

                               TABLE OF CONTENTS

 ARTICLE I.THE MERGER.......................................................   1
    Section 1.1.  The Merger...............................................    1
    Section 1.2.  Effective Date of the Merger.............................    1
 ARTICLE II.THE SURVIVING CORPORATION.......................................   2
    Section 2.1.  Certificate of Incorporation.............................    2
    Section 2.2.  By-Laws..................................................    2
    Section 2.3.  Board of Directors; Officers.............................    2
    Section 2.4.  Effects of Merger........................................    2
 ARTICLE III.CONVERSION OF SHARES...........................................   2
    Section 3.1.  Exchange Ratio...........................................    2
    Section 3.2.  Parent to Make Certificates Available....................    2
    Section 3.3.  Dividends; Transfer Taxes................................    3
    Section 3.4.  No Fractional Shares.....................................    4
    Section 3.5.  Stock Options............................................    4
    Section 3.6.  Stockholders' Meetings...................................    5
    Section 3.7.  Closing of the Company's Transfer Books..................    5
    Section 3.8.  Assistance in Consummation of the Merger.................    5
    Section 3.9.  Closing..................................................    5
    Section 3.10. No Further Rights in Company Common Stock................    6
    Section 3.11. No Liability.............................................    6
    Section 3.12. Withholding Rights.......................................    6
 ARTICLE IV.REPRESENTATIONS AND WARRANTIES OF PARENT........................   6
    Section 4.1.  Organization and Qualification...........................    6
    Section 4.2.  Capitalization...........................................    6
    Section 4.3.  Subsidiaries.............................................    7
    Section 4.4.  Authority Relative to this Merger Agreement..............    7
    Section 4.5.  Reports and Financial Statements.........................    8
    Section 4.6.  Absence of Certain Changes or Events.....................    8
    Section 4.7.  Employee Benefit Plans...................................    8
    Section 4.8.  ERISA....................................................    9
    Section 4.9.  Parent Action............................................    9
    Section 4.10. Fairness Opinion.........................................    9
    Section 4.11. No Brokers...............................................    9
    Section 4.12. Parent Ownership of Company Common Stock.................    9
 ARTICLE V.REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................   9
    Section 5.1.  Organization and Qualification...........................    9
    Section 5.2.  Capitalization...........................................   10
    Section 5.3.  Subsidiaries.............................................   10
    Section 5.4.  Authority Relative to this Merger Agreement..............   10
    Section 5.5.  Reports and Financial Statements.........................   11
    Section 5.6.  Absence of Certain Changes or Events.....................   12
    Section 5.7.  Employee Benefit Plans...................................   12
    Section 5.8.  ERISA....................................................   12
    Section 5.9.  Takeover Provisions Inapplicable.........................   13
    Section 5.10. Company Action...........................................   13
    Section 5.11. Fairness Opinion.........................................   13
    Section 5.12. No Brokers...............................................   13

 ARTICLE VI.REPRESENTATIONS AND WARRANTIES REGARDING SUB.................    13
    Section 6.1.   Organization..........................................    13
    Section 6.2.   Capitalization........................................    13
    Section 6.3.   Authority Relative to this Merger Agreement...........    13
 ARTICLE VII.CONDUCT OF BUSINESS PENDING THE MERGER......................    14
                   Conduct of Business by the Company Pending the Merg-
    Section 7.1.    er...................................................    14
    Section 7.2.   Conduct of Business by Parent Pending the Merger......    16
    Section 7.3.   Conduct of Business of Sub............................    16
    Section 7.4.   Notice of Breach......................................    16
 ARTICLE VIII.ADDITIONAL AGREEMENTS......................................    16
    Section 8.1.   Access and Information................................    16
    Section 8.2.   Registration Statement/Proxy Statement................    16
    Section 8.3.   Compliance with the Securities Act....................    17
    Section 8.4.   Listing...............................................    17
    Section 8.5.   Indemnification.......................................    17
    Section 8.6.   HSR Act...............................................    19
    Section 8.7.   Additional Agreements.................................    19
    Section 8.8.   No Solicitation.......................................    19
    Section 8.9.   Limitation on Acquisition Activities..................    20
    Section 8.10.  Notice of Actions.....................................    20
    Section 8.11.  Benefit Plans Generally...............................    20
    Section 8.12.  Stockholders' Rights Plan.............................    21
 ARTICLE IX.CONDITIONS PRECEDENT.........................................    21
                   Conditions to Each Party's Obligation to Effect the
    Section 9.1.    Merger...............................................    21
                   Conditions to Obligation of the Company to Effect the
    Section 9.2.    Merger...............................................    21
                   Conditions to Obligations of Parent and Sub to Effect
    Section 9.3.    the Merger...........................................    22
 ARTICLE X.TERMINATION, AMENDMENT AND WAIVER.............................    22
    Section 10.1.  Termination...........................................    22
    Section 10.2.  Effect of Termination.................................    23
    Section 10.3.  Amendment.............................................    23
    Section 10.4.  Extension; Waivers....................................    23
 ARTICLE XI.GENERAL PROVISIONS...........................................    23
                   Non-Survival of Representations, Warranties and Agree-
    Section 11.1.   ments................................................    23
    Section 11.2.  Notices...............................................    24
    Section 11.3.  Fees and Expenses.....................................    24
    Section 11.4.  Publicity.............................................    25
    Section 11.5.  Specific Performance..................................    25
    Section 11.6.  Assignment; Binding Effect............................    25
    Section 11.7.  Entire Agreement......................................    26
    Section 11.8.  Governing Law.........................................    26
    Section 11.9.  Counterparts..........................................    26
    Section 11.10. Headings, Table of Contents, Index of Defined Terms...    26
    Section 11.11. Interpretation........................................    26
    Section 11.12. Waivers...............................................    26
    Section 11.13. Severability..........................................    26
    Section 11.14. Subsidiaries..........................................    26
 Exhibit 1.1(a)--The Stock Option Agreement
 Exhibit 1.1(b)--The Parent Voting Agreement
 Exhibit 8.3(a)--The Affiliate Letter

                             INDEX OF DEFINED TERMS

Acquisition Proposal........................................................  20
Affiliate...................................................................  17
Certificates................................................................   3
Claim.......................................................................  18
Code........................................................................   1
Commission..................................................................   7
Company.....................................................................   1
Company Benefit Plans.......................................................  12
Company Common Stock........................................................   2
Company Disclosure Letter...................................................  10
Company ERISA Affiliate.....................................................  12
Company Material Adverse Effect.............................................  10
Company Meeting.............................................................   5
Company SEC Reports.........................................................  11
DGCL........................................................................   2
Effective Date..............................................................   1
Encumbrances................................................................   7
ERISA.......................................................................   8
Excess Shares...............................................................   4
Exchange Act................................................................   8
Exchange Agent..............................................................   2
Exchange Fund...............................................................   3
Exchange Ratio..............................................................   2
Form S-4....................................................................  16
Fractional Securities Fund..................................................   4
HSR Act.....................................................................   8
Indemnified Party...........................................................  18
IRS.........................................................................   9
Merger......................................................................   1
Merger Agreement............................................................   1
MS..........................................................................  11
MS Agreement................................................................  11
Nasdaq......................................................................   4
Options.....................................................................  10
Outstanding Options.........................................................   4
Parent......................................................................   1
Parent Benefit Plans........................................................   8
Parent Common Stock.........................................................   2
Parent Disclosure Letter....................................................   6
Parent ERISA Affiliate......................................................   9
Parent Material Adverse Effect..............................................   6
Parent Meeting..............................................................   5
Parent Rights Plan..........................................................   2
Parent SEC Reports..........................................................   8
Parent Share Proposal.......................................................   5
Parent Stock Split..........................................................   2

Parent Voting Agreement.....................................................   1
Parent Voting Debt..........................................................   6
Permitted Options...........................................................  14
Proposed Transactions.......................................................  10
Proxy Statement/Prospectus..................................................  16
Purchase Event..............................................................  22
Securities Act..............................................................   8
Share Consideration.........................................................   3
Significant Subsidiaries....................................................   7
Stock Option Agreement......................................................   1
Stock Option Plans..........................................................   4
Stock Purchase Plan.........................................................   5
Sub.........................................................................   1
Surviving Corporation.......................................................   1
Voting Debt.................................................................  10

                         AGREEMENT AND PLAN OF MERGER

  This Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 29, 1996, by and among MFS Communications Company, Inc., a Delaware corporation ("Parent"), MFS Global Internet Services, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and UUNET Technologies, Inc., a Delaware corporation (the "Company").

                                  WITNESSETH:

  Whereas, Parent and the Company desire to effect a business combination (the "Merger") by means of the merger of Sub with and into the Company;

  Whereas, the Boards of Directors of Parent, Sub and the Company have approved the Merger, upon the terms and subject to the conditions set forth herein;

  Whereas, as a condition and inducement to Parent's and Sub's entering into this Merger Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Merger Agreement, Parent is entering into a Stockholder Option, Voting and Proxy Agreement with certain stockholders of the Company, in the form of Exhibit 1.1(a) (the "Stock Option Agreement"), pursuant to which, among other things, such stockholders have agreed to grant Parent the irrevocable option to purchase the shares of Company Common Stock owned by such stockholders; and agreed to vote the shares of Company Common Stock (as defined below) owned by such stockholders in favor of the Merger provided for herein and to grant Parent irrevocable proxies to vote such shares of Company Common Stock;

  Whereas, as a condition and inducement to the Company's entering into this Merger Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Merger Agreement, the Company is entering into a Parent Voting and Proxy Agreement with certain stockholders of Parent, in the form of Exhibit 1.1(b) (the "Parent Voting Agreement"), pursuant to which, among other things, such stockholders have agreed to vote the shares of Parent Common Stock (as defined below) owned by such stockholders in favor of the Parent Share Proposal (as defined below) provided for herein and to grant the Company irrevocable proxies to vote such shares of Parent Common Stock;

  Whereas, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

  Now, therefore, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                  ARTICLE I.

                                  The Merger

  Section 1.1. The Merger. Upon the terms and subject to the conditions hereof, on the Effective Date (as defined in Section 1.2), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease, and the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger continue its corporate existence under the laws of the State of Delaware.

  Section 1.2. Effective Date of the Merger. The Merger shall become effective at the date and time (the "Effective Date") when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable following fulfillment of the conditions set forth in Article IX hereof, or at such time thereafter as is provided in such Certificate.

                                  ARTICLE II.

                           The Surviving Corporation

  Section 2.1. Certificate of Incorporation. Subject to Section 8.5 of this Merger Agreement, after the Effective Date, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Date, except that Article One shall be amended to read as follows: "The name of the Corporation is UUNET TECHNOLOGIES, INC."

  Section 2.2. By-Laws. Subject to Section 8.5 of this Merger Agreement, after the Effective Date, the By-laws of Sub, as in effect immediately prior to the Effective Date, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

  Section 2.3. Board of Directors; Officers. The directors of Sub immediately prior to the Effective Date and John W. Sidgmore shall be the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Date shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

  Section 2.4. Effects of Merger. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law (the "DGCL").

                                 ARTICLE III.

                             Conversion of Shares

  Section 3.1. Exchange Ratio. On the Effective Date, by virtue of the Merger and without any action on the part of any holder of any common stock, $0.001 par value, of the Company ("Company Common Stock"):

    (a) All shares of Company Common Stock which are held by the Company or any subsidiary of the Company, and any shares of Company Common Stock owned by Parent, Sub or any other subsidiary of Parent, shall be canceled.

    (b) Subject to Section 3.4, each remaining outstanding share of Company Common Stock shall be converted into and represent the right to receive 1.777776, subject to adjustment pursuant to Section 3.1(c) (as may be adjusted, the "Exchange Ratio") fully paid and nonassessable shares of the common stock, $.01 par value, of Parent (the "Parent Common Stock"), which reflects the stock split of the Parent Common Stock that was paid on April 26, 1996 (the "Parent Stock Split"), together with the associated rights under Parent's Rights Agreement, dated as of September 30, 1995, between Parent and Continental Stock Transfer & Trust Company (the "Parent Rights Plan").

    (c) In the event of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares with respect to, or rights issued in respect of, Parent Common Stock other than the Parent Stock Split after the date hereof, the Exchange Ratio shall be adjusted accordingly.

    (d) Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $.01 par value, of the Surviving Corporation.

  Section 3.2. Parent to Make Certificates Available.

    (a) Prior to the Effective Date, Parent shall appoint Continental Stock Transfer and Trust Company to act as exchange agent (the "Exchange Agent") for the Merger. At the Effective Date, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article III, through the Exchange Agent, certificates representing a number of shares of Parent Common Stock equal to the product (rounded down to the nearest whole number) of the Exchange

  Ratio multiplied by the number of shares of Company Common Stock outstanding immediately prior to the Effective Date. For purposes of the Merger Agreement, shares of Parent Common Stock, together with any dividends or distributions with respect thereto, are hereinafter referred to as the "Exchange Fund" and such shares of Parent Common Stock, is hereinafter referred to as the "Share Consideration." The Exchange Agent shall deliver the Share Consideration out of the Exchange Fund as directed by Parent. The Share Consideration shall be deemed to have been issued on the Effective Date.

    (b) On the Effective Date, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Company Common Stock (collectively, the "Certificates") whose shares were converted into the right to receive the Share Consideration pursuant to
  Section 3.1(b) within three business days of receiving from the Company a list of such holders of record, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Share Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as reasonably may be required by the Exchange Agent, and acceptance thereof by the Exchange Agent, each holder of a Certificate shall be entitled to receive in exchange therefor certificates representing the Share Consideration that such holder has the right to receive pursuant to the provisions of this Article III, and the Certificate so surrendered shall forthwith be canceled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder thereof the certificates representing the Share Consideration and cash in consideration of fractional shares as provided in
  Section 3.4.

    (c) Any portion of the Exchange Fund and the Fractional Securities Fund (as defined below) that remains undistributed to the former stockholders of the Company for 12 months after the Effective Date shall be delivered to Parent upon demand. Any holder of shares of Company Common Stock who has not exchanged his shares for Parent Common Stock in accordance with subsection (a) within 12 months after the Effective Date shall have no further claim upon the Exchange Agent and shall thereafter look only to Parent for payment in respect of his shares of Company Common Stock. Until so surrendered, certificates representing Company Common Stock shall represent solely the right to receive the Share Consideration.

    (d) Notwithstanding paragraph (b) above, all shares of Company Common Stock subject to a right of repurchase which remains in effect following the Merger shall continue to bear a restrictive legend with respect to such right of repurchase and shall be delivered to Parent to hold, pending the lapse of the right of repurchase.

  Section 3.3. Dividends; Transfer Taxes. No dividends or other distributions that are declared or made on Parent Common Stock will be paid to persons entitled to receive certificates representing Parent Common Stock pursuant to this Merger Agreement until such persons surrender their Certificates representing Company Common Stock. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent Common Stock shall be issued any dividends or other distributions which shall have become payable with respect to such Parent Common Stock in respect of a record date after the Effective Date. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. In the event that any certificates for any shares of Parent Common Stock are to be issued in a name other than that in which the Certificates representing shares of Company Common Stock surrendered in exchange therefor are registered, it shall be a condition of such exchange that the Certificate or Certificates so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

  Section 3.4. No Fractional Shares. No certificates or scrip representing less than one share of Parent Common Stock shall be issued upon the surrender for exchange of Certificates representing Company Common Stock pursuant to
Section 3.1(b). In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to
Section 3.1(b) shall be paid upon such surrender cash (without interest) in an amount equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Parent Common Stock issued pursuant to this Section 3.4. As soon as practicable following the Effective Date, the Exchange Agent shall determine the excess of (i) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent over (ii) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for the former holders of Company Common Stock, shall sell the Excess Shares at the prevailing prices on The Nasdaq Stock Market ("Nasdaq"). The Exchange Agent shall deduct from the proceeds of the sale of the Excess Shares all commissions and transfer taxes incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale have been distributed to the former stockholders of the Company, the Exchange Agent will hold such proceeds in trust for such former stockholders (the "Fractional Securities Fund"). As soon as practicable after the determination of the amount of cash to be paid to former stockholders of the Company in lieu of any fractional interests, the Exchange Agent shall make available in accordance with the terms of this Merger Agreement such amounts to such former stockholders.

  Section 3.5. Stock Options. At or prior to the Effective Date, the Company and Parent shall take all action necessary to cause the assumption by Parent as of the Effective Date of the Company's 1995 Performance Option Plan, Incentive Stock Option Plan, Equity Incentive Plan and Nonemployee Directors Stock Option Plan (the "Stock Option Plans"). Each of the options to purchase Company Common Stock, whether vested or unvested, issued under the Stock Option Plans or pursuant to separate option agreements outstanding as of the Effective Date (the "Outstanding Options") shall be converted without any action on the part of the holder thereof into an option to purchase shares of Parent Common Stock as of the Effective Date. The number of shares of Parent Common Stock that the holder of an Outstanding Option shall be entitled to receive upon the exercise of such option shall be a number of whole shares determined by multiplying the number of shares of Company Common Stock subject to such option, determined immediately before the Effective Date, by the Exchange Ratio. The option price of each share of Parent Common Stock subject to an Outstanding Option shall be the amount (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of Company Common Stock at which such option is exercisable immediately before the Effective Date by the Exchange Ratio. The assumption and substitution of options as provided herein shall not give the holders of such options additional benefits or additional vesting rights (other than rights to the acceleration of vesting or the lapse of the right of repurchase caused by the Merger under existing contractual arrangements) which they did not have immediately prior to the Effective Date or relieve the holders of any obligations or restrictions applicable to their options or the shares obtainable upon exercise of the options. After the Effective Date, the Stock Option Plans shall be continued in effect by Parent subject to amendment, modification, suspension, abandonment or termination as provided therein, and the Stock Option Plans as so continued shall relate only to the issuance of Parent Common Stock as provided in this Section 3.5. Parent shall comply with the terms of the Stock Option Plans and use all reasonable efforts to ensure, to the extent required by, and subject to the provisions of such Stock Option Plans, that the Outstanding Options which qualified as incentive stock options prior to the Effective Date continue to qualify as incentive stock options after the Effective Date. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under Outstanding Options assumed in accordance with this Section 3.5. As soon as practicable after the Effective Date, and not more than one business day thereafter, Parent shall file a registration statement on Form S-8 relating to such assumed options and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. Parent shall use all reasonable efforts to qualify as soon as practicable after the Effective Date under applicable state securities laws the issuance of such shares of Parent Common Stock issuable upon exercise of such Outstanding Options. With respect to those individuals who subsequent to the

Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, Parent shall administer the Stock Option Plans assumed pursuant to this Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Stock Option Plans complied with such rule prior to the Merger. Upon the earlier to occur of (i) July 31, 1996 or (ii) the trading day immediately preceding the Effective Date, all then outstanding rights to acquire shares of Company Common Stock under the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan") will be exercised for the purchase of shares of Company Common Stock. Effective no later than the close of the second trading day immediately preceding the Effective Date, (but in no event prior to the exercise contemplated in the previous sentence), the Board of Directors of the Company shall terminate the Stock Purchase Plan and all outstanding options to purchase Company Common Stock thereunder. All funds contributed to the Stock Purchase Plan that have not been used to purchase shares of Company Common Stock shall be returned, in cash, to participants of the Stock Purchase Plan as soon as administratively feasible after such termination date, in accordance with Section 17(b) of the Stock Purchase Plan.

  Section 3.6. Stockholders' Meetings.

    (a) The Company shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and By-laws, to convene a special meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of considering and taking action upon this Merger Agreement. The Board of Directors of the Company will recommend that holders of Company Common Stock vote in favor of and approve the Merger and the adoption of the Merger Agreement at the Company Meeting. The Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the adoption of the Merger Agreement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware law to obtain such approval. At the Company Meeting, all of the shares of Company Common Stock then owned by Parent, Sub, or any other subsidiary of Parent, or with respect to which Parent, Sub, or any other subsidiary of Parent holds the power to direct the voting, will be voted in favor of approval of the Merger and adoption of this Merger Agreement.

    (b) Parent shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and By-laws, to convene a special meeting of the holders of Parent capital stock (the "Parent Meeting") as promptly as practicable for the purpose of considering and taking action to authorize the issuance of Parent Common Stock associated with the Merger under the applicable guidelines of Nasdaq (the "Parent Share Proposal"). The Board of Directors of Parent will recommend that holders of Parent Common Stock vote in favor of and approve the Parent Share Proposal at the Parent Meeting. Parent shall use all reasonable efforts to solicit from its stockholders proxies in favor of the adoption of the Parent Share Proposal and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware law to obtain such approval.

  Section 3.7. Closing of the Company's Transfer Books. At the Effective Date, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall be made thereafter. In the event that, after the Effective Date, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for Parent Common Stock and/or cash as provided in Sections 3.1(b) and 3.4.

  Section 3.8. Assistance in Consummation of the Merger. Each of Parent, Sub and the Company shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger as soon as possible in accordance with the terms and conditions of this Merger Agreement. Parent shall cause Sub to perform all of its obligations in connection with this Merger Agreement.

  Section 3.9. Closing. The closing of the transactions contemplated by this Merger Agreement shall take place (i) at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, as soon as practicable after the last of the conditions set forth in
Article IX is fulfilled or waived or (ii) at such other time and place as Parent and the Company shall agree in writing.

  Section 3.10. No Further Rights in Company Common Stock. All shares of Parent Common Stock issued upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Sections 3.3 or 3.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

  Section 3.11. No Liability. Neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock for any such shares of Company Common Stock (or dividends or distributions with respect hereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

  Section 3.12. Withholding Rights. Each of Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Merger Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Merger Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

                                  ARTICLE IV.

                   Representations and Warranties of Parent

  Parent represents and warrants to the Company as follows:

  Section 4.1. Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of Parent and its subsidiaries taken as a whole (a "Parent Material Adverse Effect"). Complete and correct copies as of the date hereof of the Certificate of Incorporation and By-laws of Parent have been delivered to the Company as part of a disclosure letter delivered by Parent to the Company prior to the date of this Merger Agreement (the "Parent Disclosure Letter").

  Section 4.2. Capitalization. The authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock, and 25,000,000 shares of preferred stock, $.01 par value. As of April 26, 1996, as adjusted for the Parent Stock Split (i) 125,804,234 shares of Parent Common Stock were validly issued and outstanding, fully paid and nonassessable, (ii) 95,000 shares of Parent's Series A 8% Cumulative Convertible Preferred Stock, were validly issued and outstanding, fully paid, and nonassessable and (iii) 15,000,000 shares of Series B Cumulative Convertible Preferred Stock were validly issued and outstanding, fully paid, and nonassessable. As of the date hereof, there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Parent's stockholders may vote ("Parent Voting Debt") issued or outstanding. As of April 26, 1996, after giving effect to the Parent Stock Split, except for options to acquire 20,614,274 shares of Parent Common Stock pursuant to the Parent's 1992 Stock Plan and 1993 Stock Plan, warrants to purchase 1,500,000 shares of Parent Common Stock, commitments to issue shares of Parent Common Stock under Parent's Shareworks and Shareworks Plus programs and commitments to issue shares of Parent Common Stock to non-employee directors pursuant to Parent's 1993 Stock Plan, and, except as provided herein and in the Parent Rights Plan, there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating Parent to issue, deliver or sell shares of its capital stock or debt securities, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. All of the shares of Parent Common Stock issuable in accordance with this Merger Agreement in exchange for Company Common Stock at the Effective Date will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and shall be delivered free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind ("Encumbrances"), including any preemptive rights of any stockholder of Parent.

  Section 4.3. Subsidiaries. The only "Significant Subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "Commission")) ("Significant Subsidiaries") of Parent are those named in Section 4.3 of the Parent Disclosure Letter or set forth on
Exhibit 21 to Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1995. Each Significant Subsidiary incorporated in the United States is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Significant Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Parent Material Adverse Effect. Except as disclosed in Section 4.3 of the Parent Disclosure Letter, all the outstanding shares of capital stock of each Significant Subsidiary are validly issued, fully paid and nonassessable and owned by Parent or by a Significant Subsidiary of Parent free and clear of any Encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Significant Subsidiaries of Parent. Except as set forth in the Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as disclosed in Section 4.3 of the Parent Disclosure Letter and except for wholly owned subsidiaries which are formed after the date hereof in the ordinary course of business, Parent does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity that is a Significant Subsidiary.

  Section 4.4. Authority Relative to this Merger Agreement.

    (a) Parent has the corporate power to execute and deliver this Merger Agreement and to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent's Board of Directors. The Merger Agreement constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the approval of the holders of the Parent capital stock described in Section 3.6(b), no other corporate proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Merger Agreement or the consummation of the transactions contemplated hereby.

    (b) The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby, does not and will not result in the change in conversion ratios, conversion rights or voting rights, or the breach, violation, default (with or without notice or lapse of time, or both), termination, cancellation or acceleration of any obligation or the loss of a material benefit, under (i) the Parent's charter or by-laws or (ii) any indenture or other loan document provision or other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, will not have a Parent Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and (B) the laws and regulations referred to in the next paragraph.

    (c) Except as disclosed in Section 4.4 of the Parent Disclosure Letter, or in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended

  (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent of the Merger or the other transactions contemplated by this Merger Agreement, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain will not have a Parent Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

  Section 4.5. Reports and Financial Statements. Parent has previously furnished the Company with true and complete copies of its (i) Annual Report on Form 10-K, as amended, for the fiscal years ended December 31, 1994 and December 31, 1995, as filed with the Commission, (ii) proxy statements related to all meetings of its stockholders (whether annual or special) since January 1, 1994, and (iii) all other reports or registration statements filed by Parent with the Commission under the Exchange Act since December 31, 1992 through the date hereof, except Quarterly Reports on Form 10-Q for fiscal quarters ended prior to December 31, 1995 (the items in clauses (i) through (iii) being referred to herein collectively as the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder applicable to such Parent SEC Reports. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Parent SEC Reports: have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the financial position of Parent and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; and are in all material respects, in accordance with the books of account and records of Parent.

  Section 4.6. Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports or as disclosed in Section 4.6 of the Parent Disclosure Letter, from December 31, 1995 through the date of this Merger Agreement, there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having a Parent Material Adverse Effect (other than as a result of changes in laws or regulations of general applicability); (ii) any damage, destruction or loss, whether or not covered by insurance, which would have a Parent Material Adverse Effect; or (iii) any entry into any commitment or transaction material to Parent and its subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

  Section 4.7. Employee Benefit Plans. Except as disclosed in the Parent SEC Reports or as disclosed in Section 4.7 of the Parent Disclosure Letter, there are no material employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited, to retiree medical plans, maintained or contributed to by Parent or any of its subsidiaries or material collective bargaining agreements to which Parent or any of its subsidiaries is a party, other than "multiemployer plans," as defined in Section 3(37) of ERISA (together, the "Parent Benefit Plans"). To the best knowledge of Parent, no default exists with respect to the obligations of Parent or any of its subsidiaries under any Parent Benefit Plan, which default, alone or in the aggregate, would have a Parent Material Adverse Effect. Since January 1, 1995, there have been no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under any Parent Benefit Plans, which have not been finally resolved, settled or otherwise disposed of (other than claims for benefits in the ordinary course), nor, to the best knowledge of Parent, is there any condition related to any Parent Benefit Plans which, with notice or lapse of time or both, which failure to resolve, settle or otherwise dispose of, alone or in the aggregate with any other such conditions, would have a Parent Material Adverse Effect. Since January 1, 1995, there have been no strikes, lockouts or work stoppages or slowdowns, or to the best knowledge of Parent, jurisdictional disputes or organizing activity occurring or threatened with respect to the business or operations of Parent or its subsidiaries which have had or would have a Parent Material Adverse Effect.

  Section 4.8. ERISA. All Parent Benefit Plans have been administered in accordance, and are in compliance with the applicable provisions of ERISA, except where such failures to administer or comply would not have a Parent Material Adverse Effect. Each of the Parent Benefit Plans which is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to meet the requirements of such section of the Code (except with respect to any such benefit plans which have not yet been submitted to the IRS, each of which is still within the "remedial amendment period" described in Section 401(b) of the Code), and Parent knows of no fact which is likely to have an adverse affect on the qualified status of such plans. None of the Parent Benefit Plans are subject to Title IV of ERISA, and neither Parent nor any entity treated as a single employer with Parent under Section 414(b) or (c) of the Code (a "Parent ERISA Affiliate") has maintained such a plan during the six-year period ended on the date hereof. To the best knowledge of Parent, there are not now nor have there been any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the Parent Benefit Plans which could subject Parent or its subsidiaries to any penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code other than a de minimis penalty or tax. Neither Parent nor any Parent ERISA Affiliate has any obligation to contribute to, or has had within the six-year period ending on the date hereof, any obligation to or has actually contributed to, any multiemployer plan. Neither Parent nor any ERISA Affiliate has engaged in any transaction described in Section 4069 of ERISA within the five-year period ending on the date hereof.

  Section 4.9. Parent Action. The Board of Directors of Parent (at a meeting duly called and held) has by the unanimous vote of all directors present with no abstentions (a) determined that the Parent Share Proposal is advisable and in the best interests of Parent and its stockholders and (b) recommended the approval of the Parent Share Proposal by the holders of Parent Common Stock and directed that the Parent Share Proposal be submitted for consideration by Parent's stockholders at the Parent Meeting.

  Section 4.10. Fairness Opinion. Parent has received the written opinion of Gleacher NatWest Inc., financial advisor to Parent, dated no later than the date hereof, to the effect that the Exchange Ratio is fair to the stockholders of Parent from a financial point of view.

  Section 4.11. No Brokers. Except for Gleacher NatWest Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Parent.

  Section 4.12. Parent Ownership of Company Common Stock. Parent and its "associates" and "affiliates" (as defined under both Section 203 of the DGCL and Rule 405 under the Securities Act), collectively beneficially own and have beneficially owned at all times during the three-year period prior to the date hereof less than 1% of the shares of Company Common Stock outstanding (other than shares of Company Common Stock issuable pursuant to the Stock Option Agreement to be entered into concurrently herewith).

                                  ARTICLE V.

                 Representations and Warranties of the Company

  The Company represents and warrants to Parent and Sub as follows:

  Section 5.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of the Company and its subsidiaries taken as a whole (a "Company Material Adverse Effect"). Complete and correct copies as of the date hereof of the Certificate of Incorporation and By-laws of the Company and each of its subsidiaries have been delivered to Parent as part of a disclosure letter delivered by the Company to Parent on or prior to the date of this Merger Agreement (the "Company Disclosure Letter").

  Section 5.2. Capitalization. The authorized capital stock of the Company consists of 175,000,000 shares of Company Common Stock and 500,000 shares of preferred stock, $0.001 par value. As of April 26, 1996, (i) 32,258,139 shares of Company Common Stock were validly issued and outstanding, fully paid and nonassessable and (ii) no shares of preferred stock were issued and outstanding. As of the date hereof, there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Company's stockholders may vote ("Voting Debt") issued or outstanding. As of April 26, 1996, except for (i) options to acquire 3,232,015 shares of Company Common Stock (the "Options"), (ii) options outstanding under the Company's Employee Stock Purchase Plan, and (iii) the issuance of shares pursuant to the proposed transactions described in Section 5.2 of the Company Disclosure Letter (the "Proposed Transactions"), there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

  Section 5.3. Subsidiaries. The only Significant Subsidiaries of the Company are disclosed in Section 5.3 of the Company Disclosure Letter, all of which have been named in the Company SEC Reports (as hereinafter defined). Each Significant Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Significant Subsidiary incorporated in the United States is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Company Material Adverse Effect. All the outstanding shares of capital stock of each Significant Subsidiary are validly issued, fully paid and nonassessable and owned by the Company or by a subsidiary of the Company free and clear of any Encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Significant Subsidiaries of the Company. Except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as disclosed in Section 5.3 of the Company Disclosure Letter and except for wholly owned subsidiaries which are formed after the date hereof in the ordinary course of business, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity.

  Section 5.4. Authority Relative to this Merger Agreement.

    (a) The Company has the corporate power to execute and deliver this Merger Agreement and to carry out its obligations hereunder and, subject to approval of the Merger Agreement by the holders of the Company Common Stock, to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors. This Merger Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

    (b) Except as disclosed in Section 5.4 of the Company Disclosure Letter, the execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby, does not and will not result in the breach, violation, default (with or without notice or lapse of time, or both), termination, cancellation or acceleration of any obligation or the loss of a material benefit, under (i) the Company's charter or by-laws or
  (ii) any indenture or other loan document provision or other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, will not have a Company Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and (B) the laws and regulations referred to in the next paragraph. Contemporaneously with the execution and delivery of this Merger Agreement, Microsoft Corporation ("MS") has delivered a written waiver of any (i) MS right of first refusal or first offer contained in that certain TCP/IP Local Access Network Agreement, dated as of March 6, 1995, by and between MS and the Company (the "MS Agreement"), (ii) any MS right of termination of the MS Agreement, in each case as a result of the execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby, (iii) any MS right to declare a default under the Equipment Loan Agreement dated as of March 6, 1996, between MS and the Company as a result of the exercise of the rights granted under the Stock Option Agreement or the consummation of the transactions contemplated hereby and (iv) any MS right to have representation on the Company's Board of Directors. In addition, contemporaneously with the execution and delivery of this Merger Agreement, Microsoft Network L.L.C. has delivered a written waiver of any right of termination of the TCP/IP Network Access Provider Agreement, dated April 9, 1996, as a result of the execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby.

    (c) Except as disclosed in Section 5.4 of the Company Disclosure Letter or transactions contemplated thereby in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act, and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the Merger or the other transactions contemplated hereby, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain will not have a Company Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

  Section 5.5. Reports and Financial Statements. The Company has previously furnished Parent with true and complete copies of its (i) Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1995, as filed with the Commission, (ii) proxy statements related to all meetings of its stockholders (whether annual or special) since January 1, 1995, and (iii) all other reports or registration statements filed by the Company with the Commission under the Exchange Act since December 31, 1994, except Quarterly Reports on Form 10-Q for fiscal quarters ended prior to December 31, 1995 (the items in clauses (i) through (iii) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Company SEC Reports: have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; and are in all material respects, in accordance with the books of account and records of the Company.

  Section 5.6. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports or as disclosed in Section 5.6 of the Company Disclosure Letter, from December 31, 1995 through the date of this Merger Agreement, there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having a Company Material Adverse Effect (other than as a result of changes in laws or regulations of general applicability); (ii) any damage, destruction or loss, whether or not covered by insurance, which would have a Company Material Adverse Effect; or (iii) any entry into any commitment or transaction material to the Company and its subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

  Section 5.7. Employee Benefit Plans. Except as disclosed in the Company SEC Reports or as disclosed in Section 5.7 of the Company Disclosure Letter, there are no material employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in Section 3(3) of ERISA, and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited, to retiree medical plans, maintained or contributed to by the Company or any of its subsidiaries or material collective bargaining agreements to which the Company or any of its subsidiaries is a party, other than "multiemployer plans," as defined in
Section 3(37) of ERISA (together, the "Company Benefit Plans"). To the best knowledge of the Company, no default exists with respect to the obligations of the Company or any of its subsidiaries under any Company Benefit Plan, which default, alone or in the aggregate, would have a Company Material Adverse Effect. Since January 1, 1995, there have been no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under any Company Benefit Plans, which have not been finally resolved, settled or otherwise disposed of (other than claims for benefits in the ordinary course), nor, to the best knowledge of the Company, is there any condition related to any Company Benefit Plans which, with notice or lapse of time or both, which failure to resolve, settle or otherwise dispose of, alone or in the aggregate with any other such conditions, would have a Company Material Adverse Effect. Since January 1, 1995, there have been no strikes, lockouts or work stoppages or slowdowns, or to the best knowledge of the Company, jurisdictional disputes or organizing activity occurring or threatened with respect to the business or operations of the Company or its subsidiaries which have had or would have a Company Material Adverse Effect.

  Section 5.8. ERISA. All Company Benefit Plans have been administered in accordance, and are in compliance with the applicable provisions of ERISA, except where such failures to administer or comply would not have a Company Material Adverse Effect. Each of the Company Benefit Plans which is intended to meet the requirements of Section 401(a) of the Code has been determined by the IRS to meet the requirements of such section of the Code (except with respect to any such benefit plans which have not yet been submitted to the IRS, each of which is still within the "remedial amendment period" described in Section 401(b) of the Code), and the Company knows of no fact which is likely to have an adverse affect on the qualified status of such plans. None of the Company Benefit Plans are subject to Title IV of ERISA, and neither the Company nor any entity treated as a single employer with Company under Section 414(b) or (c) of the Code (a "Company ERISA Affiliate") has maintained such a plan during the six-year period ended on the date hereof. To the best knowledge of the Company, there are not now nor have there been any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the Company Benefit Plans which could subject the Company or its subsidiaries to any penalty or tax imposed under
Section 502(i) of ERISA or Section 4975 of the Code other than a de minimis penalty or tax. Neither the Company nor any Company ERISA Affiliate has any obligation to contribute to, or has had within the six-year period ending on the date hereof, any obligation to or has actually contributed to, any multiemployer plan. Neither the Company nor any Company ERISA Affiliate has engaged in any transaction described in Section 4069 of ERISA within the five-year period ending on the date hereof.

  Section 5.9. Takeover Provisions Inapplicable. Assuming the accuracy of the representation of Parent set forth in Section 4.12, as of the date hereof and at all times on or prior to the Effective Date, Section 203 of the DGCL is, and shall be, inapplicable to the Merger and the transactions contemplated by this Merger Agreement, the approval of the execution and delivery of the Stock Option Agreement.

  Section 5.10. Company Action. The Board of Directors of the Company (at a meeting duly called and held) has by the unanimous vote of all directors present with no abstentions (a) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) approved the Merger in accordance with the provisions of Section 251 of the DGCL, (c) recommended the approval of this Merger Agreement and the Merger by the holders of the Company Common Stock and directed that the Merger be submitted for consideration by the Company's stockholders at the Company Meeting, (d) taken all necessary steps to render Section 203 of the DGCL inapplicable to the Merger and the transactions contemplated by this Merger Agreement (assuming the accuracy of the representation of Parent set forth in Section 4.12), and (e) adopted a resolution having the effect of causing the Company not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Merger Agreement.

  Section 5.11. Fairness Opinion. The Company has received the written opinion of Goldman, Sachs & Co., financial advisor to the Company dated no later than the date hereof, to the effect that the Exchange Ratio is fair to the stockholders of the Company.

  Section 5.12. No Brokers. (i) Except as set forth in Section 5.12 of the Company Disclosure Letter and for Goldman, Sachs & Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company, and (ii) the fees and commissions payable as contemplated by this
Section 5.12.

                                  ARTICLE VI.

                 Representations and Warranties Regarding Sub

  Parent and Sub jointly and severally represent and warrant to the Company as follows:

  Section 6.1. Organization. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub was incorporated on March 27, 1996. Except as related to the Merger, this Merger Agreement and the consummation of the transactions contemplated hereby, Sub has not engaged in any business or activities (other than certain organizational matters) or incurred any commitments or liabilities since it was incorporated.

  Section 6.2. Capitalization. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, 100 shares of which are validly issued and outstanding, fully paid and nonassessable and, except as disclosed in Section 6.2 of the Parent Disclosure Letter, are owned by Parent free and clear of all Encumbrances.

  Section 6.3. Authority Relative to this Merger Agreement. Sub has the corporate power to enter into this Merger Agreement and to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and sole stockholder, and no other corporate proceedings on the part of Sub are necessary to authorize this Merger Agreement and the transactions contemplated hereby. Except as referred to herein or in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by Sub of the Merger or the transactions contemplated by this Merger Agreement, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain would not prevent the consummation of the transactions contemplated hereby.

                                 ARTICLE VII.

                    Conduct of Business Pending the Merger

  Section 7.1. Conduct of Business by the Company Pending the Merger. Prior to the Effective Date, unless Parent shall otherwise agree in writing:

    (a) the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired at the Effective Date, except such impairment as would not have a Company Material Adverse Effect. The Company shall, and shall cause its subsidiaries to, (a) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (b) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Company and its subsidiaries; (c) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (d) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would result in a Company Material Adverse Effect;

    (b) except as required by this Merger Agreement the Company shall not and shall not propose to (A) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries, (B) amend its Certificate of Incorporation or By-laws, (C) split, combine or reclassify its outstanding capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (D) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of capital stock of the Company except for the repurchase at cost of shares of Company Common Stock from employees, consultants or directors of the Company upon termination of their relationship with the Company in accordance with existing contractual rights of repurchase in favor of the Company;

    (c) the Company shall not, nor shall it permit any of its subsidiaries to, (A) except as required by this Merger Agreement, issue, propose to issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, any option, rights or warrants to acquire, or securities convertible into, shares of capital stock other than issuances of options to purchase Company Common Stock under the Stock Option Plans on or after the date of this Merger Agreement to employees of the Company or its subsidiaries (including subsidiaries acquired or formed on or after the date of this Merger Agreement) in the ordinary course of business and consistent with past practice, other than to such employees who are executive officers of the Company ("Permitted Options") or issuances of Company Common Stock pursuant to the Proposed Transactions, the Stock Purchase Plan or the exercise of options outstanding on the date of this Merger Agreement or Permitted Options; (B) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than (i) in the ordinary course of business or (ii) in connection with any additional deployment or expansion of network infrastructure requested by MS; (C) incur additional Indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case (i) in the ordinary course of business, (ii) pursuant to any extension of credit by MS, or (iii) pursuant to credit facilities in an aggregate amount not to exceed $40,000,000; (D) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case in this Clause (D) which are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except that the Company may acquire or create new wholly owned subsidiaries in the ordinary course of business and as contemplated by the Proposed Transactions; (E) authorize any capital expenditures in excess of the Company's 1996 capital expenditure budget provided to Parent prior to the date hereof, except for capital expenditures funded by an increase in credit facilities with MS; or (F) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

    (d) except as disclosed in the Company Disclosure Letter, the Company shall not, nor shall it permit, any of its subsidiaries to, except as required to comply with applicable law and except as provided in Section
  3.5 hereof, (A) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Benefit Plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, other than in the ordinary course of business consistent with past practice (B) increase in any manner the compensation or fringe benefit of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and its subsidiaries relative to the level in effect prior to such amendment and except for increases pursuant to the Company's pending 1996 salary increases in an aggregate amount not to exceed 15% of the base salary of current employees, (C) pay any benefit not provided under any existing plan or arrangement, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder) (other than such plans and arrangements (other than stock options) which are made in the ordinary course of business consistent with past practice, including Permitted Options), (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan other than in the ordinary course of business consistent with past practice, or (F) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing;

    (e) except as set forth on Section 7.1(e) of the Company Disclosure Letter, the Company shall not, nor shall it permit any of its subsidiaries to, make any investments in non-investment grade securities exceeding $1,000,000; provided, however, that the Company will be permitted to create new wholly owned subsidiaries in the ordinary course of business or pursuant to the Proposed Transactions.

    (f) the Company shall not, nor shall it permit any of its subsidiaries to, take or cause to be taken any action (other than in the ordinary course of business consistent with past practices), with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

    (g) the Company shall prepare and file all tax returns required to be filed with respect to the Company and its subsidiaries (or any of them) after the date of this Merger Agreement and on or before the Effective Date in a timely manner, and in a manner consistent with prior years and applicable laws and regulations other than such tax returns for which the failure to file would not have a Company Material Adverse Effect; and

    (h) the Company shall file with the Commission all reports required to be filed under the Exchange Act on or prior to the date each such report is due and all such reports shall comply in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder applicable to such reports and, upon such filing, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The unaudited interim financial statements of the Company included in such reports shall comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto and shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto), shall present fairly, in all material respects, the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes shall be condensed or omitted in accordance with the Exchange Act and the rules and regulations promulgated thereunder, and shall be in all material respects, in accordance with the books of account and records of the Company.

  Section 7.2. Conduct of Business by Parent Pending the Merger. Prior to the Effective Date, unless the Company shall otherwise agree in writing or except as otherwise required by this Merger Agreement, Parent shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired at the Effective Date. From the date of this Merger Agreement through the Effective Date. From the date of this Merger Agreement through the Effective Date, Parent shall not pay or declare any dividend or make any distribution with respect to the Parent Common Stock, other than the events contemplated by Section 3.1(c).

  Section 7.3. Conduct of Business of Sub. During the period from the date of this Merger Agreement to the Effective Date, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Merger Agreement.

  Section 7.4. Notice of Breach. Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or, to its best knowledge, impending or threatened occurrence, of any event which would cause or constitute a breach of any of its representations, warranties or covenants contained or referenced in this Merger Agreement and will use all reasonable efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of the Company Disclosure Letter or the Parent Disclosure Letter.

                                 ARTICLE VIII.

                             Additional Agreements

  Section 8.1. Access and Information. Each of the Company and Parent and their respective subsidiaries shall afford to the other and to the other's accountants, counsel and other representatives full access during normal business hours after reasonable notice (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Date to all of its properties, books, contracts, commitments, records and personnel and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of Federal or state securities laws, and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Each of the Company and Parent shall hold, and shall cause their respective employees and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement dated March 5, 1996 between Parent and the Company.

  Section 8.2. Registration Statement/Proxy Statement. Parent and the Company shall cooperate and promptly prepare and Parent shall file with the Commission as soon as practicable a Registration Statement of Form S-4 (the "Form S-4") under the Securities Act, with respect to the Parent Common Stock issuable in the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the Company Meeting and the Parent Meeting (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent shall use all reasonable efforts, and the Company will cooperate with Parent, to have the Form S-4 declared effective by the Commission as promptly as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Merger. Parent shall, as promptly as practicable, provide copies of any written comments received from the Commission with respect to the Form S-4 to the Company and advise the Company of any verbal comments with respect to the Form S-4 received from the Commission. Parent shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by the Merger Agreement and will pay all expenses incident thereto. Parent agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the Company Meeting and the Parent Meeting, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Parent in reliance upon and in conformity with written information concerning the Company furnished to Parent by the Company specifically for use in the Proxy Statement/Prospectus. The Company agrees that the written information concerning the Company provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Meeting and the Parent Meeting, or, in the case of written information concerning the Company provided by the Company for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement/Prospectus will be made by Parent or the Company without the approval of the other party. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the Commission for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the Commission for additional information. At the effective date of the registration statement on Form S-4, all of the Parent Common Stock to be issued in the Merger shall be covered by such registration statement.

  Section 8.3. Compliance with the Securities Act. At least 30 days prior to the Closing Date, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company's reasonable judgment, at the record date for the Company Meeting, "affiliates" (each such person, an "Affiliate") of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. The Company shall use all reasonable efforts to deliver or cause to be delivered to Parent, prior to the Effective Date, from each of the Affiliates of the Company identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit
8.3. Parent shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Parent Company Common Stock to be received by such Affiliates pursuant to the terms of the Merger Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Company Common Stock, consistent with the terms of such Affiliate Letters.

  Section 8.4. Listing. Parent shall use its best efforts to include on Nasdaq, upon official notice of issuance, the Parent Common Stock to be issued pursuant to the Merger.

  Section 8.5. Indemnification.

    (a) The By-laws and the Certificate of Incorporation of the Surviving Corporation shall be amended prior to the Effective Date to contain provisions identical with respect to indemnification to those set forth in the By-laws and the Certificate of Incorporation of the Company as in effect on the date of this Merger Agreement, which provisions of the By-laws and the Certificate of Incorporation of the Surviving Corporation shall not be amended, repealed or otherwise modified for a period of six years after the Effective Date in any manner that would adversely affect the rights thereunder of individuals who immediately prior to the Effective Date were directors, officers, agents or employees of the Company. Parent and the Surviving Corporation shall jointly and severally indemnify, defend and hold harmless the directors, officers and agents of the Company as provided in the Company's Certificate of Incorporation, By-Laws or indemnification agreements, as in effect as of the date hereof, with respect to matters occurring through the Effective Date. Parent agrees to cause Surviving Corporation to maintain in effect for not less than three years after the Effective Date the current policies of directors' and officers' liability insurance maintained by the Company with respect to matters occurring prior to the Effective Date; provided, however, that (i) the Surviving Corporation may substitute therefor policies of at least the same coverage (with carriers comparable to the Company's existing carriers) containing terms and conditions which are no less advantageous to the officers, directors and employees of the Company and (ii) the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of three times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

    (b) The Company's Board of Directors has consulted with financial and legal advisors in connection with the execution, delivery and performance by the Company of this Merger Agreement and the approval for purposes of
  Section 203 of the DGCL, the transactions contemplated by the execution and delivery of a Stock Option Agreement by certain members of the Company's Board of Directors or an affiliate or employer of certain members of the Company's Board of Directors, and the Company's Board of Directors believes that the members of the Company's Board of Directors have complied with their fiduciary duties under Delaware law and that there is no pending or, to the best knowledge of the Company, threatened suit, action or proceeding against the Company or any member of the Company's Board of Directors asserting a claim that the Company's Board of Directors or any individual member of the Company's Board of Directors did not comply with its or his fiduciary duties under Delaware law.

    (c) In reliance upon the representations in paragraph (b), Parent agrees to indemnify, defend and hold harmless each member of the Company's Board of Directors that has executed and delivered, or whose affiliate or employer has executed and delivered, a Stock Option Agreement (each an "Indemnified Party") against any loss, claim, damage, liability or expense, to which such Indemnified Party may become subject, insofar, but only insofar, as such loss, claim, damage, liability or expense arises solely out of, or is based solely upon, a claim that an Indemnified Party's fiduciary duty as a member of the Company's Board of Directors under Delaware law was breached by the execution and delivery by him, or his affiliate or employer, in his or its capacity as a stockholder of the Company, of a Stock Option Agreement (a "Claim"). Should a court of competent jurisdiction award damages against any Indemnified Party without specifying the portion thereof allocable solely to the matters referred to in the preceding sentence, the Parent and the Company shall petition such court to make such allocation. If the court refuses to do so, the Parent and the Company shall negotiate in good faith to reach an agreement with respect to such allocation.

    (d) Notwithstanding the provisions of paragraph (c) above, Parent shall have no obligation to indemnify, defend and hold harmless any Indemnified Party pursuant to paragraph (c) unless: (i) the representations contained in paragraph (b) above are true and (ii) neither the Indemnified Party nor any affiliate or employer of the Indemnified Party is a party to a Claim; provided that if the Company is the beneficiary of any Claim, the amount that such Indemnified Party is entitled to receive pursuant to paragraph
  (c) shall be reduced by an amount equal to the pro rata amount of such Claim paid to the Company, indirectly attributable to the Indemnified Party by reason of its stockholdings in the Company. In addition, Parent's obligation to indemnify, defend and hold harmless any Indemnified Party shall be reduced by and to the extent that (i) such Indemnified Party is indemnified pursuant to the Company's By-laws and (ii) such Indemnified Party is indemnified from, or receive proceeds of, any insurance policy applicable to a Claim. Each Indemnified Party shall make any and all claims pursuant to the Company's By-laws with respect to seeking indemnification for a Claim and shall file any and all claims under such insurance policy with respect to a Claim and use its reasonable efforts to file any and all claims under such By-law provisions and insurance policy on a timely basis. If Parent shall release an Indemnified Party from its obligations under the Stock Option Agreement prior to the use of the Proxy granted therein at the Company Meeting or the exercise of the option contemplated by the Stock Option Agreement, Parent shall have no obligation to indemnify, defend and hold harmless such Indemnified Party for loss claim, damage, liability or expense incurred after such release.

    (e) If any Claim shall be brought against an Indemnified Party, Parent shall assume the defense thereof with counsel of its selection, and shall have absolute discretion to settle any Claims, and each Indemnified Party shall cooperate with the defense or settlement thereof. After Parent has assumed the defense of such claim, Parent shall not be liable to the Indemnified Party under this Section 8.5 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof.

  Section 8.6. HSR Act. The Company and Parent shall use their best efforts to file as soon as practicable notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters.

  Section 8.7. Additional Agreements.

    (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Merger Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings under the HSR Act and with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, in the case of the Merger Agreement and the Parent Share Proposal, to the appropriate vote of the stockholders of the Company and Parent. Notwithstanding the foregoing, there shall be no action required to be taken and no action will be taken in order to consummate and make effective the transactions contemplated by this Merger Agreement if such action, either alone or together with another action, would result in a Company Material Adverse Effect or a Parent Material Adverse Effect.

    (b) In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Merger Agreement, the proper officers and/or directors of Parent, the Company and the Surviving Corporation shall take all such necessary action.

    (c) Following the Effective Date, Parent shall use its best efforts to conduct the business, and shall cause the Surviving Corporation to use its best efforts to conduct its business, except as otherwise contemplated by this Merger Agreement, in a manner which would not jeopardize the characterization of the Merger as a reorganization within the meaning of
  Section 368(a) of the Code.

  Section 8.8. No Solicitation. Neither the Company nor any of its subsidiaries shall, directly or indirectly, take (nor shall the Company authorize or permit its subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates, to take) any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this Merger Agreement shall prevent the Company or its Board of Directors from
(A) furnishing non-public information to, or entering into discussions with any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity (including a new and unsolicited Acquisition Proposal received by the Company after the execution of this Merger Agreement from a person or entity whose initial contact with the Company may have been solicited by the Company prior to the execution of this Merger Agreement) if prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement or, (B) withdrawing the Company's Board of Directors' recommendation of the Merger Agreement, if and only to the extent that the Company's Board of Directors believes in good faith (after consultation with and based upon the advice of its financial advisor) that such

Acquisition Proposal would, if consummated, result in a transaction more favorable to the Company's stockholders than the Merger and the Board of Directors of the Company determines in good faith after consultation with and based upon a written opinion of its outside legal counsel that such withdrawal is necessary for the directors to comply with their fiduciary duties to the stockholders under applicable Delaware law and that such withdrawal will not affect the validity of the submission of the Merger Agreement to the stockholders of the Company pursuant to Delaware law or the enforceability of the Stock Option Agreement; or (B) complying with Rule 14e-2(a)(2) or (3) promulgated under the Exchange Act with regard to an Acquisition Proposal. The Company will promptly communicate to Parent any solicitation by the Company and the terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such transaction, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it. "Acquisition Proposal" shall mean any proposed (A) merger, consolidation or similar transaction involving the Company, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of the Company or its subsidiaries representing 10% or more of the consolidated assets of the Company and its subsidiaries, (C) issue, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 10% or more of the voting power of the Company or (D) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 25% or more of the outstanding Company Common Stock.


  Section 8.9. Limitation on Acquisition Activities. From the date of the Merger Agreement until the Effective Date, Parent shall not participate in any way in discussions or negotiations with, or enter into any agreement pursuant to which Parent would acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in which case either (i) the acquired business or entity is in the business of providing Internet access,
(ii) the acquisition would involve aggregate consideration in excess of $500,000,000, or (iii) the acquisition could reasonably be expected to delay the satisfaction of the conditions set forth in Article IX hereof.

  Section 8.10. Notice of Actions. From the date of the Merger Agreement until the Effective Date, each party shall promptly notify the other party in writing of any pending or, to the best knowledge of the first party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with the Merger or the conversion of the Company Common Stock into Parent Common Stock pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Parent or, to the best knowledge of such party, Parent's subsidiaries to own or operate all or any portion of the businesses or assets of the Company, which in either case is reasonably likely to have a Company Material Adverse Effect prior to or after the Effective Date, or a Parent Material Adverse Effect after the Effective Date.

  Section 8.11. Benefit Plans Generally. Parent agrees to honor in accordance with their terms all employment, severance and similar agreements to which the Company or any subsidiary is a party and all accrued benefits that are vested as of the Effective Date under any Company Benefit Plan or Stock Option Plan, except as provided by the terms thereof. Parent agrees to provide employees of the Company and its subsidiaries with credit for all service with the Company or its affiliates for purposes of vesting and eligibility under any employee benefit plan, program or arrangement of Parent or its affiliates, including all employee equity incentive programs of Parent. To the extent not otherwise specified in this Merger Agreement, Parent agrees that employees of the Company and its subsidiaries who continue to be employed by the Company or its subsidiaries after the Effective Date may continue to participate in their current Company sponsored employee benefit programs through twelve months following the Effective Date. After the Effective Date, the employees of the

Company and its subsidiaries shall be eligible to participate in the appropriate employee equity incentive programs of Parent, as determined by Parent in its sole discretion.

  Section 8.12. Stockholders' Rights Plan. From the date of this Merger Agreement until the expiration or termination of the Stock Option Agreement, the Company shall not amend its certificate of incorporation or otherwise take action to provide for the issuance of securities pursuant to a stockholder rights plan or any similar program or plan.

                                  ARTICLE IX.

                             Conditions Precedent

  Section 9.1. Conditions to each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

    (a) This Merger Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock.

    (b) The Parent Share Proposal shall have been approved by the requisite vote of the holders of the Parent capital stock.

    (c) The Parent Common Stock issuable in the Merger shall have been authorized for inclusion in Nasdaq upon official notice of issuance.

    (d) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

    (e) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect and all necessary approvals under state securities laws relating to the issuance or trading of the Parent Common Stock to be issued to the Company stockholders in connection with the Merger shall have been received.

    (f) No preliminary or permanent injunction or other order by any Federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its best efforts to have any such injunction lifted).

  Section 9.2. Conditions to Obligation of the Company to Effect the
Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived by the Company:

    (a) Parent and Sub shall have performed in all material respects their agreements contained in this Merger Agreement required to be performed on or prior to the Effective Date and the representations and warranties of Parent and Sub contained in this Merger Agreement shall be true in all material respects when made and on and as of the Effective Date as if made on and as of such date (except to the extent they relate to a particular date), and the Company shall have received a certificate of the President or Chief Executive Officer or a Vice President of Parent and Sub to that effect.

    (b) The Company shall have received an opinion dated the Effective Date from Heller Ehrman White & McAuliffe, counsel to the Company, that, based upon certain factual representations of the Company, Parent and Sub reasonably requested by such counsel, the Merger will be treated as a reorganization within the meaning of Section 368(a).

    (c) All permits, consents, authorizations, approvals, registrations, qualifications, designations and declarations set forth in Section 4.4 of the Parent Disclosure Letter shall have been obtained, and all filings and notices set forth in Section 4.4 of the Parent Disclosure Letter shall have been submitted by Parent.

    (d) Parent shall have taken all action necessary to cause Mr. John W. Sidgmore and up to two additional individuals designated by the Company and acceptable to Parent, to become members of the Board of Directors of Parent subject to the consummation of the Merger.

  Section 9.3. Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived by Parent:

    (a) The Company shall have performed in all material respects its agreements contained in this Merger Agreement required to be performed on or prior to the Effective Date and the representations and warranties of the Company contained in this Merger Agreement shall be true in all material respects when made and on and as of the Effective Date as if made on and as of such date (except to the extent they relate to a particular date), except as contemplated or permitted by this Merger Agreement, and Parent and Sub shall have received a certificate of the President or Chief Executive Officer or a Vice President of the Company to that effect.

    (b) Parent shall have received an opinion of counsel to Parent that, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and that the Company, Parent and Sub will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

    (c) All permits, consents, authorizations, approvals, registrations, qualifications, designations and declarations set forth in Section 5.4 of the Company Disclosure Letter shall have been obtained and to the extent required to be submitted prior to the Effective Date, all filings and notices set forth in Section 5.4 of the Company Disclosure Letter shall have been submitted by the Company.

    (d) Parent shall have received the Affiliate Letters.

                                  ARTICLE X.

                       Termination, Amendment and Waiver

  Section 10.1. Termination. This Merger Agreement may be terminated at any time prior to the Effective Date, whether before or after approval by the stockholders of the Company:

    (a) by mutual consent of the Board of Directors of Parent and the Board of Directors of the Company;

    (b) by either Parent or the Company if the Merger shall not have been consummated on or before November 30, 1996 (provided the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Merger Agreement);

    (c) by the Company if any of the conditions specified in Sections 9.1 and
  9.2 have not been met or waived by the Company at such time as such condition is no longer capable of satisfaction;

    (d) by Parent if any of the conditions specified in Sections 9.1 and 9.3 have not been met or waived by Parent at such time as such condition is no longer capable of satisfaction;

    (e) by Parent if any of the following shall have occurred (each, a "Purchase Event"):

      (i) any person (other than Parent or any subsidiary of Parent) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), a tender offer or exchange offer to purchase any shares of Company Common Stock such that, upon consummation of such offer, such person would own or control 50% or more of the then outstanding Company Common Stock, and the Board of Directors of the Company, within ten business days after such tender or exchange offer shall have been so commenced, fails to recommend against acceptance of such tender or exchange offer by its stockholders, and Parent shall deliver a written notice of termination to the Company within 20 business days after the expiration of such 10 day period;

      (ii) the Company or any subsidiary of the Company shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Parent or any subsidiary of Parent) to (A) effect a merger, consolidation or similar transaction involving the Company or any of its material subsidiaries, (B) sell, lease or otherwise dispose of assets of the Company or its subsidiaries representing 10% or more of the consolidated assets of the Company and its subsidiaries (other than in the ordinary course of business) or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 10% or more of the voting power of the Company or any of its subsidiaries;

      (iii) any person (other than Parent, any subsidiary of Parent or the Company or any of its subsidiaries in a fiduciary capacity) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding Company Common Stock; or

    (f) by either Parent or the Company if the approval of the Company's stockholders required by Section 9.1(a) shall not have been obtained at the Company Meeting; or

    (g) by either Parent or the Company if the approval of Parent's stockholders required by Section 9.1(b) shall not have been obtained at the Parent Meeting.

  Section 10.2. Effect of Termination. In the event of termination of this Merger Agreement by either Parent or the Company, as provided above, this Merger Agreement shall forthwith become void and (except for the willful breach of this Merger Agreement by any party hereto) there shall be no liability on the part of either the Company, Parent or Sub or their respective officers, directors, employees or agents; provided that the last sentence of
Section 8.1 and Sections 8.5, 8.6, 8.12, 10.2 and Article XI (other than
Section 11.4) shall survive the termination.

  Section 10.3. Amendment. This Merger Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval hereof by the stockholders of the Company and Parent, but, after such approval, no amendment shall be made which changes the ratios at which Company Common Stock is to be converted into Parent Common Stock as provided in Section 3.1 or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  Section 10.4. Extension; Waivers. At any time prior to the Effective Date, the parties hereto, by or pursuant to action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE XI.

                              General Provisions

  Section 11.1. Non-Survival of Representations, Warranties and
Agreements. All representations and warranties set forth in the Merger Agreement shall terminate at the Effective Date. All covenants and agreements set forth in the Merger Agreement shall survive in accordance with their terms.

  Section 11.2. Notices. All notices or other communications under this Merger Agreement shall be in writing and shall be given by delivery in person, by facsimile, cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or such other address for a party as shall be specified in a notice given in accordance with this Section 11.2) and shall be deemed to have been given one business day after transmission by facsimile, cable, telegram, telex or other standard form of telecommunications or four days after deposit in the U.S. mail:

    If to the Company:

    UUNET Technologies, Inc.
    3060 William Drive
    Fairfax, Virginia 22031
    Attention: John W. Sidgmore
               Martina W. Knee, Esq.
    Facsimile No.: (703) 206-5807

    with a copy to:

    Heller Ehrman White & McAuliffe
    525 University Avenue
    Palo Alto, California 94301
    Attention: August J. Moretti, Esq.
               and Richard Friedman, Esq.
    Facsimile No.: (415) 324-0638

    If to Parent or Sub:

    Prior to May 18, 1996:

    MFS Communications Company, Inc.
    3555 Farnam Street, 2nd Floor
    Omaha, Nebraska 68131
    Attention: General Counsel
    Facsimile No.: (402) 977-5335

    On or after May 18, 1996:

    MFS Communications Company, Inc.
    11808 Miracle Hills Drive
    Omaha, Nebraska 68154
    Attention: General Counsel
    Facsimile No.: (402) 231-3545

    With a copy to:

    Willkie Farr & Gallagher
    One Citicorp Center
    153 East 53rd Street
    New York, New York 10022
    Attention: John S. D'Alimonte, Esq.
    Facsimile No.: (212) 821-8111

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

  Section 11.3. Fees and Expenses.

    (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated by this Merger Agreement shall be paid by the party incurring such expenses.

    (b) If (i) Parent has terminated this Agreement pursuant to the provisions of (A) Section 10.1(f) or (B) Section 10.1(d) as such Section relates to Section 9.3(a) and (ii) within 18-months after the date of such termination, the Company shall either accept, or recommend to its stockholders for approval, an Acquisition Proposal that Parent in good faith believes would, if consummated, result in a transaction more favorable to the stockholders of the Company than the Merger, the Company shall pay to Parent a fee of $60,000,000, which amount shall be payable by wire transfer of immediately available funds within two business days after the acquisition contemplated by such Acquisition Proposal is consummated. The obligation of the Company pursuant to this paragraph (b) shall not be prejudiced by an exercise of termination rights by the Company within five business days prior to the exercise by Parent of its termination rights under this Merger Agreement.

    (c) If (i) the Company has terminated this Agreement pursuant to the provisions of (A) Section 10.1(g) or (B) Section 10.1(c) as such Section relates to Section 9.2(a), Parent shall:

      (i) pay to the Company a fee of $60,000,000, which amount shall be payable by wire transfer of immediately available funds within two business days after such termination;

      (ii) at the option of the Company, purchase from the Company 1,551,724 shares of Company Common Stock (as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations and other similar events) for an aggregate purchase price of $90,000,000, which purchase shall take place on the fifth business day following the later of (A) written notice by the Company to the Parent that a registration statement under the Securities Act pursuant to which such shares will be sold to the Parent has been declared effective and (B) written notice by the Company to the Parent that the waiting period applicable to such purchase under the HSR Act has expired or has been terminated; and

      (iii) at the option of the Company, commencing on a date to be mutually agreed upon by the Company and Parent, but in no event later than 180 days after notification by the Company, provide data communications services, including private line and local special access circuits to the Company at Parent's cost for a period of five years, with an aggregate total value of such circuits not to exceed $100,000,000, with no more than $25,000,000 in any calendar year, and the cost of such services to be jointly determined by the parties or by a mutually acceptable third-party. Parent will provide the Company with timely network planning information regarding Parent's network expansions and service availability.

  The obligation of Parent pursuant to this paragraph (c) shall not be prejudiced by an exercise of termination rights by Parent within five business days prior to the exercise by the Company of its termination rights under this Merger Agreement.

  Section 11.4. Publicity. So long as this Merger Agreement is in effect, Parent, Sub and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Merger Agreement, and none of them shall issue any press release or make any public statement relating to the transactions contemplated hereby prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with Nasdaq. The commencement of litigation relating to the Merger Agreement or the transactions contemplated hereby or any proceedings in connection therewith shall not be deemed a violation of this Section 11.4.

  Section 11.5. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Merger Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

  Section 11.6. Assignment; Binding Effect. Neither this Merger Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub shall have the right to assign to

Parent or any direct wholly owned subsidiary of Parent any and all rights and obligations of Sub under this Merger Agreement. Subject to the preceding sentence, this Merger Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Merger Agreement, expressed or implied, except as specifically set forth in Sections 8.5 or 10.2, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Merger Agreement.

  Section 11.7. Entire Agreement. This Merger Agreement, the Exhibits, the Company Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreement dated March 5, 1996, between the Company and Parent and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Merger Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

  Section 11.8. Governing Law. THIS MERGER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS.

  Section 11.9. Counterparts. This Merger Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

  Section 11.10. Headings, Table of Contents, Index of Defined Terms. Headings of the Articles and Sections of this Merger Agreement, the Table of Contents and the Index of Defined Terms are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

  Section 11.11. Interpretation. In this Merger Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

  Section 11.12. Waivers. Except as provided in this Merger Agreement, no action taken pursuant to this Merger Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Merger Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

  Section 11.13. Severability. Any term or provision of this Merger Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Merger Agreement or affecting the validity or enforceability of any of the terms or provisions of this Merger Agreement in any other jurisdiction. If any provision of this Merger Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  Section 11.14. Subsidiaries. As used in this Merger Agreement, the word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

                           [Signature pages follow.]

  In Witness Whereof, Parent, Sub and the Company have caused this Merger Agreement to be executed by their respective officers thereunder duly authorized all as of the date first written above.

                                          MFS Communications Company, Inc.

                                                   /s/ James Q. Crowe
                                          _____________________________________
                                          Name: James Q. Crowe
                                          Title: Chairman and CEO

                                          MFS Global Internet Services, Inc.

                                                   /s/ James Q. Crowe
                                          _____________________________________
                                          Name: James Q. Crowe
                                          Title: President

                                          UUNET Technologies, Inc.

                                                  /s/ John W. Sidgmore
                                          _____________________________________
                                          Name: John W. Sidgmore
                                          Title: President and CEO

                                                                         ANNEX B

                 STOCKHOLDER OPTION, VOTING AND PROXY AGREEMENT

                           DATED AS OF APRIL 29, 1996

                                     AMONG

                        MFS COMMUNICATIONS COMPANY, INC

                       MFS GLOBAL INTERNET SERVICES, INC.

                        AND EACH OTHER PERSON AND ENTITY

                     LISTED ON THE SIGNATURE PAGES HEREOF.

  Stockholder Option, Voting and Proxy Agreement, dated as of April 29, 1996, (this "Agreement") among MFS Communications Company, Inc., a Delaware corporation ("Parent"), MFS Global Internet Services, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and each other person and entity listed on the signature pages hereof (each, a "Stockholder").

  Whereas, as of the date hereof, each Stockholder owns of record the number of shares of common stock, $0.001 par value (the "Common Stock"), of UUNET Technologies, Inc., a Delaware corporation (the "Company"), set forth opposite such Stockholder's name on Exhibit A hereto (all such shares, together with all shares of Common Stock of the Company which are hereafter acquired by the Stockholders, being referred to herein as the "Shares");

  Whereas, Parent, Sub and the Company have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement), which provides, upon the terms and subject to the conditions set forth therein, for the merger of Sub with and into the Company (the "Merger"); and

  Whereas, as a condition to the willingness of Parent and Sub to enter into the Merger Agreement and in furtherance of the acquisition of the Company by Parent, Parent and Sub have required that the Stockholders agree, and in order to induce Parent and Sub to enter into the Merger Agreement, each Stockholder has agreed, severally and not jointly, to enter into this Agreement.

  Now, Therefore, in consideration of the foregoing premises and agreements contained herein, the parties hereto agree as follows:

                                  ARTICLE I.

          Grant of Option and Exercise; Transfer and Voting of Shares

  Section 1.1. Grant of Option. Subject to the terms and conditions set forth herein, each Stockholder hereby grants to Parent an irrevocable option (the "Option") to purchase all such Stockholder's Shares held on the date of Option exercise for 1.777776 fully paid and nonassessable shares of Parent Common Stock (as adjusted in the circumstances described in Section 3.1(c) of the Merger Agreement) per Share, together with the associated rights under Parent's Rights Agreement ("Parent Rights Plan") dated as of September 30, 1995 between Parent and Continental Stock Transfer & Trust (together, the "Purchase Price").

  Section 1.2. Exercise of Option. Parent may exercise the Option, in whole with respect to all of the Shares held by all of the Stockholders covered hereby but not in part, at any time following the occurrence of a Purchase Event (as defined in the Merger Agreement); provided that, except as provided in the last sentence of this Section 1.2(a), the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Date, (ii) 20 Business Days after the termination of the Merger Agreement other than by reason of an event described in clause (iv) or (v) below, (iii) [INTENTIONALLY OMITTED], (iv) exercise of the Company's right to terminate the Merger Agreement because of a breach by Parent or Sub of any covenant or agreement set forth in the Merger Agreement or the failure of any representation or warranty of the Parent or Sub under Article IV of the Merger Agreement or of the Parent under Article III of this Agreement to have been true in all material respects when made or the failure of the holders of capital stock of Parent to approve the Merger at the Parent Meeting, (v) the Merger Agreement has been terminated pursuant to Section 10.1(a) or (b) of the Merger Agreement, or (vi) the failure of the Closing (defined in Section 1.3 below) to occur within 30 Business Days of the Notice Date (defined in Section
1.3 below) unless (A) the reason for such failure relates to the inability to satisfy the conditions to register the shares of Parent Common Stock set forth in Section 1.9 of this Agreement or for the notification period under the HSR Act to have expired, in either case, for reasons outside of the control of Parent, and (B) Parent is diligently pursuing the registration of such shares with the Commission or promptly providing all necessary information to the Federal Trade Commission and the Antitrust Division of the Department of Justice, as the case may be. Notwithstanding the termination of the Option, Parent shall be entitled to purchase the Shares in accordance with the terms hereof if it has exercised the Option prior to the termination date, unless clause
(iv) or (vi) above has been triggered in which case the rights to exercise this Option shall immediately cease.

  Section 1.3. Closing Date. In the event Parent wishes to exercise the Option, which may be exercised in whole with respect to all of the Shares of all of the Stockholders covered hereby but not in part, it shall send to each Stockholder a written notice (the date of which being herein referred to as the "Notice Date") specifying a place and date not earlier than five business days nor later than 10 Business Days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if the closing of the purchase and sale pursuant to the Option (the "Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and, provided further that, without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with such purchase, Parent and, if applicable, a Stockholder shall promptly file the required notice or application for approval and shall expeditiously process the same (and such Stockholder shall cooperate with Parent in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be,
(i) any required notification period has expired or been terminated or (ii) such approval has been obtained, and in either event, any requisite waiting period has passed. Parent agrees that it shall include the issuance of shares of Parent Common Stock under this Agreement in the notifications under the HSR Act filed pursuant to Section 8.6 of the Merger Agreement.

  Section 1.4. Payment and Delivery of Certificates.

    (a) On the Closing Date, (i) Parent will deliver to the Stockholders the Purchase Price and a certificate signed by the President or Chief Executive Officer of Parent to the effect that Parent and the Sub have complied with all covenants and agreements set forth in the Merger Agreement and that all representations and warranties of the Parent and Sub under Article IV of the Merger Agreement and of the Parent under Article III of this Agreement were true in all material respects when made, and (ii) the Stockholders shall deliver to Parent certificates representing the Shares sold by the Stockholders to Parent at the Closing, duly endorsed in blank or accompanied by stock powers duly executed by the Stockholders in blank, in proper form for transfer.

    (b) No certificates or scrip representing less than one share of Parent Common Stock shall be issued upon the exercise of the Option. In lieu of any such fractional share, each Stockholder who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon exercise of the Option shall be paid at the Closing cash (without interest) in an amount equal to such Stockholder's fractional part of a share of Parent Common Stock multiplied by the last reported sale price of Parent Common Stock, as reported on the Nasdaq National Market, on the Closing Date.

  Section 1.5. Legends.

    (a) Each Stockholder shall instruct the Company to cause each certificate of any Stockholder evidencing the Shares to bear a legend in the following form:

    THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE STOCKHOLDER OPTION, VOTING AND PROXY AGREEMENT DATED AS OF APRIL 29, 1996, AS IT MAY BE AMENDED, AMONG MFS COMMUNICATIONS COMPANY, INC., MFS GLOBAL INTERNET SERVICES, INC. AND THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

    (b) In the event that the Shares shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the legend required by Section 1.5(a).

  Section 1.6. Voting Agreement. Each Stockholder hereby agrees that from the date hereof to the earlier to occur of the termination of the Merger Agreement or the Effective Date, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, such Stockholder shall vote the Shares; (A) in favor of the Merger, the Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger Agreement and (B) against any proposal for any recapitalization, merger (other than the Merger), sale of assets or other business combination between the Company and any person or entity (other than Parent or Sub) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions to the Merger Agreement not being fulfilled.

  Section 1.7. No Disposition or Encumbrance of Shares and Options. Except to the extent set forth in Exhibit A, each Stockholder hereby covenants and agrees that, from the date hereof to the termination of the rights of Parent under Sections 1.2, 1.6 and 1.8 of this Agreement, it shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any Encumbrance (as hereinafter defined) on the Shares owned by such Stockholder at any time prior to the Effective Date.

  Section 1.8. Voting of Shares; Further Assurances.

    (a) Each Stockholder, by this Agreement, with respect to its Shares, does hereby constitute and appoint Sub and Parent, or any nominee of Sub and Parent, with full power of substitution, from the date hereof to the earlier to occur of the termination of the Merger Agreement or the Effective Date, as its true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to vote each of such Shares as its Proxy, at every annual, special or adjourned meeting of the stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require:

      (i) in favor of the Merger, the Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger
    Agreement; and

      (ii) against any proposal for any recapitalization, merger (other than the Merger), sale of assets or other business combination between the Company and any person or entity (other than Parent or Sub) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Merger Agreement not being fulfilled.

  THIS POWER OF ATTORNEY IS IRREVOCABLE, IS GRANTED IN CONSIDERATION OF PARENT AND SUB ENTERING INTO THE MERGER AGREEMENT AND IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER. This appointment shall revoke all prior attorneys and proxies appointed by any Stockholder at any time with respect to the Shares and no subsequent attorneys or proxies will be appointed by such Stockholder, or be effective, with respect thereto during the term of this Agreement.

    (b) Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Sub and Parent the power to carry out and give effect to the provisions of this Agreement.

  Section 1.9. Registration. Notwithstanding anything in this Agreement to the contrary, the obligation of the Stockholders to transfer their Shares to Parent at the Closing shall be conditioned upon the issuance of Parent Common Stock to the Stockholders being registered pursuant to the Securities Act at the Closing. Parent shall include such issuance of shares of Parent Common Stock in the Registration Statement on Form S-4 being filed pursuant to the Merger Agreement.

                                  ARTICLE II.

              Representations and Warranties of the Stockholders

  Each Stockholder, severally and not jointly, hereby represents and warrants to Parent as follows:

  Section 2.1. Due Organization, Authorization, Etc. Such Stockholder (if it is a corporation, partnership or other legal entity) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Such Stockholder has all requisite power (corporate or otherwise) to execute and deliver this Agreement, to grant the Option and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the appointment of Parent and Sub as such Stockholder's Proxy, the granting of the Option and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and, assuming its due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

  Section 2.2. No Conflicts, Required Filings and Consents.

    (a) Except as disclosed on Exhibit A, the execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate the Certificate of Incorporation by By-Laws or other similar organizational documents of such Stockholder (in the case of a Stockholder that is a corporation, partnership or other legal entity), (ii) conflict with or violate any statute, law, ordinance, rule, regulation, order, decree or judgment applicable to such Stockholder or by which it or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of such Stockholder or (if such Stockholder is a corporation, partnership or other legal entity) any of its subsidiaries, including, without limitation, the Shares, pursuant to, any indenture or other loan document provision or other contract, license, franchise, permit or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its properties is bound or affected, except, in the case of clauses (ii) and (iii), for any such breaches, defaults or other occurrences that would not prevent or delay the performance by such Stockholder of its obligations under this Agreement.

    (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

  Section 2.3. Title to Shares. Such Stockholder has, and the transfer by the Stockholder of the Shares hereunder will pass, good and marketable title to the Shares listed on Exhibit A hereto, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind ("Encumbrances"), except to the extent disclosed on Exhibit A and for Shares sold prior to the Closing as permitted under Section 1.7.

  Section 2.4. No Brokers. Except for Goldman, Sachs & Co. or as set forth in the Company Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Stockholder.

                                 ARTICLE III.

                   Representations and Warranties of Parent

  Parent represents and warrants to each Stockholder as follows:

  Section 3.1. Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of Parent and its subsidiaries taken as a whole (a "Parent Material Adverse Effect"). Complete and correct copies as of the date hereof of the Certificate of Incorporation and By-laws of Parent have been delivered to the Company as part of a disclosure letter delivered by Parent to the Company on or prior to the date of this Agreement pursuant to the Merger Agreement (the "Parent Disclosure Letter").

  Section 3.2. Capitalization. The authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock, and 25,000,000 shares of preferred stock, $.01 par value. As of April 26, 1996 (after giving effect to the stock split on that day), (i) 125,804,234 shares of Parent Common Stock were validly issued and outstanding, fully paid and nonassessable, (ii) 95,000 shares of Parent's Series A 8% Cumulative Convertible Preferred Stock, were validly issued and outstanding, fully paid, and nonassessable and (iii) 15,000,000 shares of Series B Cumulative Convertible Preferred Stock were validly issued and outstanding, fully paid, and nonassessable. As of the date hereof, there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Parent's stockholders may vote ("Parent Voting Debt") issued or outstanding. As of April 26, 1996 (after giving effect to the stock split on that day), except for options to acquire 20,614,274 shares of Parent Common Stock pursuant to the Parent's 1992 Stock Plan and 1993 Stock Plan, warrants to purchase 1,500,000 shares of Parent Common Stock, commitments to issue shares of Parent Common Stock under Parent's Shareworks and Shareworks Plus programs and commitments to issue shares of Parent Common Stock to non-employee directors pursuant to Parent's 1993 Stock Plan, and, except as provided herein and in the Parent Rights Plan, there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating Parent to issue, deliver or sell shares of its capital stock or debt securities, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. All of the shares of Parent Common Stock issuable in accordance with this Agreement in exchange for Company Common Stock at the Closing will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and shall be delivered free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind ("Encumbrances"), including any preemptive rights of any stockholder of Parent.

  Section 3.3. Subsidiaries. The only "Significant Subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "Commission")) ("Significant Subsidiaries") of Parent are those named in Section 4.3 of the Parent Disclosure Letter or set forth on
Exhibit 22 to Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1995. Each Significant Subsidiary incorporated in the United States is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Significant Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Parent Material Adverse Effect. Except as disclosed in Section 4.3 of the Parent Disclosure Letter, all the outstanding shares of capital stock of each Significant Subsidiary are validly issued, fully paid and nonassessable and owned by Parent or by a Significant Subsidiary of Parent free and clear of any Encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Significant Subsidiaries of Parent. Except as set forth in the Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as disclosed in Section 4.3 of the Parent Disclosure Letter and except for wholly owned subsidiaries which are formed after the date hereof in the ordinary course of business, Parent does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity that is a Significant Subsidiary.

  Section 3.4. Authority Relative to the Agreement.

    (a) Parent has the corporate power to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent's Board of Directors. The Agreement constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Agreement or the consummation of the transactions contemplated hereby.

    (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, does not and will not result in the change in conversion ratios, conversion rights or voting rights, or the breach, violation, default (with or without notice or lapse of time, or both), termination, cancellation or acceleration of any obligation, or the loss of a material benefit, under (i) the Parent's charter or by-laws or
  (ii) any indenture or other loan document provision or other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, will not have a Parent Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and (B) the laws and regulations referred to in the next paragraph.

    (c) Except as disclosed in Section 4.4 of the Parent Disclosure Letter, or in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent of the transactions contemplated by this Agreement, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain will not have a Parent Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

  Section 3.5. Reports and Financial Statements. Parent has previously furnished the Company with true and complete copies of its (i) Annual Report on Form 10-K, as amended, for the fiscal years ended December 31, 1994 and December 31, 1995, as filed with the Commission, (ii) proxy statements related to all meetings of its stockholders (whether annual or special) since January 1, 1994, and (iii) all other reports or registration statements filed by Parent with the Commission under the Exchange Act since December 31, 1992 through the date hereof, except Quarterly Reports on Form 10-Q for fiscal quarters ended prior to December 31, 1995 (the items in clauses (i) through (iii) being referred to herein collectively as the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder applicable to such Parent SEC Reports. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Parent SEC Reports: have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the financial position of Parent and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; and are in all material respects, in accordance with the books of account and records of Parent.

  Section 3.6. Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports or as disclosed in Section 4.6 of the Parent Disclosure Letter, from December 31, 1995 through the date of this Agreement, there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having a Parent Material Adverse Effect (other than as a result of changes in laws or regulations of general applicability); (ii) any damage, destruction or loss, whether or not covered by insurance, which would have a Parent Material Adverse Effect; or
(iii) any entry into any commitment or transaction material to Parent and its subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

                                  ARTICLE IV.

                                  Adjustments

  Section 4.1. Distributions; Adjustment Upon Changes in Capitalization.

    (a) Any dividends or other distributions (whether payable in cash, stock or otherwise) by the Company with respect to any Shares purchased hereunder with a record date on or after the Closing Date will belong to Parent. If any such dividend or distribution belonging to Parent is paid by the Company to the Stockholder, the Stockholder shall hold such dividend or distribution in trust for the benefit of Parent and shall promptly remit such dividend or distribution to Parent in exactly the form received, accompanied by appropriate instruments of transfer.

    (b) If on or after the date of this Agreement there shall occur any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, as a result of which shares of any class of stock, other securities, cash or other property shall be issued in respect of any Shares or if any Shares shall be changed into the same or another class of stock or other securities, then, upon exercise of the Option, Parent shall receive for the aggregate price payable upon exercise of the Option with respect to the Shares, all such shares of stock, other securities, cash or other property issued, delivered or received with respect to such Shares (or if the Option shall not be exercised, appropriate adjustment shall be made for purposes of the calculations set forth in this Agreement).

                                  ARTICLE V.

  Section 5.1. No Solicitation of Transactions.

  Each Stockholder covenants and agrees that in its capacity as a stockholder of the Company it shall not, directly or indirectly, take (nor shall the Stockholder authorize or permit its officers, directors, partners, stockholders, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates (the "Representatives"), to take and the Representatives shall not take, on behalf of the Stockholder) any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal or a proposal for the acquisition, purchase or option to purchase any of the Shares, (ii) enter into any agreement with respect to any Acquisition Proposal or any acquisition or purchase of all or any of the Shares or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or a proposal to acquire or purchase any of the Shares. The Stockholder will promptly communicate to Parent any solicitation received by it in its capacity as a stockholder of the Company with respect to an Acquisition Proposal and the terms of such proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such transaction, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it. "Acquisition Proposal" shall mean any proposed
(A) merger, consolidation or similar transaction involving the Company, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of the Company or its subsidiaries representing 10% or more of the consolidated assets of the Company and its subsidiaries other than in the ordinary course of business,
(C) issue, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 10% or more of the voting power of the Company or (D) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange
Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 25% or more of the outstanding Common Stock.

                                  ARTICLE VI.

                        Covenants of the Stockholders.

  Section 6.1. Negative Covenants. Each Stockholder agrees, until the Option has terminated, not to:

    (a) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of, the Shares owned by such Stockholder to any person other than Parent or Parent's designee and except as contemplated in Exhibit A;

    (b) acquire any additional shares of Common Stock without the prior consent of Parent other than pursuant to rights under the Company Employees Stock Purchase Plan or options outstanding on the date of this Agreement; or

    (c) deposit any Shares into a voting trust or grant a proxy or enter into a voting agreement with respect to any Shares, except for this Agreement.

  Section 6.2. Further Assurances. If Parent shall exercise the Option in accordance with the terms of this Agreement, from time to time and without additional consideration the Stockholder will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, including the transfer of the Shares to Parent and the release of any and all Encumbrances with respect thereto.

                                 ARTICLE VII.

                                 Miscellaneous

  Section 7.1. Non-Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made by the parties to this Agreement shall terminate at the Closing.

  Section 7.2. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

  Section 7.3. Notices. All notices or other communications under this Agreement shall be in writing and shall be given by delivery in person, by facsimile, cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or such other address for a party as shall be specified in a notice given in accordance with this Section 6.3) and shall be deemed to have been given one business day after transmission by facsimile, cable, telegram, telex of other standard form of telecommunications or four days after deposit in the U.S. mail:

    If to a Stockholder, at the address or facsimile number of such Stockholder set forth on Exhibit A, with a copy to:

      UUNET Technologies, Inc.
      3060 Williams Drive
      Fairfax, VA 22031
      Attention: General Counsel
      Facsimile No.: (703) 206-5807

      and

      Heller Ehrman White & McAuliffe
      525 University Avenue
      Palo Alto, CA 94301
      Attn: August J. Moretti and Richard Friedman
      Facsimile: (415) 324-0638

  If to Parent or Sub:

      MFS Communications Company, Inc.
      3555 Farnam Street, 2nd Floor
      Omaha, Nebraska 68131
      Attention: General Counsel
      Facsimile No.: (402) 977-5335

      With a copy to:

      Willkie Farr & Gallagher
      One Citicorp Center
      153 East 53rd Street
      New York, New York 10022
      Attention: John S. D'Alimonte, Esq.
      Facsimile No.: (212) 821-8111

  Section 7.4. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  Section 7.5. Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

  Section 7.6. Assignment, Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent or Sub may assign all or any of their rights and obligations hereunder to any affiliate of Parent, provided that no such assignment shall relieve Parent or Sub of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

  Section 7.7. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

  Section 7.8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS.

  Section 7.9. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

  Section 7.10. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                           [SIGNATURE PAGES FOLLOW.]

  In Witness Whereof, Parent has caused this Agreement to be executed by its officers thereunto duly authorized and each Stockholder has caused this Agreement to be executed, or duly executed by an authorized signatory, all as of the date first written above.

                                          MFS Communications Company, Inc.

                                                    /s/ James Q. Crowe
                                          By __________________________________
                                            Name: James Q. Crowe
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer

                                          MFS Global Internet Services, Inc.

                                                    /s/ James Q. Crowe
                                          By __________________________________
                                            Name: James Q. Crowe
                                            Title: President

                                                 /s/ Richard L. Adams, Jr.
                                          _____________________________________
                                                   Richard L. Adams, Jr.

                                          Microsoft Corporation

                                                 /s/ Nathan Myhrvold
                                          By: _________________________________

                                            Name: Nathan Myhrvold
                                            Title: Group Vice President

                                          Menlo Ventures IV, L.P.

                                                  MV Management IV, L.P.,
                                          By: _________________________________
                                                    its General Partner

                                                       /s/ John W. Jarve
                                              By: _____________________________
                                                        General Partner

                                          Menlo Evergreen V, L.P.

                                                  MV Management IV, L.P.,
                                          By: _________________________________
                                                    its General Partner

                                                       /s/ John W. Jarve
                                              By: _____________________________
                                                        General Partner

                                                   /s/ John W. Sidgmore
                                          _____________________________________
                                                     John W. Sidgmore

                                          New Enterprise Associates V, Limited
                                           Partnership

                                                  NEA Partners V, Limited
                                                        Partnership
                                          By: _________________________________
                                                    its General Partner

                                                        /s/ Nancy Dorman
                                              By: _____________________________
                                                        General Partner

                                          Accel Investors '93, L.P.

                                                  /s/ Arthur C. Patterson
                                          By: _________________________________
                                                      General Partner


                                          Accel IV L.P.

                                                 Accel IV Associates, L.P.
                                          By: _________________________________
                                                    its General Partner

                                                    /s/ Arthur C. Patterson
                                              By: _____________________________
                                                        General Partner

                                                    /s/ Les B. Strauss
                                          By: _________________________________

                                                     Les Strauss

                                                    /s/ Daniel C. Lynch
                                          By: _________________________________
                                                      Daniel C. Lynch

                                                                       EXHIBIT A

                              LIST OF STOCKHOLDERS

       NAME AND ADDRESS                                         NUMBER OF SHARES
        OF STOCKHOLDER                                          OF COMMON STOCK
       ----------------                                         ----------------
       Richard L. Adams, Jr....................................     4,700,000(1)
        c/o UUNET Technologies, Inc.
        3060 Williams Drive
        Fairfax, VA 22031
        Facsimile: (703) 206-5805
       Microsoft Corporation...................................     4,164,000
        1 Microsoft Way
        Redmond, WA 98052
        Attn: Robert Eschelman
        Facsimile: (206) 869-1327
       Menlo Ventures IV, L.P..................................     2,563,031
       Menlo Evergreen V, L.P..................................       666,667
       3000 Sand Hill Road
        Building 4, Suite 100
        Menlo Park, CA 94025
        Attn: John W. Jarve
        Facsimile: (415) 854-7059
       John W. Sidgmore 3060 Williams Drive ...................     1,091,455(2)
        c/o UUNET Technologies, Inc.
        Fairfax, VA 22031
        Facsimile: (703) 206-5805
       New Enterprise Associates V, Limited Partnership .......     3,229,698
        1119 St. Paul Street
        Baltimore, MD 21202
        Attn: Peter J. Barris and Nancy Dorman
        Facsimile: (410) 752-7721
       Accel IV L.P............................................     2,958,403
       Accel Investors '93 L.P. ...............................       119,499
        One Palmer Square
        Princeton, NJ 08542
        Attn: Carter Sednaoui
        Facsimile: (609) 683-0384
       Les B. Strauss .........................................        53,472
        PictureTel
        The Tower at Northwoods
        222 Rosewood Drive
        Danvers, MA 01923
        Facsimile: (508) 762-5219

       NAME AND ADDRESS                                         NUMBER OF SHARES
        OF STOCKHOLDER                                          OF COMMON STOCK
       ----------------                                         ----------------
       Daniel C. Lynch ........................................        34,500
        25560 La Lanne Court
        Los Altos Hills, CA 94022
        Facsimile: (415) 948-0757
                                                                   ----------
         TOTAL                                                     19,580,725
                                                                   ==========

- --------
(1) Of the 4,700,000 shares held by Mr. Adams, 325,000 shares may be sold, gifted or otherwise transferred without restriction under this Agreement prior to the Closing.
(2) Of the 1,091,455 shares held by Mr. Sidgmore, 355,458 of such shares are subject to a right of repurchase by the Company if Mr. Sidgmore voluntarily terminates his employment with the Company before June 27, 1996. In addition, as of April 30, 1996, the Company has a right of repurchase with respect to another 562,807 of such shares in the event that Mr. Sidgmore's employment with the Company is terminated and which right of repurchase expires with respect to 14,810.70 shares of the last day of each calendar month so long as Mr. Sidgmore remains employed by the Company; provided, that such right of repurchase expires with respect to 50 percent of such shares subject to a right of repurchase in the event of a Change in Control or involuntary Termination Other Than For Cause (each, as defined in the Nonstatutory Stock Option Agreement between the Company and Mr. Sidgmore dated as of July 20, 1994).

                                 AMENDMENT TO
                STOCKHOLDER OPTION, VOTING AND PROXY AGREEMENT

  This AMENDMENT (the "Amendment") to STOCKHOLDER OPTION, VOTING AND PROXY AGREEMENT dated as of April 29, 1996 (the "Agreement") among MFS COMMUNICATIONS COMPANY, INC., a Delaware corporation (Parent), MFS GLOBAL INTERNET SERVICES, INC., a Delaware corporation and a wholly owned subsidiary of Parent (Sub), and each other person and entity a signatory to the Agreement (each, a Stockholder) is entered into this 30th day of June 1996.

  WHEREAS, the parties to the Agreement desire to amend the Agreement;

  The parties to the Agreement agree as follows:

  1. Definitions. Capitalized terms used without definition in this Amendment shall have the same meaning as set forth in the Agreement.

  2. Amendment of Exhibit A. The parties to the Agreement agree to amend Exhibit A to the Agreement to read in its entirety as set forth on Exhibit A to this Amendment.

  3. Ratification. The parties to the Agreement hereby confirm and ratify the Agreement, as amended hereby, and acknowledge that the Agreement as so amended shall remain in full force and effect in accordance with its terms.

  IN WITNESS WHEREOF, Parent has caused this Amendment to be executed by its officers thereunto duly authorized and each Stockholder has caused this Amendment to be executed, or duly executed by an authorized signatory, all as of the date first written above.

                                          MFS Communications Company, Inc.

                                                 /s/ Terrence J. Ferguson
                                          By: _________________________________
                                          Title:   Senior Vice President

                                          MFS Global Internet Services, Inc.

                                                 /s/ Terrence J. Ferguson
                                          By: _________________________________
                                          Title:       Vice President

                                                 /s/ Richard L. Adams, Jr.
                                          _____________________________________
                                                   Richard L. Adams, Jr.

                                          Microsoft Corporation

                                                /s/ Keith R. Dolliver
                                          By: _________________________________

                                            Name: Keith R. Dolliver

                                            Title: Corporate Attorney

                                          Menlo Ventures IV, L.P.

                                                  MV Management IV, L.P.,
                                          By: _________________________________
                                                    its General Partner

                                                       /s/ John W. Jarve
                                              By: _____________________________
                                                        General Partner

                                          Menlo Evergreen V, L.P.

                                                  MV Management IV, L.P.,
                                          By: _________________________________
                                                    its General Partner

                                                       /s/ John W. Jarve
                                              By: _____________________________
                                                        General Partner

                                                   /s/ John W. Sidgmore
                                          _____________________________________
                                                     John W. Sidgmore

                                          New Enterprise Associates V, Limited
                                           Partnership

                                                  NEA Partners V, Limited
                                                        Partnership
                                          By: _________________________________
                                                    its General Partner

                                                        /s/ Nancy Dorman
                                              By: _____________________________
                                                        General Partner

                                          Accel Investors '93, L.P.

                                                /s/ G. Carter Sednaoui
                                          By: _________________________________

                                                   Attorney-in-fact


                                          Accel IV L.P.

                                                 Accel IV Associates, L.P.
                                          By: _________________________________
                                                    its General Partner

                                                  /s/ G. Carter Sednaoui
                                              By: _____________________________
                                                        General Partner

                                                    /s/ Les B. Strauss
                                          By: _________________________________
                                                      Les B. Strauss

                                                    /s/ Daniel C. Lynch
                                          By: _________________________________
                                                      Daniel C. Lynch

                                                                       EXHIBIT A

                              LIST OF STOCKHOLDERS

                                                             NUMBER OF
           NAME AND ADDRESS                                  SHARES OF
            OF STOCKHOLDER                                  COMMON STOCK
           ----------------                                 ------------
       Richard L. Adams, Jr. ..............................    4,700,00(1)
       c/o UUNET Technologies, Inc.
       3060 Williams Drive
       Fairfax, VA 22031
       Facsimile: (703) 206-5805
       Microsoft Corporation...............................   4,164,000
       1 Microsoft Way
       Redmond, WA 98052
       Attn: Robert Eschelman
       Facsimile: (206) 869-1327
       Menlo Ventures IV, L.P. ............................   2,563,031
       Menlo Evergreen V, L.P. ............................     666,667
       3000 Sand Hill Road
       Building 4, Suite 100
       Menlo Park, CA 94025
       Attn: John W. Jarve
       Facsimile: (415) 854-7059
       John W. Sidgmore....................................   1,136,643
       c/o UUNET Technologies, Inc.
       3060 Williams Drive
       Fairfax, VA 22031
       Facsimile: (703) 206-5805
       New Enterprise Associates V,
        Limited Partnership................................   3,229,698
       1119 St. Paul Street
       Baltimore, MD 21202
       Attn: Peter J. Barris and
       Nancy Dorman
       Facsimile: (410) 752-7721
       Accel IV L.P. ......................................   2,958,403
       Accel Investors '93 L.P.  ..........................     119,499
       One Palmer Square
       Princeton, NJ 08542
       Attn: Carter Sednaoui
       Facsimile: (609) 683-0384
       Les B. Strauss......................................      53,472
       PictureTel
       The Tower at Northwoods
       222 Rosewood Drive
       Danvers, MA 01923
       Facsimile: (508) 762-5219
       Daniel C. Lynch.....................................      34,500
       25560 La Lanne Court
       Los Altos Hills, CA 94022
       Facsimile: (415) 948-0757
                                                             ----------
         TOTAL.............................................  19,625,913

- --------
(1) Of the 4,700,000 shares held by Mr. Adams, 325,000 shares may be sold, gifted or otherwise transferred without restriction under this Agreement prior to the Closing. In addition, 3,371 shares issuable upon exercise of a stock option outstanding on the date of the Agreement may be gifted without restriction under the Agreement prior to the Closing.
(2) Of the 1,136,643 shares held by Mr. Sidgmore, 355,458 of such shares are subject to a right of repurchase by the Company if Mr. Sidgmore voluntarily terminates his employment with the Company before June 27, 1996. In addition, as of April 30, 1996, the Company has a right of repurchase with respect to another 562,807 of such shares in the event that Mr. Sidgmore's employment with the Company is terminated and which right of repurchase expires with respect to 14,810.70 shares on the last day of each calendar month so long as Mr. Sidgmore remains employed by the Company; provided, that such right of repurchase expires with respect to 50 percent of such shares subject to a right of repurchase in the event of a Change in Control or involuntary Termination Other Than For Cause (each, as defined in the Nonstatutory Stock Option Agreement between the Company and Mr. Sidgmore dated as of July 20, 1994). 45,188 of the shares held by Mr. Sidgmore are held in a trust of which Mr. Sidgmore is the trustor and the sole trustee.

                                                                         ANNEX C

                       PARENT VOTING AND PROXY AGREEMENT

                           DATED AS OF APRIL 29, 1996

                                     AMONG

                            UUNET TECHNOLOGIES, INC.

                                      AND

                               EACH OTHER PERSON

                      LISTED ON THE SIGNATURE PAGES HEREOF

  Parent Voting and Proxy Agreement, dated as of April 29, 1996, (this "Agreement") among UUNET Technologies, Inc., a Delaware corporation (the "Company") and each other person listed on the signature pages hereof (each, a "Stockholder").

  Whereas, as of the date hereof, each Stockholder owns of record the number of shares of common stock, $0.01 par value (the "Common Stock"), of MFS Communications Company, Inc., a Delaware corporation ("Parent"), set forth opposite such Stockholder's name on Exhibit A hereto (all such shares now owned of record and which may hereafter be acquired, as a result of exercise of an option to acquire shares of Common Stock or otherwise, by such Stockholder prior to the termination of this Agreement being referred to herein as the "Shares");

  Whereas, the Company, Parent and MFS Global Internet Services, Inc., a wholly owned subsidiary of Parent ("Sub"), have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement), which provides, upon the terms and subject to the conditions set forth therein, for the merger of Sub with and into the Company (the "Merger"); and

  Whereas, as a condition to the willingness of the Company to enter into the Merger Agreement and in furtherance of the acquisition of the Company by Parent, the Company has have required that the Stockholders agree, and in order to induce the Company to enter into the Merger Agreement, each Stockholder has agreed, severally and not jointly, to enter into this Agreement.

  Now, Therefore, in consideration of the foregoing premises and agreements contained herein, the parties hereto agree as follows:

                                  ARTICLE I.

                         Transfer and Voting of Shares

  Section 1.1. Voting Agreement. Each Stockholder hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of Parent, however called, and in any action by consent of the stockholders of Parent, such Stockholder shall vote the Shares in favor of the Parent Share Proposal.

  Section 1.2. No Disposition or Encumbrance of Shares and Options. Each Stockholder hereby covenants and agrees that, from the date hereof to the termination of this Agreement, it shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any Encumbrance (as hereinafter defined) on the Shares at any time prior to the Effective Date.

  Section 1.3. Voting of Shares; Further Assurances.

    (a) Each Stockholder, by this Agreement, with respect to its Shares, does hereby constitute and appoint the Company, or any nominee of the Company, with full power of substitution, from the date hereof to the earlier to occur of the termination of this Agreement or the Effective Date, as its true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to vote each of such Shares as its Proxy, at every annual, special or adjourned meeting of the stockholders of Parent, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to Parent that the law of the State of Delaware may permit or require in favor of the Parent Share Proposal and the transactions contemplated by the Merger Agreement.

  THIS POWER OF ATTORNEY IS IRREVOCABLE, IS GRANTED IN CONSIDERATION OF PARENT AND SUB ENTERING INTO THE MERGER AGREEMENT AND IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER. This appointment shall revoke all prior attorneys and proxies appointed by any Stockholder at any time with respect to the Shares and no subsequent attorneys or proxies will be appointed by such Stockholder, or be effective, with respect thereto.

    (b) Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in the Company the power to carry out and give effect to the provisions of this Agreement.

  Section 1.4. Legends.

    (a) Each Stockholder shall instruct Parent to cause each certificate of any Stockholder evidencing the Shares to bear a legend in the following form:

    THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE PARENT VOTING AND PROXY AGREEMENT DATED AS OF APRIL 29, 1996, AS IT MAY BE AMENDED, AMONG UUNET TECHNOLOGIES, INC. AND THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

    (b) In the event that the Shares shall cease to be subject to the restrictions on transfer set forth in this Agreement, Parent shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the legend required by Section 1.4(a).

                                  ARTICLE II.

              Representations and Warranties of the Stockholders

  Each Stockholder, severally and not jointly, hereby represents and warrants to the Company as follows:

  Section 2.1. Due Organization, Authorization, Etc. Such Stockholder has all requisite power to execute and deliver this Agreement, to appoint the Company as its Proxy and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming its due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

  Section 2.2. No Conflicts, Required Filings and Consents.

    (a) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not,
  (i) conflict with or violate any statute, law, ordinance, rule, regulation, order, decree or judgment applicable to such Stockholder or by which it or any of its properties is bound or affected, or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of such Stockholder, including, without limitation, the Shares, pursuant to, any indenture or other loan document provision or other contract, license, franchise, permit or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not prevent or delay the performance by such Stockholder of its obligations under this Agreement.

    (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

  Section 2.3. Title to Shares. Such Stockholder is the record and beneficial owner of the Shares set forth opposite such Stockholder's name on Exhibit A hereto, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind ("Encumbrances"), other than pursuant to this Agreement.

                                 ARTICLE III.

                 Representations and Warranties of the Company

  The Company represents and warrants to each Stockholder as follows:

  Section 3.1. Due Organization, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company has been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming its due authorization, execution and delivery by each Stockholder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                                  ARTICLE IV.

                                 Miscellaneous

  Section 4.1. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

  Section 4.2. Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or such other address for a party as shall be specified in a notice given in accordance with this Section 4.2):

    If to a Stockholder:

      Prior to May 18, 1996
      c/o MFS Communications Company, Inc.
      3555 Farnam Street, 2nd Floor
      Omaha, Nebraska 68131
      Attention: General Counsel
      Facsimile No.: (402) 977-5335

      On or after May 18, 1996
      c/o MFS Communications Company, Inc.
      11808 Miracle Hills Drive
      Omaha, Nebraska 68154
      Attention: General Counsel
      Facsimile No.: (402) 231-3545

      With a copy to:

      Willkie Farr & Gallagher
      One Citicorp Center
      153 East 53rd Street
      New York, New York 10022
      Attention: John S. D'Alimonte, Esq.
      Facsimile No.: (212) 821-8111

      If to the Company:

      UUNET Technologies, Inc.
      3060 Williams Drive
      Fairfax, Virginia 94301
      Attention: General Counsel
      Facsimile No.: (703) 206-5807

      with a copy to:

      Heller Ehrman White & McAuliffe
      525 University Avenue
      Palo Alto, California 94301
      Attention: August J. Moretti, Esq. and
                 Richard Friedman, Esq.
      Facsimile No.: (415) 324-0638

  Section 4.3. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  Section 4.4. Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

  Section 4.5. Assignment, Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

  Section 4.6. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

  Section 4.7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS.

  Section 4.8. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

  Section 4.9. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

  Section 4.10 Termination. This Agreement shall terminate and be of no further force and effect, automatically and without any required action of the parties hereto, at the time of the earlier to occur of (i) the Effective Date or (ii) November 30, 1996.

  In Witness Whereof, the Company has caused this Agreement to be executed by its officer thereunto duly authorized and each Stockholder has executed this Agreement, all as of the date first written above.

                                          UUNET Technologies, Inc.

                                                    /s/ Martina W. Knee
                                          By:__________________________________
                                            Name:Martina W. Knee
                                            Title:Vice President and General
                                            Counsel

                                                    /s/ James Q. Crowe
                                            ___________________________________
                                                      James Q. Crowe

                                                     /s/ Howard Gimbel
                                            ___________________________________
                                                       Howard Gimbel

                                                   /s/ William Grewcock
                                            ___________________________________
                                                     William Grewcock

                                                   /s/ Royce J. Holland
                                            ___________________________________
                                                     Royce J. Holland

                                                   /s/ Richard R. Jaros
                                            ___________________________________
                                                     Richard R. Jaros

                                                   /s/ Robert E. Julian
                                            ___________________________________
                                                     Robert E. Julian

                                                   /s/ Ronald W. Roskens
                                            ___________________________________
                                                     Ronald W. Roskens

                                                   /s/ Walter Scott, Jr.
                                            ___________________________________
                                                     Walter Scott, Jr.

                                                  /s/ Kenneth E. Stinson
                                            ___________________________________
                                                    Kenneth E. Stinson

                                                   /s/ Michael B. Yanney
                                            ___________________________________
                                                     Michael B. Yanney

                                                                       EXHIBIT A

                              LIST OF STOCKHOLDERS

                                                                     NUMBER OF
                                                                     SHARES OF
        NAME OF STOCKHOLDER                                         COMMON STOCK
        -------------------                                         ------------
        James Q. Crowe.............................................    467,140
        Howard Gimbel..............................................    159,918
        William Grewcock...........................................  3,569,106
        Royce J. Holland...........................................     61,468
        Richard R. Jaros...........................................    355,760
        Robert E. Julian...........................................  1,192,820
        Ronald W. Roskens..........................................      9,784
        Walter Scott, Jr. .........................................  9,423,826
        Kenneth E. Stinson.........................................    139,406
        Michael B. Yanney..........................................      1,784

                                                                         ANNEX D


                                                            [LOGO FOR
                                                            GOLDMAN SACHS
                                                            APPEARS HERE]


PERSONAL AND CONFIDENTIAL

April 29, 1996

Board of Directors
UUNET Technologies, Inc.
3060 Williams Drive
Fairfax, VA 22031

Gentlemen:

You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, par value $.001 per share (the "Shares"), of UUNET Technologies, Inc. (the "Company") of the exchange ratio of 1.777776 shares (the "Exchange Ratio") of Common Stock of MFS Communications Company, Inc. ("MFS"), par value $0.01 per share (the "MFS Shares") to be received by such holders for each Share pursuant to the merger contemplated by the Agreement and Plan of Merger dated as of April 29, 1996 among MFS, MFS Global Internet Services, Inc., a wholly owned subsidiary of MFS, and the Company (the "Agreement").

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as managing underwriters of the initial public offering of Shares in May 1995; and having acted as financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. In addition, Goldman Sachs International acted as a financial advisor to the Company and Dealer Manager to the Company in connection with a registered exchange offer relating to the Company's acquisition of Unipalm PLC in November 1995. We also have provided certain investment banking services to MFS from time to time, including having acted as underwriters of a public offering of 8 7/8% Senior Discount Notes due 2006 of MFS in January 1996; and having acted as underwriters of a public offering of 8% Cumulative Convertible Preferred Stock of MFS in May 1995; and may provide investment banking services to MFS in the future. In the course of the trading activities of Goldman, Sachs & Co., prior to our retention in connection with this matter, we accumulated a long position of 7,684 Shares and a short position of 257,256 MFS Shares.

In connection with this opinion, we have reviewed, among other things, the Agreement; the Annual Report on Form 10-K of the Company for the year ended December 31, 1995; Annual Reports to Stockholders of MFS for the two years ended December 31, 1994; Annual Reports on Form 10-K of MFS for the three years ended December 31, 1995; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and MFS; the Registration Statement dated May 25, 1995 relating to the initial public offering of Shares; the Proxy Statement dated August 7, 1995 relating to Peter Kiewit Sons, Inc.'s tax-free distribution of all of its holdings in MFS; the Prospectus Supplement dated January 18, 1996 relating to 8 7/8% Senior Discount Notes due 2006 of MFS; certain other communications from the Company and MFS to their respective stockholders; and certain internal financial analyses and forecasts for the Company and MFS prepared by their respective

UUNET Technologies, Inc.
April 29, 1996
Page Two

managements. We also have held discussions with members of the senior management of the Company and MFS regarding the past and current business operations, financial condition and future prospects of their respective companies. We have also reviewed with members of the senior management of the Company and its outside counsel and accountants the results of the Company's due diligence examination of MFS. In addition, we have reviewed the reported price and trading activity for the Shares and the MFS Shares, compared certain financial and stock market information for the Company and MFS with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the technology sector generally and the communications equipment industry specifically and performed such other studies and analyses as we considered appropriate.

We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In that regard, we have assumed, with your consent, that the financial forecasts have been prepared on a basis reflecting the best currently available judgments and estimates of the Company and MFS and that such forecasts will be realized in the amounts and at the times contemplated therein. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or MFS or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair to holders of the Shares.

Very truly yours,

GOLDMAN, SACHS & CO.

                                                                        ANNEX E

                                     [LOGO OF GLEACHER NATWEST APPEARS HERE]

                                                                 April 29, 1996

Board of Directors
MFS Communications Company, Inc.
3555 Farnam Street
Omaha, NE 68131

Gentlemen:

  We understand that MFS Communications Company, Inc. ("MFS" or the "Company") is contemplating entering into a definitive merger agreement with UUNet Technologies, Inc. ("UUNet") pursuant to which a subsidiary of MFS ("MFS Sub") shall be merged with and into UUNet, with UUNet as the surviving corporation. We further understand that in the merger each share of UUNet capital stock outstanding immediately prior to the effective time of the merger will be converted into 1.777776 MFS shares (as adjusted for the MFS stock split effective April 26, 1996), and each option to purchase a share of UUNet capital stock will be converted into an option to acquire 1.777776 shares of MFS capital stock at an exercise price for each underlying share equal to its current exercise price divided by 1.777776.

  You have asked for our opinion as to whether the exchange ratio offered by MFS to UUNet stockholders is fair from a financial point of view to MFS and its stockholders.

  For the purposes of the opinion set forth herein, we have:

  1. analyzed the historical publicly filed financial statements of UUNet and MFS;

  2. discussed the past and current operations, the financial condition and the prospects of UUNet with the management of MFS and the management of UUNet, and reviewed with the management of MFS its due diligence of UUNet;

  3. reviewed with the management of MFS certain business plans of MFS, certain projections prepared by and pertaining to UUNet, certain financial projections concerning UUNet prepared by the management of MFS and certain estimates of financial synergies occurring from the business combination resulting from the merger as prepared by MFS;

  4. reviewed the historical market prices and reported trading volumes of MFS Common Stock and UUNet Common Stock;

  5. compared the financial performance of UUNet with, and reviewed the prices and reported trading activity of the securities of, certain publicly traded companies whose operating characteristics and/or industry focus resemble those of UUNet;

  6. reviewed the financial terms of selected precedent transactions of publicly-traded companies with high projected growth rates;

  7. performed a discounted cash flow analysis of UUNet based upon public estimates and the financial information provided to us as referred to above; and

  8. reviewed such other information and performed such other analyses as we have deemed appropriate.

  We have assumed and relied upon, without assuming responsibility for independent verification, the accuracy and completeness of the information reviewed by us for purposes of this opinion. With respect to the financial projections provided to us, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of the senior management of MFS and UUNet as to the future financial performance of MFS and UUNet. We have also assumed based upon the information which has been provided to us and without assuming responsibility for independent verification thereof that no material undisclosed or contingent liability exists with respect to MFS or UUNet. Our opinion is based necessarily on the economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof.

  MFS acknowledges that the opinion and any advice or materials provided by Gleacher NatWest in connection with its engagement hereunder is intended for the benefit and use of the Board in considering the transaction to which the opinion, advice or materials relate and the Company agrees that no such opinion, advice or material shall be used for any other purpose or be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to Gleacher NatWest be made by or on behalf of the Company, in each case without Gleacher NatWest's prior written consent.

  Based upon and subject to the foregoing, we are of the opinion that as of the date hereof the exchange ratio offered by MFS to UUNet stockholders pursuant to the Transaction is fair from a financial point of view to MFS and is stockholders.

                                          Very truly yours,

                                          GLEACHER NATWEST INC.

                                                    /s/ James Goodwin
                                          _____________________________________
                                             James Goodwin Managing Director

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertake to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

  A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

  In accordance with Section 145 of the DGCL, Article 7 of MFS' Restated Certificate of Incorporation (the "Restated Certificate") and MFS' By-laws (the "By-laws") provide that MFS shall indemnify each person who is or was a director, officer or employee of MFS (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of MFS as director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b), and (c) of the DGCL or any successor statute. The indemnification provided by the Restated Certificate and the By-laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by MFS. Article 8 of the Restated Certificate provides that a director of MFS shall not be personally liable to MFS or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to MFS or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of MFS shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

  Section 8.7 of the By-laws provides that MFS may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.

ITEM 21. EXHIBITS

EXHIBIT NO.
- -----------
  2.1 Agreement and Plan of Merger, dated as of April 29, 1996 among MFS Communications Company, Inc., MFS Global Internet Services, Inc. and UUNET Technologies, Inc.(13)

  3.1  Restated Certificate of Incorporation(1)

  3.2  Amendment No. 1 to Restated Certificate of Incorporation(2)

  3.3  Amendment No. 2 to Restated Certificate of Incorporation(3)

  3.4  By-laws(4)

  4.1  Specimen Common Stock Certificate(13)

  5.1  Opinion of Willkie Farr & Gallagher(13)

  8.1  Opinion of Skadden, Arps, Slate, Meagher & Flom

  8.2  Opinion of Heller Ehrman White & McAuliffe

  9.1 Stockholder Option, Voting and Proxy Agreement, dated as of April 29, 1996, among MFS Communications Company, Inc. MFS Global Internet Services, Inc. and certain stockholders of UUNET Technologies, Inc.(13)

  9.2  Amendment to Stockholder Option, Voting and Proxy Agreement(13)

 10.1 Rights Agreement, Dated as of September 30, 1995, between MFS and Continental Stock Transfer & Trust Company as Rights Agent, which includes the Form of Certificate of Designation, Preferences and Rights of Series C Junior Participating Preferred Stock of MFS, as Exhibit A, the Form of Rights Certificate, as Exhibit B, and Summary of Rights to Purchase Preferred Stock, as Exhibit C(5)

 10.2 Credit Agreement, dated as of April 14, 1995, among MFS, the banks listed on the signature page thereto, Chemical Bank as Administrative Agent and Bankers Trust Company, as Documentation Agent(6)

 10.3 Credit Agreement, dated as of April 14, 1995, among MFS Telecom, Inc., the banks listed on the signature page thereto, Chemical Bank as Administrative Agent and Bankers Trust Company, as Documentation Agent(7)

 10.4 Registration Rights Agreement, dated as of September 28, 1995, among MFS, William L. Grewcock and Walter Scott, Jr.(8)

 10.5  The 1992 Stock Plan of MFS(9)

 10.6 The 1993 Stock Plan of MFS, as amended and restated on July 24, 1995 and further amended and restated as of December 15, 1995(12)

 10.7 The 1995 Deferred Stock Purchase Plan of MFS, as amended and restated on August 28, 1995(12)

 10.8 Instrument of Amendment to the 1995 Deferred Stock Purchase Plan of MFS, as amended and restated on August 28, 1995(12)

 10.9  The 1996 Employee Stock Bonus Plan of MFS(12)

 10.10 MFS' 401(k) Plan(10)

 10.11 Form of Indemnification Agreement between MFS and Kiewit Diversified Group(11)

 10.12 Indemnification Agreement between MFS and John W. Sidgmore(13)

 10.13 Indemnification Agreement between MFS and Richard L. Adams, Jr.(13)

 11 Statement computing consolidated net loss per share applicable to common stockholders(12)

 21    Subsidiaries of the Registrant(12)

 23.1  Consent of Coopers & Lybrand L.L.P.

 23.2  Consent of Arthur Andersen LLP

 23.4  Consent of Willkie Farr & Gallagher (included in Exhibit 5.1)(13)

EXHIBIT NO.

 23.5   Consent of John W. Sidgmore(13)

 23.6   Consent of Richard L. Adams, Jr.(13)

 23.7   Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit
        5.2)

 23.8   Consent of Heller Ehrman White & McAuliffe (included in Exhibit 5.3)

 24     Power of Attorney(13)
- --------
 (1) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File no. 33-59358) as amended, originally filed with the Securities and Exchange Commission on March 11, 1993.
 (2) Incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as filed with the Securities and Exchange Commission on March 31, 1995.
 (3) Incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, dated September 30, 1995.
 (4) Incorporated herein by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K, dated September 30, 1995.
 (5) Incorporated by reference to Exhibit No. 1 to the Registrant's Current Report on Form 8-K/A Amendment No. 1, dated November 21, 1995.
 (6) Incorporated by reference to Exhibit No. 10.1 to the Registrant's Current Report on Form 8-K, dated April 27, 1995.
 (7) Incorporated by reference to Exhibit No. 10.2 to the Registrant's Current Report on Form 8-K, dated April 27, 1995.
 (8) Incorporated by reference to Exhibit No. 10.3 to the Registrant's Current Report on Form 8-K, dated September 30, 1995.
 (9) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File no. 33-59358) as amended, originally filed with the Securities and Exchange Commission on March 11, 1993.
(10) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File no. 33-59358) as amended, originally filed with the Securities and Exchange Commission on March 11, 1993.
(11) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File no. 33-59358) as amended, originally filed with the Securities and Exchange Commission on March 11, 1993.
(12) Incorporated herein by reference to the same exhibit number contained in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.
(13) Previously filed.

ITEM 22. UNDERTAKINGS

  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  The undersigned registrant hereby undertakes as follows:

    (a) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

    (b) the registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OMAHA, STATE OF NEBRASKA, ON JULY 11, 1996.

                                          MFS Communications Company, Inc.

                                          By:       /s/ James Q. Crowe
                                              ---------------------------------
                                                      James Q. Crowe
                                                   Chairman of the Board

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

               SIGNATURE                         TITLE                   DATE
               ---------                         -----                   ----
           /s/ James Q. Crowe           Chairman of the Board           July 11, 1996
 --------------------------------------  and Chief Executive
             James Q. Crowe              Officer (Principal
                                         Executive Officer)

        /s/ R. Douglas Bradbury         Chief Financial Officer         July 11, 1996
 --------------------------------------  Executive Vice
          R. Douglas Bradbury            President, (Principal
                                         Financial Officer) and
                                         Director

          /s/ Robert J. Ludvik          Vice President and              July 11, 1996
 --------------------------------------  Controller (Principal
            Robert J. Ludvik             Accounting Officer)


                   *                            Director                July 11, 1996
 --------------------------------------
             Howard Gimbel


                   *                            Director                July 11, 1996
 --------------------------------------
            Royce J. Holland


                   *                            Director                July 11, 1996
 --------------------------------------
          William L. Grewcock


                   *                            Director                July 11, 1996
 --------------------------------------
            Richard R. Jaros

               SIGNATURE                  TITLE           DATE
               ---------                  -----           ----


                   *                    Director         July 11, 1996
 --------------------------------------
            Robert E. Julian


                   *                    Director         July 11, 1996
 --------------------------------------
            David C. McCourt


                   *                    Director         July 11, 1996
 --------------------------------------
           Ronald W. Roskens


                   *                    Director         July 11, 1996
 --------------------------------------
           Walter Scott, Jr.


                   *                    Director         July 11, 1996
 --------------------------------------
           Kenneth E. Stinson


                   *                    Director         July 11, 1996
 --------------------------------------
           Michael B. Yanney

 *       /s/ James Q. Crowe
  -------------------------------------
         James Q. Crowe
        Attorney-in-fact